Exhibit 99.1

SECOND AMENDED AND RESTATED

LOAN AND SECURITY AGREEMENT

by and among

OFFICEMAX INCORPORATED

OFFICEMAX NORTH AMERICA, INC.

BIZMART, INC.

BIZMART (TEXAS), INC.

as US Borrowers

GRAND & TOY LIMITED/GRAND & TOY LIMITÉE

as Canadian Borrower

OFFICEMAX PUERTO RICO, INC.

as Puerto Rico Borrower

and

OFFICEMAX CORP.

PICABO HOLDINGS, INC.

OFFICEMAX NEVADA COMPANY

OFFICEMAX SOUTHERN COMPANY

OMX, INC.

HONOLULU PAPER COMPANY, LIMITED

RELIABLE EXPRESS CORPORATION

as Guarantors

THE LENDERS AND ISSUING BANK FROM TIME TO TIME PARTY HERETO

WELLS FARGO BANK, NATIONAL ASSOCIATION

as Administrative Agent

BANK OF AMERICA, N.A.

as Syndication Agent

JPMORGAN CHASE BANK, N.A.

as Documentation Agent

WELLS FARGO CAPITAL FINANCE, LLC

MERRILL LYNCH, PIERCE FENNER & SMITH INCORPORATED

J. P. MORGAN SECURITIES LLC.

as Joint Lead Arrangers and Joint Bookrunners

Dated: October 7, 2011

TABLE OF CONTENTS

SECTION 1.	DEFINITIONS	2

SECTION 2.	CREDIT FACILITIES	47

2.1	Revolving Loans	47
2.2	Swing Line Loans	48
2.3	Letters of Credit	50
2.4	Requests for Borrowings	52
2.5	Commitments	53
2.6	Increase or Decrease in Maximum Credit	53

SECTION 3.	INTEREST AND FEES	55

3.1	Interest	55
3.2	Fees	58
3.3	Changes in Laws and Increased Costs of Loans	60

SECTION 4.	CONDITIONS PRECEDENT	61

4.1	Conditions Precedent to Effectiveness of this Agreement	61
4.2	Conditions Precedent to All Loans and Letters of Credit	63

SECTION 5.	GRANT AND PERFECTION OF SECURITY INTEREST	63

5.1	Grant of Security Interest	63
5.2	Perfection of Security Interests	65
5.3	Special Provisions Relating to Collateral; Excluded Property	68

SECTION 6.	COLLECTION AND ADMINISTRATION	69

6.1	Borrowers’ Loan Accounts	69
6.2	Statements	69
6.3	Cash Management; Collection of Proceeds of Collateral	70
6.4	Payments	71
6.5	Taxes	73
6.6	Authorization to Make Loans	75
6.7	Use of Proceeds	76
6.8	Appointment of Administrative Borrower as Agent for Requesting Loans and Receipts of Loans and Statements	76
6.9	Pro Rata Treatment	76
6.10	Sharing of Payments, Etc.	77
6.11	Settlement Procedures	77
6.12	Promissory Notes	81
6.13	Obligations Several; Independent Nature of Lenders’ Rights	81
6.14	Bank Products	82

SECTION 7.	COLLATERAL REPORTING AND COVENANTS	82

7.1	Collateral Reporting	82

i

7.2	Accounts Covenants	84
7.3	Inventory Covenants	85
7.4	Power of Attorney	86
7.5	Right to Cure	87
7.6	Access to Premises	87

SECTION 8.	REPRESENTATIONS AND WARRANTIES	87

8.1	Corporate Existence, Power and Authority	87
8.2	Name; State of Organization; Chief Executive Office; Collateral Locations	88
8.3	Financial Statements; No Material Adverse Change	88
8.4	Priority of Liens; Title to Properties	89
8.5	Tax Returns	89
8.6	Litigation	89
8.7	Compliance with Other Agreements and Applicable Laws	89
8.8	Environmental Compliance	90
8.9	Employee Benefits	90
8.10	Bank Accounts	92
8.11	Intellectual Property	92
8.12	Subsidiaries; Affiliates; Capitalization; Solvency	92
8.13	Labor Disputes	93
8.14	Restrictions on Subsidiaries	93
8.15	Material Contracts	94
8.16	Credit Card Agreements	94
8.17	Interrelated Businesses	94
8.18	Payable Practices	94
8.19	OFAC	95
8.20	Anti-Terrorism Laws	95
8.21	Accuracy and Completeness of Information	95
8.22	Survival of Warranties; Cumulative	95

SECTION 9.	AFFIRMATIVE AND NEGATIVE COVENANTS	96

9.1	Maintenance of Existence	96
9.2	New Collateral Locations	96
9.3	Compliance with Laws, Regulations, Etc.	96
9.4	Payment of Taxes and Claims	97
9.5	Insurance	97
9.6	Financial Statements and Other Information	98
9.7	Sale of Assets, Consolidation, Merger, Amalgamation, Dissolution, Etc.	100
9.8	Encumbrances	102
9.9	Indebtedness	104
9.10	Investments	107
9.11	Restricted Payments	107
9.12	Transactions with Affiliates	108
9.13	Compliance with ERISA; Canadian Pension Plans	108
9.14	End of Fiscal Years; Fiscal Quarters	109
9.15	Change in Business	109
9.16	Limitation of Restrictions Affecting Subsidiaries	109
9.17	Minimum Excess Availability	110
9.18	License Agreements	110

9.19	Credit Card Agreements	111
9.20	Modifications of Indebtedness, Organizational Documents and Certain Other Agreements; Certain Payments of Indebtedness, Etc.	111
9.21	Inactive Subsidiaries	112
9.22	Foreign Assets Control Regulations, Etc.	112
9.23	Costs and Expenses	112
9.24	Further Assurances	113
9.25	Applications under Insolvency Statutes	114

SECTION 10.	EVENTS OF DEFAULT AND REMEDIES	114

10.1	Events of Default	114
10.2	Remedies	117

SECTION 11.	JURY TRIAL WAIVER; OTHER WAIVERS AND CONSENTS; GOVERNING LAW	121

11.1	Governing Law; Choice of Forum; Service of Process; Jury Trial Waiver	121
11.2	Waiver of Notices	122
11.3	Amendments and Waivers	122
11.4	Waiver of Counterclaims	124
11.5	Indemnification	124
11.6	Currency Indemnity	125

SECTION 12.	THE AGENT	125

12.1	Appointment, Powers and Immunities	125
12.2	Reliance by Agent	125
12.3	Appointment for the Province of Québec	126
12.4	Events of Default	126
12.5	Wells Fargo in its Individual Capacity	127
12.6	Indemnification	127
12.7	Non-Reliance on Agent and Other Lenders	127
12.8	Failure to Act	128
12.9	Additional Loans	128
12.10	Concerning the Collateral and the Related Financing Agreements	128
12.11	Field Audit, Examination Reports and other Information; Disclaimer by Lenders	128
12.12	Collateral Matters	129
12.13	Agency for Perfection	130
12.14	Agent May File Proofs of Claim	131
12.15	Successor Agent	131
12.16	Legal Representation of Agent	131
12.17	Other Agent Designations	132
12.18	Delegation of Duties	132

SECTION 13.	TERM OF AGREEMENT; MISCELLANEOUS	132

13.1	Term	132
13.2	Interpretative Provisions	133
13.3	Notices	135
13.4	Partial Invalidity	136

13.5	Confidentiality	136
13.6	Successors	137
13.7	Assignments; Participations	137
13.8	Entire Agreement	139
13.9	USA Patriot Act	139
13.10	Counterparts, Etc.	140
13.11	Anti-Money Laundering Legislation	140

SECTION 14.	ACKNOWLEDGMENT AND RESTATEMENT	140

14.1	Existing Obligations	140
14.2	Acknowledgment of Security Interests	141
14.3	Existing Agreements	141
14.4	Restatement	141

INDEX

TO

EXHIBITS AND SCHEDULES

Exhibit A	Form of Assignment and Acceptance

Exhibit B	Form of Borrowing Base Certificate

Exhibit C	Form of Compliance Certificate

Exhibit D-1	Form of Promissory Note

Exhibit D-2	Form of Swing Line Note

Exhibit E	Form of Credit Card Notifications

Schedule 1.29	Canadian Commitments

Schedule 1.209	US Commitments

v

SECOND AMENDED AND RESTATED

LOAN AND SECURITY AGREEMENT

This Second Amended and Restated Loan and Security Agreement (“Agreement”) dated October 7, 2011 is entered into by and among OfficeMax Incorporated, a Delaware corporation (“Parent”), OfficeMax North America, Inc., an Ohio corporation (“North America”), BizMart, Inc., a Delaware corporation (“BizMart”), BizMart (Texas), Inc., a Delaware corporation (“BizMart Texas” and together with Parent, North America and BizMart, each individually a “US Borrower” and collectively, “US Borrowers” as hereinafter further defined), Grand & Toy Limited/Grand & Toy Limitée, an Ontario corporation (a “Canadian Borrower” as hereinafter further defined), OfficeMax Puerto Rico, Inc., a Puerto Rico corporation (a “Puerto Rico Borrower” as hereinafter further defined), OfficeMax Corp., an Ohio corporation (“Ohio”), Picabo Holdings, Inc., a Delaware corporation (“Picabo”), OfficeMax Nevada Company, a Nevada corporation (“Nevada”), OfficeMax Southern Company, a Louisiana partnership (“Southern”) OMX, Inc., a Nevada corporation (“OMX”), Honolulu Paper Company, Limited, a Hawaii corporation (“Honolulu”) and Reliable Express Corporation, a Delaware corporation (“Reliable”, and together with Ohio, Picabo, Nevada, Southern, OMX and Honolulu, each individually a “Guarantor” and collectively, “Guarantors” as hereinafter further defined), the parties hereto from time to time as lenders, whether by execution of this Agreement or an Assignment and Acceptance (each individually, a “Lender” and collectively, “Lenders” as hereinafter further defined), Wells Fargo Bank, National Association, a national banking association, in its capacity as agent for Lenders (in such capacity, “Agent” as hereinafter further defined), as Joint Lead Arranger and Joint Bookrunner, Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Joint Lead Arranger and Joint Bookrunner, and JPMorgan Securities LLC, as Joint Lead Arranger and Joint Bookrunner.

W I T N E S S E T H:

WHEREAS, US Borrowers and Guarantors are parties to the Amended and Restated Loan and Security Agreement, dated July 12, 2007, by and among them, Agent and the lenders party thereto, pursuant to which such lenders have made loans and provided other financial accommodations to US Borrowers, Honolulu and Reliable (the “US Existing Agreement”);

WHEREAS, Canadian Borrower is party to the Loan and Security Agreement, dated September 30, 2009, by and among it, Wachovia Capital Finance Corporation (Canada), now known as Wells Fargo Capital Finance Corporation Canada (as successor to Wachovia Capital Finance Corporation (Canada)) and the lenders party thereto, pursuant to which such lenders have made loans and provided other financial accommodations to Canadian Borrower (the “Canadian Existing Agreement”, and together with the US Existing Agreement, collectively, the “Existing Agreements”);

WHEREAS, Borrowers and Guarantors have requested that Agent and Lenders amend and restate the Existing Agreements, as amended, pursuant to and in accordance with the terms and conditions set forth herein; and

WHEREAS, each Lender is willing to agree (severally and not jointly) to amend and restate the Existing Agreements and to make such loans and provide such financial accommodations to Borrowers on a pro rata basis according to its Commitment (as defined below) on the terms and conditions set forth herein and Agent is willing to act as agent for Lenders on the terms and conditions set forth herein and the other Financing Agreements.

NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

SECTION 1. DEFINITIONS

For purposes of this Agreement, the following terms shall have the respective meanings given to them below:

1.1 “Accounts” shall mean, as to each Borrower, all present and future rights of such Borrower to payment of a monetary obligation, whether or not earned by performance, which is not evidenced by chattel paper or an instrument, (a) for property that has been or is to be sold, leased, licensed, assigned, or otherwise disposed of, (b) for services rendered or to be rendered, (c) for a secondary obligation incurred or to be incurred, or (d) arising out of the use of a credit card, debit card or other charge card or information contained on or for use with the card.

1.2 “Acquired Business” shall have the meaning given such term in the definition of the term “Permitted Acquisitions” contained herein.

1.3 “Adjusted Eurodollar Rate” shall mean, with respect to each Interest Period for any Eurodollar Rate Loan comprising part of the same borrowing (including conversions, extensions and renewals), the rate per annum determined by dividing (a) the London Interbank Offered Rate for such Interest Period by (b) a percentage equal to (i) one (1) minus (ii) the Reserve Percentage. For purposes hereof, “Reserve Percentage” shall mean for any day, that percentage (expressed as a decimal) which is in effect from time to time under Regulation D of the Board of Governors of the Federal Reserve System (or any successor), as such regulation may be amended from time to time or any successor regulation, as the maximum reserve requirement (including, without limitation, any basic, supplemental, emergency, special, or marginal reserves) applicable with respect to Eurocurrency liabilities as that term is defined in Regulation D (or against any other category of liabilities that includes deposits by reference to which the interest rate of Eurodollar Rate Loans is determined), whether or not any Lender has any Eurocurrency liabilities subject to such reserve requirement at that time. Eurodollar Rate Loans shall be deemed to constitute Eurocurrency liabilities and as such shall be deemed subject to reserve requirements without benefits of credits for proration, exceptions or offsets that may be available from time to time to a Lender. The Adjusted Eurodollar Rate shall be adjusted automatically on and as of the effective date of any change in the Reserve Percentage.

1.4 “Administrative Borrower” shall mean OfficeMax Incorporated, a Delaware corporation, in its capacity as Administrative Borrower on behalf of itself and the other Borrowers pursuant to Section 6.8 hereof and its successors and assigns in such capacity.

1.5 “Affiliate” shall mean, with respect to a specified Person, any other Person which directly or indirectly, through one or more intermediaries, controls or is controlled by or is under common control with such Person, and without limiting the generality of the foregoing, includes (a) any Person which beneficially owns or holds five (5%) percent or more of any class of Voting Stock of such Person or other equity interests in such Person, (b) any Person of which such Person beneficially owns or holds five (5%) percent or more of any class of Voting Stock or in which such Person beneficially owns or holds five (5%) percent or more of the equity interests and (c) any director or executive officer of such Person. For the purposes of this definition, the term “control” (including with correlative meanings, the terms “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of Voting Stock, by agreement or otherwise.

1.6 “Agent” shall mean Wells Fargo Bank, National Association, in its capacity as agent on behalf of Lenders pursuant to the terms hereof and any replacement or successor agent hereunder.

1.7 “Agent Payment Account” shall mean, as to US Borrowers, the US Payment Account, as to Canadian Borrowers, the Canadian Payment Account and as to Puerto Rico Borrowers, the Puerto Rico Payment Account.

1.8 “Applicable Margin” shall mean, at any time during any three (3) calendar month period, as to the interest rate for Base Rate Loans, Canadian BA Rate Loans and Eurodollar Rate Loans, the applicable percentage (on a per annum basis) set forth below if the Quarterly Average Excess Availability for the immediately preceding three (3) calendar month period is at or within the amounts indicated for such percentage as of the last day of the immediately preceding three (3) calendar month period:

Tier	Quarterly Average Excess Availability	Applicable Eurodollar Rate Margin	Applicable Base Rate Margin	Applicable Canadian BA Rate Margin	Applicable Canadian Base Rate Margin
1	Greater than or equal to $325,000,000	1.75%	0.75%	1.75%	0.75%
2	Greater than or equal to $175,000,000 but less than $325,000,000	2.00%	1.00%	2.00%	1.00%
3	Less than $175,000,000	2.25%	1.25%	2.25%	1.25%

provided, that, (i) the Applicable Margin shall be calculated and established once every three (3) calendar months commencing on January 1, 2012 and shall remain in effect until adjusted thereafter after the end of such three (3) calendar month period, (ii) each adjustment of the Applicable Margin shall be effective as of the first day of each such three (3) calendar month period (i.e. January 1, April 1, July 1 and October 1 of each year) based on the Quarterly Average Excess Availability for the immediately preceding three (3) calendar month period and (iii) the Applicable Margin from the date hereof through December 31, 2011 shall be the applicable percentage set forth in the chart above determined based on the Excess Availability as of the date hereof (after giving effect to any Loans and Letters of Credit made or outstanding on the date hereof), rather than the Quarterly Average Excess Availability. In the event that at any time after the end of a three (3) calendar month period the Quarterly Average Excess Availability used for the determination of the Applicable Margin for such three (3) calendar month period was greater than the actual amount of the Quarterly Average Excess Availability that should have been used for the determination of the Applicable Margin for such three (3) calendar month period, the Applicable Margin for such three (3) calendar month period shall be adjusted to the applicable percentage based on such actual Quarterly Average Excess Availability and any additional interest for the applicable period as a result of such recalculation shall be promptly paid to Agent. In the event that at any time after the end of a three (3) calendar month period the Quarterly Average Excess Availability used for the determination of the Applicable Margin was less than the actual amount of the Quarterly Average Excess Availability that should have been used for such three (3) calendar month period, the Applicable Margin for such three (3) calendar month period shall be adjusted to the applicable percentage based on such actual Quarterly Average Excess Availability and any reduction in interest for the applicable period as a result of such recalculation shall be promptly credited to the loan account of the applicable Borrower. The foregoing shall not be construed to limit the rights of Agent and Lenders with respect to the amount of interest payable after a Default or Event of Default whether based on such recalculated percentage or otherwise.

1.9 “Arrangers” shall mean, collectively, WFCF, Merrill Lynch, Pierce, Fenner & Smith Incorporated and JPMorgan Securities, LLC, and their respective successors and assigns.

1.10 “Assignment and Acceptance” shall mean an Assignment and Acceptance substantially in the form of Exhibit A attached hereto (with blanks appropriately completed) delivered to Agent in connection with an assignment of a Lender’s interest hereunder in accordance with the provisions of Section 13.7 hereof.

1.11 “Bank Product Provider” shall mean any Lender, Affiliate of any Lender or other financial institution (in each case as to any financial institution other than any Lender or an Affiliate of any Lender to the extent approved by Agent) that provides any Bank Products to Borrowers or Guarantors.

1.12 “Bank Products” shall mean any one or more of the following types or services or facilities provided to a Borrower by Agent or a Bank Product Provider: (a) credit cards or stored value cards, or purchase cards, travel cards, entertainment cards and credit card processing services, or (b) cash management or related services, including (i) the automated clearinghouse transfer of funds for the account of a Borrower pursuant to agreement or other electronic funds transfer services or overdraft for any accounts of Borrowers maintained at Agent or any Bank Product Provider that are subject to the control of Agent pursuant to any Deposit Account Control Agreement to which Agent, such Affiliate of Agent, Lender or Affiliate of Lender is a party, as applicable, (ii) controlled disbursement services, (c) Hedge Agreements if and to the extent permitted hereunder, (d) supply chain finance services, including trade payable services and supplier account receivable purchases, and (e) factoring, including any Accounts of a Borrower or Guarantor that are factored or sold by such Borrower or Guarantor to Wells Fargo or any of its Affiliates pursuant to a factoring or similar arrangement. Any of the foregoing shall only be included in the definition of the term “Bank Products” to the extent that the Lender, its Affiliate or the other financial institution has been approved by Agent. All parties hereto as Lenders as of the Closing Date are so approved.

1.13 “Bankruptcy Code” shall mean the United States Bankruptcy Code, being Title 11 of the United States Code, as the same now exists or may from time to time hereafter be amended, modified, recodified or supplemented, together with all official rules, regulations and interpretations thereunder or related thereto.

1.14 “Base Rate Loans” shall mean US Base Rate Loans and Canadian Base Rate Loans. All Swing Line Loans shall be Base Rate Loans.

1.15 “BIA” shall mean the Bankruptcy and Insolvency Act (Canada), R.S.C. 1985, c. B-3, as the same now exists or may from time to time hereafter be amended, modified, recodified or supplemented, together with all official rules, regulations and interpretations thereunder or related thereto.

1.16 “Blocked Accounts” shall have the meaning set forth in Section 6.3 hereof.

1.17 “Boise Investment” shall mean the $175,000,000 equity of Parent in Boise Cascade Holdings, L.L.C. existing as of the Closing Date, and any undistributed dividend payments to Parent with respect thereto and related rights.

1.18 “Borrowers” shall mean, collectively, the following (together with their respective successors and assigns): (a) US Borrowers, (b) Canadian Borrowers, (c) Puerto Rico Borrowers, and (d) any other Person that at any time after the date hereof becomes a US Borrower, Canadian Borrower or Puerto Rico Borrower hereunder; each sometimes being referred to herein individually as a “Borrower”.

1.19 “Borrowing Base” shall mean the sum of the US Borrowing Base, the Canadian Borrowing Base and the Puerto Rico Borrowing Base.

1.20 “Borrowing Base Certificate” shall mean, with respect to each of the US Borrowing Base, the Canadian Borrowing Base and the Puerto Rico Borrowing Base, a certificate substantially in the form of Exhibit B hereto, as such form may from time to time be modified by Agent, which is duly completed (including all schedules thereto) and executed by a Responsible Officer of Borrowers acceptable to Agent and delivered to Agent.

1.21 “Business Day” shall mean (a) in connection with any Loans or Letters of Credit made or provided to Canadian Borrowers, or other matters related exclusively to Canadian Borrowers, any day (i) other than a Saturday, Sunday or other day on which commercial banks are authorized or required to close under the laws of the State of New York or the State of Massachusetts or the Province of Ontario, and (ii) on which Agent’s Boston office and Canadian Issuing Bank’s main Toronto office are open for the transaction of business and (b) in connection with any Loans or Letters of Credit made or provided to US Borrowers or Puerto Rico Borrowers, any day (i) other than a Saturday, Sunday, or other day on which commercial banks are authorized or required to close under the laws of the State of New York or the State of Massachusetts, and (ii) on which Agent’s Boston office is open for the transaction of business; provided, that, in any case (whether under clause (a) or (b) of this definition or otherwise), if a determination of a Business Day shall relate to any Eurodollar Rate Loans, the term Business Day shall also exclude any day on which banks are closed for dealings in dollar deposits in the London interbank market or other applicable Eurodollar Rate market.

1.22 “Canadian Anti-Terrorism Laws” shall mean any Canadian Federal, Provincial or Territorial laws relating to terrorism, money laundering, government sanctions and know-your-client requirements, including, without limitation, the Proceeds of Crime (Money Laundering) and Terrorism Financing Act (Canada) and the regulations promulgated thereunder.

1.23 “Canadian BA Rate” shall mean the interest rate per annum equal to (a) with respect to any Canadian BA Rate Loan made by a Lender listed in Schedule I to the Bank Act (Canada), the CDOR Rate for the Interest Period applicable to such Canadian BA Rate Loan; and (b) with respect to any Canadian BA Rate Loan made by any other Lender, the interest rate at which such Lender is prepared to purchase bankers’ acceptances for the Interest Period applicable to such Canadian BA Rate Loan (such interest rate not to exceed the sum of (i) CDOR Rate for the same Interest Period plus (ii) one-tenth of one percent (0.1%) per annum).

1.24 “Canadian BA Rate Loans” shall mean any Canadian Dollar Loans or portion thereof on which interest is payable based on the Canadian BA Rate in accordance with the terms hereof.

1.25 “Canadian Base Rate” shall mean, at any time, the annual rate of interest equal to the greater of (a) the rate from time to time publicly announced by Canadian Reference Bank as its “prime rate” in effect for determining interest rates on Canadian Dollar denominated commercial loans in Canada, subject to each increase or decrease in such prime rate, effective as of the day any such change occurs, whether or not such announced rate is the best rate available at such bank, or (b) the rate of interest equal to the sum of the 30-day CDOR Rate at such time plus one-half (0.5%) percent per annum.

1.26 “Canadian Base Rate Loans” shall mean any Loans or portion thereof on which interest is payable based on the Canadian Base Rate in accordance with the terms thereof.

1.27 “Canadian Borrowers” shall mean, collectively, the following (together with their respective successors and permitted assigns): (a) Grand & Toy Limited/Grand & Toy Limitée, an Ontario corporation, and (b) any other Person incorporated or formed under the laws of Canada or any Province or Territory thereof that at any time after the date hereof becomes a Canadian Borrower hereunder; each sometimes being referred to herein individually as a “Canadian Borrower”.

1.28 “Canadian Borrowing Base” shall mean, at any time, as to Canadian Borrowers, the amount equal to the US Dollar Equivalent of:

(a) ninety (90%) percent multiplied by the Eligible Credit Card Receivables of Canadian Borrowers;

plus

(b) ninety (90%) percent multiplied by the Eligible Trade Receivables of Canadian Borrowers;

plus

(c) the amount equal to ninety (90%) percent of the Net Recovery Percentage of the Eligible Inventory of Canadian Borrowers multiplied by the value of such Eligible Inventory (other than Eligible LC Inventory);

plus

(d) the amount equal to ninety (90%) percent of the Net Recovery Percentage of Eligible LC Inventory of Canadian Borrowers multiplied by value of such Eligible LC Inventory;

minus

(e) the amount of Reserves attributable to Canadian Borrowers.

1.29 “Canadian Commitment” shall mean, at any time, as to each Lender, the principal amount set forth on Schedule 1.29 hereto designated as the Canadian Commitment of such Lender or on Schedule 1 to the Assignment and Acceptance Agreement pursuant to which such Lender became a Lender hereunder in accordance with the provisions of Section 13.7 hereof, as the same may be adjusted from time to time in accordance with the terms hereof; sometimes being collectively referred to herein as “Canadian Commitments”.

1.30 “Canadian Credit Facility” shall mean the Loans and Letters of Credit provided to or for the benefit of Canadian Borrowers pursuant to Section 2 hereof.

1.31 “Canadian Dollar Loans” shall mean any Loans or portion thereof which are denominated in Canadian Dollars.

1.32 “Canadian Dollars” and “C$” shall each mean the lawful currency of Canada.

1.33 “Canadian Excess Availability” shall mean the amount, calculated at any date, equal to the US Dollar Equivalent of: (a) the lesser of: (i) the Canadian Borrowing Base and (ii) the Canadian Loan Limit, minus (b) the sum of: (i) the amount of all then outstanding and unpaid Obligations in respect of the Canadian Loans and outstanding Canadian Letter of Credit Obligations.

1.34 “Canadian Guarantors” shall mean, collectively, any Restricted Subsidiary of Parent incorporated under the laws of Canada or any Province or Territory thereof that at any time after the date hereof becomes party to a guarantee in favor of Agent or any Lender in respect of or otherwise liable on or with respect to the Canadian Obligations or that is the owner of any property which is security for the Canadian Obligations, together with their respective successors and permitted assigns; provided, that Inactive Subsidiaries, Restricted Subsidiaries of Parent not incorporated under the laws of Canada or any Province or Territory thereof, Foreign Subsidiaries and Unrestricted Subsidiaries shall not be required to be Canadian Guarantors; each sometimes being referred to herein individually as a “Canadian Guarantor”.

1.35 “Canadian Issuing Bank” shall mean Bank of Montreal, Wells Fargo Canada, other affiliates of Wells Fargo, any Lender or any other financial institution that is approved by Agent (which shall approve any Lender unless Agent determines that such Lender is not reasonably acceptable) that shall issue a Canadian Letter of Credit and has agreed to be subject to the terms hereof as a Canadian Issuing Bank.

1.36 “Canadian Lenders” shall mean the financial institutions who are signatories hereto as Canadian Lenders and other persons made a party to this Agreement as a Canadian Lender in accordance with Section 13.7 hereof, and their respective successors and permitted assigns; each sometimes being referred to herein individually as a “Canadian Lender”.

1.37 “Canadian Letter of Credit Limit” shall mean the US Dollar Equivalent of $10,000,000.

1.38 “Canadian Letter of Credit Obligations” shall mean, at any time, the sum of the US Dollar Equivalent of (a) the aggregate undrawn amount of all Canadian Letters of Credit outstanding at such time, plus (b) the aggregate amount of all drawings under Canadian Letters of Credit for which Canadian Issuing Bank has not at such time been reimbursed, plus (c) without duplication, the aggregate amount of all payments made by each Lender to Canadian Issuing Bank with respect to such Lender’s participation in Canadian Letters of Credit as provided in Section 2.3 hereof for which Canadian Borrowers or Canadian Guarantors have not at such time reimbursed Lenders, whether by way of a Revolving Loan or otherwise.

1.39 “Canadian Letters of Credit” shall mean Letters of Credit issued pursuant to this Agreement for the account of a Canadian Borrower; each sometimes being referred to herein individually as a “Canadian Letter of Credit”.

1.40 “Canadian Loan Limit” shall mean the US Dollar Equivalent of $50,000,000.

1.41 “Canadian Loans” shall mean, collectively, Canadian Revolving Loans and Canadian Swing Line Loans.

1.42 “Canadian Obligations” shall mean (a) any and all Canadian Loans, Canadian Letter of Credit Obligations and all other obligations, liabilities and indebtedness of every kind, nature and description owing by any or all of Canadian Borrowers and Canadian Guarantors to Agent or any Lender or any Issuing Bank, under this Agreement or any other Financing Agreements or on account of Canadian Letter of Credit Obligations, including principal, interest, charges, fees, costs and expenses, however evidenced, whether as principal, surety, endorser, guarantor or otherwise, arising under this Agreement or any of the other Financing Agreements or on account of any Canadian Letter of Credit Obligations, whether now existing or hereafter arising, whether arising before, during or after the initial or any renewal term of this Agreement or after the commencement of any case with respect to such Canadian Borrower or Canadian Guarantor under the BIA, the CCAA, the Winding-Up and Restructuring Act (Canada), or any similar statute (including the payment of interest and other amounts which would accrue and become due but for the commencement of such case, whether or not such amounts are allowed or allowable in whole or in part in such case), whether direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, or secured or unsecured, (b) for purposes only of Section 5.1 hereof and subject to the priority in right of payment set forth in Section 6.4 hereof, all obligations, liabilities and indebtedness of every kind, nature and description owing by any or all of Canadian Borrowers or Canadian Guarantors to any Bank Product Provider arising under or pursuant to any Bank Products, whether now existing or hereafter arising; provided, that, (i) as to any such obligations, liabilities and indebtedness arising under or pursuant to a Hedge Agreement, the same shall only be included within the Canadian Obligations if upon Agent’s request, Agent shall have entered into an agreement, in form and substance satisfactory to Agent, with the Bank Product Provider that is a counterparty to such Hedge Agreement, as acknowledged and agreed to by Canadian Borrowers and Canadian Guarantors, providing for the delivery to Agent by such counterparty of information with respect to the amount of such obligations and providing for the other rights of Agent and such Bank

Product Provider in connection with such arrangements, (ii) any Bank Product Provider, other than Wells Fargo or Wells Fargo Canada and its Affiliates, shall have delivered written notice to Agent that (A) such Bank Product Provider has entered into a transaction to provide Bank Products to a Canadian Borrower or Canadian Guarantor and (B) the obligations arising pursuant to such Bank Products provided to such Canadian Borrower or Canadian Guarantor constitute Canadian Obligations entitled to the benefits of the security interest of Agent granted hereunder, and Agent shall have accepted such notice in writing and (iii) in no event shall any Bank Product Provider acting in such capacity to whom such obligations, liabilities or indebtedness are owing be deemed a Lender for purposes hereof to the extent of and as to such obligations, liabilities or indebtedness; except, that, each reference to the term “Lender” or “Secured Party” in Sections 12.1, 12.2, 12.3, 12.4(b), 12.7, 12.8, 12.9, 12.10, 12.13, 12.14 and 13.6 hereof, shall be deemed to include such Bank Product Provider and in no event shall the approval of any such person in its capacity as Bank Product Provider be required in connection with the release or termination of any security interest, lien or hypothec of Agent.

1.43 “Canadian Payment Account” shall mean account no. 5388221 (transit no. 10202) for Canadian Dollars of Wells Fargo Capital Finance Corporation Canada at TD Canada Trust and account no. 7387637 (transit no. 10202) for US Dollars of Wells Fargo Capital Finance Corporation Canada at TD Canada Trust or such other account of Wells Fargo Capital Finance Corporation Canada or Agent as Agent may from time to time designate to Administrative Borrower as the Canadian Payment Account for purposes of this Agreement and the other Financing Agreements.

1.44 “Canadian Pension Event” shall mean (a) the termination in whole or in part of any Canadian Pension Plan that contains a defined benefit provision, (b) a material change in the funded status of a Canadian Pension Plan, (c) the merger of a Canadian Pension Plan, of which a Borrower or a Guarantor is the administrator or plan sponsor, with another pension plan, where either plan contains a defined benefit provision and has at any time been funded by a trust, (d) a material change in the contribution rates payable by a Canadian Borrower to a Canadian Pension Plan, (e) the receipt by any Canadian Borrower of any notice concerning liability arising from the withdrawal or partial withdrawal of any Canadian Borrower or any other party from a Canadian Pension Plan, (f) the occurrence of an event under the Income Tax Act (Canada) that could reasonably be expected to affect the registered status of any Canadian Pension Plan, (g) the receipt by any Canadian Borrower of any order or notice of intention to issue an order from the applicable pension standards regulator or Canada Revenue Agency that could reasonably be expected to affect the registered status or cause the termination (in whole or in part) of any Canadian Pension Plan that contains a defined benefit provision, (h) the receipt of notice by a Canadian Borrower from the administrator, the funding agent or any other person of any failure to remit contributions to a Canadian Pension Plan by the applicable Canadian Borrower, (i) the adoption of any amendment to a Canadian Pension Plan that would require the provision of security pursuant to applicable law, (j) the issuance of either any order (including an order to remit delinquent contributions) or charges that may give rise to the imposition of any material fines or penalties in respect of any Canadian Pension Plan or the issuance of such material fines or penalties or (k) any other event or condition with respect to a Canadian Pension Plan that could reasonably be expected to result in (i) a lien, (ii) any acceleration of any statutory requirements to fund all or a substantial portion of the unfunded liabilities of such plan, or (iii) any liability of any Borrower or Guarantor in excess of the US Dollar Equivalent of $5,000,000.

1.45 “Canadian Pension Plan” shall mean any plan, program or arrangement that is a “registered pension plan” as defined in the Income Tax Act (Canada) or is subject to the funding requirements of applicable provincial or federal pension benefits standards legislation in any Canadian jurisdiction (whether or not registered under such legislation).

1.46 “Canadian Reference Bank” shall mean Bank of Montreal or such other bank listed in Schedule I of the Bank Act (Canada) as Agent may from time to time designate for such purpose.

1.47 “Canadian Resident” shall mean a Person that is resident in Canada or deemed to be resident in Canada for the purposes of Part XIII of the Income Tax Act (Canada) in respect of any amount paid or credited to such Person.

1.48 “Canadian Revolving Loans” shall mean the loans now or hereafter made by or on behalf of any Canadian Lender or by Agent for the account of any Canadian Lender to Canadian Borrowers on a revolving basis pursuant to the Credit Facility (involving advances, repayments and readvances) as set forth in Section 2.1 hereof.

1.49 “Canadian Subsidiaries” shall mean all Subsidiaries (other than Unrestricted Subsidiaries) of Parent incorporated or otherwise organized under the laws of Canada or any Province or Territory thereof; each sometimes being referred to herein individually as a “Canadian Subsidiary”.

1.50 “Canadian Swing Line Lender” shall mean Wells Fargo Canada, in its capacity as a lender of Canadian Swing Line Loans.

1.51 “Canadian Swing Line Loan Limit” shall mean the US Dollar Equivalent of $6,000,000.

1.52 “Canadian Swing Line Loans” shall mean loans now or hereafter made by Canadian Swing Line Lender to Canadian Borrowers on a revolving basis pursuant to the Credit Facility (involving advances, repayments and readvances) as set forth in Section 2.2 hereof.

1.53 “Capital Expenditures” shall mean with respect to any Person for any period the aggregate of all expenditures by such Person and its Subsidiaries made during such period that in accordance with GAAP are or should be included in “property, plant and equipment” or in a similar fixed asset account on its balance sheet, whether such expenditures are paid in cash or financed and including all obligations under Capital Leases paid or payable during such period.

1.54 “Capital Leases” shall mean, as applied to any Person, any lease of (or any agreement conveying the right to use) any property (whether real, personal or mixed) by such Person as lessee which in accordance with GAAP, is required to be reflected as a liability on the balance sheet of such Person.

1.55 “Capital Stock” shall mean, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated) of such Person’s capital stock or partnership, limited liability company or other equity interests at any time outstanding, and any and all rights, warrants or options exchangeable for or convertible into such capital stock or other interests (but excluding any debt security that is exchangeable for or convertible into such capital stock).

1.56 “Cash Dominion Event” shall mean, at any time, either (a) an Event of Default shall exist or (b) Excess Availability shall be less than twelve and one-half (12 1/2%) percent of the lesser of the Borrowing Base as of any date of the calculation thereof by Agent or the Maximum Credit.

1.57 “Cash Equivalents” shall mean, at any time, (a) any evidence of Indebtedness with a maturity date of one hundred twenty (120) days or less issued or directly and fully guaranteed or insured by the United States of America or Canada or any agency or instrumentality thereof; provided, that, the full faith and credit of the United States of America or Canada, as applicable, is pledged in support thereof; (b) certificates of deposit or bankers’ acceptances with a maturity of one hundred twenty (120) days or less of any financial institution that is a member of the Federal Reserve System having combined capital and surplus and undivided profits of not less than $1,000,000,000; (c) commercial paper (including variable rate demand notes) with a maturity of one hundred twenty (120) days or less issued by a corporation (except an Affiliate of any Borrower or Guarantor) organized under the laws of any State of the United States of America or the District of Columbia and rated at least A-1 by Standard & Poor’s Ratings Service, a division of The

McGraw-Hill Companies, Inc. or at least P-1 by Moody’s Investors Service, Inc.; (d) repurchase obligations with a term of not more than sixty (60) days for underlying securities of the types described in clause (a) above entered into with any financial institution having combined capital and surplus and undivided profits of not less than $1,000,000,000; (e) repurchase agreements and reverse repurchase agreements relating to marketable direct obligations issued or unconditionally guaranteed by the United States of America or issued by any governmental agency thereof and backed by the full faith and credit of the United States of America, in each case maturing within one hundred twenty (120) days or less from the date of acquisition; provided, that, the terms of such agreements comply with the guidelines set forth in the Federal Financial Agreements of Depository Institutions with Securities Dealers and Others, as adopted by the Comptroller of the Currency on October 31, 1985; and (f) investments in money market funds and mutual funds which invest substantially all of their assets in securities of the types described in clauses (a) through (e) above.

1.58 “CCAA” shall mean the Companies’ Creditors Arrangement Act, R.S.C. 1985, c.C-36, as the same now exists or may from time to time hereafter be amended, modified, recodified or supplemented, together with all official rules, regulations and interpretations thereunder or related thereto.

1.59 “CDOR Rate” shall mean, on any day, the annual rate of interest which is the rate equal to the average rate for 30 day Canadian Dollar bankers’ acceptances issued on such day for a term equal or comparable for the purpose of calculating the interest rate applicable as such rate appears on the “Reuters Screen CDOR Page” (as defined in the International Swaps and Derivatives Association, Inc. 2000, definitions, as modified and amended from time to time) rounded to the nearest 1/100th of 1% (with 0.005% being rounded up), as of 10:00 a.m. (Toronto, Ontario time) on such day, or if such day is not a Business Day, then on the immediately preceding Business Day; provided, that, if such rate does not appear on the Reuters Screen CDOR Page as contemplated, then the CDOR Rate on any day shall be the average of the rates applicable to 30 day Canadian Dollar bankers’ acceptances quoted by the Schedule I Canadian chartered banks as of 10:00 a.m. (Toronto, Ontario time) on such day, or if such day is not a Business Day, then on the immediately preceding Business Day.

1.60 “Change of Control” shall mean (a) the transfer (in one transaction or a series of transactions) of all or substantially all of the assets of any Borrower or Guarantor to any Person or group (as such term is used in Section 13(d)(3) of the Exchange Act), other than as permitted in Section 9.7 hereof; (b) the liquidation or dissolution of any Borrower or Guarantor or the adoption of a plan by the stockholders of any Borrower or Guarantor relating to the dissolution or liquidation of such Borrower or Guarantor, other than as permitted in Section 9.7 hereof; (c) the acquisition by any Person or group (as such term is used in Section 13(d)(3) of the Exchange Act) of more than thirty-five (35%) percent of beneficial ownership, directly or indirectly, of the voting power of the total outstanding Voting Stock of Parent or the Board of Directors of Parent; (d) during any period of two (2) consecutive years, individuals who at the beginning of such period constituted the Board of Directors of Parent (together with any new directors whose nomination for election by the stockholders of Parent was approved by a vote of at least a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of Parent then still in office; or (e) the failure of Parent to own directly or indirectly one hundred (100%) percent of the voting power of the total outstanding Voting Stock of any other Borrower or Guarantor, or in the case of any Person that becomes a Borrower or Guarantor after the date hereof pursuant to a Permitted Acquisition, as to such Borrower or Guarantor, the failure of Parent to own directly or indirectly a majority of the voting power of the total outstanding Voting Stock of such Borrower or Guarantor.

1.61 “Closing Date” shall mean October 7, 2011.

1.62 “Code” shall mean the Internal Revenue Code of 1986, as the same now exists or may from time to time hereafter be amended, modified, recodified or supplemented, together with all rules, regulations and interpretations thereunder or related thereto.

1.63 “Collateral” shall have the meaning set forth in Section 5 hereof.

1.64 “Collateral Access Agreement” shall mean an agreement in writing, in form and substance reasonably satisfactory to Agent, from any lessor of premises to any Borrower or Guarantor (and in the case of a Guarantor, only to the extent any Collateral is at such premises), or any other person to whom any Collateral is consigned or who has custody, control or possession of any such Collateral or is otherwise the owner or operator of any premises on which any of such Collateral is located, in favor of Agent with respect to the Collateral at such premises or otherwise in the custody, control or possession of such lessor, consignee or other person.

1.65 “Commercial Letter of Credit” shall mean any Letter of Credit consisting of a letter of credit issued for the purpose of providing the primary manner of payment for the purchase price of goods or services by a Borrower in the ordinary course of the business of such Borrower.

1.66 “Commitment” shall mean, at any time, as to any Lender, the aggregate of such Lender’s US Commitment and Canadian Commitment; sometimes being collectively referred to herein as “Commitments”.

1.67 “Consolidated Net Income” shall mean, with respect to any Person for any period, the aggregate of the net income (loss) of such Person and its Subsidiaries, on a consolidated basis, all as determined in accordance with GAAP, for such period (and as to Borrowers and Guarantors, excluding to the extent included therein any extraordinary, one-time or non-recurring gains or losses).

1.68 “Contract Division” shall mean, collectively, Parent and the Subsidiaries of Parent engaged principally in the marketing and sale of office supplies and paper, technology products and office furniture through field sales people, outbound telesales, catalogs, the internet and stores, as conducted as of the date hereof.

1.69 “Credit Card Agreements” shall mean all agreements relating to the issuance, servicing or processing of credit cards or debit cards, or the authorization, billing and/or payment procedures for credit cards or debit cards, now or hereafter entered into by any Borrower or for the benefit of any Borrower, in each case with any Credit Card Issuer or any Credit Card Processor, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, including, but not limited to, the agreements set forth on Schedule 8.16 to the Information Certificate; provided, that, the term “Credit Card Agreement” shall not include (a) any agreements with a person that is a Credit Card Issuer or Credit Card Processor if such person is not acting in such a capacity for purposes of the terms of such agreement, (b) marketing agreements, and (c) any agreements pursuant to which the Credit Card Issuer will issue cards to a Borrower or Borrower’s employees for their use to make purchases (e.g., purchase cards, travel cards).

1.70 “Credit Card Issuer” shall mean any person (other than a Borrower) who issues or whose members issue credit and/or debit cards, including, without limitation, (a) MasterCard or VISA bank credit or debit cards, (b) other bank credit or debit cards issued through MasterCard International, Inc., Visa, U.S.A., Inc. or Visa International and American Express, Discover, and (c) other non-bank credit or debit cards, including, without limitation, credit or debit cards issued by or through American Express Travel Related Services Company, Inc. and Novus Services, Inc.; provided, that, for purposes of this definition, the term “Credit Card Issuer” shall not include any person that may issue any of foregoing but is not acting in its capacity as such an issuer for purposes of the terms of this Agreement.

1.71 “Credit Card Processor” shall mean any servicing or processing agent or any factor or financial intermediary who facilitates, services, processes or manages the credit authorization, billing transfer and/or payment procedures with respect to any Borrower’s sales transactions involving credit card or debit card purchases by customers using credit cards or debit cards issued by any Credit Card Issuer; provided, that, for purposes of this definition, the term “Credit Card Processor” shall not include any person that may do any of foregoing but is not acting in its capacity as such a servicing or processing agent, factor or financial intermediary for purposes of the terms of this Agreement.

1.72 “Credit Card Notifications” shall mean, collectively, the notifications by Borrowers to Credit Card Issuers or Credit Card Processors who are parties to Credit Card Agreements substantially in the form of Exhibit E hereto, as the same may from time to time be amended, modified, supplemented, extended, renewed, restated or replaced; sometimes being referred to herein individually as a “Credit Card Notification”.

1.73 “Credit Facility” shall mean the Loans and Letters of Credit provided to or for the benefit of any Borrower pursuant to Sections 2.1, 2.2 and 2.3 hereof.

1.74 “Credit Card Receivables” shall mean, collectively, (a) all present and future rights of any Borrower or Guarantor to payment from any Credit Card Issuer, Credit Card Processor or other third party arising from sales of goods or rendition of services to customers who have purchased such goods or services using a credit or debit card and (b) all present and future rights of any Borrower or Guarantor to payment from any Credit Card Issuer, Credit Card Processor or other third party in connection with the sale or transfer of Accounts arising pursuant to the sale of goods or rendition of services to customers who have purchased such goods or services using a credit card or a debit card, including, but not limited to, all amounts at any time due or to become due from any Credit Card Issuer or Credit Card Processor under the Credit Card Agreements or otherwise.

1.75 “Currency Exchange Convention” shall mean in the calculation of the US Dollar Equivalent, a procedure used by Agent or a Lender to value in US Dollars (a) the obligations or assets of any Borrower or Guarantor that are originally measured in Canadian Dollars or any other currency and (b) any other amount expressed in Canadian Dollars or any other currency, other than US Dollars, in each case by using the Exchange Rate for the purchase of US Dollars with Canadian Dollars or such other currency, as the case may be.

1.76 “Default” shall mean an act, condition or event which with notice or passage of time or both would constitute an Event of Default.

1.77 “Defaulting Lender” shall have the meaning set forth in Section 6.11 hereof.

1.78 “Defined Benefit Plan” shall mean any Canadian Pension Plan that contains a “defined benefit provision” as defined in subsection 147.1(1) of the Income Tax Act (Canada).

1.79 “Deposit Account Control Agreement” shall mean an agreement in writing, in form and substance reasonably satisfactory to Agent, by and among Agent, the Borrower or Guarantor with a deposit account at any bank and the bank at which such deposit account is at any time maintained which provides that such bank will comply with instructions originated by Agent directing disposition of the funds in the deposit account without further consent by such Borrower or Guarantor and has such other terms and conditions as Agent may require.

1.80 “EBITDA” shall mean, as to any Person, with respect to any period, an amount equal to: (a) the Consolidated Net Income of such Person and its Subsidiaries for such period, plus (b) depreciation and amortization, plus (c) Interest Expense for such period (to the extent deducted in the computation of Consolidated Net Income of such Person), plus (d) the Provision for Taxes for such period (to the extent deducted in the computation of Consolidated Net Income of such Person).

1.81 “Eligible Credit Card Receivables” shall mean, as to each Borrower, Credit Card Receivables of such Borrower which are and continue to be acceptable to Agent based on the criteria set forth below. Credit Card Receivables shall be Eligible Credit Card Receivables if:

(a) such Credit Card Receivables arise from the actual and bona fide sale and delivery of goods or rendition of services by such Borrower in the ordinary course of the business of such Borrower which transactions are completed in accordance with the terms and provisions contained in any agreements binding on such Borrower or the other party or parties related thereto;

(b) such Credit Card Receivables are not past due (beyond any stated applicable grace period, if any, therefor) pursuant to the terms set forth in the Credit Card Agreements with the Credit Card Issuer or Credit Card Processor of the credit card or debit card used in the purchase which give rise to such Credit Card Receivables;

(c) such Credit Card Receivables are not unpaid more than five (5) Business Days after the date of the sale of Inventory giving rise to such Credit Card Receivables;

(d) all material procedures required by the Credit Card Issuer or the Credit Card Processor of the credit card or debit card used in the purchase which gave rise to such Credit Card Receivables shall have been followed by such Borrower and all documents required for the authorization and approval by such Credit Card Issuer or Credit Card Processor shall have been obtained in connection with the sale giving rise to such Credit Card Receivables;

(e) the required authorization and approval by such Credit Card Issuer or Credit Card Processor shall have been obtained for the sale giving rise to such Credit Card Receivables;

(f) such Borrower or a Guarantor, on behalf of such Borrower, shall have submitted all materials required by the Credit Card Issuer or Credit Card Processor obligated in respect of such Credit Card Receivables in order for such Borrower to be entitled to payment in respect thereof;

(g) the Credit Card Issuer or Credit Card Processor obligated in respect of such Credit Card Receivable has not failed to remit to any Borrower or Guarantor any monthly payment in respect of such Credit Card Receivable required to be remitted under the applicable Credit Card Agreements;

(h) such Credit Card Receivables comply with the applicable terms and conditions contained in Section 7.2 of this Agreement;

(i) the Credit Card Issuer or Credit Card Processor with respect to such Credit Card Receivables has not asserted a counterclaim, defense or dispute and does not have, and does not engage in transactions which may give rise to, any right of setoff against such Credit Card Receivables (other than setoffs to fees and chargebacks (A) consistent with the practices of such Credit Card Issuer or Credit Card Processor with such Borrower as of the Closing Date or as such practices may change as a result of changes to the policies of such Credit Card Issuer or Credit Card Processor applicable to its customers generally and unrelated to the circumstance of such Borrower, or (B) with respect to a new Credit Card Agreement with a new Credit Card Issuer or Credit Card Processor, consistent with the practices of such Credit Card Issuer or Credit Card Processor as of the date of the new Credit Card Agreement or as such practices may change as a result of changes to the policies of such Credit Card Issuer or Credit Card Processor applicable to its customers generally and unrelated to the circumstance of such Borrower), but the portion of the Credit Card Receivables owing by such Credit Card Issuer or Credit Card Processor in excess of the amount owing by such Borrower to such Credit Card Issuer or Credit Card Processor pursuant to such fees and chargebacks may be deemed Eligible Credit Card Receivables;

(j) the Credit Card Issuer or Credit Card Processor with respect to such Credit Card Receivables has not setoff against amounts otherwise payable by such Credit Card Issuer or Credit Card Processor to such Borrower for the purpose of establishing a reserve or collateral for obligations of such Borrower to such Credit Card Issuer or Credit Card Processor (notwithstanding that the Credit Card Issuer or Credit Card Processor may have setoffs for fees and chargebacks (A) consistent with the practices of such Credit Card Issuer or Credit Card Processor with such Borrower as of the Closing Date or as such practices may hereafter change as a result of changes to the policies of such Credit Card Issuer or Credit Card Processor applicable to its customers generally and unrelated to the circumstances of such Borrower, in which case, the portion of the Credit Card Receivable owing by such Credit Card Issuer or Credit Card Processor in excess of the amount setoff or chargeback may be deemed Eligible Credit Card Receivables or (B) with respect to a new Credit Card Agreement with a new Credit Card Issuer or Credit Card Processor, consistent with the practices of such Credit Card Issuer or Credit Card Processor as of the date of the new Credit Card Agreement or as such practices may change as a result of changes to the policies of such Credit Card Issuer or Credit Card Processor applicable to its customers generally and unrelated to the circumstance of such Borrower, in which case, the portion of the Credit Card Receivable owing by such Credit Card Issuer or Credit Card Processor in excess of the amount setoff or chargeback may be deemed Eligible Credit Card Receivables);

(k) to the best of Borrowers’ knowledge, there are no facts, events or occurrences which would impair the validity, enforceability or collectability of such Credit Card Receivables or reduce the amount payable or delay payment thereunder (other than for setoffs for fees and chargebacks (A) consistent with the practices of such Credit Card Issuer or Credit Card Processor with such Borrower or any Guarantor as of the Closing Date or as such practices may hereafter change as a result of changes to the policies of such Credit Card Issuer or Credit Card Processor applicable to its customers generally and unrelated to the circumstances of such Borrower or any Guarantor, or (B) with respect to a new Credit Card Agreement with a new Credit Card Issuer or Credit Card Processor, consistent with the practices of such Credit Card Issuer or Credit Card Processor as of the date of the new Credit Card Agreement or as such practices may thereafter change as a result of changes to the policies of such Credit Card Issuer or Credit Card Processor applicable to its customers generally and unrelated to the circumstances of such Borrower or any Guarantor);

(l) such Credit Card Receivables are subject to the first priority, valid and perfected security interest and lien of Agent, for and on behalf of itself and Lenders, as to such Credit Card Receivables of such Borrower and any goods giving rise thereto are not, and were not at the time of the sale thereof, subject to any security interest or lien in favor of any person other than Agent except as otherwise permitted in this Agreement (including as permitted pursuant to section 9.8(j) hereof), in each case subject to and in accordance with the terms and conditions applicable hereunder to any such permitted security interest or lien;

(m) to the best of any Borrower’s knowledge, there are no proceedings or actions which are pending or threatened against the Credit Card Issuers or Credit Card Processors with respect to such Credit Card Receivables which would reasonably be expected to result in any material adverse change in the financial condition of any such Credit Card Issuer or Credit Card Processor;

(n) such Credit Card Receivables are owed by Credit Card Issuers or Credit Card Processors deemed creditworthy at all times by Agent in good faith;

(o) no event of default has occurred under the Credit Card Agreement of such Borrower with the Credit Card Issuer or Credit Card Processor who has issued the credit card or debit card or handles payments under the credit card or debit card used in the sale which gave rise to such Credit Card Receivables which event of default gives such Credit Card Issuer or Credit Card Processor the current right to cease or suspend payments to such Borrower or any Guarantor and no event shall have occurred which gives such Credit Card Issuer or Credit Card Processor the current right to setoff against amounts otherwise payable to such Borrower, including on behalf of a Guarantor (other than for then current fees and chargebacks (A) consistent with the current practices of such Credit Card Issuer or Credit Card Processor as of the Closing

Date or as such practices may hereafter change as a result of changes to the policies of such Credit Card Issuer or Credit Card Processor applicable to its customers generally and unrelated to the circumstances of such Borrower or any Guarantor or (B) with respect to a new Credit Card Agreement with a new Credit Card Issuer or Credit Card Processor, consistent with the practices of such Credit Card Issuer or Credit Card Processor as of the date of the new Credit Card Agreement or as such practices may thereafter change as a result of changes to the policies of such Credit Card Issuer or Credit Card Processor applicable to its customers generally and unrelated to the circumstances of such Borrower or any Guarantor), or the right to establish reserves or establish or demand collateral (other than customary escrow amounts and reserves normally established by such Credit Card Issuer or Credit Card Processor for its customers generally), and the Credit Card Issuer or Credit Card Processor has not sent any written notice of default and/or notice of its intention to cease or suspend payments to such Borrower in respect of such Credit Card Receivables or to establish reserves or cash collateral for obligations of such Borrower to such Credit Card Issuer or Credit Card Processor (other than customary escrow amounts and reserves normally established by such Credit Card Issuer or Credit Card Processor for its customers generally), and such Credit Card Agreements are otherwise in full force and effect and constitute the legal, valid, binding and enforceable obligations of the parties thereto;

(p) the terms of the sale giving rise to such Credit Card Receivables and all practices of such Borrower and Guarantors with respect to such Credit Card Receivables comply in all material respects with applicable Federal, State, Provincial, Territorial and local laws and regulations; and

(q) the customer using the credit card or debit card giving rise to such Credit Card Receivable shall not have returned the merchandise purchased giving rise to such Credit Card Receivable, unless (i) a Borrower shall have given to such customer a store credit and/or other merchandise in consideration for such returned merchandise, (ii) Administrative Borrower shall have included such store credits in its gift card liabilities reported to Agent with the delivery to Agent of the next Borrowing Base delivered hereunder and (iii) Agent shall have implemented a Reserve in respect of such store credit pursuant to and in accordance with the definition of the term “Reserve” hereunder.

The criteria for Eligible Credit Card Receivables may only be changed and any new criteria for Eligible Credit Card Receivables may only be established by Agent in good faith based on either: (i) an event, condition or other circumstance arising after the date hereof, or (ii) an event, condition or other circumstance existing on the date hereof to the extent Agent has no written notice thereof from a Borrower prior to the date hereof, in either case under clause (i) or (ii) which adversely affects or could reasonably be expected to adversely affect the Credit Card Receivables in the good faith determination of Agent. In no event shall Eligible Trade Receivables constitute Eligible Credit Card Receivables. Any Credit Card Receivables which are not Eligible Credit Card Receivables shall nevertheless be part of the Collateral.

1.82 “Eligible Inventory” shall mean, as to each US Borrower, Inventory of such US Borrower, as to each Canadian Borrower, Inventory of such Canadian Borrower, and as to each Puerto Rico Borrower, Inventory of such Puerto Rico Borrower, in each case consisting of finished goods held for resale in the ordinary course of the business of such Borrower that satisfies the criteria set forth below as determined by Agent in good faith. Eligible Inventory shall not include: (a) work-in-process; (b) spare parts for equipment; (c) packaging and shipping materials; (d) supplies used or consumed in such Borrower’s business; (e) Inventory at premises other than those owned or leased and controlled by any Borrower, except for Eligible Store-in-Store Inventory; (f) Inventory subject to a security interest or lien in favor of any Person except those permitted in Sections 9.8(a), (b), (c), (d) and (n) (but as to Section 9.8(n) only to the extent that Agent has established a Reserve as provided therein) and any other liens permitted under this Agreement that are subject to an intercreditor agreement in form and substance satisfactory to Agent between the holder of such security interest or lien and Agent; (g) bill and hold goods; (h) unserviceable, obsolete or slow moving Inventory; (i) Inventory that is not subject to the first priority, valid and perfected security interest of Agent (except as to priority, subject to the liens permitted under Sections 9.8(b), Section 9.8(c) and 9.8(n) hereof as to any Inventory to the extent that such liens have priority over the liens of Agent under applicable law, but as to liens under Section 9.8(n) only to the extent that Agent has established a Reserve as provided therein); (j) returned Inventory that is not saleable and held for sale in the ordinary course of business, (k) damaged and/or defective Inventory; (l) Inventory purchased or sold on consignment and (m) Inventory of a US Borrower located outside of the United States of America or Inventory of a Canadian Borrower located outside of Canada or Inventory of a Puerto Rico Borrower located outside of Puerto Rico. The criteria for Eligible Inventory set forth above may only be changed and any new criteria for Eligible Inventory may only be established by Agent in good faith based on either: (i) an event, condition or other circumstance arising after the date hereof, or (ii) an event, condition or other circumstance existing on the date hereof to the extent Agent has no written notice thereof from a Borrower prior to the date hereof, in either case under clause (i) or (ii) which adversely affects or could reasonably be expected to adversely affect the Inventory in the good faith determination of Agent. Any Inventory that is not Eligible Inventory shall nevertheless be part of the Collateral.

1.83 “Eligible LC Inventory” shall mean Inventory that would otherwise be Eligible Inventory (other than for its location) that as to which: (i) the Inventory is purchased with and subject to a Letter of Credit issued by an Issuing Bank, (ii) the Inventory is then in transit (whether by vessel, air or land) from a location outside of the United States of America with respect to Inventory of a US Borrower or from a location outside of Canada with respect to Inventory of a Canadian Borrower, or from a location outside of Puerto Rico with respect to a Puerto Rico Borrower in any such case to a location permitted hereunder and for which Agent shall have received such evidence thereof as Agent may require, (iii) the title of the Inventory has passed to, and such Inventory is owned by, a Borrower and for which Agent shall have received such evidence thereof as Agent may require, (iv) Agent has received each of the following: (A) a Collateral Access Agreement, duly authorized, executed and delivered by the customs broker, freight forwarder or other third party handling the shipping and delivery of such Inventory, (B) a copy of the certificate of marine cargo insurance in connection therewith in which Agent has been named as an additional insured and loss payee in a manner acceptable to Agent and (C) a copy of the invoice, packing slip and manifest with respect thereto, (v) the Inventory is either (A) subject to a negotiable bill of lading: (1) that is consigned to the Issuing Bank (unless and until such time as Agent shall require that the same be consigned to Agent, then thereafter, that is consigned to Agent either directly or by means of endorsements), (2) that was issued by the carrier in respect of such Inventory and (3) is either in the possession of the customs broker, freight forwarder or other third party handling the shipping and delivery of such Inventory acting on behalf of Agent or the subject of a telefacsimile or other electronic copy that Agent has received from the Issuing Bank with respect to the Letter of Credit and as to which Agent has also received confirmation from such Issuing Bank that such document is in transit to Agent or the customs broker, freight forwarder or other third party handling the shipping and delivery of such Inventory acting on behalf of Agent or (B) subject to a negotiable cargo receipt and is not the subject of a bill of lading (other than a negotiable bill of lading consigned to, and in the possession of a consolidator or Agent, or their respective agents) and such negotiable cargo receipt is (1) consigned to Issuing Bank (unless and until such time as Agent shall require that the same be consigned to Agent, then thereafter, that is consigned to Agent either directly or by means of endorsements), (2) issued by a consolidator in respect of such Inventory and (3) either in the possession of Agent or the customs broker, freight forwarder or other third party handling the shipping and delivery of such Inventory acting on behalf of Agent or the subject of a telefacsimile or other electronic copy that Agent has received from the Issuing Bank with respect to the Letter of Credit and as to which Agent has also received a confirmation from such Issuing Bank that such document is in transit to Agent or the customs broker, freight forwarder or other third party handling the shipping and delivery of such Inventory, (vi) such Inventory is insured against types of loss, damage, hazards, and risks, and in amounts, satisfactory to Agent, and (vii) such Inventory shall not have been in transit for more than forty-five (45) days. The criteria for Eligible LC Inventory may only be changed and any new criteria for Eligible LC Inventory may only be established by Agent in good faith based on either: (i) an event, condition or other circumstance arising after the date hereof, or (ii) an event, condition or other circumstance existing on the date hereof to the extent Agent has no written notice thereof from a Borrower prior to the date hereof, in either case under clause (i) or (ii) which adversely affects or could reasonably be expected to adversely affect the LC Inventory in the good faith determination of Agent.

1.84 “Eligible Store-In-Store Inventory” shall mean Inventory that is Eligible Inventory but located at a retail store owned or leased and controlled by a Person other than a Borrower or Guarantor that satisfies the following criteria as determined by Agent in good faith: (a) Agent shall have received a Collateral Access Agreement from such owner and operator with respect to such location, duly authorized, executed and delivered by such owner and operator; (b) Agent shall have received evidence of the filing, in the case of a US Borrower, of a UCC financing statement and in the case of a Canadian Borrower, of a PPSA financing statement (or other Canadian document as may be required under the applicable Provincial law), in each case, between the owner and operator, as consignee or bailee and the Borrower that is the owner of such Inventory, as consignor or bailor, in form and substance satisfactory to Agent, which filing shall designate Agent as assignee; (c) Agent shall have received UCC or PPSA search results, as applicable, from all appropriate jurisdictions with respect to the owner and operator of such retail store; (d) Agent shall have received evidence, in form and substance satisfactory to Agent, that a written notice in form and substance satisfactory to Agent of the first priority security interest of Agent in such Inventory has been sent to, and received by, any lender to the owner and operator of such retail store that has a security interest, lien or hypothec in the inventory of such owner and operator that is shown in the searches referenced in clause (c) above; (e) all proceeds from the sale of any such Inventory shall be remitted directly to a deposit account of the Borrower that is owner of such Inventory that is subject to a Deposit Account Control Agreement (and not at any time held by the owner or operator, or commingled with any funds or other assets of the owner or operator or any third Person); (f) the aggregate amount of such Inventory that may be Eligible Inventory shall not exceed the US Dollar Equivalent of $15,000,000; (g) the aggregate value of Inventory at any one such retail store shall be not less than the US Dollar Equivalent of $100,000; and (h) each inventory report provided by or on behalf of any Borrower to Agent shall provide such detail with respect to such Inventory as Agent may request. The criteria for Eligible Store-In-Store Inventory may only be changed and any new criteria for Eligible Store-In-Store Inventory may only be established by Agent in good faith based on either: (i) an event, condition or other circumstance arising after the date hereof, or (ii) an event, condition or other circumstance existing on the date hereof to the extent Agent has no written notice thereof from a Borrower prior to the date hereof, in either case under clause (i) or (ii) which adversely affects or could reasonably be expected to adversely affect the Store-In-Store Inventory in the good faith determination of Agent.

1.85 “Eligible Trade Receivables” shall mean, as to each US Borrower, Accounts created by such US Borrower, as to each Canadian Borrower, Accounts created by such Canadian Borrower, and as to each Puerto Rico Borrower, Accounts created by such Puerto Rico Borrower, that in each case at the time of creation and at all times thereafter satisfy the criteria set forth below as determined by Agent in good faith. Accounts shall be Eligible Trade Receivables if:

(a) such Accounts arise from the actual and bona fide sale and delivery of goods by such Borrower or provision of services by such Borrower in the ordinary course of its business which transactions are completed in accordance with the terms and provisions contained in any documents related thereto;

(b) such Accounts are not unpaid more than sixty (60) days after the original due date for them or ninety (90) days after the date of the original invoice for them (except that Accounts with an original due date of more than thirty (30) days after the invoice date, may also be eligible in Agent’s discretion, to the extent such Accounts are not unpaid more than one hundred twenty (120) days after the date of the original invoice for them;

(c) such Accounts comply with the terms and conditions contained in Section 7.2(c) of this Agreement;

(d) such Accounts do not arise from sales on consignment, guaranteed sale, sale and return, sale on approval, or other terms under which payment by the account debtor may be conditional or contingent;

(e) the chief executive office of the account debtor with respect to such Accounts is located in the United States of America (including for this purpose Puerto Rico and the United States Virgin Islands as part of the United States of America) or Canada or, at Agent’s option, if the chief executive office and principal place of business of the account debtor with respect to such Accounts is located other than in the United States of America or Canada, then if either: (i) the account debtor has delivered to such Borrower an irrevocable letter of credit issued or confirmed by a bank satisfactory to Agent and payable, as applicable, only in (A) the United States of America and in U.S. dollars or (B) in Canada and in US dollars or Canadian dollars, in either case sufficient to cover such Account, in form and substance satisfactory to Agent and if required by Agent, the original of such letter of credit has been delivered to Agent or Agent’s agent and the issuer thereof, and such Borrower has complied with the terms of Section 5.2(f) hereof with respect to the assignment of the proceeds of such letter of credit to Agent or naming Agent as transferee beneficiary thereunder, as Agent may specify, or (ii) such Account is subject to credit insurance payable to Agent issued by an insurer and on terms and in an amount acceptable to Agent, or (iii) such Account is otherwise acceptable in all respects to Agent (subject to such lending formula with respect thereto as Agent may determine);

(f) such Accounts do not consist of progress billings (such that the obligation of the account debtors with respect to such Accounts is conditioned upon such Borrower’s satisfactory completion of any further performance under the agreement giving rise thereto), bill and hold invoices or retainage invoices, except as to bill and hold invoices, if Agent shall have received an agreement in writing from the account debtor, in form and substance satisfactory to Agent, confirming the unconditional obligation of the account debtor to take the goods related thereto and pay such invoice;

(g) the account debtor with respect to such Accounts has not asserted a counterclaim, defense or dispute and is not owed or does not claim to be owed any amounts that may give rise to any right of setoff or recoupment against such Accounts (but the portion of the Accounts of such account debtor in excess of the amount at any time and from time to time owed by such Borrower to such account debtor or claimed owed by such account debtor may be deemed Eligible Trade Receivables);

(h) to the best of Borrowers’ knowledge, there are no facts, events or occurrences which would impair the validity, enforceability or collectability of such Accounts or reduce the amount payable or delay payment thereunder (but the portion of the Accounts of such account debtor in excess of any such reduction or delayed payment may be deemed Eligible Trade Receivables);

(i) such Accounts are subject to the first priority, valid and perfected security interest of Agent and any goods giving rise thereto are not, and were not at the time of the sale thereof, subject to any liens except in favor of any Person except those permitted in Sections 9.8(a), (b), (c) and (d) and (n) (but as to Section 9.8(n) only to the extent that Agent has established a Reserve as provided therein) and those permitted in this Agreement that are subject to an intercreditor agreement in form and substance satisfactory to Agent between the holder of such security interest or lien and Agent;

(j) neither the account debtor nor any officer or employee of the account debtor with respect to such Accounts is an officer, employee, agent or other Affiliate (other than as an equity holder of Parent) of any Borrower or Guarantor;

(k) the account debtors with respect to such Accounts are not any government other than Canada or the United States of America, and any Province, State, Territory, any political subdivision, department, agency or instrumentality of any of them, provided, however, that, if the account debtor is Canada, the United States of America, or any Province, State, Territory, political subdivision, department, agency or instrumentality thereof, upon Agent’s request, the Federal Assignment of Claims Act of 1940, and Financial Administration Act (Canada), as applicable, each as amended or any similar Provincial, State, Territorial or local law, as applicable, has been complied with in a manner satisfactory to Agent; except, that, an amount of

Accounts due from such account debtors of up to the US Dollar Equivalent of $75,000,000 at any time (not more than $10,000,000 of which $75,000,000 amount shall be payable by such account debtors to Canadian Borrowers) may be included in the Borrowing Base in respect of the Eligible Trade Receivables described in this clause (k) for which the Federal Assignment of Claims Act of 1940, as amended, the Financial Administration Act (Canada), as amended or any similar Provincial, State, Territorial or local law, if applicable, has not been complied with in a manner satisfactory to Agent, if Excess Availability is then equal to or greater than the US Dollar Equivalent of $250,000,000, and if Excess Availability is not then equal to or greater than the US Dollar Equivalent of $250,000,000, no such Accounts shall constitute Eligible Trade Receivables unless Agent shall otherwise so determine in its sole discretion;

(l) to the best of Borrowers’ knowledge, there are no proceedings or actions which are threatened or pending against the account debtors with respect to such Accounts which might result in any material adverse change in any such account debtor’s financial condition;

(m) such Account is not owed by an account debtor which has (i) applied for, suffered, or consented to the appointment of any receiver, interim receiver, receiver-manager, custodian, trustee, or liquidator of its assets, (ii) had possession of all or substantially all of its property taken by any receiver, interim receiver, receiver-manager, custodian, trustee or liquidator, (iii) filed, or had filed against it, any request or petition for liquidation, reorganization, arrangement, adjustment of debts, adjudication as bankrupt, winding-up, or voluntary or involuntary case under any Federal, State, Provincial or Territorial bankruptcy laws (other than post-petition accounts payable of an account debtor that is a debtor-in-possession under the Bankruptcy Code, the CCAA or the BIA and acceptable to Agent), (iv) admitted in writing its inability, or is generally unable to, pay its debts as they become due, (v) become insolvent, or (vi) ceased operation of its business;

(n) such Account is not owed by any account debtor that has sold all or substantially all its assets (unless such Account has been assumed by a Person that shall have acquired such assets and otherwise satisfies the requirements set forth in this definition);

(o) such Account is not owing to a US Borrower or Puerto Rico Borrower in any currency other than US Dollars or is not owing to a Canadian Borrower in any currency other than US Dollars or Canadian Dollars;

(p) the aggregate amount of such Accounts owing by a single account debtor do not constitute more than ten (10%) percent of the aggregate amount of all otherwise Eligible Trade Receivables (but the portion of the Accounts not in excess of such percentage may be deemed Eligible Trade Receivables);

(q) such Accounts are not owed by an account debtor who has more than fifty (50%) percent of its total Accounts owing to Borrowers unpaid more than sixty (60) days after the original due date for them or ninety (90) days after the date of the original invoice for them; and

(r) such Accounts are owed by account debtors deemed creditworthy at all times by Agent in good faith.

The criteria for Eligible Trade Receivables set forth above may only be changed and any new criteria for Eligible Trade Receivables may only be established by Agent in good faith based on either: (i) an event, condition or other circumstance arising after the date hereof, or (ii) an event, condition or other circumstance existing on the date hereof to the extent Agent has no written notice thereof from a Borrower prior to the date hereof, in either case under clause (i) or (ii) which adversely affects or could reasonably be expected to adversely affect the Accounts (other than Credit Card Receivables) in the good faith determination of Agent. In no event shall Eligible Credit Card Receivables constitute Eligible Trade Receivables. Any Accounts that are not Eligible Trade Receivables shall nevertheless be part of the Collateral.

1.86 “Eligible Transferee” shall mean (a) any Lender; (b) the parent company of any Lender and/or any Affiliate of such Lender which is at least fifty (50%) percent owned by such Lender or its parent company; (c) any person (whether a corporation, partnership, trust or otherwise) that is engaged in the business of making, purchasing, holding or otherwise investing in bank revolving loans and similar extensions of credit in the ordinary course of its business and is administered or managed by a Lender or with respect to any Lender that is a fund which invests in bank revolving loans and similar extensions of credit, any other fund that invests in bank revolving loans and similar extensions of credit and is managed by the same investment advisor as such Lender or by an Affiliate of such investment advisor, and in each case is approved by Agent (such approval not to be unreasonably withheld); and (d) any other commercial bank, financial institution or “accredited investor” (as defined in Regulation D under the Securities Act of 1933) approved by Agent (such approval not to be unreasonably withheld); provided, that, (i) neither any Borrower nor any Guarantor or any Affiliate of any Borrower or Guarantor shall qualify as an Eligible Transferee and (ii) no Person to whom any Indebtedness which is in any way subordinated in right of payment to any other Indebtedness of any Borrower or Guarantor shall qualify as an Eligible Transferee, except as Agent may otherwise specifically agree.

1.87 “Environmental Laws” shall mean all foreign, Federal, State, Provincial and local laws (including common law), legislation, rules, codes, licenses, permits (including any conditions imposed therein), authorizations, judicial or administrative decisions, injunctions or agreements between any Borrower or Guarantor and any Governmental Authority, (a) relating to pollution and the protection, preservation or restoration of the environment (including air, water vapor, surface water, ground water, drinking water, drinking water supply, surface land, subsurface land, plant and animal life or any other natural resource), or to human health or safety, (b) relating to the exposure to, or the use, storage, recycling, treatment, generation, manufacture, processing, distribution, transportation, handling, labeling, production, release or disposal, or threatened release, of Hazardous Materials, or (c) relating to all laws with regard to recordkeeping, notification, disclosure and reporting requirements respecting Hazardous Materials. The term “Environmental Laws” includes (i) the Federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Federal Superfund Amendments and Reauthorization Act, the Federal Water Pollution Control Act of 1972, the Federal Clean Water Act, the Federal Clean Air Act, the Federal Resource Conservation and Recovery Act of 1976 (including the Hazardous and Solid Waste Amendments thereto), the Federal Solid Waste Disposal and the Federal Toxic Substances Control Act, the Federal Insecticide, Fungicide and Rodenticide Act, and the Federal Safe Drinking Water Act of 1974, (ii) applicable state, Canadian, Provincial or Territorial counterparts to such laws and (iii) any common law or equitable doctrine that may impose liability or obligations for injuries or damages due to, or threatened as a result of, the presence of or exposure to any Hazardous Materials.

1.88 “Equipment” shall mean, as to each Borrower and Guarantor, all of such Borrower’s and Guarantor’s now owned and hereafter acquired equipment, wherever located, including machinery, data processing and computer equipment (whether owned or licensed and including embedded software), vehicles, tools, furniture, fixtures, all attachments, accessions and property now or hereafter affixed thereto or used in connection therewith, and substitutions and replacements thereof, wherever located.

1.89 “ERISA” shall mean the Employee Retirement Income Security Act of 1974, together with all rules, regulations and interpretations thereunder or related thereto.

1.90 “ERISA Affiliate” shall mean any person required to be aggregated with any Borrower, any Guarantor or any of its or their respective Subsidiaries under Sections 414(b), 414(c), 414(m) or 414(o) of the Code.

1.91 “ERISA Event” shall mean (a) any “reportable event”, as defined in Section 4043(c) of ERISA or the regulations issued thereunder, with respect to a Pension Plan, other than events as to which the requirement of notice has been waived in regulations by the Pension Benefit Guaranty Corporation; (b) the

adoption of any amendment to a Pension Plan that would require the provision of security pursuant to Section 401(a)(29) of the Code or Section 307 of ERISA; (c) a complete or partial withdrawal by any Borrower, Guarantor or any ERISA Affiliate from a Multiemployer Plan or a cessation of operations which is treated as such a withdrawal or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Pension Plan amendment as a termination under Section 4041 or 4041A of ERISA, or the commencement of proceedings by the Pension Benefit Guaranty Corporation to terminate a Pension Plan; (e) an event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan; (f) the imposition of any liability under Title IV of ERISA, other than the Pension Benefit Guaranty Corporation premiums due but not delinquent under Section 4007 of ERISA, upon any Borrower, Guarantor or any ERISA Affiliate in excess of $2,500,000.

1.92 “Eurodollar Rate Loans” shall mean any Loans or portion thereof on which interest is payable based on the Adjusted Eurodollar Rate in accordance with the terms hereof.

1.93 “Event of Default” shall mean the occurrence or existence of any event or condition described in Section 10.1 hereof.

1.94 “Excess Availability” shall mean the amount, as determined by Agent, calculated at any time equal to:

(a) the lesser of (i) the Borrowing Base or (ii) the Maximum Credit, minus

(b) the sum of (i) the amount of the then outstanding Loans, plus (ii) the amount of the then outstanding Letter of Credit Obligations, as of the end of the immediately preceding month or at Agent’s option, as of a more recent date based on such reports as Agent may from time to time specify.

1.95 “Excess Availability Condition” shall mean

(a) as to any event or transaction, or proposed event or transaction, in any case in an amount equal to or in excess of $10,000,000, (i) Excess Availability shall have been not less than ten (10%) percent of the Borrowing Base as of the date of the most recent calculation thereof prior to the date of such event or transaction and any payment in respect of such event or transaction, (A) on a pro forma basis, using the most recent calculation of the Borrowing Base immediately prior to such event or transaction and any payment in respect thereof, after giving effect to such event or transaction and the payments in respect thereof, Excess Availability shall be not less than ten (10%) percent of the Borrowing Base, and (B) on a pro forma basis, after giving effect to such event or transaction and the payments in respect thereof, Excess Availability shall be projected to be not less than ten (10%) percent of the Borrowing Base for the succeeding six (6) calendar months after the date of such event or transaction based on current, updated projections of the amount of the Base and Excess Availability for such six (6) month period, in a form reasonably satisfactory to Agent, representing Borrowers’ reasonable best estimate of the future Borrowing Base and Excess Availability for the period set forth therein, on the basis of the assumptions set forth therein which Borrowers believe are fair and reasonable as of the date of preparation in light of current and reasonably foreseeable business conditions.

(b) as to any event or transaction, or proposed event or transaction, in any case in an amount less than $10,000,000, Excess Availability shall have been not less than ten (10%) percent of the Borrowing Base as of the date of the most recent calculation of each of the Borrowing Base prior to the date of such event or transaction and any payment in respect of such event or transaction.

1.96 “Excess Availability Threshold” shall mean, at any time, the greater of (a) ten (10%) percent of the lesser of (i) the Borrowing Base at such time or (ii) the Maximum Credit at such time or (b) $50,000,000.

1.97 “Exchange Act” shall mean the Securities Exchange Act of 1934, together with all rules, regulations and interpretations thereunder or related thereto.

1.98 “Exchange Rate” shall mean the prevailing spot rate of exchange of Wells Fargo or if such rate is not available from Wells Fargo, such other bank as Agent may reasonably select for the purpose of conversion of one currency to another, at or around 11:00 a.m. New York City time, on the date on which any such conversion of currency is to be made under this Agreement.

1.99 “Existing Agreements” shall have the meaning given to such term in the recitals hereto.

1.100 “Federal Funds Rate” shall mean, for any period, a fluctuating interest rate per annum equal, for each day during such period, to the weighted average of the rates on overnight Federal Funds transactions with members of the Federal Reserve System arranged by Federal Funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three Federal Funds brokers of recognized standing selected by it.

1.101 “Fee Letter” shall mean the letter agreement, dated of even date herewith, by and among Borrowers, Guarantors and Agent, setting forth certain fees payable by Borrowers in connection with the Credit Facility, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

1.102 “Financing Agreements” shall mean, collectively, this Agreement and all notes, guarantees, security agreements, hypothecs, deposit account control agreements, investment property control agreements, intercreditor agreements, Credit Card Notifications and all other agreements, documents and instruments now or at any time hereafter executed and/or delivered by any Borrower or Guarantor in connection with this Agreement; provided, that, the Financing Agreements shall not include Hedge Agreements.

1.103 “Fixed Charge Coverage Ratio” shall mean, with respect to any date of determination, the ratio of (a) the amount equal to EBITDA of any Person and its Subsidiaries, on a consolidated basis, as of the end of a fiscal quarter for the immediately preceding four (4) fiscal quarters (provided, that, as to Borrowers, in the event that Borrowers are required to deliver monthly financial statements as provided in Section 9.6, then as of the end of the fiscal month for the immediately preceding twelve (12) fiscal months) minus Capital Expenditures for such period that are not financed to (b) Fixed Charges of such Person and its Subsidiaries, on a consolidated basis, for such period.

1.104 “Fixed Charges” shall mean, as to any Person and its Subsidiaries, on a consolidated basis, with respect to any period, the sum of, without duplication, (a) all cash Interest Expense, plus (b) all regularly scheduled (as determined at the beginning of the respective period) principal payments of Indebtedness for borrowed money, Indebtedness for the deferred purchase price of any property or services (other than an account payable to a trade creditor (whether or not an Affiliate) incurred in the ordinary course of business of such Person and payable in accordance with customary trade practices, Indebtedness with respect to Capital Leases (and without duplicating in items (a) and (b) of this definition, the interest component with respect to Indebtedness under Capital Leases), plus (c) Provision for Taxes to the extent actually paid in cash during such period, plus (d) dividends and other distributions in respect of Capital Stock paid during such period.

1.105 “Foreign Lender” shall mean any Lender that is organized under the laws of a jurisdiction other than that in which a Borrower is resident for tax purposes. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction. For purposes of this definition, Canada, each Province and Territory shall be deemed to constitute a single jurisdiction.

1.106 “Foreign Subsidiary” shall mean a Subsidiary of Parent that is organized or incorporated under the laws of any jurisdiction outside of the United States of America or Canada and which has substantially all of its assets and operations in a jurisdiction outside the United States of America or Canada; sometimes being referred to herein collectively as “Foreign Subsidiaries”.

1.107 “Funding Bank” shall have the meaning given to such term in Section 3.3 hereof.

1.108 “GAAP” shall mean generally accepted accounting principles in the United States of America as in effect from time to time as set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and the statements and pronouncements of the Financial Accounting Standards Board which are applicable to the circumstances as of the date of determination consistently applied; provided, that, in the event of any change in GAAP after the date hereof that affects the definition of Payment Conditions or any covenants hereunder (including the calculation of the Consolidated Fixed Charge Coverage Ratio or Consolidated Net Income and any definitions related thereto), Administrative Borrower may by notice to Agent, or Agent may, and at the request of Required Lenders shall, in either case by notice to Administrative Borrower require that compliance with such covenant be determined and such calculations be made in accordance with GAAP as in effect, and as applied by Parent and its Subsidiaries, immediately before the applicable change in GAAP became effective, until either the notice from the applicable party is withdrawn or such covenant is amended in a manner satisfactory to Administrative Borrower, Agent and the Required Lenders. Administrative Borrower will notify Agent of any such changes to GAAP and provide materials to Agent to show the effect on the financial statements of such changes when and to the extent included in the annual and quarterly reports filed by Parent with the Securities and Exchange Commission.

1.109 “Governmental Authority” shall mean any nation or government, any state, province, territory or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

1.110 “Guarantors” shall mean, collectively, the following (together with their respective successors and assigns): (a) OfficeMax Corp., an Ohio corporation; (b) Picabo Holdings, Inc., a Delaware corporation; (c) OfficeMax Nevada Company, a Nevada corporation; (d) OfficeMax Southern Company, a Louisiana partnership; (e) OMX, Inc, a Nevada corporation; (f) Honolulu Paper Company, Limited, a Hawaii corporation; (g) Reliable Express Corporation, a Delaware corporation; and (h) subject to Section 5.3(c) hereof, any other Person that at any time after the date hereof becomes party to a guarantee in favor of Agent or any Lender or otherwise liable on or with respect to the Obligations or who is the owner of any property which is security for the Obligations (other than Borrowers); each sometimes being referred to herein individually as a “Guarantor”; provided, that, (i) Inactive Subsidiaries, Restricted Subsidiaries of Parent not incorporated under the laws of the United States or any State thereof, Foreign Subsidiaries and Unrestricted Subsidiaries shall not be required to be Guarantors, and (ii) if at any time after the date hereof, a Guarantor shall own any assets that would constitute Eligible Trade Receivables, Eligible Credit Card Receivables or Eligible Inventory if owned by a Borrower, upon Administrative Borrower’s request, such Guarantor shall cease to be a Guarantor hereunder and shall be deemed a Borrower effective on the date of the confirmation by Agent to Administrative Borrower that Agent has received such request and that Agent has received an appraisal with respect to such Inventory and conducted a field examination with respect thereto, the results of which are satisfactory to Agent in good faith, or alternatively, at Agent’s option, Agent shall received such information with respect thereto as Agent may in good faith require.

1.111 “Hazardous Materials” shall mean any hazardous, toxic or dangerous substances, materials and wastes, including hydrocarbons (including naturally occurring or man-made petroleum and hydrocarbons), flammable explosives, asbestos, urea formaldehyde insulation, radioactive materials, biological substances, polychlorinated biphenyls, pesticides, herbicides and any other kind and/or type of pollutants or contaminants (including materials which include hazardous constituents), sewage, sludge, industrial slag, solvents and/or any other similar substances, materials, or wastes and including any other substances, materials or wastes that are or become regulated under any Environmental Law (including any that are or become classified as hazardous or toxic under any Environmental Law).

1.112 “Hedge Agreement” shall mean an agreement between any Borrower or Guarantor and a Bank Product Provider that is a rate swap agreement, basis swap, forward rate agreement, commodity swap, forward commodity contracts, interest rate option, forward foreign exchange agreement, spot foreign exchange agreement, rate cap agreement rate, floor agreement, rate collar agreement, currency swap agreement, cross-currency rate swap agreement, currency option, any other similar agreement (including any option to enter into any of the foregoing or a master agreement for any the foregoing together with all supplements thereto) for the purpose of protecting against or managing exposure to fluctuations in interest or exchange rates, currency valuations or commodity prices; sometimes being collectively referred to herein as “Hedge Agreements”.

1.113 “Inactive Subsidiary” shall mean, collectively, (a) each Subsidiary of Parent listed on Schedule 1.113 to the Information Certificate and (b) a Subsidiary of Parent designated in writing by Administrative Borrower to Agent after the date hereof as an Inactive Subsidiary and agreed to by Agent; provided, that, (i) such Subsidiary so designated after the date hereof shall only be considered an Inactive Subsidiary to the extent that the representations with respect thereto set forth in Section 8.12(f) hereof are true and correct with respect thereto and Agent shall have received such evidence thereof as it may require and (ii) such Subsidiaries are sometimes referred to herein collectively as “Inactive Subsidiaries”.

1.114 “Indebtedness” shall mean, with respect to any Person, any liability, whether or not contingent,

(a) in respect of borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof) or evidenced by bonds, notes, debentures or similar instruments;

(b) representing the balance deferred and unpaid of the purchase price of any property or services (other than an account payable to a trade creditor (whether or not an Affiliate) incurred in the ordinary course of business of such Person and payable in accordance with customary trade practices);

(c) all obligations as lessee under leases which have been, or should be, in accordance with GAAP recorded as Capital Leases;

(d) any contractual obligation, contingent or otherwise, of such Person to pay or be liable for the payment of any indebtedness described in this definition of another Person, including, without limitation, any such indebtedness, directly or indirectly guaranteed, or any agreement to purchase, repurchase, or otherwise acquire such indebtedness, obligation or liability or any security therefor, or to provide funds for the payment or discharge thereof, or to maintain solvency, assets, level of income, or other financial condition;

(e) all obligations with respect to redeemable stock and redemption or repurchase obligations under any Capital Stock or other equity securities issued by such Person;

(f) all reimbursement obligations and other liabilities of such Person with respect to surety bonds (whether bid, performance or otherwise), letters of credit, banker’s acceptances, drafts or similar documents or instruments issued for such Person’s account;

(g) all indebtedness of such Person in respect of indebtedness of another Person for borrowed money or indebtedness of another Person otherwise described in this definition which is secured by any consensual lien, security interest, collateral assignment, conditional sale, mortgage, deed of trust, or other encumbrance on any asset of such Person, whether or not such obligations, liabilities or indebtedness are assumed by or are a personal liability of such Person, all as of such time;

(h) all obligations, liabilities and indebtedness of such Person (marked to market) arising under swap agreements, cap agreements and collar agreements and other agreements or arrangements designed to protect such person against fluctuations in interest rates or currency or commodity values or other Hedge Agreement;

(i) all obligations owed by such Person under License Agreements with respect to non-refundable, advance or minimum guarantee royalty payments;

(j) indebtedness of any partnership or joint venture in which such Person is a general partner or a joint venturer to the extent such Person is liable therefor as a result of such Person’s ownership interest in such entity, except to the extent that the terms of such indebtedness expressly provide that such Person is not liable therefor or such Person has no liability therefor as a matter of law;

(k) all sales by such Person of (i) accounts or general intangibles for money due or to become due, (ii) chattel paper, instruments or documents creating or evidencing a right to payment of money or (iii) other receivables whether pursuant to a purchase facility or otherwise, other than in connection with the disposition of the business operations of such Person relating thereto or a disposition of defaulted receivables for collection and not as a financing arrangement, and together with any obligation of such Person to pay any discount, interest, fees, indemnities. penalties, recourse, expenses or other amounts in connection therewith, and

(l) the principal and interest portions of all rental obligations of such Person under any synthetic lease or similar off-balance sheet financing where such transaction is considered to be borrowed money for tax purposes but is classified as an operating lease in accordance with GAAP.

1.115 “Indenture” shall mean the Trust Indenture, dated as of December 1, 2005, by and between Bond Trustee and Bond Issuer, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

1.116 “Information Certificate” shall mean, collectively, the Information Certificates of Borrowers and Guarantors delivered pursuant to this Agreement and hereto containing material information with respect to Borrowers and Guarantors, their respective businesses and assets provided by or on behalf of Borrowers and Guarantors to Agent in connection with the preparation of this Agreement and the other Financing Agreements and the financing arrangements provided for herein.

1.117 “Intellectual Property” shall mean, as to each Borrower and Guarantor, such Borrower’s and Guarantor’s now owned and hereafter arising or acquired: patents, patent rights, patent applications, copyrights, works which are the subject matter of copyrights, copyright applications, copyright registrations, trademarks, servicemarks, trade names, trade styles, trademark and service mark applications, and licenses and rights to use any of the foregoing and all applications, registrations and recordings relating to any of the foregoing as may be filed in the Canadian Intellectual Property Office or any similar office or agency of Canada, any Province or Territory thereof and any political subdivision thereof, the United States Copyright

Office, the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof, any political subdivision thereof or in any other country or jurisdiction, together with all rights and privileges arising under applicable law with respect to any Borrower’s or Guarantor’s use of any of the foregoing; all extensions, renewals, reissues, divisions, continuations, and continuations-in-part of any of the foregoing; all rights to sue for past, present and future infringement of any of the foregoing; inventions, trade secrets, formulae, processes, compounds, drawings, designs, blueprints, surveys, reports, manuals, and operating standards; goodwill (including any goodwill associated with any trademark or servicemark, or the license of any trademark or servicemark); customer and other lists in whatever form maintained; trade secret rights, copyright rights, rights in works of authorship, domain names and domain name registration; software and contract rights relating to computer software programs, in whatever form created or maintained.

1.118 “Interest Expense” shall mean, for any period, as to any Person, the amount equal to: (a) total interest expense of such Person and its Subsidiaries on a consolidated basis for such period, whether paid or accrued (including the interest component of any Capital Lease for such period), and in any event, including, without limitation, (i) discounts in connection with the sale of any Accounts, (ii) bank fees, commissions, discounts and other fees and charges owed with respect to letters of credit, banker’s acceptances or similar instruments or any factoring, securitization or similar arrangements, (iii) interest payable by addition to principal or in the form of property other than cash and any other interest expense not payable in cash, and (iv) the costs or fees for such period associated with Hedging Agreements related to protections against fluctuations in interest rates (to the extent not otherwise included in such total interest expense), minus (b) the sum of (i) any net payments received by such Person and its Subsidiaries on a consolidated basis during such period as interest income received in respect of its investments in cash, and (ii) gains for such period on Hedging Agreements (to the extent not included in interest income above), plus (c) losses for such period on Hedging Agreements (to the extent not deducted in the calculation of such total interest expenses). As to Parent and its Subsidiaries, the Interest Expense of OMX Timber Finance Investments I, LLC and OMX Timber Finance Investments II, LLC in respect of the nonrecourse securitization notes issued by them consisting of the Class A-1 Notes due 2019 each in the amount of $735,000,000 for any period shall be reduced by the amount of interest income received by each of them in cash during such period under the credit-enhanced installment timber notes consisting of the $817,500,000 Installment Note Guaranteed by Lehman Brothers Holdings Inc. and the $817,500,000 Installment Notes Guaranteed by Wachovia Corporation payable to them.

1.119 “Interest Period” shall mean for any Eurodollar Rate Loan or Canadian BA Rate Loan, a period of approximately one (1), two (2), three (3), or six (6) months duration as any Borrower (or Administrative Borrower on behalf of such Borrower) may elect, the exact duration to be determined in accordance with the customary practice in the applicable Eurodollar Rate market or Canadian BA Rate market; provided, that, such Borrower (or Administrative Borrower on behalf of such Borrower) may not elect an Interest Period which will end after the last day of the then-current term of this Agreement.

1.120 “Interest Rate” shall mean,

(a) Subject to clause (b) of this definition below:

(i) as to Loans which are Canadian Base Rate Loans, a rate equal to the then Applicable Margin for Canadian Base Rate Loans plus the Canadian Base Rate,

(ii) as to Loans which are Canadian BA Rate Loans, a rate equal to the then Applicable Margin for Canadian BA Rate Loans plus the Canadian BA Rate,

(iii) as to Loans which are US Base Rate Loans, a rate equal to the then Applicable Margin for US Base Rate Loans on a per annum basis plus the US Base Rate, and

(iv) as to Eurodollar Rate Loans, a rate equal to the then Applicable Margin for Eurodollar Rate Loans on a per annum basis plus the Adjusted Eurodollar Rate.

(b) Notwithstanding anything to the contrary contained in clause (a) of this definition, the Interest Rate shall mean the rate of two (2%) percent per annum in excess of the rates set forth in clause (a) above, at Agent’s or Required Lenders’ option, without notice (other than as required below), (i) either (A) for the period on and after the date of termination of the Commitments hereunder until the payment in full of all of the Obligations, or (B) after written notice to Administrative Borrower, for the period from and after the date of the occurrence of any Event of Default, and for so long as such Event of Default is continuing and (ii) on the Loans to US Borrowers at any time outstanding in excess of the US Borrowing Base or the US Loan Limit, on the Loans to Canadian Borrowers at any time outstanding in excess of the Canadian Borrowing Base or the Canadian Loan Limit and on the Loans to Puerto Rico Borrower at any time outstanding in excess of the Puerto Rico Borrowing Base or the Puerto Rice Loan Limit (whether or not such excess(es) arise or are made with or without Agent’s or any Lender’s knowledge or consent and whether made before or after an Event of Default).

1.121 “Inventory” shall mean, as to each Borrower and Guarantor, all of such Borrower’s and Guarantor’s now owned and hereafter existing or acquired goods, wherever located, which (a) are leased by such Borrower or Guarantor as lessor; (b) are held by such Borrower or Guarantor for sale or lease or to be furnished under a contract of service; (c) are furnished by such Borrower or Guarantor under a contract of service; or (d) consist of raw materials, work in process, finished goods or materials used or consumed in its business.

1.122 “Investment” shall have the meaning set forth in Section 9.10 hereof.

1.123 “Investment Property Control Agreement” shall mean an agreement in writing, in form and substance reasonably satisfactory to Agent, by and among Agent, any Borrower or Guarantor (as the case may be) and any securities intermediary, commodity intermediary or other person who has custody, control or possession of any investment property of such Borrower or Guarantor acknowledging that such securities intermediary, commodity intermediary or other person has custody, control or possession of such investment property on behalf of Agent, that it will comply with entitlement orders originated by Agent with respect to such investment property, or other instructions of Agent, and has such other terms and conditions as Agent may require.

1.124 “Issuing Bank” shall mean, as to Canadian Letters of Credit, the Canadian Issuing Bank, and as to US Letters of Credit and Puerto Rico Letters of Credit, US Issuing Bank, as the case may be.

1.125 “Lenders” shall mean, collectively, US Lenders and Canadian Lenders, and their respective successors and permitted assigns; each sometimes being referred to herein individually as a “Lender”.

1.126 “Letter of Credit Documents” shall mean, with respect to any Letter of Credit, such Letter of Credit, any amendments thereto, any documents delivered in connection therewith, any application therefor, and any agreements, instruments, guarantees or other documents (whether general in application or applicable only to such Letter of Credit) governing or providing for (a) the rights and obligations of the parties concerned or at risk or (b) any collateral security for such obligations.

1.127 “Letter of Credit Limit” shall mean, as to Canadian Borrowers, the Canadian Letter of Credit Limit, as to US Borrowers, the US Letter of Credit Limit and as to Puerto Rico Borrowers, the Puerto Rico Letter of Credit Limit.

1.128 “Letter of Credit Obligations” shall mean, at any time, the sum of (a) all US Letter of Credit Obligations, (b) all Canadian Letter of Credit Obligations and (c) all Puerto Rico Letter of Credit Obligations.

1.129 “Letters of Credit” shall mean all letters of credit denominated in US Dollars or Canadian Dollars (whether documentary or stand-by and whether for the purchase of inventory, equipment or otherwise) issued by an Issuing Bank for the account of any Borrower pursuant to this Agreement, and all amendments, renewals, extensions or replacements thereof.

1.130 “License Agreements” shall have the meaning set forth in Section 8.11 hereof.

1.131 “Loans” shall mean, collectively, the Revolving Loans and the Swing Line Loans.

1.132 “London Interbank Offered Rate” shall mean, with respect to any Eurodollar Rate Loan for the Interest Period applicable thereto, the rate of interest per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Reuters Screen LIBOR01 Page (or any successor or substitute page of such service, or any successor to or substitute for such service as determined by Agent) as the London interbank offered rate for deposits in US Dollars (or Canadian Dollars with respect to Eurodollar Rate Loans denominated in Canadian Dollars) at approximately 11:00 a.m. (London time) two (2) Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; provided, that, if more than one rate is specified on Reuters Screen LIBOR01 Page for such comparable period, the applicable rate shall be the arithmetic mean of all such rates. In the event that such rate is not available at such time for any reason, then the term “London Interbank Offered Rate” shall mean, with respect to any Eurodollar Rate Loan for the Interest Period applicable thereto, the rate of interest per annum at which dollar deposits of $5,000,000 and for a term comparable to such Interest Period are offered by the principal London office of Wells Fargo in immediately available funds in the London interbank market at approximately 11:00 a.m. London time two (2) Business Days prior to the commencement of such Interest Period.

1.133 “Luxembourg Subsidiary” means OM Luxembourg Holdings S.à r.l., a Luxembourg private limited liability company, or an entity owned 100% by OM Luxembourg Holdings S.à r.l. and incorporated in Luxembourg, provided that such entity is a Subsidiary of Parent.

1.134 “Luxembourg Transfer” means the transfer (including by a sale, merger, consolidation or amalgamation) to a Luxembourg Subsidiary of the Capital Stock (a) of Grand & Toy Limited/Grand & Toy Limitée, provided that such Luxembourg Subsidiary is directly or indirectly 100% owned by Nevada, or (b) of any Foreign Subsidiary.

1.135 “Material Adverse Effect” shall mean a material adverse effect on (a) the financial condition, business, performance or operations of Borrowers taken as a whole; (b) the legality, validity or enforceability of this Agreement or any of the other Financing Agreements; (c) the legality, validity, enforceability, perfection or priority of the security interests and liens of Agent upon the Collateral; (d) the Collateral or its value; (e) the ability of the Borrowers to repay the Obligations or of the Borrowers to perform their obligations under this Agreement or any of the other Financing Agreements as and when to be performed; or (f) the ability of Agent or any Lender to enforce the Obligations or realize upon the Collateral or otherwise with respect to the rights and remedies of Agent and Lenders under this Agreement or any of the other Financing Agreements.

1.136 “Material Contract” shall mean (a) any contract or other agreement (other than the Financing Agreements), written or oral, of any Borrower or Guarantor involving monetary liability of or to any Person in an amount in excess of the US Dollar Equivalent of $50,000,000 in any fiscal year (but excluding for this purpose contracts or other agreements for the purchase and sale of goods or services where the other party thereto has no obligation to purchase or sell such goods or services under such contract or other agreement)

and (b) any other contract or other agreement (other than the Financing Agreements), whether written or oral, to which any Borrower or Guarantor is a party as to which the breach, nonperformance, cancellation or failure to renew by any party thereto would have a Material Adverse Effect.

1.137 “Maturity Date” shall have the meaning set forth in Section 13.1 hereof.

1.138 “Maximum Credit” shall mean the amount of $650,000,000 (subject to adjustment as provided in Section 2.6 hereof), or if less, the aggregate amount of the Commitments.

1.139 “Maximum Interest Rate” shall mean the maximum non-usurious rate of interest under applicable Federal, State, Provincial or Territorial law as in effect from time to time that may be contracted for, taken, reserved, charged or received in respect of the indebtedness of a Borrower to Agent or a Lender, or to the extent that at any time such applicable law may thereafter permit a higher maximum non-usurious rate of interest, then such higher rate.

1.140 “Multiemployer Plan” shall mean a “multi-employer plan” as defined in Section 4001(a)(3) of ERISA which is or was at any time during the current year or the immediately preceding six (6) years contributed to by any Borrower, Guarantor or any ERISA Affiliate or with respect to which any Borrower, Guarantor or any ERISA Affiliate may incur any liability.

1.141 “Net Recovery Percentage” shall mean the fraction, expressed as a percentage, (a) the numerator of which is the amount equal to the recovery on the aggregate amount of the Inventory at such time on a “going out of business sale” basis as set forth in the most recent appraisal of Inventory received by Agent in accordance with Section 7.3, net of operating expenses, liquidation expenses and commissions, and (b) the denominator of which is the applicable original cost of the aggregate amount of the Inventory subject to appraisal.

1.142 “Note” shall mean (a) a promissory note made by the Borrowers in favor of a Lender evidencing Loans made by such Lender, substantially in the form of Exhibit D-1, and (b) the Swing Line Note.

1.143 “Note Documents” shall mean, collectively, the indentures and notes set forth on Schedule 1.143 to the Information Certificate and related agreements, documents and instruments, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

1.144 “Obligations” shall mean, collectively, (a) the US Obligations, (b) the Canadian Obligations and (c) the Puerto Rico Obligations.

1.145 “OFAC” shall mean the U.S. Department of the Treasury’s Office of Foreign Assets Control.

1.146 “Other Taxes” shall have the meaning given to such term in Section 6.5 hereof.

1.147 “Parent” shall mean OfficeMax Incorporated, a Delaware corporation, and its successors and assigns.

1.148 “Participant” shall mean any financial institution that acquires and holds a participation in the interest of any Lender in any of the Loans and Letters of Credit in conformity with the provisions of Section 13.7 of this Agreement governing participations.

1.149 “Patriot Act” shall mean the USA PATRIOT Act (Title III of Pub.L. 107-56 (signed into law October 26, 2001).

1.150 “Payment Conditions” shall mean, at any time of determination,

(a) as to any Permitted Acquisition in the event that the total consideration payable in respect of such Acquired Business is more than the US Dollar Equivalent of $50,000,000 or the aggregate amount of all consideration paid for all Permitted Acquisitions at the time of such Permitted Acquisition is more than the US Dollar Equivalent of $100,000,000 for any twelve consecutive month period, as of the date of such acquisition and after giving effect thereto and to any payment in respect thereof,

(i) no Default or Event of Default shall exist or have occurred and be continuing, and

(ii) either

(A) each of the following conditions shall be satisfied (in each case on a pro forma basis giving effect to the acquisition or payment as if made at the beginning of the applicable period): (1) using the most recent calculation of the Borrowing Base immediately prior to any such acquisition or payment, the Excess Availability shall be not less than fifteen (15%) percent of the Borrowing Base and Agent shall have received satisfactory projections for the six (6) month period (excluding the month in which the event or transaction occurs for this purpose) after the date of any such acquisition or payment showing, on a pro forma basis after giving effect to the payment, minimum Excess Availability at all times during such period of not less than such amount, and (2) the Fixed Charge Coverage Ratio for the immediately preceding four (4) fiscal quarter period ending on the last day of the fiscal quarter (or at such time as Borrowers are required to deliver financial statements on a monthly basis under Section 9.6, for the immediately preceding twelve (12) month period ending on the last day of the fiscal month) prior to the date of such acquisition or payment for which Agent has received financial statements shall be equal to or greater than 1.00 to 1.00; or

(B) each of the following conditions shall be satisfied (in each case on a pro forma basis giving effect to the acquisition or payment as if made at the beginning of the applicable period): (1) as of the date of any such payment, the Excess Availability shall have been not less than twenty-five (25%) percent of the Maximum Credit at all times during the immediately preceding six (6) month period and using the most recent calculation of the Borrowing Base immediately prior to any such acquisition or payment, on the date of any such acquisition or payment and after giving effect thereto, Excess Availability shall be not less than such amount, and (2) Agent shall have received satisfactory projections for the six (6) month period after the date of any such acquisition or payment showing, minimum excess availability at all times during such period of not less than such amount;

(b) as to any Restricted Payments in an aggregate amount in excess of the US Dollar Equivalent of $50,000,000 in any twelve (12) consecutive month period, as of the date of such Restricted Payment and after giving effect thereto,

(i) no Default or Event of Default shall exist or have occurred and be continuing, and

(ii) either

(A) each of the following conditions shall be satisfied (in each case on a pro forma basis giving effect to the payment as if made at the beginning of the applicable period): (1) using the most recent calculation of the Borrowing Base immediately prior to any such payment, the Excess Availability shall be not less than fifteen (15%) percent of the Borrowing Base and Agent shall have received satisfactory projections for the six (6) month period after the date of any such payment showing, on a pro forma basis after giving effect to the payment, minimum Excess Availability at all times during such period of not less than such amount, and (2) the Fixed Charge Coverage Ratio for the immediately preceding four (4) fiscal quarter period ending on the last day of the fiscal quarter (or at such time as Borrowers are required to deliver financial statements on a monthly basis under Section 9.6, for the immediately preceding twelve (12) month period ending on the last day of the fiscal month) prior to the date of such payment for which Agent has received financial statements shall be equal to or greater than 1.00 to 1.00; or

(B) each of the following conditions shall be satisfied (in each case on a pro forma basis giving effect to the payment as if made at the beginning of the applicable period): (1) as of the date of any such payment, the Excess Availability shall have been not less than twenty-five (25%) percent of the Maximum Credit at all times during the immediately preceding six (6) month period and using the most recent calculation of the Borrowing Base immediately prior to any such payment, on the date of any such payment and after giving effect thereto, Excess Availability shall be not less than such amount, and (2) Agent shall have received satisfactory projections for the six (6) month period after the date of any such payment showing, minimum Excess Availability at all times during such period of not less than such amount.

1.151 “Pension Plan” shall mean a pension plan (as defined in Section 3(2) of ERISA) subject to Title IV of ERISA which any Borrower or Guarantor sponsors, maintains, or to which any Borrower, Guarantor or ERISA Affiliate makes, is making, or is obligated to make contributions, other than a Multiemployer Plan.

1.152 “Permitted Acquisition Information” shall mean, with respect to any Permitted Acquisition, in the event that the total consideration payable in respect of the Acquired Business pursuant to such Permitted Acquisition is more than $50,000,000:

(a) Agent shall have received not less than five (5) Business Days’ prior written notice of the proposed acquisition and such information with respect thereto as Agent may reasonably request, in each case with such information to include (i) the proposed date and amount of the acquisition, (ii) a list and description of the assets or shares to be acquired, and (iii) the total purchase price for the assets to be purchased (and the terms of payment of such purchase price).

(b) if so requested by Agent, Agent shall have received: (i) the most recent annual and interim financial statements with respect to the Acquired Business and related statements of income, (ii) detailed forecasts of cash flows for the Acquired Business, (iii) detailed projections for Parent and its Subsidiaries on a consolidated basis through the Maturity Date, on a quarterly basis for the next four (4) quarters and on an annual basis thereafter, giving pro forma effect to such acquisition, based on assumptions reasonably satisfactory to Agent and demonstrating pro forma compliance with all financial covenants set forth in this Agreement, prepared in good faith an in a manner and using such methodology as is consistent with the most recent financial statements delivered to Agent pursuant to Section 9.6 hereof and in form and substance reasonably satisfactory to Agent and (iv) current, updated projections of the amount of the Borrowing Base and Excess Availability for the twelve (12) month period (excluding the month in which the event or transaction occurs for this purpose) after the date of such acquisition, in a form reasonably satisfactory to Agent, representing Borrowers’ reasonable best estimate of the future Borrowing Base and Excess Availability for the period set forth therein as of the date not more than ten (10) days prior to the date of such acquisition, which projections shall have been prepared on the basis of the assumptions set forth therein which Borrowers believe are fair and reasonable as of the date of preparation in light of current and reasonably foreseeable business conditions,

(c) Agent shall have received true, correct and complete copies of all agreements, documents and instruments relating to such acquisition, which documents shall be reasonably satisfactory to Agent,

(d) Agent shall have received a certificate of the chief financial officer or chief executive officer or vice-president of finance, treasurer, controller or chief accounting officer of Administrative Borrower certifying to Agent and Lenders as to the matters set forth in this definition, and

(e) if Agent so elects, or the aggregate amount of all consideration paid for all Permitted Acquisitions at the time of such Permitted Acquisition is more than the US Dollar Equivalent of $100,000,000, (i) Agent shall have received an appraisal of the inventory of the Acquired Business and such other assets of the Acquired Business as Agent may specify, in each case in form and containing assumptions and appraisal methods reasonably satisfactory to Agent by an appraiser acceptable to Agent, on which Agent and Lenders are expressly permitted to rely (and any inventory of the Acquired Business may only be Eligible Inventory to the extent that Agent has received such appraisal with respect thereto), and (ii) Agent shall have completed a field examination with respect to the business and assets of the Acquired Business in accordance with Agent’s customary procedures and practices and as otherwise required by the nature and circumstances of the business of the Acquired Business, the scope and results of which shall be satisfactory to Agent and any Inventory of the Acquired Business shall only be Eligible Inventory or Eligible LC Inventory and any Accounts of the Acquired Borrowers shall only be Eligible Trade Receivables or Eligible Credit Card Receivables to the extent that Agent has so completed such field examination with respect thereto and the criteria for Eligible Inventory, Eligible LC Inventory, Eligible Credit Card Receivables and/or Eligible Trade Receivables, as applicable, set forth herein are satisfied with respect thereto in accordance with this Agreement (or such other or additional criteria as Agent may, at its option, establish with respect thereto in accordance with this Agreement and subject to such Reserves as Agent may establish in connection with the Acquired Business).

1.153 “Permitted Acquisitions” shall mean the purchase by a Borrower or Guarantor after the date hereof of all or substantially all of the assets of any Person or a business or division of such Person (including pursuant to a merger with such Person or the formation of a wholly owned Subsidiary solely for such purpose that is merged with such Person) or of all or a majority of the Capital Stock of a Person, the acquisition of a Person by Merger or consolidation with a Person (such assets or such Person of which such Capital Stock is acquired being referred to herein as the “Acquired Business”) and in one or a series of transactions that satisfies each of the following conditions as reasonably determined by Agent:

(a) the Payment Conditions are satisfied,

(b) if applicable, Agent shall have received the Permitted Acquisition Information with respect thereto,

(c) in the case of the acquisition of the Capital Stock of another Person, the board of directors (or other comparable governing body) of such other Person shall have duly approved such acquisition and such Person shall not have announced that it will oppose such acquisition or shall not have commenced any action which alleges that such acquisition will violate applicable law, and

(d) no Default or Event of Default shall exist as of the date of the acquisition or any payment in respect thereof and after giving effect to the acquisition or such payment.

Provided that, at the option of Agent, none of the preceding conditions shall be required to be satisfied with respect to a Permitted Acquisition that is also a Permitted Disposition under clause (e) of the definition of Permitted Dispositions.

1.154 “Permitted Dispositions” shall mean each of the following:

(a) sales of Inventory in the ordinary course of business,

(b) returns of Inventory to vendors in the ordinary course of business of a Borrower or other Subsidiary of Parent on terms and conditions consistent with the current practices of such Borrower or Subsidiary as of the date hereof;

(c) the sale or other disposition of any assets not consisting of sales of Inventory in the ordinary course of business by a Borrower, Guarantor or Restricted Subsidiary at any time other than to the extent such sale or other disposition is otherwise prohibited hereunder; provided, that, as to any such sale or other disposition and after giving effect thereto:

(i) the aggregate fair market value of all assets sold or otherwise disposed of in reliance upon this clause (c) during any fiscal year of Parent and its Subsidiaries shall not exceed the amount equal to ten (10%) percent of Total Assets of Parent and its Subsidiaries at the beginning of such fiscal year;

(ii) the aggregate fair market value of all assets sold or otherwise disposed of in reliance upon this clause (c) shall not exceed the US Dollar Equivalent of $100,000,000 during any fiscal year of Parent and its Subsidiaries;

(iii) in the case of any sale or other disposition, or series of related sales or other dispositions, of more than fifteen (15%) percent of the retail stores of Borrowers in any fiscal year of Parent and its Subsidiaries, Borrower shall engage a professional liquidator reasonably acceptable to Agent in connection with such sales or other dispositions;

(iv) no Default or Event of Default shall exist; and

(v) such sale or other disposition is on commercially reasonable prices and terms in a bona fide arm’s length transaction;

(d) the grant by any Borrower, Guarantor or Restricted Subsidiary after the date hereof of a non-exclusive license or an exclusive license to any person for the use of any Intellectual Property consisting of trademarks owned by such Borrower, Guarantor or Restricted Subsidiary; provided, that, other than as to any implied license that may be deemed to have been granted to a purchaser or recipient of goods bearing trademarks owned by a Borrower, Guarantor or Restricted Subsidiary, each of the following conditions is satisfied, (i) such license is only for the use of trademarks in the manufacture, distribution or sale of products outside the United States of America and Canada or, if such license is for the use of such trademarks in the manufacture, distribution or sale of products within the United States of America or Canada, it is either (A) only for categories or types of Inventory other than the type or category being sold by any Borrower or Guarantor as of the date of this Agreement or that Borrower and Guarantors do not manufacture, distribute or sell or (B) to private-label manufacturers of Inventory on behalf of a Borrower on a non-exclusive basis in order to permit such private-label manufacturers to manufacture Inventory at all times owned by such Borrower from time to time in the ordinary course of its business or (C) such license is on a non-exclusive basis and the rights of the licensee shall be subject to the rights of Agent, and shall not adversely affect, limit or restrict the rights of Agent to use any Intellectual Property of a Borrower or Guarantor to sell or otherwise dispose of any Inventory or other Collateral or otherwise in any manner limit or interfere in any respect with the use of any such trademarks by Agent in connection with the exercise of its rights or remedies hereunder or under the other Financing Agreements, (ii) such licenses shall be on commercially reasonable prices and terms in a bona fide arms’ length transactions, (iii) in the case of any material licenses of the type described in clause (C) above, Agent shall have received a description of such license to the extent and when required under Section 7.1(a) hereof, upon Agent’s request, Agent shall have received, true, correct and complete copies of the executed license agreement and (iv) as of the date of the grant of any such license, and after giving effect thereto, no Default or Event of Default shall exist;

(e) sales, transfers and dispositions of assets (i) of a Borrower to another Borrower, or (ii) by a Guarantor or other Subsidiary of Parent to a Borrower or Guarantor, or (iii) by any Subsidiary that is not a Borrower or Guarantor to another Subsidiary that is not a Borrower or Guarantor; in each case to the extent otherwise permitted hereunder;

(f) with the consent of Agent, a Luxembourg Transfer;

(g) sale of all or any part of the Boise Investment, on commercially reasonable terms pursuant to one or more arms-length transactions; and

(h) the reduction in the cash surrender value of certain life insurance policies on employees or former employees of Parent or its Subsidiaries maintained by Parent or its Subsidiaries as beneficiary in exchange for the receipt by Parent or its Subsidiaries of funds from the issuer of such life insurance policies consistent with the current practices of Parent or its Subsidiaries as of the date hereof.

1.155 “Permitted Investments” shall mean each of the following:

(a) the endorsement of instruments for collection or deposit in the ordinary course of business;

(b) Investments in cash or Cash Equivalents; provided, that, (i) at any time on and after a Cash Dominion Event and for so long as the same is continuing, no Loans are then outstanding; except, that, notwithstanding that any Loans are outstanding on and after a Cash Dominion Event, (A) Borrowers, Guarantors and other Subsidiaries of Parent may from time to time in the ordinary course of business make deposits of cash or other immediately available funds in operating demand deposit accounts used for disbursements to the extent required to provide funds for amounts drawn or anticipated to be drawn shortly on such accounts and such funds may be held in Cash Equivalents consisting of overnight investments until so drawn (so long as such funds and Cash Equivalents are not held more than three (3) Business Days from the date of the initial deposit thereof) and (B) Borrowers may have cash at retail store locations and in Store Accounts to the extent permitted in Section 6.3(a) hereof and (ii) the terms and conditions of Section 5.2 hereof shall have been satisfied with respect to the deposit account, investment account or other account in which such cash or Cash Equivalents are held;

(c) the existing Investments of each Borrower, Guarantor and Restricted Subsidiary as of the Closing Date in its Subsidiaries; provided, that, no Borrower or Guarantor shall have any further obligations or liabilities to make any capital contributions or other additional investments or other payments to or in or for the benefit of any of such Subsidiaries;

(d) loans and advances by any Borrower, Guarantor or other Subsidiary of Parent to employees of any Borrower, Guarantor or other Subsidiary for: (i) reasonably and necessary work-related travel or other ordinary business expenses to be incurred by such employee in connection with their work for such Borrower or Guarantor and (ii) reasonable and necessary relocation expenses of such employees (including home mortgage financing for relocated employees); provided, that, Excess Availability shall have been not less than ten (10%) percent of the Borrowing Base as of the date of the most recent calculation of the Borrowing Base prior to the date of making any such loan or advance that would cause the aggregate outstanding amount of all such loans and advances to exceed the US Dollar Equivalent of $15,000,000 and after giving effect to any such loan or advance, on a pro forma basis using the Excess Availability as of the date of the most recent calculation of the Borrowing Base immediately prior to such loan or advance, Excess Availability shall be not less than ten (10%) percent of the Borrowing Base;

(e) stock or obligations issued to any Borrower, Guarantor or Restricted Subsidiary by any Person (or the representative of such Person) in respect of Indebtedness of such Person owing to such Borrower, Guarantor or Restricted Subsidiary in connection with the insolvency, bankruptcy, receivership or reorganization of such Person or a composition or readjustment of the debts of such Person; provided, that, to the extent having a value in excess of the US Dollar Equivalent of $10,000,000 in the aggregate, the original of any such stock or instrument evidencing such obligations shall be promptly delivered to Agent, upon Agent’s request, together with such stock power, assignment or endorsement by such Borrower, Guarantor or Restricted Subsidiary as Agent may request;

(f) obligations of account debtors to any Borrower, Guarantor or Restricted Subsidiary arising from Accounts which are past due evidenced by a promissory note made by such account debtor payable to such Borrower, Guarantor or Restricted Subsidiary; provided, that, promptly upon the receipt of the original of any such promissory note by such Borrower or Guarantor, such promissory note shall be endorsed to the order of Agent by such Borrower or Guarantor and promptly delivered to Agent as so endorsed;

(g) (i) Investments after the date hereof by any US Borrower or any Guarantor in any other US Borrower or in any Guarantor, or by any Canadian Borrower or any Guarantor in any other Canadian Borrower, or by any Puerto Rico Borrower or any Guarantor in any other Puerto Rico Borrower, or by any Guarantor in any other Guarantor or in any other Borrower, (ii) Investments by any Subsidiary of Parent that is not a Borrower or Guarantor (including any Unrestricted Subsidiary or Foreign Subsidiary) in any other Borrower, any Guarantor or any Subsidiary of Parent that is not a Borrower or Guarantor (including any Unrestricted Subsidiary or Foreign Subsidiary), (iii) Investments by any US Borrower in any Canadian Borrower or Puerto Rico Borrower, (iv) Investments by any Canadian Borrower or Puerto Rico Borrower in any US Borrower, (v) Investments by any Borrower or Guarantor in any Subsidiary of Parent that is not a Borrower or Guarantor (including any Unrestricted Subsidiary or Foreign Subsidiary) or in any other Person in an aggregate amount for all such Investments not to exceed (when taken together with the Investments referred to in clause (g)(iii), above) the US Dollar Equivalent of $50,000,000 at any time outstanding unless as of the date thereof and after giving effect thereto the Payment Conditions as applicable to Restricted Payments shall be satisfied (provided that the calculation of such aggregate amount shall exclude Investments that are Permitted Investments pursuant to provisions of this Section 1.155 other than this clause (g)(v)), and (vi) with the consent of Agent, Investments in connection with a Luxembourg Transfer; in each case; provided, that,

(A) in the case of clause (iii) above, the Excess Availability Condition shall be satisfied,

(B) in the case of clauses (iii), (iv) or (v), as to any Investments that give rise to the issuance of any Capital Stock, such issuance is a Permitted Disposition,

(C) in the case of clauses (iii), (iv) and (v) with respect to any Investments that are made as loans or advances, (1) if the loan or advances made to any one Person exceed the US Dollar Equivalent of $10,000,000 or if at any time an Event of Default exists, at the request of the Agent the Indebtedness arising pursuant to any such loan or advance shall be evidenced by a promissory note or other instrument in form and substance reasonably satisfactory to Agent, and the single original of such note or other instrument is promptly delivered to Agent to hold as part of the Collateral, with such endorsement and/or assignment by the payee of such note or other instrument as Agent may require, (2) as of the date of any such Investments and after giving effect thereto, the Borrower or Guarantor making such loans and advances or equity contributions shall be Solvent and (3) if the loans and advances are to a US Borrower or a Canadian Borrower, the Indebtedness arising pursuant to such loans and advances shall be subject to, and subordinate in right of payment to the payment in full of all of the Obligations on terms and conditions reasonably acceptable to Agent, and

(D) in the case of clauses (iii), (iv) and (v), as of the date of any such Investment and after giving effect thereto, no Default or Event of Default shall exist or have occurred and be continuing;

(h) the formation of a Subsidiary (including the acquisition of the Capital Stock of such Subsidiary); provided, that, the Investment in such Subsidiary is permitted hereunder;

(i) Investments after the date hereof by a Foreign Subsidiary; provided, that, (i) as of the date of any such Investment and after giving effect thereto, no Default or Event of Default shall exist and (ii) in no event shall any Borrower or Guarantor make, or be required to make, any payment or incur any obligation or liability (contingent or otherwise) in connection with such Investment or take any other action otherwise prohibited hereunder, except for Indebtedness of such Borrower or Guarantor otherwise permitted hereunder;

(j) the Boise Investment;

(k) Investments held in an investment account subject to an Investment Property Control Agreement; provided, that, the terms and conditions of Section 5.2(e) hereof shall have been satisfied with respect to the investment account in which such Investments are held;

(l) Investments made pursuant to arrangements under which Permitted Investments have been repaid, to the extent of such repayment, which amounts shall not be included in the calculation of the amounts of other Investments under this Section 1.154;

(m) Repurchases of Capital Stock permitted under Section 9.11 hereof; and

(n) the Investments consisting of loans and advances set forth on Schedule 9.10 to the Information Certificate.

1.156 “Person” or “person” shall mean any individual, sole proprietorship, partnership, corporation (including any corporation which elects subchapter S status under the Code), limited liability company, limited liability partnership, business trust, unincorporated association, joint stock corporation, trust, joint venture or other entity or any government or any agency or instrumentality or political subdivision thereof.

1.157 “Plan” shall mean an employee benefit plan (as defined in Section 3(3) of ERISA) which any Borrower or Guarantor sponsors, maintains, or to which it makes, is making, or is obligated to make contributions, or in the case of a Multiemployer Plan has made contributions at any time during the immediately preceding six (6) plan years or with respect to which any Borrower or Guarantor may incur liability.

1.158 “PPSA” shall mean the Personal Property Security Act (Ontario), the Civil Code of Quebec and to the extent applicable based on the location of the personal property and the application of applicable conflicts rules, any other applicable Federal, Provincial or Territorial statute pertaining to the granting, perfecting, priority or ranking of security interests, liens or hypothecs on personal property, and any successor statutes, together with any regulations thereunder, in each case as in effect from time to time. References to sections of the PPSA or the Civil Code of Quebec shall be construed to also refer to any successor sections.

1.159 “Priority Payables” shall mean, as to any Canadian Borrower or Canadian Guarantor at any time, (a) the full amount of the liabilities of such Borrower or Guarantor at such time which (i) have a trust imposed to provide for payment or a security interest, pledge, lien, hypothec or charge ranking or capable of ranking senior to or pari passu with security interests, liens, hypothecs or charges securing the Obligations under Federal, Provincial, Territorial, county, district, municipal, or local law in Canada or (ii) have a right imposed to provide for payment ranking or capable of ranking senior to or pari passu with the Obligations under local or national law, regulation or directive, including, but not limited to, claims for unremitted and/or accelerated rents, taxes, wages, withholding taxes (including claims for debts due to Canada Revenue Agency), VAT and other amounts payable to an insolvency administrator, employee withholdings or deductions, severance pay, termination pay and vacation pay, workers’ compensation obligations, government royalties or pension fund obligations or contributions, in each case to the extent such trust, or security interest, lien or charge has been or may be imposed and (b) the amount equal to the percentage applicable to Inventory in the calculation of the Borrowing Base multiplied by the aggregate Value of the Eligible Inventory or Eligible LC Inventory which Agent, in good faith, considers is or may be subject to retention of title by a supplier or a right of a supplier to recover possession thereof, where such supplier’s right has priority over the security interests, liens or charges securing the Obligations, including, without limitation, Eligible Inventory or Eligible LC Inventory subject to a right of a supplier to repossess goods pursuant to Section 81.1 of the BIA or any applicable laws granting revendication or similar rights to unpaid suppliers or any similar laws of Canada or any other applicable jurisdiction (provided, that, to the extent such Inventory has been identified and has been excluded from Eligible Inventory or Eligible LC Inventory, the amount owing to the supplier shall not be considered a Priority Payable).

1.160 “Pro Rata Share” shall mean, as to any Lender (subject to the last sentence below), the fraction (expressed as a percentage) the numerator of which is such Lender’s Commitment and the denominator of which is the aggregate amount of all of the Commitments of the Lenders, as adjusted from time to time in accordance with the provisions hereof; provided, that, if the Commitments have been terminated, the numerator shall be the unpaid amount of such Lender’s Loans and its interest in the Swing Line Loans, Special Agent Advances and Letter of Credit Obligations and the denominator shall be the aggregate amount of all unpaid Loans, Swing Line Loans, Special Agent Advances and Letter of Credit Obligations. For purposes of calculating the Pro Rata Shares of Lenders, the Commitments of a US Lender, together with its Affiliate that may be a Canadian Lender, shall be treated as a single Commitment.

1.161 “Provision for Taxes” shall mean an amount equal to all taxes imposed on or measured by net income, whether Federal, State, Provincial, Territorial, county or local, and whether foreign or domestic, that are paid or payable by any Person in respect of any period in accordance with GAAP.

1.162 “Puerto Rico Borrowers” shall mean, collectively, the following (together with their respective successors and assigns): (a) OfficeMax Puerto Rico, Inc., a corporation organized under the laws of the Commonwealth of Puerto Rico; and (b) any other Person incorporated or formed under the laws of the Commonwealth of Puerto Rico that at any time after the date hereof becomes a Puerto Rico Borrower hereunder; each sometimes referred to herein individually as a “Puerto Rico Borrower”.

1.163 “Puerto Rico Borrowing Base” shall mean, at any time, as to US Borrowers, the amount equal to:

(a) ninety (90%) percent multiplied by the Eligible Credit Card Receivables of Puerto Rico Borrowers;

plus

(b) ninety (90%) percent multiplied by the Eligible Trade Receivables of Puerto Rico Borrowers;

plus

(c) the amount equal to ninety (90%) percent of the Net Recovery Percentage of the Eligible Inventory of Puerto Rico Borrowers multiplied by the value of such Eligible Inventory (other than Eligible LC Inventory);

plus

(d) the amount equal to ninety (90%) percent of the Net Recovery Percentage of Eligible LC Inventory of Puerto Rico Borrowers multiplied by value of such Eligible LC Inventory;

minus

(e) the amount of Reserves attributable to Puerto Rico Borrowers.

1.164 “Puerto Rico Credit Facility” shall mean the Loans and Letters of Credit provided to or for the benefit of Puerto Rico Borrowers pursuant to Section 2 hereof.

1.165 “Puerto Rico Excess Availability” shall mean the amount, calculated at any date, equal to: (a) the lesser of: (i) the Puerto Rico Borrowing Base and (ii) the Puerto Rico Loan Limit, minus (b) the amount of all then outstanding and unpaid Obligations in respect of the Puerto Rico Loans to Puerto Rico Borrowers and outstanding Puerto Rico Letter of Credit Obligations for the account of Puerto Rico Borrowers.

1.166 “Puerto Rico Guarantors” shall mean, collectively, any Restricted Subsidiary of Parent incorporated under the laws of the Commonwealth of Puerto Rico or any political subdivision thereof that at any time after the date hereof becomes party to a guarantee in favor of Agent or any Lender in respect of or otherwise liable on or with respect to the Puerto Rico Obligations or that is the owner of any property which is security for the Puerto Rico Obligations, together with their respective successors and permitted assigns; provided, that, Inactive Subsidiaries, Restricted Subsidiaries of Parent not incorporated under the laws of the Commonwealth of Puerto Rico or any political subdivision thereof, Foreign Subsidiaries and Unrestricted Subsidiaries shall not be required to be Puerto Rico Guarantors; each sometimes being referred to herein individually as a “Puerto Rico Guarantor”.

1.167 “Puerto Rico Letter of Credit Limit” shall mean, at any time, $5,000,000.

1.168 “Puerto Rico Letter of Credit Obligations” shall mean, at any time, the sum of (a) the aggregate undrawn amount of all Puerto Rico Letters of Credit outstanding at such time, plus (b) the aggregate amount of all drawings under Puerto Rico Letters of Credit for which US Issuing Bank has not at such time been reimbursed, plus (c) without duplication, the aggregate amount of all payments made by each Lender to US Issuing Bank with respect to such Lender’s participation in Puerto Rico Letters of Credit as provided in Section 2.3 hereof for which Puerto Rico Borrowers or Guarantors have not at such time reimbursed Lenders, whether by way of a Revolving Loan or otherwise.

1.169 “Puerto Rico Letters of Credit” shall mean Letters of Credit issued pursuant to this Agreement for the account of a Puerto Rico Borrower; each sometimes being referred to herein individually as a “Puerto Rico Letter of Credit”.

1.170 “Puerto Rico Loan Limit” shall mean, at any time, the amount equal to $20,000,000.

1.171 “Puerto Rico Loans” shall mean, collectively, the Puerto Rico Revolving Loans and Puerto Rico Swing Line Loans.

1.172 “Puerto Rico Obligations” shall mean (a) any and all Puerto Rico Loans, Puerto Rico Letter of Credit Obligations and all other obligations, liabilities and indebtedness of every kind, nature and description owing by any or all of Puerto Rico Borrowers to Agent or any Lender or any Issuing Bank under this Agreement or any other Financing Agreements or with respect to Puerto Rico Letter of Credit Obligations, including principal, interest, charges, fees, costs and expenses, however evidenced, whether as principal, surety, endorser, guarantor or otherwise, arising under this Agreement or any of the other Financing Agreements, or on account of any Puerto Rico Letter of Credit Obligations, whether now existing or hereafter arising, whether arising before, during or after the initial or any renewal term of this Agreement or after the commencement of any case with respect to such Puerto Rico Borrower under the Bankruptcy Code or any similar statute (including the payment of interest and other amounts which would accrue and become due but for the commencement of such case, whether or not such amounts are allowed or allowable in whole or in part in such case), whether direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, or secured or unsecured and (b) for purposes only of Section 5.1 hereof and subject to the priority in right of payment set forth in Section 6.4 hereof, all obligations, liabilities and indebtedness of every kind, nature and description owing by any or all of Puerto Rico Borrowers or Puerto Rico Guarantors to Agent or any Bank Product Provider arising under or pursuant to any Bank Products, whether now existing or hereafter arising; provided, that, (i) as to any such obligations, liabilities and indebtedness arising under or pursuant to a Hedge Agreement, the same shall only be included within the Puerto Rico Obligations if upon Agent’s request, Agent shall have entered into an agreement, in form and substance reasonably satisfactory to Agent, with the Bank Product Provider that is a counterparty to such Hedge Agreement, as acknowledged and agreed to by Puerto Rico Borrowers and Puerto Rico Guarantors, providing for the delivery to Agent by such counterparty of information with respect to the amount of such obligations and providing for the other rights of Agent and such Bank Product Provider in connection with such arrangements, (ii) any Bank Product Provider, other than Wells Fargo and its Affiliates, shall have delivered written notice to Agent that (A) such Bank Product Provider has entered into a transaction to provide Bank Products to a Puerto Rico Borrower or Puerto Rico Guarantor and (B) the obligations arising pursuant to such Bank Products provided to such Puerto Rico Borrower or Puerto Rico Guarantor constitute Puerto Rico Obligations entitled to the benefits of the security interest of Agent granted hereunder, and Agent shall have accepted such notice in writing (which acceptance shall not be unreasonably withheld or delayed), and (3) in no event shall any Bank Product Provider acting in such capacity to whom such obligations, liabilities or indebtedness are owing be deemed a Lender for purposes hereof to the extent of and as to such obligations, liabilities or indebtedness; except, that, each reference to the term “Lender” or “Secured Party” in Sections 12.1, 12.2, 12.3, 12.4(b), 12.7, 12.8, 12.10, 12.13, 12.14 and 13.6 hereof shall be deemed to include such Bank Product Provider and in no event shall the approval of any such person in its capacity as Bank Product Provider be required in connection with the release or termination of any security interest or lien of Agent.

1.173 “Puerto Rico Payment Account” shall mean account no. 37235547964500872 of Agent at Wells Fargo, or such other account of Agent as Agent may from time to time designate to Administrative Borrower as the Puerto Rico Payment Account for purposes of this Agreement and the other Financing Agreements.

1.174 “Puerto Rico Revolving Loans” shall mean the loans now or hereafter made by or on behalf of any US Lender or by Agent for the account of any US Lender to Puerto Rico Borrowers on a revolving basis pursuant to the Credit Facility (involving advances, repayments and readvances) as set forth in Section 2.1 hereof.

1.175 “Puerto Rico Swing Line Lender” shall mean Wells Fargo, in its capacity as a lender of Puerto Rico Swing Line Loans.

1.176 “Puerto Rico Swing Line Loan Limit” shall mean, at any time, the amount equal to $2,000,000.

1.177 “Puerto Rico Swing Line Loans” shall mean loans now or hereafter made by Puerto Rico Swing Line Lender to Puerto Rico Borrowers on a revolving basis pursuant to the Credit Facility (involving advances, repayments and readvances) as set forth in Section 2.2 hereof.

1.178 “Qualified Cash” shall mean, at any time, unrestricted cash or Cash Equivalents of Borrowers that are subject to the valid, enforceable and first priority perfected security interest of Agent in an investment account or deposit account at Agent, any Lender or other Person approved by Agent, subject to a Deposit Account Control Agreement or Investment Property Control Agreement (which will limit the terms of withdrawal of such funds by Borrowers subject to certain conditions established by Agent) and free and clear of any other security interest, pledge, lien, encumbrance or claim (other than rights of setoff of the financial institutions at which the accounts are maintained, with respect to funds of Borrowers, Guarantors or Subsidiaries at such institutions to secure fees and charges in connection with returned items or standard fees and charges of such institutions in connection with the accounts maintained by Borrowers, Guarantors or

Subsidiaries at such institutions or other liens or rights of setoff of such institutions to the extent acceptable to Agent) in such amounts as are set forth in the most recent evidence thereof requested by Agent as of such time.

1.179 “Quarterly Average Excess Availability” shall mean, for any fiscal quarter of Borrowers, the daily average of the aggregate amount of the Excess Availability for such fiscal quarter; provided, that, for purposes of this definition Excess Availability shall be calculated without regard to the Maximum Credit.

1.180 “Real Property” shall mean all now owned and hereafter acquired real property of each Borrower and Guarantor, including leasehold interests, together with all buildings, structures, and other improvements located thereon and all licenses, easements and appurtenances relating thereto, wherever located.

1.181 “Receivables” shall mean all of the following now owned or hereafter arising or acquired property of each Borrower and Guarantor: (a) all Accounts; (b) all interest, fees, late charges, penalties, collection fees and other amounts due or to become due or otherwise payable in connection with any Account; (c) all payment intangibles of such Borrower or Guarantor; (d) letters of credit, indemnities, guarantees, security or other deposits and proceeds thereof issued payable to any Borrower or Guarantor or otherwise in favor of or delivered to any Borrower or Guarantor in connection with any Account; or (e) all other accounts, contract rights, chattel paper, instruments, notes, general intangibles and other forms of obligations owing to any Borrower or Guarantor, whether from the sale and lease of goods or other property, licensing of any property (including Intellectual Property or other general intangibles), rendition of services or from loans or advances by any Borrower or Guarantor or to or for the benefit of any third person (including loans or advances to any Affiliates or Subsidiaries of any Borrower or Guarantor) or otherwise associated with any Accounts, Inventory or general intangibles of any Borrower or Guarantor (including, without limitation, choses in action, causes of action, tax refunds, tax refund claims, any funds which may become payable to any Borrower or Guarantor in connection with the termination of any Plan or other employee benefit plan and any other amounts payable to any Borrower or Guarantor from any Plan or other employee benefit plan, rights and claims against carriers and shippers, rights to indemnification, business interruption insurance and proceeds thereof, casualty or any similar types of insurance and any proceeds thereof and proceeds of insurance covering the lives of employees on which any Borrower or Guarantor is a beneficiary).

1.182 “Records” shall mean, as to each Borrower and Guarantor, all of such Borrower’s and Guarantor’s present and future books of account of every kind or nature, purchase and sale agreements, invoices, ledger cards, bills of lading and other shipping evidence, statements, correspondence, memoranda, credit files and other data relating to the Collateral or any account debtor, together with the tapes, disks, diskettes and other data and software storage media and devices, file cabinets or containers in or on which the foregoing are stored (including any rights of any Borrower or Guarantor with respect to the foregoing maintained with or by any other person).

1.183 “Register” shall have the meaning set forth in Section 13.7 hereof.

1.184 “Required Lenders” shall mean, at any time, those Lenders whose Pro Rata Shares aggregate more than fifty (50%) percent of the aggregate of the Commitments of all Lenders, or if the Commitments shall have been terminated, Lenders to whom more than fifty (50%) percent of the then outstanding Obligations are owing.

1.185 “Reserves” shall mean as of any date of determination, such amounts as Agent may from time to time establish and revise in good faith reducing the amount of Loans and Letters of Credit which would otherwise be available to any Borrower under the lending formula(s) provided for herein: (a) to reflect events, conditions, contingencies or risks which, as determined by Agent in good faith, adversely affect, or would have a reasonable likelihood of adversely affecting, either (i) the Collateral or any other property which is security for the Obligations, its value or the amount that might be received by Agent from the sale or other disposition or realization upon such Collateral, or (ii) the assets, business or prospects of any Borrower or Guarantor or (iii) the security interests and other rights of Agent or any Lender in the Collateral (including the enforceability, perfection and priority thereof) or (b) to reflect Agent’s good faith belief that any collateral report or financial information furnished by or on behalf of any Borrower or Guarantor to Agent is or may have been incomplete, inaccurate or misleading in any material respect or (c) to reflect outstanding Letters of Credit as provided in Section 2.2 hereof or (d) in respect of any state of facts which Agent determines in good faith constitutes a Default or an Event of Default. Without limiting the generality of the foregoing, Reserves may be established to reflect any of the following: (i) inventory shrinkage and obsolescence, (ii) reserves in respect of markdowns and cost variances (pursuant to discrepancies between the purchase order price of Inventory and the actual cost thereof), (iii) dilution with respect to Accounts (based on the ratio of the aggregate amount of non-cash reductions in Accounts for any period to the aggregate dollar amount of the sales of such Borrower for such period) as calculated by Agent for any period is or is reasonably anticipated to be greater than two (2%) percent, (iv) amounts due or to become due in respect of sales, use and/or withholding taxes, (v) any rental payments, service charges or other amounts due or to become due to lessors of real property to the extent Inventory or Records are located in or on such property or such Records are needed to monitor or otherwise deal with the Collateral (other than for locations where Agent has received a Collateral Access Agreement executed and delivered by the owner and lessor of such real property that Agent has acknowledged in writing is in form and substance satisfactory to Agent); provided, that, the Reserves established pursuant to this clause (v) as to retail store locations that are leased shall not exceed at any time the aggregate of amounts payable for the next three (3) months to the lessors of such retail store locations located in those States where any right of the lessor to Collateral may have priority over the security interest and lien of Agent therein; provided, that, such limitation on the amount of the Reserves pursuant to this clause (v) shall only apply so long as: (A) no Event of Default shall exist, (B) neither a Borrower, Guarantor nor Agent shall have received notice of any event of default under the lease with respect to such location and (C) no Borrower has granted to the lessor a security interest or lien upon any assets of such Borrower, (vi) any rental payments, service charges or other amounts due or to become due to lessors of personal property; (vii) amounts owing to Credit Card Issuers or Credit Card Processors in connection with the Credit Card Agreements, (viii) up to fifty (50%) percent of the aggregate amount of merchandise gift certificates and coupons, (ix) an increase in the number of days of the turnover of Inventory or a change in the mix of the Inventory that results in an overall decrease in the value thereof or a deterioration in its nature or quality (but only to the extent not addressed by the lending formulas in a manner satisfactory to Agent), (x) variances between the perpetual inventory records of Borrowers and the results of the test counts of Inventory conducted by Agent with respect thereto in excess of the percentage acceptable to Agent, (xi) the aggregate amount of deposits, if any, received by any Borrower from its retail customers in respect of unfilled orders for merchandise and the purchase price of layaway goods, (xii) Priority Payables and any obligations of Borrowers or Guarantors subject to liens that are prior to or pari passu with the liens of Agent under the BIA or the Wage Earner Protection Program Act (Canada), (xiii) to reflect Agent’s good faith estimate of the amount of any reserve necessary to reflect changes in applicable currency exchange rates or currency exchange markets; and (xiv) obligations, liabilities or indebtedness (contingent or otherwise) of Borrowers or Guarantors to any Bank Product Provider arising under or in connection with any Bank Products of any Borrower or Guarantor with a Bank Product Provider or as such Bank Product Provider may otherwise require and Agent may agree in connection therewith to the extent that such obligation, liabilities or indebtedness constitute Obligations as such term is defined herein or otherwise receive the benefit of the security interest of Agent in any Collateral. The amount of any Reserve established by Agent shall have a reasonable relationship to the event, condition or other matter which is the basis for such Reserve as determined by Agent in good faith and to the extent that such Reserve is in respect of amounts that may be payable to third parties Agent may, at its option, deduct such Reserve from the Maximum Credit at any time that such limit is less than the amount of the Borrowing Base. Agent shall provide prior notice to Administrative Borrower of any material change in the categories of Reserves established after the date hereof. Notwithstanding anything to the contrary contained herein, Reserves will not include accounts payable on consignment inventory at any time that a Cash Dominion Event does not exist.

1.186 “Responsible Officer” means with respect to any Person, any of the principal executive officers, the chief financial officer, chief accounting officer, treasurer, assistant treasurer, vice president of finance or controller of such Person or such other individual so designated in writing from time to time by the chief financial officer or treasurer of such Person to Agent.

1.187 “Restricted Payment” shall mean (a) any cash dividend or other cash distribution, direct or indirect, on account of any shares of any class of Capital Stock of Parent or any of its Subsidiaries, as the case may be, now or hereafter outstanding, (b) any redemption, retirement, sinking fund or similar payment on account of, or purchase or other acquisition for value, direct or indirect, of any shares of any class of Capital Stock of Parent or any of its Subsidiaries, except for any redemption, retirement, sinking funds or similar payment payable solely in such shares of that class of stock or in any class of stock junior to that class, (c) any cash payment made to redeem, purchase, repurchase or retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire any shares of any class of Capital Stock of Parent or any of its Subsidiaries now or hereafter outstanding, or (d) any payment to any Affiliate of any Borrower except to the extent expressly permitted in this Loan Agreement.

1.188 “Restricted Subsidiary” shall mean each direct or indirect Subsidiary of Parent, other than the Unrestricted Subsidiaries; sometimes being collectively referred to herein as “Restricted Subsidiaries”.

1.189 “Retail Division” shall mean, collectively, Parent and the Subsidiaries of Parent engaged principally in the marketing and sale of office supplies and paper, technology products and office furniture through “OfficeMax” office supply superstores, and store-in-store and e-commerce channels.

1.190 “Revolving Loans” shall mean, collectively, the US Revolving Loans and the Canadian Revolving Loans.

1.191 “Sanctioned Entity” shall mean (a) an agency of the government of, (b) an organization directly or indirectly controlled by, or (c) a person resident in, a country that is subject to a sanctions program identified on the list maintained and published by OFAC and available at http://www.treas.gov/offices/enforcement/ofac/programs, or as otherwise published from time to time as such program may be applicable to such agency, organization or person

1.192 “Sanctioned Person” shall mean a person named on the list of Specially Designated Nationals or Blocked Persons maintained by OFAC available at http://www.treas.gov/offices/enforcement/ofac/sdn/index.html, or as otherwise published from time to time.

1.193 “Secured Parties” shall mean, collectively, (a) Agent, (b) Lenders, (c) the Issuing Bank and (d) any Bank Product Provider; provided, that, (i) as to any Bank Product Provider, only to the extent of the Obligations owing to such Bank Product Provider and (ii) such parties are sometimes referred to herein individually as a “Secured Party”.

1.194 “Solvent” shall mean, at any time with respect to any Person, that at such time such Person (a) is able to pay its debts as they mature and has (and has a reasonable basis to believe it will continue to have) sufficient capital (and not unreasonably small capital) to carry on its business consistent with its practices as of the date hereof, and (b) the assets and properties of such Person at a fair valuation (and including as assets for this purpose at a fair valuation all rights of subrogation, contribution or indemnification arising pursuant to any guarantees given by such Person) are greater than the Indebtedness of such Person, and including subordinated and contingent liabilities computed at the amount which, such person has a reasonable basis to believe, represents an amount which can reasonably be expected to become an actual or matured liability (and including as to contingent liabilities arising pursuant to any guarantee the face amount of such liability as reduced to reflect the probability of it becoming a matured liability).

1.195 “Special Agent Advances” shall have the meaning set forth in Section 12.12 hereof.

1.196 “Standby Letter of Credit” shall mean all Letters of Credit other than Commercial Letters of Credit.

1.197 “Store Accounts” shall have the meaning set forth in Section 6.3.

1.198 “Subsidiary” or “subsidiary” shall mean, with respect to any Person, any corporation, limited liability company, limited liability partnership or other limited or general partnership, trust, association or other business entity of which an aggregate of at least a majority of the outstanding Capital Stock or other interests entitled to vote in the election of the board of directors of such corporation (irrespective of whether, at the time, Capital Stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency), managers, trustees or other controlling persons, or an equivalent controlling interest therein, of such Person is, at the time, directly or indirectly, owned by such Person and/or one or more subsidiaries of such Person.

1.199 “Swing Line Loans” shall mean US Swing Line Loans and Canadian Swing Line Loans.

1.200 “Swing Line Notes” means, collectively, the promissory notes of the Borrowers substantially in the form of Exhibit D-2, payable to the order of the Canadian Swing Line Lender and US Swing Line Lender, as applicable, evidencing the Swing Line Loans made by the Canadian Swing Line Lender and US Swing Line Lender, respectively.

1.201 “Total Assets” shall mean, as at any date, the amount that would, in conformity with GAAP, be set forth opposite the caption “total assets” (or any like caption) on a consolidated balance sheet of Parent and its Subsidiaries.

1.202 “UCC” shall mean the Uniform Commercial Code as in effect in the State of Illinois and any successor statute, as in effect from time to time (except, that, terms used herein which are defined in the Uniform Commercial Code as in effect in the State of Illinois on the date hereof shall continue to have the same meaning notwithstanding any replacement or amendment of such statute except as Agent may otherwise determine).

1.203 “United States” or “United States of America” shall mean the United States of America, including (a) each State thereof, and(b) the District of Columbia.

1.204 “Unrestricted Subsidiary” shall mean each of the Subsidiaries of Parent listed on Schedule 1.204 to the Information Certificate and any Subsidiary of Parent designated in writing by Administrative Borrower to Agent after the date hereof and agreed to by Agent; provided, that, (a) such Subsidiaries shall only be considered Unrestricted Subsidiaries to the extent that the representations with respect thereto set forth in Section 8.12 hereof are true and correct with respect thereto, (b) no Borrower, Guarantor or Restricted Subsidiary shall at any time have any obligation or liability (contingent or otherwise) with respect to any Indebtedness or liabilities of any Unrestricted Subsidiary or any other obligations (contingent or otherwise) with respect to any Unrestricted Subsidiary and all Indebtedness and other obligations of the Unrestricted Subsidiaries shall be non-recourse to Borrowers and Guarantors and their assets (other than to the extent constituting a Permitted Investment), (c) no failure by any Unrestricted Subsidiary to comply with any of its obligations or any default under any agreement to which any Unrestricted Subsidiary is a party or by which it is bound shall give rise to a default or event of default by any Borrower or Guarantor under any agreement to which such Borrower or Guarantor is a party or by which it is bound, and (d) notwithstanding anything to the contrary contained herein, the financial performance and leverage of Cuban Electric Company, OMX Timber Finance Holdings I, LLC, OMX Timber Finance Holdings II, LLC, OMX Timber Finance Investments I, LLC, and OMX Timber Finance Investments II, LLC shall not count toward, or be included within, the consolidated accounts of Parent and its Subsidiaries for purposes of the calculation of the Fixed Charge Coverage Ratio or any other financial covenant set forth herein or for any other purposes hereunder (other than to the extent of any cash distributions to Parent and its Restricted Subsidiaries). Such Subsidiaries are sometimes referred to herein collectively as “Unrestricted Subsidiaries”.

1.205 “US Base Rate” shall mean the higher of (a) the rate from time to time publicly announced by US Reference Bank, or its successors, as its “prime rate”, subject to each increase or decrease in such prime rate, effective as of the day any such change occurs, whether or not such announced rate is the best rate available at such bank, or (b) the Federal Funds Rate from time to time plus one-half (.50%) percent.

1.206 “US Base Rate Loans” shall mean any Loans or portion thereof on which interest is payable based on the US Base Rate in accordance with the terms thereof.

1.207 “US Borrowers” shall mean, collectively, the following (together with their respective successors and assigns): (a) OfficeMax Incorporated, a Delaware corporation; (b) OfficeMax North America, Inc., an Ohio corporation; (c) BizMart, Inc., a Delaware corporation; (d) BizMart (Texas), Inc., a Delaware corporation; and (e) any other Person incorporated or formed under the laws of any State of the United States of America or the District of Columbia that at any time after the date hereof becomes a US Borrower hereunder; each sometimes being referred to herein individually as a “US Borrower”.

1.208 “US Borrowing Base” shall mean, at any time, as to US Borrowers, the amount equal to:

(a) ninety (90%) percent multiplied by the Eligible Credit Card Receivables of US Borrowers;

plus

(b) ninety (90%) percent multiplied by the Eligible Trade Receivables of US Borrowers;

plus

(c) the amount equal to ninety (90%) percent of the Net Recovery Percentage of the Eligible Inventory of US Borrowers multiplied by the value of such Eligible Inventory (other than Eligible LC Inventory);

plus

(d) the amount equal to ninety (90%) percent of the Net Recovery Percentage of Eligible LC Inventory of US Borrowers multiplied by value of such Eligible LC Inventory;

minus

(e) the amount of Reserves attributable to US Borrowers.

1.209 “US Commitment” shall mean, at any time, as to each Lender, the principal amount set forth on Schedule 1.209 hereto designated as the US Commitment of such Lender or on Schedule 1 to the Assignment and Acceptance Agreement pursuant to which such Lender became a Lender hereunder in accordance with the provisions of Section 13.7 hereof, as the same may be adjusted from time to time in accordance with the terms hereof; sometimes being collectively referred to herein as “US Commitments”.

1.210 “US Credit Facility” shall mean the Loans and Letters of Credit provided to or for the benefit of US Borrowers pursuant to Section 2 hereof.

1.211 “US Dollar Equivalent” shall mean at any time (a) as to any amount denominated in US Dollars, the amount thereof at such time, and (b) as to any amount denominated in any other currency, the equivalent amount in US Dollars calculated by Agent in good faith at such time using the Exchange Rate in effect on the Business Day of determination.

1.212 “US Dollar Loans” shall mean any Loans or portion thereof which are denominated in US Dollars.

1.213 “US Dollars”, “US$” and “$” shall each mean lawful currency of the United States of America.

1.214 “US Excess Availability” shall mean the amount, calculated at any date, equal to: (a) the lesser of: (i) the US Borrowing Base and (ii) the US Loan Limit, minus (b) the amount of all then outstanding and unpaid Obligations in respect of the US Loans and outstanding US Letter of Credit Obligations.

1.215 “US Issuing Bank” shall mean Wells Fargo, affiliates of Wells Fargo, any Lender, or any other financial institution that is approved by Agent that shall issue a Letter of Credit for the account of any US Borrower and has agreed in a manner satisfactory to Agent to be subject to the terms hereof as a US Issuing Bank.

1.216 “US Guarantors” shall mean, collectively, any Restricted Subsidiary of Parent organized under the laws of the United States of America, any State thereof or the District of Columbia, that provides a guarantee of the Obligations in favor of Agent or Lender or otherwise is liable on or with respect to the Obligations or who is the owner of any property which is security for the Obligations.

1.217 “US Lenders” shall mean the financial institutions who are signatories hereto as US Lenders and other persons made a party to this Agreement as a US Lender in accordance with Section 13.7 hereof, and their respective successors and permitted assigns; each sometimes being referred to herein individually as a “US Lender”.

1.218 “US Letter of Credit Limit” shall mean, at any time, the amount equal to (a) $250,000,000, minus (b) the sum of (i) US Dollar Equivalent of the outstanding amount of Canadian Letter of Credit Obligations at such time and (ii) the outstanding amount of Puerto Rico Letter of Credit Obligations.

1.219 “US Letter of Credit Obligations” shall mean, at any time, the sum of (a) the aggregate undrawn amount of all US Letters of Credit outstanding at such time, plus (b) the aggregate amount of all drawings under US Letters of Credit for which US Issuing Bank has not at such time been reimbursed, plus (c) without duplication, the aggregate amount of all payments made by each Lender to US Issuing Bank with respect to such Lender’s participation in US Letters of Credit as provided in Section 2.3 hereof for which US Borrowers or Guarantors have not at such time reimbursed Lenders, whether by way of a Revolving Loan or otherwise.

1.220 “US Letters of Credit” shall mean Letters of Credit issued pursuant to this Agreement for the account of a US Borrower; each sometimes being referred to herein individually as a “US Letter of Credit”.

1.221 “US Loan Limit” shall mean, at any time, the amount equal to $600,000,000 minus the outstanding amount of Puerto Rico Loans and Puerto Rico Letter of Credit Obligations.

1.222 “US Loans” shall mean, collectively, the US Revolving Loans and US Swing Line Loans.

1.223 “US Obligations” shall mean (a) any and all US Loans, US Letter of Credit Obligations and all other obligations, liabilities and indebtedness of every kind, nature and description owing by any or all of US Borrowers to Agent or any Lender or any Issuing Bank under this Agreement or any other Financing Agreements, or on account of any US Letter of Credit Obligations, including principal, interest, charges, fees, costs and expenses, however evidenced, whether as principal, surety, endorser, guarantor or otherwise, arising under this Agreement or any of the other Financing Agreements, or on account of any US Letter of Credit Obligations, whether now existing or hereafter arising, whether arising before, during or after the initial or any renewal term of this Agreement or after the commencement of any case with respect to such US Borrower under the Bankruptcy Code or any similar statute (including the payment of interest and other amounts which would accrue and become due but for the commencement of such case, whether or not such amounts are allowed or allowable in whole or in part in such case), whether direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, or secured or unsecured and (b) for purposes only of Section 5.1 hereof and subject to the priority in right of payment set forth in Section 6.4 hereof, all obligations, liabilities and indebtedness of every kind, nature and description owing by any or all of US Borrowers or US Guarantors to Agent or any Bank Product Provider arising under or pursuant to any Bank Products, whether now existing or hereafter arising; provided, that, (i) as to any such obligations, liabilities and indebtedness arising under or pursuant to a Hedge Agreement, the same shall only be included within the US Obligations if upon Agent’s request, Agent shall have entered into an agreement, in form and substance reasonably satisfactory to Agent, with the Bank Product Provider that is a counterparty to such Hedge Agreement, as acknowledged and agreed to by US Borrowers and US Guarantors, providing for the delivery to Agent by such counterparty of information with respect to the amount of such obligations and providing for the other rights of Agent and such Bank Product Provider in connection with such arrangements, (ii) any Bank Product Provider, other than Wells Fargo and its Affiliates, shall have delivered written notice to Agent that (A) such Bank Product Provider has entered into a transaction to provide Bank Products to a US Borrower or US Guarantor and (B) the obligations arising pursuant to such Bank Products provided to such US Borrower or US Guarantor constitute US Obligations entitled to the benefits of the security interest of Agent granted hereunder, and Agent shall have accepted such notice in writing (which acceptance shall not be unreasonably withheld or delayed), and (iii) in no event shall any Bank Product Provider acting in such capacity to whom such obligations, liabilities or indebtedness are owing be deemed a Lender for purposes hereof to the extent of and as to such obligations, liabilities or indebtedness; except, that, each reference to the term “Lender” or “Secured Party” in Sections 12.1, 12.2, 12.3, 12.4(b), 12.7, 12.8, 12.9, 12.10, 12.13, 12.14 and 13.6 hereof shall be deemed to include such Bank Product Provider and in no event shall the approval of any such person in its capacity as Bank Product Provider be required in connection with the release or termination of any security interest or lien of Agent.

1.224 “US Payment Account” shall mean account no. 37235547964500871 of Agent at Wells Fargo, or such other account of Agent as Agent may from time to time designate to Administrative Borrower as the US Payment Account for purposes of this Agreement and the other Financing Agreements.

1.225 “US Reference Bank” shall mean Wells Fargo, or such other bank as Agent may from time to time designate.

1.226 “US Revolving Loans” shall mean the loans now or hereafter made by or on behalf of any US Lender or by Agent for the account of any US Lender to US Borrowers on a revolving basis pursuant to the Credit Facility (involving advances, repayments and readvances) as set forth in Section 2.1 hereof.

1.227 “US Swing Line Lender” shall mean Wells Fargo, in its capacity as a lender of US Swing Line Loans.

1.228 “US Swing Line Loan Limit” shall mean, at any time, the amount equal to (a) $60,000,000, minus, (b) the US Dollar Equivalent of the outstanding principal amount of the Canadian Swing Line Loans at such time.

1.229 “US Swing Line Loans” shall mean loans now or hereafter made by US Swing Line Lender to US Borrowers on a revolving basis pursuant to the Credit Facility (involving advances, repayments and readvances) as set forth in Section 2.2 hereof.

1.230 “Value” shall mean, as determined by Agent in good faith, with respect to Inventory, the lower of (a) cost computed on a first-in first-out basis in accordance with GAAP or (b) market value; provided, that, for purposes of the calculation of the Borrowing Base, (i) the Value of the Inventory shall not include: (A) the portion of the value of Inventory equal to the profit earned by any Affiliate on the sale thereof to any Borrower or (B) write-ups or write-downs in value with respect to currency exchange rates and (ii) notwithstanding anything to the contrary contained herein, the cost of the Inventory shall be computed in the same manner and consistent with the most recent appraisal of the Inventory received and accepted by Agent prior to the date hereof, if any.

1.231 “VAT” shall mean value added tax imposed in Canada or any other jurisdiction and any equivalent tax applicable in any jurisdiction and including any goods and services tax and harmonized sales tax.

1.232 “Voting Stock” shall mean with respect to any Person, (a) one (1) or more classes of Capital Stock of such Person having general voting powers to elect at least a majority of the board of directors, managers or trustees of such Person, irrespective of whether at the time Capital Stock of any other class or classes have or might have voting power by reason of the happening of any contingency, and (b) any Capital Stock of such Person convertible or exchangeable without restriction at the option of the holder thereof into Capital Stock of such Person described in clause (a) of this definition.

1.233 “Wells Fargo” shall mean Wells Fargo Bank, National Association, and its successors and assigns.

1.234 “Wells Fargo Canada” shall mean Wells Fargo Capital Finance Corporation Canada, and its successors and assigns.

1.235 “WFCF” shall mean Wells Fargo Capital Finance, LLC, in its individual capacity, and its successors and assigns.

SECTION 2. CREDIT FACILITIES

2.1 Revolving Loans.

(a) Subject to and upon the terms and conditions contained herein, each US Lender severally (and not jointly) agrees to make its Pro Rata Share of US Revolving Loans to US Borrowers from time to time in amounts requested by any US Borrower (or Administrative Borrower on behalf of such US Borrower) up to the aggregate amount outstanding for all US Lenders at any time equal to (i) the lesser of: (A) the US Borrowing Base at such time or (B) the US Loan Limit at such time minus (ii) the then outstanding US Swing Line Loans and US Letter of Credit Obligations. All Loans made by US Lenders to US Borrowers shall be denominated in US Dollars.

(b) Subject to and upon the terms and conditions contained herein, each Canadian Lender severally (and not jointly) agrees to make its Pro Rata Share of Canadian Revolving Loans to Canadian Borrowers from time to time in amounts requested by any Canadian Borrower (or Administrative Borrower on behalf of such Canadian Borrower) up to the aggregate amount outstanding for all Canadian Lenders at any time equal to (i) the lesser of: (A) the Canadian Borrowing Base at such time or (B) the Canadian Loan Limit at such time minus (ii) the then outstanding Canadian Swing Line Loans and Canadian Letter of Credit Obligations. All Loans made by Canadian Lenders to Canadian Borrowers may be denominated in US Dollars or Canadian Dollars, as any Canadian Borrower (or Administrative Borrower on behalf of such Canadian Borrower) may specify. Canadian Revolving Loans shall be repayable in the currency in which such Revolving Loan was made.

(c) Subject to and upon the terms and conditions contained herein, each US Lender severally (and not jointly) agrees to make its Pro Rata Share of Puerto Rico Revolving Loans to Puerto Rico Borrowers from time to time in amounts requested by any Puerto Rico Borrower (or Administrative Borrower on behalf of such Puerto Rico Borrower) up to the aggregate amount outstanding for all US Lenders at any time equal to (i) the lesser of: (A) the Puerto Rico Borrowing Base at such time or (B) the Puerto Rico Loan Limit at such time minus (ii) the then outstanding Puerto Rico Swing Line Loans and Puerto Rico Letter of Credit Obligations. All Loans made by US Lenders to Puerto Rico Borrowers shall be denominated in US Dollars.

(d) Except as otherwise provided herein, (i) the US Dollar Equivalent of the aggregate amount of the Loans and the Letter of Credit Obligations outstanding at any time shall not exceed the lesser of the Borrowing Base or the Maximum Credit at such time, (ii) the aggregate principal amount of the US Loans and US Letter of Credit Obligations outstanding at any time to US Borrowers shall not exceed the lesser of the US Borrowing Base or the US Loan Limit at such time, (iii) the US Dollar Equivalent of the aggregate principal amount of the Canadian Loans and Canadian Letter of Credit Obligations outstanding at any time to Canadian Borrowers shall not exceed the lesser of the Canadian Borrowing Base or the Canadian Loan Limit at such time, (iv) the aggregate principal amount of the Puerto Rico Loans and Puerto Rico Letter of Credit Obligations outstanding at any time to Puerto Rico Borrowers shall not exceed the lesser of the Puerto Rico Borrowing Base or the Puerto Rico Loan Limit at such time, (v) the aggregate amount of the US Letter of Credit Obligations outstanding at any time shall not exceed the US Letter of Credit Limit at such time, (vi) the US Dollar Equivalent of the aggregate amount of the Canadian Letter of Credit Obligations outstanding at any time shall not exceed the Canadian Letter of Credit Limit at such time, (vii) the aggregate amount of Puerto Rico Letter of Credit Obligations outstanding at any time to Puerto Rico Borrowers shall not exceed the Puerto Rico Letter of Credit Limit at such time, (viii) the aggregate amount of US Swing Line Loans outstanding at any time shall not exceed the US Swing Line Loan Limit at such time, (ix) the US Dollar Equivalent of the aggregate amount of Canadian Swing Line Loans outstanding at any time shall not exceed the Canadian Swing Line Loan Limit at such time and (x) the aggregate amount of Puerto Rico Swing Line Loans outstanding at any time shall not exceed the Puerto Rico Swing Line Loan Limit at such time. Subject to the terms and conditions hereof, each Borrower (or Administrative Borrower on behalf of such Borrower) may from time to time borrow, repay and reborrow Revolving Loans. No Lender shall be required to make any Revolving Loan, if, after giving effect thereto, the aggregate outstanding principal amount of all Revolving Loans of such Lender, together with such Lender’s Pro Rata Share of the aggregate amount of all Swing Line Loans and Letter of Credit Obligations, would exceed such Lender’s Commitment.

2.2 Swing Line Loans.

(a) Subject to the terms and conditions contained herein, US Swing Line Lender agrees that it will make US Swing Line Loans to US Borrowers from time to time in amounts requested by any US Borrower (or Administrative Borrower on behalf of such US Borrower) up to the aggregate amount outstanding equal to the US Swing Line Loan Limit; provided, that, after giving effect to any such US Swing Line Loan, the aggregate principal amount of the US Revolving Loans, US Swing Line Loans and US Letter of Credit Obligations outstanding shall not exceed the lesser of the US Borrowing Base or the US Loan Limit at such time.

(b) Subject to the terms and conditions contained herein, Canadian Swing Line Lender agrees that it will make Canadian Swing Line Loans to Canadian Borrowers from time to time in amounts requested by such Borrower (or Administrative Borrower on behalf of such Borrower) up to the aggregate amount outstanding equal to the Canadian Swing Line Loan Limit; provided, that, after giving effect to any such Canadian Swing Line Loan, the aggregate principal amount of the Canadian Revolving Loans, Canadian Swing Line Loans and Canadian Letter of Credit Obligations outstanding shall not exceed the lesser of the Canadian Borrowing Base or the Canadian Loan Limit at such time.

(c) Subject to the terms and conditions contained herein, Puerto Rico Swing Line Lender agrees that it will make Puerto Rico Swing Line Loans to Puerto Rico Borrowers from time to time in amounts requested by any Puerto Rico Borrower (or Administrative Borrower on behalf of such Puerto Rico Borrower) up to the aggregate amount outstanding equal to the Puerto Rico Swing Line Loan Limit; provided, that, after giving effect to any such Puerto Rico Swing Line Loan, the aggregate principal amount of the Puerto Rico Revolving Loans, Puerto Rico Swing Line Loans and Puerto Rico Letter of Credit Obligations outstanding shall not exceed the lesser of the Puerto Rico Borrowing Base or the Puerto Rico Loan Limit at such time.

(d) On the terms and subject to the conditions hereof, each Borrower (or Administrative Borrower on behalf of Borrowers) may from time to time borrow, repay and reborrow Swing Line Loans. A Swing Line Lender shall not be required to make Swing Line Loans, if, after giving effect thereto, the aggregate outstanding principal amount of all Swing Line Loans would exceed the applicable then existing Swing Line Loan Limit. A Swing Line Lender shall not be required to make a Swing Line Loan to refinance an outstanding Swing Line Loan. Each Swing Line Loan shall be subject to all of the terms and conditions applicable to other Base Rate Loans funded by the Lenders constituting Revolving Loans; except, that, all payments thereon shall be payable to the applicable Swing Line Lender solely for its own account (other than as set forth in Section 2.2(e) below). All Revolving Loans and Swing Line Loans shall be subject to the settlement among Lenders provided for in Section 6.11 hereof.

(e) Upon the making of a US Swing Line Loan, without further action by any party hereto, each US Lender shall be deemed to have irrevocably and unconditionally purchased and received from US Swing Line Lender, without recourse or warranty, an undivided interest and participation to the extent of such Lender’s Pro Rata Share in such US Swing Line Loan. Upon the making of a Canadian Swing Line Loan, without further action by any party hereto, each Canadian Lender shall be deemed to have irrevocably and unconditionally purchased and received from Canadian Swing Line Lender, without recourse or warranty, an undivided interest and participation to the extent of such Lender’s Pro Rata Share in such Canadian Swing Line Loan. Upon the making of a Puerto Rico Swing Line Loan, without further action by any party hereto, each US Lender shall be deemed to have irrevocably and unconditionally purchased and received from Puerto Rico Swing Line Lender, without recourse or warranty, an undivided interest and participation to the extent of such Lender’s Pro Rata Share in such Puerto Rico Swing Line Loan. To the extent that there is no settlement in accordance with Section 6.11 hereof, the applicable Swing Line Lender may at any time, require the applicable Lenders to fund their participations. From and after the date, if any, on which any Lender has funded its participation in any Swing Line Loan, Agent shall promptly distribute to such Lender, not less than weekly, such Lender’s Pro Rata Share of all payments of principal and interest received by Agent in respect of such Swing Line Loan.

2.3 Letters of Credit.

(a) Subject to and upon the terms and conditions contained herein and in the Letter of Credit Documents, at the request of a Borrower (or Administrative Borrower on behalf of such Borrower), Agent agrees to cause an Issuing Bank to issue, and each such Issuing Bank agrees to issue, for the account of such Borrower one or more Letters of Credit, for the ratable risk of each Lender according to its Pro Rata Share, containing terms and conditions acceptable to Agent and such Issuing Bank.

(b) The Borrower requesting such Letter of Credit (or Administrative Borrower on behalf of such Borrower) shall give Agent and the Issuing Bank with respect thereto three (3) Business Days’ prior written notice of such Borrower’s request for the issuance of a Letter of Credit. Such notice shall be irrevocable and shall specify the original face amount of the Letter of Credit requested, the effective date (which date shall be a Business Day and in no event shall be a date less than ten (10) days prior to the end of the then current term of this Agreement) of issuance of such requested Letter of Credit, whether such Letter of Credit may be drawn in a single or in partial draws, the date on which such requested Letter of Credit is to expire (which date shall be a Business Day and shall not be more than one year from the date of issuance), the purpose for which such Letter of Credit is to be issued, and the beneficiary of the requested Letter of Credit. The Borrower requesting the Letter of Credit (or Administrative Borrower on behalf of such Borrower) shall attach to such notice the proposed terms of the Letter of Credit. The renewal or extension of any Letter of Credit shall, for purposes hereof, be treated in all respects the same as the issuance of a new Letter of Credit hereunder.

(c) In addition to being subject to the satisfaction of the applicable conditions precedent contained in Section 4 hereof and the other terms and conditions contained herein, no Letter of Credit shall be available unless each of the following conditions precedent have been satisfied in a manner reasonably satisfactory to Agent: (i) the Borrower requesting such Letter of Credit (or Administrative Borrower on behalf of such Borrower) shall have delivered to the US Issuing Bank or Canadian Issuing Bank, as applicable, with respect thereto at such times and in such manner as such Issuing Bank may require, an application, in form and substance satisfactory to such Issuing Bank and reasonably satisfactory to Agent, for the issuance of the Letter of Credit and such other Letter of Credit Documents as may be required pursuant to the terms thereof, and the form and terms of the proposed Letter of Credit shall be satisfactory to Agent and such Issuing Bank, (ii) as of the date of issuance, no order of any court, arbitrator or other Governmental Authority shall purport by its terms to enjoin or restrain money center banks generally from issuing letters of credit of the type and in the amount of the proposed Letter of Credit, and no law, rule or regulation applicable to money center banks generally and no request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over money center banks generally shall prohibit, or request that such Issuing Bank refrain from, the issuance of letters of credit generally or the issuance of such Letter of Credit, (iii) after giving effect to the issuance of such Letter of Credit, the Letter of Credit Obligations shall not exceed the Letter of Credit Limit, and (iv) in the case of a US Letter of Credit, the US Excess Availability, in the case of a Canadian Letter of Credit, the Canadian Excess Availability, and in the case of any Puerto Rico Letter of Credit, the Puerto Rico Excess Availability on the date of the proposed issuance of such Letter of Credit (immediately prior to giving effect to such issuance) shall be equal to or greater than Letter of Credit Obligations with respect thereto. Notwithstanding anything to the contrary contained herein, an Issuing Bank shall not be obligated to issue a Letter of Credit in respect of the obligations of a Borrower or Guarantor arising in connection with a lease of Real Property or an employment contract if (A) in the case of a Letter of Credit in connection with such a lease, such Letter of Credit has a face amount in excess of the amount equal to (x) the amount of rent under such lease, without acceleration, for the greater of one year or fifteen (15%) percent of the remaining term of such lease, not to exceed three (3) years, minus (y) the amount of any cash or other collateral to secure the obligations of a Borrower or Guarantor in respect of such lease and (B) in the case of a Letter of Credit in connection with an employment contract, such Letter of Credit has a face amount in excess of the compensation (including incentive and other contingent compensation) provided by such contract, without acceleration, for the first year of the employment contract.

(d) Except in Agent’s discretion, with the consent of all Lenders, (i) the amount of all outstanding US Letter of Credit Obligations shall not at any time exceed the US Letter of Credit Limit, and (ii) the amount of all outstanding Canadian Letter of Credit Obligations shall not at any time exceed the Canadian Letter of Credit Limit.

(e) Each Borrower shall reimburse immediately the Issuing Bank for any draw under any Letter of Credit issued by such Issuing Bank for the account of such Borrower and pay each Issuing Bank the amount of all other charges and fees payable to such Issuing Bank in connection with any Letter of Credit issued for the account of such Borrower immediately when due, irrespective of any claim, setoff, defense or other right which such Borrower may have at any time against Issuing Bank or any other Person. Each drawing under any Letter of Credit or other amount payable in connection therewith when due shall constitute a request by the Borrower for whose account such Letter of Credit was issued to Agent for a Base Rate Loan in the amount of such drawing or other amount then due, and shall be made by Agent on behalf of Lenders as a Revolving Loan (or Special Agent Advance, as the case may be). The date of such Loan shall be the date of the drawing or as to other amounts, the due date therefor. Any payments made by or on behalf of Agent or any Lender to an Issuing Bank and/or related parties in connection with any Letter of Credit shall constitute additional Revolving Loans to such Borrower pursuant to this Section 2 (or Special Agent Advances as the case may be).

(f) Subject to Section 5.3(c), Borrowers and Guarantors shall indemnify and hold Agent and Lenders harmless from and against any and all losses, claims, damages, liabilities, costs and expenses which Agent or any Lender may suffer or incur in connection with any Letter of Credit and any documents, drafts or acceptances relating thereto, including any losses, claims, damages, liabilities, costs and expenses due to any action taken by an Issuing Bank or correspondent with respect to any Letter of Credit, except for such losses, claims, damages, liabilities, costs or expenses that are a direct result of the gross negligence or willful misconduct of Agent or any Lender as determined pursuant to a final non-appealable order of a court of competent jurisdiction. Each Borrower and Guarantor assumes all risks with respect to the acts or omissions of the drawer under or beneficiary of any Letter of Credit and for such purposes the drawer or beneficiary shall be deemed such Borrower’s agent. Subject to Section 5.3(c), each Borrower and Guarantor assumes all risks for, and agrees to pay, all foreign, Federal, State and local taxes, duties and levies relating to any goods subject to any Letter of Credit or any documents, drafts or acceptances thereunder. Each Borrower and Guarantor hereby releases and holds Agent and Lenders harmless from and against any acts, waivers, errors, delays or omissions with respect to or relating to any Letter of Credit, except for the gross negligence or willful misconduct of Agent or any Lender as determined pursuant to a final, non-appealable order of a court of competent jurisdiction. The provisions of this Section 2.3(f) shall survive the payment of Obligations and the termination of this Agreement.

(g) In connection with Inventory purchased pursuant to any Letter of Credit, Borrowers and Guarantors shall, at Agent’s request, instruct all suppliers, carriers, forwarders, customs brokers, warehouses or others receiving or holding cash, checks, Inventory, documents or instruments in which Agent holds a security interest that upon Agent’s request, such items are to be delivered to Agent and/or subject to Agent’s order, and if they shall come into such Borrower’s or Guarantor’s possession, to deliver them, upon Agent’s request, to Agent in their original form. Except as otherwise provided herein, Agent shall not exercise such right to request such items so long as no Default or Event of Default shall exist or have occurred and be continuing. Except as Agent may otherwise specify, Borrowers and Guarantors shall designate the Issuing Bank with respect to a Letter of Credit as the consignee on all bills of lading and other negotiable and non-negotiable documents under such Letter of Credit.

(h) Each Borrower and Guarantor hereby irrevocably authorizes and directs each Issuing Bank to name such Borrower or Guarantor as the account party therein and to deliver to Agent all instruments, documents and other writings and property received by such Issuing Bank pursuant to the Letter of Credit and to accept and rely upon Agent’s instructions and agreements with respect to all matters arising in connection with the Letter of Credit or the Letter of Credit Documents with respect thereto. Nothing contained herein shall be deemed or construed to grant any Borrower or Guarantor any right or authority to pledge the credit of Agent or any Lender in any manner. Borrowers and Guarantors shall be bound by any reasonable interpretation made in good faith by Agent, or an Issuing Bank under or in connection with any Letter of Credit Accommodation or any documents, drafts or acceptances thereunder, notwithstanding that such interpretation may be inconsistent with any instructions of any Borrower or Guarantor.

(i) Immediately upon the issuance or amendment of any Letter of Credit, each US Lender or Canadian Lender, as applicable, shall be deemed to have irrevocably and unconditionally purchased and received, without recourse or warranty, an undivided interest and participation to the extent of such Lender’s Pro Rata Share of the liability with respect to such Letter of Credit and the obligations of Borrowers with respect thereto (including all Letter of Credit Obligations with respect thereto). Each US Lender or Canadian Lender, as applicable, shall absolutely, unconditionally and irrevocably assume, as primary obligor and not as surety, and be obligated to pay to the US Issuing Bank or Canadian Issuing bank, as applicable, therefor and discharge when due, its Pro Rata Share of all of such obligations arising under such Letter of Credit. Without limiting the scope and nature of each US Lender’s or Canadian Lender’s participation in any such Letter of Credit, to the extent that US Issuing Bank or Canadian Issuing Bank, as applicable, has not been reimbursed or otherwise paid as reasonably required hereunder with respect to any such Letter of Credit, each such Lender shall pay to US Issuing Bank or Canadian Issuing Bank, as applicable, its Pro Rata Share of such unreimbursed drawing or other amounts then due to such Issuing Bank in connection therewith.

(j) The obligations of Borrowers to pay each Letter of Credit Obligations and the obligations of Lenders to make payments to Agent for the account of an Issuing Bank with respect to Letters of Credit shall be absolute, unconditional and irrevocable and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances, whatsoever, notwithstanding the occurrence or continuance of any Default, Event of Default, the failure to satisfy any other condition set forth in Section 4 or any other event or circumstance. If such amount is not made available by a Lender when due, Agent shall be entitled to recover such amount on demand from such Lender with interest thereon, for each day from the date such amount was due until the date such amount is paid to Agent at the interest rate then payable by any Borrower in respect of Loans that are Base Rate Loans. Any such reimbursement shall not relieve or otherwise impair the obligation of Borrowers to reimburse an Issuing Bank under any Letter of Credit or make any other payment in connection therewith.

2.4 Requests for Borrowings.

(a) To request a Revolving Loan or Swing Line Loan, the applicable Borrower (or Administrative Borrower on behalf of such Borrower) shall notify Agent of such request in writing (i) in the case of a Eurodollar Rate Loan, not later than 1 p.m. Central time, three (3) Business Days before the date of the proposed Eurodollar Rate Loan or (ii) in the case of a Base Rate Loan or a Canadian BA Rate Loan (including a Swing Line Loan), not later than 1 p.m. Central time on the same Business Day as the date of the proposed Base Rate Loan or Canadian BA Rate Loan. Each such request shall be irrevocable and, to the extent required by Agent, if sent by electronic mail shall be confirmed promptly by hand delivery or facsimile to Agent of a written request in a form approved by Agent and signed by or on behalf of Borrowers.

(b) Each such request shall specify the following information:

(i) the Borrower requesting such Revolving Loan or Swing Line Loan;

(ii) whether such Loan is a Revolving Loan or Swing Line Loan;

(iii) the aggregate amount of such Revolving Loan or Swing Line Loan;

(iv) the date of such Revolving Loan or Swing Line Loan, which shall be a Business Day;

(v) if such Loan is to be a Revolving Loan, whether such Revolving Loan is to be a Base Rate Loan, a Canadian BA Rate Loan or a Eurodollar Rate Loan;

(vi) if such Loan is a Canadian Revolving Loan or a Canadian Swing Line Loan, whether such Loan shall be made in Canadian Dollars or US Dollars; and

(vii) the deposit account of the applicable Borrower specified on Schedule 8.10 of the Information Certificate or any other account that shall be specified in a written notice signed by an officer of such Borrower and delivered to and reasonably approved by Agent.

(c) If no election as to whether a Revolving Loan is to be a Base Rate Loan, Canadian BA Rate Loan or Eurodollar Rate Loan is specified in the applicable request, then the requested Revolving Loan shall be a Base Rate Loan. If such request does not specify whether it is a request for a Revolving Loan or a Swing Line Loan, at Agent’s option, it may elect that it is deemed to be a request for a Swing Line Loan.

(d) All Loans and Letters of Credit under this Agreement shall be conclusively presumed to have been made to, and at the request of and for the benefit of, any Borrower or Guarantor when deposited to the credit of any Borrower or Guarantor or otherwise disbursed or established in accordance with the instructions of any Borrower or Guarantor or in accordance with the terms and conditions of this Agreement.

2.5 Commitments.

Notwithstanding to the contrary contained herein, the aggregate amount of each US Lender’s Pro Rata Share of the US Revolving Loans, US Swing Line Loans, US Letter of Credit Obligations, Puerto Rico Revolving Loans, Puerto Rico Swing Line Loans, Puerto Rico Letter of Credit Obligations and Special Agent Advances shall not exceed the amount of such US Lender’s US Commitment, as the same may from time to time be amended in accordance with the provisions hereof and the aggregate amount of each Canadian Lender’s Pro Rata Share of the Canadian Revolving Loans, Canadian Swing Line Loans, Canadian Letter of Credit Obligations and Special Agent Advances shall not exceed the amount of such Lender’s Canadian Commitment, as the same may from time to time be amended in accordance with the provisions hereof.

2.6 Increase or Decrease in Maximum Credit.

(a) Administrative Borrower may, at any time, deliver a written request to Agent to increase or decrease the Maximum Credit. Any such written request shall specify the amount of the increase or decrease, as the case may be, in the Maximum Credit that Borrowers are requesting; provided, that, (i) in no event shall the aggregate amount of any increase in the Maximum Credit cause the Maximum Credit to exceed $850,000,000 minus the amount of any decrease at any time effected pursuant to this Section 2.6, (ii) any such request for an increase shall be for an increase of not less than $10,000,000, (iii) in no event shall the aggregate amount of any decrease in the Maximum Credit cause the Maximum Credit to be less than $450,000,000, (iv) any such request for a decrease shall be for an amount of not less than $50,000,000, (v) any such request shall be irrevocable, and (vi) in no event shall more than one such written request for an increase or decrease be delivered to Agent in any calendar quarter.

(b) Upon the receipt by Agent of any such written request, Agent shall notify each of the Lenders of such request and each Lender shall have the option (but not the obligation) to increase the amount of its Commitment by an amount up to its Pro Rata Share of the amount of the increase in the Maximum Credit requested by Administrative Borrower as set forth in the notice from Agent to such Lender. Each Lender shall notify Agent within thirty (30) days after the receipt of such notice from Agent whether it is willing to so increase its Commitment, and if so, the amount of such increase; provided, that, (i) the minimum increase in the Commitments of each such Lender providing the additional Commitments shall equal or exceed $2,000,000, and (ii) no Lender shall be obligated to provide such increase in its Commitment and the determination to increase the Commitment of a Lender shall be within the sole and absolute discretion of such Lender. If the aggregate amount of the increases in the Commitments received from the Lenders does not equal or exceed the amount of the increase in the Maximum Credit requested by Administrative Borrower, Agent may seek additional increases from Lenders or Commitments from such Eligible Transferees as it may determine, after consultation with Administrative Borrower. In the event Lenders (or Lenders and any such Eligible Transferees, as the case may be) have committed in writing to provide increases in their Commitments or new Commitments in an aggregate amount in excess of the increase in the Maximum Credit requested by Borrowers or permitted hereunder, Agent shall then have the right to allocate such commitments, first to Lenders and then to Eligible Transferees, in such amounts and manner as Agent may determine, after consultation with Administrative Borrower.

(c) In the event of a request to increase the Maximum Credit, the Maximum Credit shall be increased by the amount of the increase in Commitments from Lenders or new Commitments from Eligible Transferees, in each case selected in accordance with Section 2.6(a) above, for which Agent has received Assignment and Acceptances sixty (60) days after the date of the request by Administrative Borrower for the increase or such earlier date as Agent and Administrative Borrower may agree (but subject to the satisfaction of the conditions set forth below), whether or not the aggregate amount of the increase in Commitments and new Commitments, as the case may be, equal or exceed the amount of the increase in the Maximum Credit requested by Administrative Borrower in accordance with the terms hereof, effective on the date that each of the following conditions have been satisfied:

(i) Agent shall have received from each Lender or Eligible Transferee that is providing an additional Commitment as part of the increase in the Maximum Credit, an Assignment and Acceptance duly executed by such Lender or Eligible Transferee and each Borrower; provided, that, the aggregate Commitments set forth in such Assignment and Acceptance(s) shall be not less than $10,000,000;

(ii) the conditions precedent to the making of Revolving Loans set forth in Section 4.2 shall be satisfied as of the date of the increase in the Maximum Credit, both before and after giving effect to such increase;

(iii) Agent shall have received an opinion of counsel to Borrowers in form and substance and from counsel reasonably satisfactory to Agent and Lenders addressing such matters as Agent may reasonably request (including an opinion as to no conflicts with other Indebtedness);

(iv) such increase in the Maximum Credit on the date of the effectiveness thereof shall not violate any applicable law, regulation or order or decree of any court or other Governmental Authority and shall not be enjoined, temporarily, preliminarily or permanently;

(v) there shall have been paid to each Lender and Eligible Transferee providing an additional Commitment in connection with such increase in the Maximum Credit all fees and expenses due and payable to such Person on or before the effectiveness of such increase;

(vi) there shall have been paid to Agent, for the account of the Agent and Lenders (in accordance with any agreement among them) all fees and expenses (including reasonable fees and expenses of counsel) due and payable pursuant to any of the Financing Agreements on or before the effectiveness of such increase.

(d) Upon the receipt by Agent of a written request to decrease the Maximum Credit, Agent shall notify each of the Lenders of such request and, subject to the terms of Section 2.6(e) hereof, the Commitments of each Lender shall be decreased on the date determined by Administrative Borrower and Agent by an amount equal to such Lender’s Pro Rata Share of the amount of the decrease in the Maximum Credit requested by Administrative Borrower as set forth in the notice from Agent to such Lender.

(e) In the event of a request to decrease the Maximum Credit, the Maximum Credit shall be decreased by the amount of the decrease in Commitments requested by Administrative Borrower in accordance with the terms hereof; provided, that, after giving effect to such decrease, the Maximum Credit shall not be less than the aggregate amount of the Loans, Special Agent Advances and Letter of Credit Obligations outstanding at such time.

(f) As of the effective date of any such decrease in the Maximum Credit, (i) each reference to the term Maximum Credit and Commitments herein, as applicable, and in any of the other Financing Agreements shall be deemed amended to mean the amount of the Maximum Credit and Commitments specified in the most recent written notice from Agent to Administrative Borrower of the decrease in the Maximum Credit and Commitments, as applicable, and (ii) the specified dollar amounts included in the sublimits set forth in the definitions of “Canadian Letter of Credit Limit”, “Canadian Loan Limit”, “Canadian Swing Line Loan Limit”, “US Letter of Credit Limit”, “US Loan Limit”, or “US Swing Line Loan Limit” shall be reduced proportionately with the amount of the reduction in the Maximum Credit.

(g) As of the effective date of any such increase in the Maximum Credit, (i) each reference to the term Maximum Credit herein and in any of the other Financing Agreements shall be deemed amended to mean the amount of the Maximum Credit specified in the most recent written notice from Agent to Administrative Borrower of the increase in the Maximum Credit, (ii) each of the references to a specific dollar amount of Excess Availability (rather than as a percentage of the Borrowing Base or the Maximum Credit) will be increased so that the ratio of the Excess Availability to the Maximum Credit as so increased remains the same as prior to such increase, (iii) the US Swing Line Loan Limit and the Canadian Swing Line Loan Limit will be increased so that the ratio of each of such limits to the Maximum Credit as so increased remains the same as prior to such increase and (iv) in addition, Borrowers will have the option, upon written notice to Agent, at the same time to increase the US Letter of Credit Limit and the Canadian Letter of Credit Limit so that the ratio of each of such limits to the Maximum Credit as so increased remains the same as prior to such increase, or may be a lesser amount as requested by Administrative Borrower or a greater amount as requested by Administrative Borrower and approved by Agent and Required Lenders.

SECTION 3. INTEREST AND FEES

3.1 Interest.

(a) US Borrowers shall pay to Agent interest on the outstanding principal amount of the US Loans at the Interest Rate. Canadian Borrowers shall pay to Agent interest on the outstanding principal amount of the Canadian Loans at the Interest Rate. Puerto Rico Borrower shall pay to Agent interest on outstanding principal amount of the Puerto Rico Loans at the Interest Rate. All interest accruing hereunder on and after the date of any Event of Default or termination hereof shall be payable on demand.

(b) Each Borrower (or Administrative Borrower on behalf of such Borrower) may from time to time request Eurodollar Rate Loans or may request that US Base Rate Loans or Canadian Base Rate Loans, as applicable, be converted to Eurodollar Rate Loans or that any existing Eurodollar Rate Loans continue for an additional Interest Period. Such request from a Borrower (or Administrative Borrower on behalf of such Borrower) shall specify the amount of the Eurodollar Rate Loans or the amount of the US Base Rate Loans or Canadian Base Rate Loans to be converted to Eurodollar Rate Loans or the amount of the Eurodollar Rate Loans to be continued (subject to the limits set forth below) and the Interest Period to be applicable to such Eurodollar Rate Loans. Subject to the terms and conditions contained herein, three (3) Business Days after receipt by Agent of such a request from a Borrower (or Administrative Borrower on behalf of such Borrower), such Eurodollar Rate Loans shall be made or US Base Rate Loans or Canadian Base Rate Loans, as applicable, shall be converted to Eurodollar Rate Loans or such Eurodollar Rate Loans shall continue, as the case may be; provided, that, (i) no Default or Event of Default shall exist or have occurred and be continuing, (ii) no party hereto shall have sent any notice of termination of this Agreement, (iii) such

Borrower (or Administrative Borrower on behalf of such Borrower) shall have complied with such customary procedures as are established by Agent and specified by Agent to Administrative Borrower from time to time for requests by Borrowers for Eurodollar Rate Loans, (iv) no more than twelve (12) Interest Periods may be in effect at any one time, (v) the aggregate amount of the Eurodollar Rate Loans must be in an amount not less than $1,000,000 or an integral multiple of $500,000 if the outstanding amount of such Loans are in excess of $1,000,000, and (vi) Agent and each Lender shall have determined that the Interest Period or Adjusted Eurodollar Rate is available to Agent and such Lender and can be readily determined as of the date of the request for such Eurodollar Rate Loan by such Borrower. Any request by or on behalf of a Borrower for Eurodollar Rate Loans or to convert US Base Rate Loans or Canadian Base Rate Loans to Eurodollar Rate Loans or to continue any existing Eurodollar Rate Loans shall be irrevocable. Notwithstanding anything to the contrary contained herein, Agent and Lenders shall not be required to purchase United States Dollar deposits in the London interbank market or other applicable Eurodollar Rate market to fund any Eurodollar Rate Loans, but the provisions hereof shall be deemed to apply as if Agent and Lenders had purchased such deposits to fund the Eurodollar Rate Loans.

(c) Any Eurodollar Rate Loans shall automatically convert to US Base Rate Loans upon the last day of the applicable Interest Period, unless Agent has received and approved a request to continue such Eurodollar Rate Loan at least three (3) Business Days prior to such last day in accordance with the terms hereof. Any Eurodollar Rate Loans shall, at Agent’s option, upon notice by Agent to Parent, be subsequently converted to US Base Rate Loans in the event that this Agreement shall terminate or not be renewed. Borrowers shall pay to Agent, for the benefit of Lenders, upon demand by Agent (or Agent may, at its option, charge any loan account of any Borrower) any amounts required to compensate any Lender or Participant for any loss (including loss of anticipated profits), cost or expense incurred by such person, as a result of the conversion of Eurodollar Rate Loans to US Base Rate Loans pursuant to any of the foregoing.

(d) Each Canadian Borrower (or Administrative Borrower on behalf of such Borrower) may from time to time request Canadian BA Rate Loans or may request that Canadian Base Rate Loans be converted to Canadian BA Rate Loans or that any existing Canadian BA Rate Loans continue for an additional Interest Period. Such request from a Canadian Borrower (or Administrative Borrower on behalf of such Borrower) shall specify the amount of the Canadian BA Rate Loans or the amount of the Canadian Base Rate Loans to be converted to Canadian BA Rate Loans or the amount of the Canadian BA Rate Loans to be continued (subject to the limits set forth below) and the Interest Period to be applicable to such Canadian BA Rate Loans. Subject to the terms and conditions contained herein, three (3) Business Days after receipt by Agent of such a request from a Canadian Borrower (or Administrative Borrower on behalf of such Borrower), such Canadian BA Rate Loans shall be made or Canadian Base Rate Loans shall be converted to Canadian BA Rate Loans or such Canadian BA Rate Loans shall continue, as the case may be; provided, that, (i) no Default or Event of Default shall exist or have occurred and be continuing, (ii) no party hereto shall have sent any notice of termination of this Agreement, (iii) such Canadian Borrower (or Administrative Borrower on behalf of such Canadian Borrower) shall have complied with such customary procedures as are established by Agent and specified by Agent to Administrative Borrower from time to time for requests by Canadian Borrowers for Canadian BA Rate Loans, (iv) no more than three (3) Interest Periods may be in effect at any one time, (v) the aggregate amount of the Canadian BA Rate Loans must be in an amount not less than $1,000,000 or an integral multiple of $500,000 if the outstanding amount of such Loans are in excess of $1,000,000, and (vi) Agent and each Lender shall have determined that the Interest Period or Canadian BA Rate is available to Agent and such Lender and can be readily determined as of the date of the request for such Canadian BA Loan by such Canadian Borrower. Any request by or on behalf of a Canadian Borrower for Canadian BA Rate Loans or to convert Canadian Base Rate Loans to Canadian BA Rate Loans or to continue any existing Canadian BA Rate Loans shall be irrevocable.

(e) Any Canadian BA Rate Loans shall automatically convert to Canadian Base Rate Loans upon the last day of the applicable Interest Period, unless Agent has received and approved a request to continue such Canadian BA Rate Loan at least three (3) Business Days prior to such last day in accordance with the terms hereof. Any Canadian BA Rate Loans shall, at Agent’s option, upon notice by Agent to Administrative Borrower, be subsequently converted to Canadian Base Rate Loans in the event that this Agreement shall terminate or not be renewed. Borrowers shall pay to Agent, for the benefit of Lenders, upon demand by Agent (or Agent may, at its option, charge any loan account of any Borrower) any amounts required to compensate any Lender or Participant for any loss (including loss of anticipated profits), cost or expense incurred by such person, as a result of the conversion of Canadian BA Rate Loans to Canadian Base Rate Loans pursuant to any of the foregoing.

(f) Interest shall be payable by Borrowers to Agent, for the account of Lenders, monthly in arrears not later than the first day of each calendar month and shall be calculated on the basis of (i) in the case of Eurodollar Rate Loans, a three hundred sixty (360) day year, (ii) in the case of Canadian BA Rate Loans, a three hundred and sixty-five (365) day year, and (iii) in the case of US Base Rate Loans and Canadian Base Rate Loans, a three hundred and sixty-five (365) or three hundred and sixty-six (366) day year, as applicable, and in each case based on actual days elapsed. The interest rate on non-contingent Obligations (other than Eurodollar Rate Loans and Canadian BA Rate Loans) shall increase or decrease by an amount equal to each increase or decrease in the US Base Rate or Canadian Base Rate, as applicable, effective on the date any change in such Base Rate is effective. In no event shall charges constituting interest payable by Borrowers to Agent exceed the Maximum Interest Rate and if any such part or provision of this Agreement is in contravention of any such law or regulation, such part or provision shall be deemed amended to conform thereto.

(g) For purposes of disclosure under the Interest Act (Canada), where interest is calculated pursuant hereto at a rate based upon a year of three hundred sixty (360), three hundred and sixty-five (365) or three hundred and sixty-six (366) days, as the case may be (the “First Rate”), the rate or percentage of interest on a yearly basis is equivalent to such First Rate multiplied by the actual number of days in the year divided by three hundred sixty (360), three hundred and sixty-five (365) or three hundred and sixty-six (366), as the case may be.

(h) If any provision of this Agreement or any of the other Financing Agreements would obligate any Canadian Borrower or other Person to make any payment of interest or other amount payable to Agent or a Lender in an amount or calculated at a rate which would be prohibited by law or would result in a receipt by Agent or such Lender of interest at a criminal rate (as construed under the Criminal Code (Canada)), if applicable thereto, then notwithstanding that provision, that amount or rate shall be deemed to have been adjusted with retroactive effect to the maximum amount or rate of interest, as the case may be, as would not be so prohibited by law or result in a receipt by Agent or such Lender of interest at a criminal rate, the adjustment to be effected, to the extent necessary, as follows:

(i) first, by reducing the amount or rate of interest required to be paid to Agent or applicable Lender under this Section 3.1; and

(ii) thereafter, by reducing any fees, commissions, premiums and other amounts required to be paid to Agent or the applicable Lender which would constitute interest for purposes of the Criminal Code (Canada).

(i) Notwithstanding the provisions of this Section 3.1, and after giving effect to all adjustments contemplated thereby, if Agent or any Lender shall have received an amount in excess of the maximum permitted by the Criminal Code (Canada), then Canadian Borrowers shall be entitled, by notice in writing to Agent or the affected Lender, as the case may be, to obtain reimbursement from Agent or such Lender, as the case may be, in an amount equal to the excess, and pending reimbursement, the amount of the excess shall be deemed to be an amount payable by Agent or such Lender, as the case may be, to Canadian Borrowers.

(j) For purposes of Sections 3.1(h) and 3.1(i) any amount or rate of interest referred to in this Section 3.1 shall be determined in accordance with generally accepted actuarial practices and principles as an effective annual rate of interest over the term that any Obligation remains outstanding on the assumption that any charges, fees or expenses that fall within the meaning of “interest” (as defined in the Criminal Code (Canada)) shall, if they relate to a specific period of time, be pro-rated over that period of time and otherwise be pro-rated over the period from the date of the incurrence of the Obligation to its relevant maturity date and, in the event of a dispute, a certificate of a Fellow of the Canadian Institute of Actuaries appointed by Agent shall be conclusive for the purposes of that determination.

(k) A certificate of an authorized signing officer of Agent as to each rate of interest payable hereunder from time to time absent manifest error shall be conclusive evidence of such rate.

3.2 Fees.

(a) US Borrowers shall pay to Agent, for the account of Lenders having US Commitments, quarterly an unused line fee at a rate equal to: (i) until January 1, 2012, one-half of one (1/2%) percent (on a per annum basis) calculated upon the amount by which the US Loan Limit exceeds the average daily principal balance of the aggregate outstanding US Revolving Loans, US Swing Line Loans and US Letters of Credit from the date hereof until such date, and (ii) thereafter, (A) one-half of one (1/2%) percent (on a per annum basis) calculated upon the amount by which the US Loan Limit exceeds the average daily principal balance of the aggregate outstanding US Revolving Loans, US Swing Line Loans and US Letters of Credit during the immediately preceding three (3) calendar month period (or part thereof), with respect to each such three (3) month period as to which the average daily principal balance of the aggregate outstanding US Revolving Loans, US Swing Line Loans and US Letters of Credit was less than fifty (50%) percent of the US Loan Limit or (B) three-eighths of one (3/8%) percent (on a per annum basis) calculated upon the amount by which the US Loan Limit exceeds the average daily principal balance of the aggregate outstanding US Revolving Loans, US Swing Line Loans and US Letters of Credit during the immediately preceding three (3) month period (or part thereof), with respect to each such three (3) month period as to which the average daily principal balance of the aggregate outstanding US Revolving Loans, US Swing Line Loans and US Letters of Credit was equal to or greater than fifty (50%) percent of the US Loan Limit. Such fees shall be payable on the first Business Day of each three (3) month period in arrears (with the first such fee payable on January 1, 2012) and calculated based on a three hundred sixty (360) day year and actual days elapsed.

(b) Canadian Borrowers shall pay to Agent, for the account of Lenders having Canadian Commitments, quarterly an unused line fee at a rate equal to: (i) until January 1, 2012, one-half of one (1/2%) percent (on a per annum basis) calculated upon the amount by which the Canadian Loan Limit exceeds the average daily principal balance of the aggregate outstanding Canadian Revolving Loans, Canadian Swing Line Loans and Canadian Letters of Credit from the date hereof until such date, and (ii) thereafter, (A) one-half of one (1/2%) percent (on a per annum basis) calculated upon the amount by which the Canadian Loan Limit exceeds the average daily principal balance of the aggregate outstanding Canadian Revolving Loans, Canadian Swing Line Loans and Canadian Letters of Credit during the immediately preceding three (3) calendar month period (or part thereof), with respect to each such three (3) month period as to which the average daily principal balance of the aggregate outstanding Canadian Revolving Loans, Canadian Swing Line Loans and Canadian Letters of Credit was less than fifty (50%) percent of the Canadian Loan Limit or (B) three-eighths of one (3/8%) percent (on a per annum basis) calculated upon the amount by which the Canadian Loan Limit exceeds the average daily principal balance of the aggregate outstanding Canadian Revolving Loans, Canadian Swing Line Loans and Canadian Letters of Credit during the immediately preceding three (3) month period (or part thereof), with respect to each such three (3) month period as to which the average daily principal balance of the aggregate outstanding Canadian Revolving Loans, Canadian Swing Line Loans and Canadian Letters of Credit was equal to or greater than fifty (50%) percent of the Canadian Loan Limit. Such fees shall be payable on the first Business Day of each three (3) month period in arrears (with the first such fee payable on January 1, 2012) and calculated based on a three hundred sixty (360) day year and actual days elapsed.

(c) Borrowers shall pay to Agent, for the account of Lenders, quarterly a fee in the case of Standby Letters of Credit at the applicable rate determined as provided below and in the case of Commercial Letters of Credit at the applicable rate determined as provided below (in each case on a per annum basis) on the average daily maximum amount available to be drawn under the applicable type of such Letters of Credit for the immediately preceding quarter (or part thereof), payable in arrears as of the first day of each succeeding quarter, computed for each day from the date of issuance to the date of expiration. Such percentages shall be increased or decreased, as the case may be, to the percentage (on a per annum basis) set forth below based on the Quarterly Average Excess Availability for the immediately preceding fiscal quarter being at or within the amounts indicated for such percentage:

Tier	Quarterly Average Excess Availability	Commercial LC Rate	Standby LC Rate
1	Equal to or greater than $325,000,000	1.25%	1.75%
2	Greater than or equal to $175,000,000 and less than $325,000,000	1.50%	2.00%
3	Less than $175,000,000	1.75%	2.25%

provided, that, (i) the applicable percentage shall be calculated and established once every three (3) calendar months commencing on January 1, 2012 and shall remain in effect until adjusted thereafter after the end of such three (3) calendar month period, (ii) each adjustment of the applicable percentage shall be effective as of the first day of each such three (3) calendar month period (i.e. January 1, April 1, July 1 and October 1 of each year) based on the Quarterly Average Excess Availability for the immediately preceding three (3) calendar month period, (iii) the applicable percentage from the date hereof through December 31, 2011 shall be the applicable percentage set forth in the chart above determined based on the Excess Availability as of the date hereof (after giving effect to any Loans and Letters of Credit made or outstanding on the date hereof), rather than the Quarterly Average Excess Availability, (iv) Borrowers shall, at Agent’s option or at the written direction of the Required Lenders, pay such fees at a rate two (2%) percent greater than the otherwise applicable rate on such average daily maximum amount for: (A) the period from and after the date of termination or non-renewal hereof until Lenders have received full and final payment of all Obligations (notwithstanding entry of a judgment against any Borrower or Guarantor) and (B) the period from and after the date of the occurrence of an Event of Default for so long as such Event of Default is continuing as determined by Agent. Such letter of credit fees shall be calculated on the basis of a three hundred sixty (360) day year and actual days elapsed and the obligation of Borrowers to pay such fee shall survive the termination or non-renewal of this Agreement. In addition to the letter of credit fees provided above, Borrowers shall pay to Issuing Bank for its own account (without sharing with Lenders) the letter of credit fronting and negotiation fees agreed to by Borrowers and Issuing Bank from time to time and the customary charges from time to time of Issuing Bank with respect to the issuance, amendment, transfer, administration, cancellation and conversion of, and drawings under, such Letters of Credit.

(d) Borrowers shall pay to Agent the other fees and amounts set forth in the Fee Letter in the amounts and at the times specified therein. To the extent payment in full of the applicable fee is received by Agent from Borrowers on or about the date hereof, Agent shall pay to each Lender its share of such fees in accordance with the terms of the arrangements of Agent with such Lender.

3.3 Changes in Laws and Increased Costs of Loans.

(a) If after the date hereof, either (i) any change in, or in the interpretation of, any law or regulation is introduced, including, without limitation, with respect to reserve requirements, applicable to any Lender or any banking or financial institution from whom any Lender borrows funds or obtains credit (a “Funding Bank”), or (ii) a Funding Bank or any Lender complies with any future guideline or request from any central bank or other Governmental Authority or (iii) a Funding Bank, any Lender or Issuing Bank determines that the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof has or would have the effect described below, or a Funding Bank, any Lender or Issuing Bank complies with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, and in the case of any event set forth in this clause (iii), such adoption, change or compliance has or would have the direct or indirect effect of reducing the rate of return on any Lender’s or Issuing Bank’s capital as a consequence of its obligations hereunder to a level below that which such Lender or Issuing Bank could have achieved but for such adoption, change or compliance (taking into consideration the Funding Bank’s or Lender’s or Issuing Bank’s policies with respect to capital adequacy) by an amount deemed by such Lender or Issuing Bank to be material, and the result of any of the foregoing events described in clauses (i), (ii) or (iii) is or results in an increase in the cost to any Lender or Issuing Bank of funding or maintaining the Loans, the Letters of Credit or its Commitment, then Borrowers and Guarantors shall from time to time upon demand by Agent pay to Agent additional amounts sufficient to indemnify such Lender or Issuing Bank, as the case may be, against such increased cost on an after-tax basis (after taking into account applicable deductions and credits in respect of the amount indemnified). A certificate as to the amount of such increased cost shall be submitted to Administrative Borrower by Agent or the applicable Lender and shall be conclusive, absent manifest error.

(b) If prior to the first day of any Interest Period, (i) Agent shall have determined in good faith (which determination shall be conclusive and binding upon Borrowers and Guarantors) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Adjusted Eurodollar Rate for such Interest Period, (ii) Agent has received notice from the Required Lenders that the Adjusted Eurodollar Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to Lenders of making or maintaining Eurodollar Rate Loans during such Interest Period, or (iii) Dollar deposits in the principal amounts of the Eurodollar Rate Loans to which such Interest Period is to be applicable are not generally available in the London interbank market, Agent shall give telecopy or telephonic notice thereof to Administrative Borrower as soon as practicable thereafter, and will also give prompt written notice to Administrative Borrower when such conditions no longer exist. If such notice is given (A) any Eurodollar Rate Loans requested to be made on the first day of such Interest Period shall be made as US Base Rate Loans , (B) any Loans that were to have been converted on the first day of such Interest Period to or continued as Eurodollar Rate Loans shall be converted to or continued as US Base Rate Loans and (C) each outstanding Eurodollar Rate Loan shall be converted, on the last day of the then-current Interest Period thereof, to US Base Rate Loans. Until such notice has been withdrawn by Agent, no further Eurodollar Rate Loans shall be made or continued as such, nor shall any Borrower (or Administrative Borrower on behalf of any Borrower) have the right to convert Base Rate Loans to Eurodollar Rate Loans.

(c) Notwithstanding any other provision herein, if the adoption of or any change in any law, treaty, rule or regulation or final, non-appealable determination of an arbitrator or a court or other Governmental Authority or in the interpretation or application thereof occurring after the date hereof shall make it unlawful for Agent or any Lender to make or maintain Eurodollar Rate Loans as contemplated by this Agreement, (i) Agent or such Lender shall promptly give written notice of such circumstances to Administrative Borrower (which notice shall be withdrawn whenever such circumstances no longer exist), (ii) the commitment of such Lender hereunder to make Eurodollar Rate Loans, continue Eurodollar Rate Loans as such and convert Base Rate Loans to Eurodollar Rate Loans shall forthwith be canceled and, until such time as it shall no longer be unlawful for such Lender to make or maintain Eurodollar Rate Loans, such Lender shall then have a commitment only to make a US Base Rate Loan when a Eurodollar Rate Loan is requested and (iii) such Lender’s Loans then outstanding as Eurodollar Rate Loans, if any, shall be converted automatically to US Base Rate Loans on the respective last days of the then current Interest Periods with respect to such Loans or within such earlier period as required by law. If any such conversion of a Eurodollar Rate Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, Borrowers and Guarantors shall pay to such Lender such amounts, if any, as may be required pursuant to Section 3.3(d) below.

(d) Notwithstanding anything to the contrary contained herein, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder, issued in connection therewith or in implementation thereof, and (ii) all requests, rules, guidelines and directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or by any United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a change in a law or regulation, regardless of the date enacted, adopted, issued or implemented.

(e) Borrowers and Guarantors shall indemnify Agent and each Lender and to hold Agent and each Lender harmless from any loss or expense which Agent or such Lender may sustain or incur as a consequence of (i) default by any Borrower in making a borrowing of, conversion into or extension of Eurodollar Rate Loans after such Borrower (or Administrative Borrower on behalf of such Borrower) has given a notice requesting the same in accordance with the provisions of this Agreement, (ii) default by any Borrower in making any repayment of a Eurodollar Rate Loan after such Borrower has given a notice thereof in accordance with the provisions of this Agreement, and (iii) except for payments made under Section 6.11(d) to the extent permitted thereby, the making of a repayment of Eurodollar Rate Loans on a day which is not the last day of an Interest Period with respect thereto. With respect to Eurodollar Rate Loans, such indemnification may include an amount equal to the excess, if any, of (A) the amount of interest which would have accrued on the amount so prepaid, or not so borrowed, converted or extended, for the period from the date of such repayment or of such failure to borrow, convert or extend to the last day of the applicable Interest Period (or, in the case of a failure to borrow, convert or extend, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Eurodollar Rate Loans provided for herein over (B) the amount of interest (as determined by such Agent or such Lender) which would have accrued to Agent or such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank Eurodollar market. This covenant shall survive the termination or non-renewal of this Agreement and the payment of the Obligations.

SECTION 4. CONDITIONS PRECEDENT

4.1 Conditions Precedent to Effectiveness of this Agreement.

The effectiveness of this Agreement is subject to the satisfaction of, or waiver of, each of the following conditions precedent:

(a) all requisite corporate action and proceedings in connection with this Agreement and the other Financing Agreements shall be satisfactory in form and substance to Agent, and Agent shall have received all information and copies of all documents, including records of requisite corporate action and proceedings which Agent may have requested in connection therewith, such documents where requested by Agent or its counsel to be certified by appropriate corporate officers or Governmental Authority (and including a copy of the certificate of incorporation of each Borrower and Guarantor certified by the Secretary of State (or equivalent Governmental Authority) which shall set forth the same complete corporate name of such Borrower or Guarantor as is set forth herein and such document as shall set forth the organizational identification number of each Borrower or Guarantor, if one is issued in its jurisdiction of incorporation);

(b) no material adverse change shall have occurred in the assets, business or prospects of Borrowers since June 25, 2011 and no change or event shall have occurred which would impair the ability of any Borrower or Guarantor to perform its obligations hereunder or under any of the other Financing Agreements to which it is a party or of Agent or any Lender to enforce the Obligations or realize upon the Collateral;

(c) Agent shall have completed a field review of the Records and such other information with respect to the Accounts as Agent may require to determine the amount of Loans available to Borrowers (including, without limitation, roll-forwards of Accounts through the date of closing in a manner satisfactory to Agent, together with such supporting documentation as may be necessary or appropriate, and other documents and information that will enable Agent to accurately identify and verify the Accounts), the results of which in each case shall be satisfactory to Agent, not more than seven (7) Business Days prior to the date hereof or such earlier date as Agent may agree;

(d) Agent shall have received, in form and substance satisfactory to Agent, all consents, waivers, acknowledgments and other agreements from third persons which Agent may deem necessary or desirable in order to permit, protect and perfect its security interests in and liens upon the Collateral or to effectuate the provisions or purposes of this Agreement and the other Financing Agreements and shall have received Credit Card Notifications as executed by Borrowers with authorization for Agent to deliver them to the appropriate parties in accordance with the terms of this Agreement;

(e) the Excess Availability as determined by Agent, on or about the date hereof, shall be not less than $250,000,000 after giving effect to the initial Loans made or to be made and Letters of Credit issued or to be issued in connection with the initial transactions hereunder;

(f) Agent shall have received evidence, in form and substance satisfactory to Agent, that Agent has a valid perfected first priority security interest in all of the Collateral;

(g) Agent shall have received a Borrowing Base Certificate setting forth the Loans and Letters of Credit available to Borrowers as of the last day of the August 2011 fiscal month as completed in a manner satisfactory to Agent and duly authorized, executed and delivered on behalf of Borrowers;

(h) no material pending or material and threatened in writing, litigation, proceeding, bankruptcy or insolvency, injunction, order or claims with respect to Borrowers and Guarantors shall exist;

(i) as of the date hereof and after giving effect to the transactions contemplated hereby, no defaults or events of default on any material Indebtedness or any other Material Contracts of Borrowers, Guarantors or any Restricted Subsidiary shall exist;

(j) Agent shall have received, in form and substance satisfactory to Agent, such opinion letters of counsel to Borrowers and Guarantors with respect to the Financing Agreements and such other matters as Agent may request; and

(k) the other Financing Agreements and all instruments and documents hereunder and thereunder shall have been duly executed and delivered to Agent, in form and substance satisfactory to Agent.

Without limiting the generality of the provisions of Section 12.2 hereof, for purposes of determining compliance with the conditions specified in this Section 4.1, each Lender that has signed this Agreement shall be deemed to have consented to approved or accepted or to be satisfied with, each document or other matter required hereunder to be consented to or approved by or reasonably acceptable or satisfactory to a Lender unless Agent shall have received notice from such Lender prior to the date hereof specifying its objection thereto.

4.2 Conditions Precedent to All Loans and Letters of Credit.

The obligation of Lenders to make the Loans, including the initial Loans, or of Issuing Bank to issue any Letter of Credit, including the initial Letters of Credit, is subject to the further satisfaction of, or waiver of, immediately prior to or concurrently with the making of each such Loan or the issuance of such Letter of Credit of each of the following conditions precedent (except that the satisfaction or waiver of the condition precedent set forth in Section 4.2(d) below shall only apply in respect of the obligation of Lenders to make Canadian Loans or issue Letters of Credit for the account of Canadian Borrowers or Canadian Guarantors):

(a) all representations and warranties contained herein and in the other Financing Agreements that are qualified as to materiality or Material Adverse Effect shall be true and correct and the representations and warranties that are not so qualified shall be true and correct in all material respects, in each case with the same effect as though such representations and warranties had been made on and as of the date of the making of each such Loan or providing each such Letter of Credit and after giving effect thereto, except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and correct in all material respects to the extent required hereunder or under the other Financing Agreements on and as of such earlier date);

(b) no law, regulation, order, judgment or decree of any Governmental Authority shall exist, and no action, suit, investigation, litigation or proceeding shall be pending or threatened in any court or before any arbitrator or Governmental Authority, which (i) purports to enjoin, prohibit, restrain or otherwise affect (A) the making of the Loans or providing the Letters of Credit, or (B) the consummation of the transactions contemplated pursuant to the terms hereof or the other Financing Agreements or (ii) has or has a reasonable likelihood of having a Material Adverse Effect;

(c) no Default or Event of Default shall exist or have occurred and be continuing on and as of the date of the making of such Loan or providing each such Letter of Credit and after giving effect thereto; and

(d) no Canadian Borrower and no Canadian Guarantor has received a requirement from the Minister of National Revenue for payment pursuant to Section 224 or any successor section of the Income Tax Act (Canada), or Section 317 or any successor section of the Excise Tax Act (Canada), or any comparable provision of similar legislation, and no such requirement from the Minister of National Revenue shall have been received by Agent or any Lender or any other Person or otherwise issued in respect of Agent or any Lender involving an amount in excess of the US Dollar Equivalent of $5,000,000.

Each borrowing of Loans by and each Letter of Credit issued, amended or extended on behalf of any Borrower hereunder shall constitute a representation and warranty by Borrowers and Guarantors as of the date of such borrowing or such issuance, amendment or extension that the conditions contained in this Section 4.2 have been satisfied.

SECTION 5. GRANT AND PERFECTION OF SECURITY INTEREST

5.1 Grant of Security Interest.

To secure payment and performance of all Obligations, subject to Section 5.3 hereof, each US Borrower and Guarantor hereby grants to Agent, for itself and the benefit of Secured Parties, a continuing security interest in, a lien upon, and a right of set off against, and hereby collaterally assigns to Agent, for itself and the benefit of Secured Parties, as security, the following items and types of personal property of such US Borrower and Guarantor, whether now owned or hereafter acquired or existing, and wherever located, and to secure payment and performance of all Canadian Obligations, subject to Section 5.3 hereof, each Canadian Borrower and Canadian Guarantor hereby grants to Agent, for itself and the benefit of Secured Parties, a continuing security interest in, a lien upon, and a right of set off against, for itself and the benefit of Secured Parties, as security, all of such Borrower’s or Guarantor’s present and hereafter acquired property, including the following items and types of personal property of such Canadian Borrower and Canadian Guarantor, whether now owned or hereafter acquired or existing, and wherever located and to secure payment and performance of all Puerto Rico Obligations, subject to Section 5.3 hereof, each Puerto Rico Borrower and Puerto Rico Guarantor hereby grants to Agent, for itself and the benefit of Secured Parties, a continuing security interest in, a lien upon and a right of setoff against, and hereby collaterally assigns to Agent, for itself and the benefit of Secured Parties, as security, all of such Borrower’s or Guarantor’s present and after acquired personal property, including the following items and types of personal property of such Puerto Rico Borrower and Puerto Rico Guarantor, whether now owned or hereafter acquired or existing, and wherever located (together with all other collateral security for the US Obligations, the Canadian Obligations and the Puerto Rico Obligations at any time granted to or held or acquired by Agent or any Lender, collectively, the “Collateral”), including all of each such Borrower’s and Guarantor’s right, title and interest in and to the following:

(a) all Accounts;

(b) all general intangibles and intangibles (as defined in the PPSA), including, without limitation, all Intellectual Property (but in the case of Intellectual Property, only to the extent affixed to or otherwise used in connection with the manufacture, sale or distribution of any Inventory or other Collateral or in connection with the monitoring or administration of Inventory or other Collateral in the United States or Canada);

(c) all goods, including, without limitation, Inventory and Equipment;

(d) all chattel paper, including, without limitation, all tangible and electronic chattel paper;

(e) all instruments, including, without limitation, all promissory notes;

(f) all documents and documents of title (as defined in the PPSA);

(g) all deposit accounts;

(h) all letters of credit, banker’s acceptances and similar instruments and including all letter-of-credit rights;

(i) all supporting obligations and all present and future liens, security interests, rights, remedies, title and interest in, to and in respect of Receivables and other Collateral, including (i) rights and remedies under or relating to guaranties, contracts of suretyship, letters of credit and credit and other insurance related to the Collateral, (ii) rights of stoppage in transit, replevin, repossession, reclamation and other rights and remedies of an unpaid vendor, lienor or secured party, (iii) goods described in invoices, documents, contracts or instruments with respect to, or otherwise representing or evidencing, Receivables, Inventory or other Collateral, including returned, repossessed and reclaimed goods, and (iv) deposits by and property of account debtors or other persons securing the obligations of account debtors;

(j) all (i) investment property (including securities, whether certificated or uncertificated, securities accounts, security entitlements, futures contracts or futures accounts, commodity contracts or commodity accounts) and (ii) monies, credit balances, deposits and other property of any Borrower or Guarantor now or hereafter held or received by or in transit to Agent, any Lender or its Affiliates or at any other depository or other institution from or for the account of any Borrower or Guarantor, whether for safekeeping, pledge, custody, transmission, collection or otherwise;

(k) all commercial tort claims, including, without limitation, those identified in the Information Certificate;

(l) to the extent not otherwise described above, all Receivables;

(m) all Records; and

(n) all products and proceeds of the foregoing, in any form, including insurance proceeds and all claims against third parties for loss or damage to or destruction of or other involuntary conversion of any kind or nature of any or all of the other Collateral.

5.2 Perfection of Security Interests.

(a) Each Borrower and Guarantor irrevocably and unconditionally authorizes Agent (or its agent) to file at any time and from time to time such financing statements with respect to the Collateral naming Agent or its designee as the secured party and such Borrower or Guarantor as debtor, as Agent may require, and including any other information with respect to such Borrower or Guarantor or otherwise required by part 5 of Article 9 of the Uniform Commercial Code of such jurisdiction or the PPSA as Agent may determine, together with any amendment, financing charge statement and continuations with respect thereto, which authorization shall apply to all financing statements filed on, prior to or after the date hereof. Each Borrower and Guarantor hereby ratifies and approves all financing statements naming Agent or its designee as secured party and such Borrower or Guarantor, as the case may be, as debtor with respect to the Collateral (and any amendments with respect to such financing statements) filed by or on behalf of Agent prior to the date hereof and ratifies and confirms the authorization of Agent to file such financing statements (and amendments or financing charge statement, if any). Each Borrower and Guarantor hereby authorizes Agent to adopt on behalf of such Borrower and Guarantor any symbol required for authenticating any electronic filing. In the event that the description of the collateral in any financing statement naming Agent or its designee as the secured party and any Borrower or Guarantor as debtor includes assets and properties of such Borrower or Guarantor that do not at any time constitute Collateral, whether hereunder, under any of the other Financing Agreements or otherwise, the filing of such financing statement shall nonetheless be deemed authorized by such Borrower or Guarantor to the extent of the Collateral included in such description and it shall not render the financing statement ineffective as to any of the Collateral or otherwise affect the financing statement as it applies to any of the Collateral. In no event shall any Borrower or Guarantor at any time file, or permit or cause to be filed, without the prior written consent of Agent, any correction statement, financing charge statement or termination statement with respect to any financing statement (or amendment or continuation with respect thereto) naming Agent or its designee as secured party and such Borrower or Guarantor as debtor.

(b) Each Borrower and Guarantor does not have any chattel paper (whether tangible or electronic) or instruments as of the date hereof, except as set forth in the Information Certificate. In the event that any Borrower or Guarantor shall be entitled to or shall receive any chattel paper or instrument that constitutes Collateral after the date hereof, Borrowers and Guarantors shall promptly notify Agent thereof in writing. Promptly upon the receipt thereof by or on behalf of any Borrower or Guarantor (including by any agent or representative), such Borrower or Guarantor shall deliver, or cause to be delivered to Agent, all tangible chattel paper and instruments that such Borrower or Guarantor has or may at any time acquire, accompanied by such instruments of transfer or assignment duly executed in blank as Agent may from time to time specify, in each case except as Agent may otherwise agree. At Agent’s option, each Borrower and Guarantor shall, or Agent may at any time on behalf of any Borrower or Guarantor, cause the original of any such instrument or chattel paper to be conspicuously marked in a form and manner acceptable to Agent with the following legend referring to chattel paper or instruments as applicable: “This [chattel paper][instrument] is subject to the security interest of Wells Fargo Bank, N.A. as Agent and any sale, transfer, assignment or encumbrance of this [chattel paper][instrument] violates the rights of such secured party.”

(c) In the event that any Borrower or Guarantor shall at any time hold or acquire an interest in any electronic chattel paper or any “transferable record” (as such term is defined in Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or in Section 16 of the Uniform Electronic Transactions Act as in effect in any relevant jurisdiction) that constitute Collateral, such Borrower or Guarantor shall promptly notify Agent thereof in writing. Promptly upon Agent’s request, such Borrower or Guarantor shall take, or cause to be taken, such actions as Agent may request to give Agent control of such electronic chattel paper under Section 9-105 of the UCC and control of such transferable record under Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or, as the case may be, Section 16 of the Uniform Electronic Transactions Act, as in effect in such jurisdiction.

(d) Each Borrower and Guarantor does not have any deposit accounts as of the date hereof, except as set forth in the Information Certificate. Borrowers and Guarantors shall not, directly or indirectly, after the date hereof open, establish or maintain any deposit account, other than a Store Account, unless each of the following conditions is satisfied: (i) Agent shall have received not less than five (5) Business Days prior written notice of the intention of any Borrower or Guarantor to open or establish such account which notice shall specify in reasonable detail and specificity acceptable to Agent the name of the account, the owner of the account, the name and address of the bank at which such account is to be opened or established, the individual at such bank with whom such Borrower or Guarantor is dealing and the purpose of the account, (ii) the bank where such account is opened or maintained shall be reasonably acceptable to Agent, and (iii) except with respect to zero balance accounts, on or before the opening of such deposit account, such Borrower or Guarantor shall as Agent may specify either (A) deliver to Agent a Deposit Account Control Agreement with respect to such deposit account duly authorized, executed and delivered by such Borrower or Guarantor and the bank at which such deposit account is opened and maintained or (B) arrange for Agent to become the customer of the bank with respect to the deposit account on terms and conditions acceptable to Agent. The terms of this subsection (d) shall not apply to deposit accounts or trust accounts specifically and exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of any Borrower’s or Guarantor’s employees.

(e) No Borrower or Guarantor owns or holds, directly or indirectly, beneficially or as record owner or both, any investment property, as of the Closing Date, or have any investment account, securities account, futures account, commodity account or other similar account with any bank or other financial institution or other securities intermediary, futures intermediary or commodity intermediary as of the Closing Date, in each case except as set forth in the Information Certificate.

(i) In the event that any Borrower or Guarantor shall be entitled to or shall at any time after the date hereof hold or acquire any certificated securities (other than certificated securities of Subsidiaries of Parent or securities held in an investment account or securities account that is subject to clause (ii) below) having an aggregate market value in excess of the US Dollar Equivalent of $10,000,000 that constitute Collateral, such Borrower or Guarantor shall promptly endorse, assign and deliver the same to Agent, accompanied by such instruments of transfer or assignment duly executed in blank as Agent may from time to time specify. Except for securities of the Subsidiaries of Parent, if any securities that constitute Collateral, now or hereafter acquired by any Borrower or Guarantor are uncertificated and are issued to such Borrower or Guarantor or its nominee directly by the issuer thereof, such Borrower or Guarantor shall immediately notify Agent thereof and shall as Agent may specify, either (A) cause the issuer to agree to comply with instructions from Agent as to such securities, without further consent of any Borrower or Guarantor or such nominee, or (B) arrange for Agent to become the registered owner of the securities.

(ii) Borrowers and Guarantors shall not, directly or indirectly, after the date hereof open, establish or maintain any investment account, securities account, futures account, commodity account or any other similar account (other than a deposit account) with any securities intermediary, futures intermediary or commodity intermediary that constitute or do or will at any time have any Collateral in them unless each of the following conditions is satisfied (except as otherwise provided below): (A) Agent shall have received not less than five (5) Business Days prior written notice of the intention of such Borrower or Guarantor to open or establish such account which notice shall specify in reasonable detail and specificity acceptable to Agent the name of the account, the owner of the account, the name and address of the securities intermediary, futures intermediary or commodity intermediary at which such account is to be opened or established, the individual at such intermediary with whom such Borrower or Guarantor is dealing and the purpose of the account, (B) the securities intermediary, futures intermediary or commodity intermediary (as the case may be) where such account is opened or maintained shall be reasonably acceptable to Agent, and (C) on or before the opening of such investment account, securities account, futures account or other similar account with a securities intermediary, futures intermediary or commodity intermediary, such Borrower or Guarantor shall as Agent may specify either (1) execute and deliver, and cause to be executed and delivered to Agent, an Investment Property Control Agreement with respect thereto duly authorized, executed and delivered by such Borrower or Guarantor and such securities intermediary, futures intermediary or commodity intermediary or (2) arrange for Agent to become the entitlement holder with respect to such investment property on terms and conditions acceptable to Agent; provided, that, (x) so long as the aggregate value of all Collateral in any investment accounts, securities accounts, futures account, commodity accounts or any other similar accounts is less than the US Dollar Equivalent of $100,000,000 and Qualified Cash of Borrowers is equal to or greater than $100,000,000, then the conditions set forth in clauses (A), (B) and (C) as to any such account shall not be applicable with respect to such accounts, except as Agent may otherwise specify and (y) in any event, even if Qualified Cash of Borrowers is not equal to or greater than the US Dollar Equivalent of $100,000,000, Borrowers shall not be required to comply with the conditions set forth in clauses (A), (B) and (C) as to any such accounts with Collateral having a value of less than the US Dollar Equivalent of $10,000,000.

(f) Borrowers and Guarantors are not the beneficiary or otherwise entitled to any right to payment under any letter of credit, banker’s acceptance or similar instrument as of the date hereof, except as set forth in the Information Certificate. In the event that any Borrower or Guarantor shall be entitled to or shall receive any right to payment under any letter of credit, banker’s acceptance or any similar instrument, whether as beneficiary thereof or otherwise after the date hereof that constitute Collateral, such Borrower or Guarantor shall promptly notify Agent thereof in writing. Such Borrower or Guarantor shall immediately, as Agent may specify, with respect to any such letter of credit, banker’s acceptance or similar instrument in the amount of $1,000,000 or more in any one case or $5,000,000 or more in the aggregate, either (i) deliver, or cause to be delivered to Agent, with respect to any such letter of credit, banker’s acceptance or similar instrument, the written agreement of the issuer and any other nominated person obligated to make any payment in respect thereof (including any confirming or negotiating bank), in form and substance satisfactory to Agent, consenting to the assignment of the proceeds of the letter of credit to Agent by such Borrower or Guarantor and agreeing to make all payments thereon directly to Agent or as Agent may otherwise direct or (ii) cause Agent to become, at Borrowers’ expense, the transferee beneficiary of the letter of credit, banker’s acceptance or similar instrument (as the case may be).

(g) Borrowers and Guarantors do not have any filed and pending commercial tort claims that it is asserting against any other Person in an aggregate amount in excess of the US Dollar Equivalent of $3,000,000 as of the date hereof, except as set forth in the Information Certificate. In the event that any Borrower or Guarantor shall at any time after the date hereof have any such commercial tort claims in an aggregate amount in excess of the US Dollar Equivalent of $3,000,000 that arise in connection with or are related to any other Collateral, such Borrower or Guarantor shall promptly notify Agent thereof in writing, which notice shall (i) set forth in reasonable detail the basis for and nature of such commercial tort claim and (ii) include the express grant by such Borrower or Guarantor to Agent of a security interest in such commercial tort claim (and the proceeds thereof). In the event that such notice does not include such grant of a security interest, the sending thereof by such Borrower or Guarantor to Agent shall be deemed to constitute such grant to Agent. Upon the sending of such notice, any commercial tort claim described therein shall constitute part of the Collateral and shall be deemed included therein. Without limiting the authorization of Agent provided in Section 5.2(a) hereof or otherwise arising by the execution by such Borrower or Guarantor of this Agreement or any of the other Financing Agreements, Agent is hereby irrevocably authorized from time to time and at any time to file such financing statements naming Agent or its designee as secured party and such Borrower or Guarantor as debtor, or any amendments to any financing statements, covering any such commercial tort claim as Collateral. In addition, each Borrower and Guarantor shall promptly upon Agent’s request, execute and deliver, or cause to be executed and delivered, to Agent such other agreements, documents and instruments as Agent may require in connection with such commercial tort claim.

(h) Borrowers and Guarantors do not have any goods, documents of title or other Collateral in the custody, control or possession of a third party as of the date hereof, except for store-in-store Inventory and as set forth in the Information Certificate and except for goods located in the United States or Canada in transit to a location of a Borrower or Guarantor permitted herein in the ordinary course of business of such Borrower or Guarantor in the possession of the carrier transporting such goods. In the event that any goods, documents of title or other Collateral are at any time after the date hereof in the custody, control or possession of any other person not referred to in the Information Certificate or such carriers, Borrowers and Guarantors shall promptly notify Agent thereof in writing. Promptly upon Agent’s request, Borrowers and Guarantors shall use its commercially reasonable efforts to deliver to Agent a Collateral Access Agreement duly authorized, executed and delivered by such person and the Borrower or Guarantor that is the owner of such Collateral.

(i) Borrowers and Guarantors shall take any other actions reasonably requested by Agent from time to time to cause the attachment, perfection and first priority of, and the ability of Agent to enforce, the security interest of Agent in any and all of the Collateral, including, without limitation, (i) executing, delivering and, where appropriate, filing financing statements, financing charge statements and amendments relating thereto under the UCC, the PPSA or other applicable law, to the extent, if any, that any Borrower’s or Guarantor’s signature thereon is required therefor, (ii) causing Agent’s name to be noted as secured party on any certificate of title for a titled good if such notation is a condition to attachment, perfection or priority of, or ability of Agent to enforce, the security interest of Agent in such Collateral, (iii) complying with any provision of any statute, regulation or treaty of the United States or Canada as to any Collateral if compliance with such provision is a condition to attachment, perfection or priority of, or ability of Agent to enforce, the security interest of Agent in such Collateral, (iv) obtaining the consents and approvals of any Governmental Authority or third party, including, without limitation, any consent of any licensor, lessor or other person obligated on Collateral, and taking all actions required by any earlier versions of the UCC, the PPSA or by other law, as applicable in any relevant jurisdiction.

5.3 Special Provisions Relating to Collateral; Excluded Property.

(a) The grant of a security interest in the Collateral of Borrowers or Guarantors organized under the laws of Canada and the Provinces and Territories thereof in favor of Agent may be further evidenced by other Financing Agreements and subject to the terms of such other Financing Agreements.

(b) Notwithstanding anything to the contrary contained in this Section 5, Section 9.24 or elsewhere in this Agreement, the types or items of Collateral described in Section 5.1 hereof shall not include any of the following (such property not included in the Collateral being the “Excluded Property”): (i) assets of any Foreign Subsidiary other than Canadian Borrowers, Canadian Guarantors, Puerto Rico Borrowers and Puerto Rico Guarantors, (ii) assets of an Unrestricted Subsidiary formed after the date hereof (including pledges of any Equity Interests in such Subsidiaries), (iii) leased Real Property, (iv) deposit accounts or trust accounts specifically and exclusively used for payroll, payroll taxes and other employee wage and benefit payments or for the benefit of any Borrower’s or Guarantor’s employees, (v) motor vehicles or other Equipment subject to a certificate of title statute, (vi) any rights or interests in any contract, lease, permit, license, charter or license agreement covering real or personal property, as such, if under the terms of such contract, lease, permit, license, charter or license agreement, or applicable law with respect thereto, the valid grant of a security interest or lien therein to Agent is prohibited (or would render such contract, lease, permit, license, charter or license agreement cancelled, invalid or unenforceable or allow for the termination thereof) and such prohibition has not been or is not waived or the consent of the other party to such contract, lease, permit, license, charter or license agreement has not been or is not otherwise obtained or under applicable law such prohibition cannot be waived; provided, that, the foregoing exclusion shall in no way be construed

(A) to apply if any such prohibition is unenforceable under Sections 9-406, 9-407 or 9-408 of the UCC, any comparable provision of the PPSA or other applicable law or (B) so as to limit, impair or otherwise affect Agent’s unconditional continuing security interests in and liens upon any rights or interests of a Borrower or Guarantor in or to monies or other proceeds due or to become due under any such contract, lease, permit, license, charter or license agreement (including any Receivables), and (vii) shares of the Capital Stock of any Foreign Subsidiary that is a “controlled foreign corporation” (as such term is defined in Section 957(a) of the Code or a successor provision thereof) any Foreign Subsidiary Holding Company or any Puerto Rico Borrower or any Canadian Borrower in each case in excess of sixty-five (65%) percent of all of the issued and outstanding shares of Capital Stock in such Subsidiary (or if such Subsidiary is not a “First Tier” Foreign Subsidiary, none of such Subsidiary’s Capital Stock) entitled to vote (within the meaning of Treasury Regulation Section 1.956-2) but only as to the pledge or security interest that secures the US Obligations if such a security interest in a higher percentage of such Capital Stock guarantee would result in material adverse tax consequences to Borrowers, Guarantors or their direct or indirect owners.

(c) Notwithstanding anything to the contrary set forth herein or in any of the other Financing Agreements, (i) no Canadian Borrower, Canadian Guarantor, Puerto Rico Borrower or Puerto Rico Guarantor shall be liable in any respect of any US Obligations, (ii) no security interest, lien or hypothec granted by any Canadian Borrower, Canadian Guarantor, Puerto Rico Borrower or Puerto Rico Guarantor under any of the Financing Agreements shall secure any US Obligations, (iii) all amounts payable on account of the Canadian Obligations shall be payable to a Canadian Payment Account or to another bank account maintained by a Canadian Resident as Agent or Wells Fargo Canada may designate from time to time, (iv) all amounts received by Agent or any Lender on account of the Canadian Obligations shall be applied or credited solely to the Canadian Obligations, and (v) the liability or obligation of Canadian Borrowers with respect to the Canadian Obligations shall not exceed that portion of the Obligations which is attributable only to Canadian Borrowers, their Obligations, their Collateral, the Canadian Loans, the Canadian Commitments or the Canadian Letter of Credit Obligations (as the case may be) or such other amount as may be agreed to in writing by Agent and Canadian Borrowers.

(d) Notwithstanding anything to the contrary set forth herein, the grant by each Canadian Borrower or Canadian Guarantor of security in trademarks (as defined in the Trade-marks Act (Canada) under this Agreement or any other Financing Agreement shall be limited to a grant by such Borrower or Guarantor of a security interest in all of such Borrower’s or Guarantor’s right, title and interest in such trademarks.

SECTION 6. COLLECTION AND ADMINISTRATION

6.1 Borrowers’ Loan Accounts.

Agent shall maintain one or more loan account(s) on its books in which shall be recorded (a) all Loans, Letters of Credit and other Obligations and the Collateral, (b) all payments made by or on behalf of any Borrower or Guarantor and (c) all other appropriate debits and credits as provided in this Agreement, including fees, charges, costs, expenses and interest. All entries in the loan account(s) shall be made in accordance with Agent’s customary practices as in effect from time to time.

6.2 Statements.

Agent shall render to Administrative Borrower each month a statement setting forth the balance in the Borrowers’ loan account(s) maintained by Agent for Borrowers pursuant to the provisions of this Agreement, including principal, interest, fees, costs and expenses. Each such statement shall be subject to subsequent adjustment by Agent but shall, absent manifest errors or omissions, be considered correct and deemed accepted by Borrowers and Guarantors and conclusively binding upon Borrowers and Guarantors as an account stated except to the extent that Agent receives a written notice from Administrative Borrower of any specific exceptions of Administrative Borrower thereto within forty-five (45) days after the date such statement has been received by Parent. Until such time as Agent shall have rendered to Administrative Borrower a written statement as provided above, the balance in any Borrower’s loan account(s) shall be presumptive evidence of the amounts due and owing to Agent and Lenders by Borrowers and Guarantors.

6.3 Cash Management; Collection of Proceeds of Collateral.

(a) Each Borrower and Guarantor shall establish and maintain, at its expense, deposit account arrangements and merchant payment arrangements with the banks set forth on Schedule 8.10 to the Information Certificate and subject to Section 5.2(d) hereof such other banks as such Borrower or Guarantor may hereafter select. The banks set forth on Schedule 8.10 to the Information Certificate constitute all of the banks with which Borrowers and Guarantors have deposit account arrangements and merchant payment arrangements as of the Closing Date and identifies each of the deposit accounts at such banks that are used by Borrowers and Guarantors as of the Closing Date solely for receiving store receipts from a retail store location of a Borrower or Guarantor (together with any other deposit accounts at any time established or used by any Borrower or Guarantor for receiving such store receipts from any retail store location, collectively, the “Store Accounts” and each individually, a “Store Account”) or otherwise describes the nature of the use of such deposit account by such Borrower or Guarantor.

(i) Each Borrower shall deposit all proceeds from sales of Inventory in every form, including, without limitation, cash, checks, credit card sales drafts, credit card sales or charge slips or receipts and other forms of daily store receipts, from each retail store location of such Borrower into the Store Account of such Borrower used solely for such purpose in accordance with the current practices of such Borrower as of the Closing Date, but in any event no less frequently than once every five (5) Business Days; provided, that, each retail store of a Borrower may retain in such store funds of up to the US Dollar Equivalent of $30,000 immediately after each deposit of funds from such store into the applicable Store Account. All such funds deposited into the Store Accounts in excess of $100,000 per Store Account shall be sent by wire transfer or other electronic funds transfer on each Business Day to the Blocked Accounts as provided in Section 6.3(a)(ii) below (which amounts in such Store Accounts, together with all amounts held by Borrowers at the retail store locations and not yet deposited in the Store Accounts, shall not in the aggregate exceed the US Dollar Equivalent of $10,000,000 at any one time, except to the extent from time to time additional amounts may be held in the retail stores or the Store Accounts on Saturday, Sunday or other days where the applicable depository bank is closed, which additional amounts are to be, and shall be, transferred on the next Business Day to the Blocked Accounts) and except as Agent may otherwise agree.

(ii) Each Borrower shall establish and maintain, at its expense, deposit accounts with such banks as are reasonably acceptable to Agent (the “Blocked Accounts”) into which each Borrower shall promptly either cause all amounts on deposit in the Store Accounts of such Borrower to be sent as provided in Section 6.3(a)(i) above or shall itself deposit or cause to be deposited all proceeds of Collateral, including all proceeds from sales of Inventory, all amounts payable to each Borrower from Credit Card Issuers and Credit Card Processors, all amounts payable to each Borrower and all other proceeds of Collateral. On or prior to the Closing Date, Borrowers will deliver to the Agent copies of Credit Card Notifications which have been executed on behalf of such Borrower for delivery to the Credit Card Issuers and Credit Card Processors listed on Schedule 8.16 to the Information Certificate.

(iii) Borrowers and Guarantors shall deliver, or cause to be delivered to Agent a Deposit Account Control Agreement duly authorized, executed and delivered by each bank where a Blocked Account is maintained as provided in Section 5.2 hereof. At any time a Default or an Event of Default shall exist or have occurred and be continuing, promptly upon Agent’s request, Borrowers and Guarantors shall deliver, or cause to be delivered, to Agent a Deposit Account Control Agreement duly authorized, executed and delivered by such banks where a Store Account is maintained as Agent shall specify. Without limiting any other rights or remedies of Agent or Lenders, Agent may, and at the request of Required Lenders shall, instruct the depository banks at which the Blocked Accounts are maintained to transfer all available funds received or deposited into the Blocked Accounts to the Agent Payment Account at any time that a Cash

Dominion Event exists. Without limiting any other rights or remedies of Agent or Lenders, in the event that a Deposit Account Control Agreement is in effect for a Store Account, then Agent may, at its option, instruct the depository bank at which the Store Account is maintained to transfer all available funds received or deposited into the Store Account to the Agent Payment Account at any time that an Event of Default shall exist or have occurred and be continuing. As to the Blocked Accounts or the Store Accounts, as the case may be, Agent shall send to Administrative Borrower a copy of any such written instruction sent by Agent to the depository bank promptly thereafter. At all times that a Cash Dominion Event exists and Agent shall have notified any depository bank to transfer funds from a Blocked Account or Store Account to the Agent Payment Account, all payments made to such Blocked Accounts or Store Accounts, whether in respect of the Receivables, as proceeds of Inventory or other Collateral or otherwise shall be treated as payments to Agent in respect of the Obligations and therefore shall constitute the property of Agent and Lenders to the extent of the then outstanding Obligations.

(b) For purposes of calculating the amount of the Loans available to each Borrower, such payments will be applied (conditional upon final collection) to the Obligations on the Business Day of receipt by Agent of immediately available funds in the Agent Payment Account provided such payments and notice thereof are received in accordance with Agent’s usual and customary practices as in effect from time to time and within sufficient time to credit the applicable loan account on such day, and if not, then on the next Business Day.

(c) Except as otherwise expressly permitted hereunder, each Borrower and Guarantor and their respective employees, agents and Subsidiaries shall, acting as trustee for Agent, receive, as the property of Agent, any monies, checks, notes, drafts or any other payment relating to and/or proceeds of Accounts or other Collateral which come into their possession or under their control and promptly upon receipt thereof, shall deposit or cause the same to be deposited in the Blocked Accounts, or remit the same or cause the same to be remitted, in kind, to Agent. Except prior to a Cash Dominion Event, in no event shall the same be commingled with any Borrower’s or Guarantor’s own funds. Borrowers agree to reimburse Agent on demand for any amounts owed or paid to any bank or other financial institution at which a Blocked Account or any other deposit account or investment account is established or any other bank, financial institution or other person involved in the transfer of funds to or from the Blocked Accounts arising out of Agent’s payments to or indemnification of such bank, financial institution or other person. The obligations of Borrowers to reimburse Agent for such amounts pursuant to this Section 6.3 shall survive the termination of this Agreement and, at any time money is being deposited into the Agent Payment Account, Agent shall use such moneys to pay such Obligations.

6.4 Payments.

(a) All US Obligations shall be payable to the US Payment Account, all Canadian Obligations shall be payable to the Canadian Payment Account and all Puerto Rico Obligations shall be payable to the Puerto Rico Payment Account. All US Loans, US Letter of Credit Obligations, Puerto Rico Loans and Puerto Rico Letters of Credit shall be repayable solely in US Dollars. All Canadian Loans and Canadian Letter of Credit Obligations shall be repayable in same currency in which such Canadian Loans were made or Canadian Letter of Credit Obligations were provided.

(b) Agent shall apply payments received or collected from any US Borrower or any Guarantor or for the account of any US Borrower or Guarantor (including the monetary proceeds of collections or of realization upon any Collateral securing the US Obligations) as follows: first, to pay any fees, indemnities or expense reimbursements then due to Agent from any US Borrower or Guarantor; second, to pay any fees, indemnities, or expense reimbursements then due to Lenders and the applicable Issuing Bank from any US Borrower or Guarantor; third, to pay interest due in respect of any US Loans (and including any Special Agent Advances made to US Borrowers); fourth, to pay principal in respect of Special Agent Advances made to US Borrowers; fifth, to pay principal in respect of all US Loans on a pro rata basis; sixth, to be held as cash collateral in connection with any US Letter of Credit Obligations or other contingent US Obligations (other than Obligations arising under or pursuant to any Bank Products); seventh, to pay any of the Canadian Obligations and/or Puerto Rico Obligations; and eighth, to pay or prepay any other US Obligations (including any such Obligations arising under or pursuant to any Bank Products), whether or not then due, on a pro rata basis.

(c) Agent shall apply payments received or collected from any Canadian Borrower or Canadian Guarantor (including the monetary proceeds of collections or of realization upon any Collateral securing the Canadian Obligations) as follows: first, to pay any fees, indemnities or expense reimbursements then due to Agent from any Canadian Borrower or any Guarantor of the Canadian Obligations; second, to pay any fees, indemnities, or expense reimbursements then due to Canadian Lenders and the applicable Issuing Bank from any Canadian Borrower or Canadian Guarantor; third, to pay interest due in respect of any Canadian Obligations (and including any Special Agent Advances made to Canadian Borrowers); fourth, to pay principal in respect of Special Agent Advances made to Canadian Borrowers; fifth, to pay principal in respect of the Canadian Loans on a pro rata basis; sixth, to be held as cash collateral in connection with any Canadian Letter of Credit Obligations or other contingent Canadian Obligations (other than Obligations arising under or pursuant to any Bank Products); seventh, to pay or prepay any other Canadian Obligations (including any such Obligations arising under or pursuant to any Bank Products), whether or not then due, on a pro rata basis.

(d) Agent shall apply payments received or collected from any Puerto Rico Borrower or Puerto Rico Guarantor (including the monetary proceeds of collections or of realization upon any Collateral securing the Puerto Rico Obligations) as follows: first, to pay any fees, indemnities or expense reimbursements then due to Agent from any Puerto Rico Borrower or any Guarantor of the Puerto Rico Obligations; second, to pay any fees, indemnities, or expense reimbursements then due to US Lenders and the applicable Issuing Bank from any Puerto Rico Borrower or Puerto Rico Guarantor; third, to pay interest due in respect of any Puerto Rico Obligations (and including any Special Agent Advances made to Puerto Rico Borrowers); fourth, to pay principal in respect of Special Agent Advances made to Puerto Rico Borrowers; fifth, to pay principal in respect of the Puerto Rico Loans on a pro rata basis; sixth, to be held as cash collateral in connection with any Puerto Rico Letter of Credit Obligations or other contingent Puerto Rico Obligations (other than Obligations arising under or pursuant to any Bank Products); seventh, to pay or prepay any other Puerto Rico Obligations (including any such Obligations arising under or pursuant to any Bank Products), whether or not then due, on a pro rata basis.

(e) Notwithstanding anything to the contrary set forth in any of the Financing Agreements, (i) all payments by or on behalf of Canadian Borrowers and Canadian Guarantors shall be applied only to the Canadian Obligations, (ii) all payments by or on behalf of Puerto Rico Borrowers and Puerto Rico Guarantors shall be applied only to the Puerto Rico Obligations, (iii) all payments on behalf of a US Borrower or US Guarantor shall be applied first to the US Obligations then due until paid in full (except as otherwise provided in clause (b) above), (iv) all payments in respect of the Canadian Obligations shall be applied first to Obligations denominated in the same currency as the payments received; and (v) to the extent any Borrower or Guarantor, directly or indirectly, uses any proceeds of the applicable Loans or Letter of Credit Obligations to acquire rights in or the use of any Collateral or to repay any Indebtedness used to acquire rights in or the use of any Collateral, payments in respect of the Obligations shall be deemed applied first to the Obligations arising from Loans and Letter of Credit Obligations that were not used for such purposes and second to the Obligations arising from Loans and Letter of Credit Obligations the proceeds of which were used to acquire rights in or the use of any Collateral in the chronological order in which such Borrower acquired such rights in or the use of such Collateral.

(f) Notwithstanding anything to the contrary contained in this Agreement, (i) unless so directed by a Canadian Borrower (or Administrative Borrower), or unless an Event of Default shall exist or have occurred and be continuing, Agent shall not apply any payments which it receives to any Eurodollar Rate

Loans made to such Canadian Borrower, except (A) on the expiration date of the Interest Period applicable to any such Eurodollar Rate Loans made to such Canadian Borrower or (B) in the event that there are no outstanding US Base Rate Loans or Canadian Base Rate Loans made to such Canadian Borrower and (ii) unless so directed by a US Borrower or Puerto Rico Borrower (or Administrative Borrower on its behalf), or unless an Event of Default shall exist or have occurred and be continuing, Agent shall not apply any payments which it receives to any Eurodollar Rate Loans made to such US Borrower or Puerto Rico Borrower, except (A) on the expiration date of the Interest Period applicable to any such Eurodollar Rate Loans made to such US Borrower or Puerto Rico Borrower or (B) in the event that there are no outstanding US Base Rate Loans made to such US Borrower or Puerto Rico Borrower.

(g) For purposes of this Section 6.4, “paid in full” means payment of all amounts owing under the Financing Agreements according to the terms thereof, including loan fees, service fees, professional fees, interest (and specially including interest accrued after the commencement of any case under the U.S. bankruptcy code or any similar domestic or foreign similar statute), default interest, interest on interest, and expense reimbursements, whether or not the same would be or is allowed or disallowed in whole or in part in any case under the Bankruptcy Code, the BIA, the CCAA, the Winding-Up and Restructuring Act (Canada) or any similar statute in any jurisdiction, but excluding (i) interest to the extent paid in excess of amounts based on the pre-default rates (but not any other interest) and (ii) fees paid in respect of the waiver of an Event of Default, in each case as to amounts under clauses (i) and (ii) above only to the extent that such amounts are disallowed in any case under the Bankruptcy Code, the BIA, the CCAA or any similar statute in any jurisdiction.

(h) At Agent’s option, all principal, interest, fees, costs, expenses and other charges provided for in this Agreement or the other Financing Agreements in respect of US Obligations may be charged directly to the loan account(s) of any US Borrower maintained by Agent and all principal, interest, fees, costs, expenses and other charges provided for in this Agreement or the other Financing Agreements, in respect of Canadian Obligations and Puerto Rico Obligations may be charged directly to the loan account(s) of any Canadian Borrower or Puerto Rico Borrower, respectively, maintained by Agent. If after receipt of any payment of, or proceeds of Collateral applied to the payment of, any of the Obligations, Agent, any Lender or Issuing Bank is required to surrender or return such payment or proceeds to any Person for any reason, then the Obligations intended to be satisfied by such payment or proceeds shall be reinstated and continue and this Agreement shall continue in full force and effect as if such payment or proceeds had not been received by Agent or such Lender. Subject to Section 5.3(c) hereof, Borrowers and Guarantors shall be liable to pay to Agent, and do hereby agree to indemnify and hold Agent and Lenders harmless for the amount of any payments or proceeds so surrendered or returned. This Section 6.4(h) shall remain effective notwithstanding any contrary action which may be taken by Agent or any Lender in reliance upon such payment or proceeds. This Section 6.4(h) shall survive the payment of the Obligations and the termination of this Agreement.

6.5 Taxes.

(a) Any and all payments by or on account of any of the Obligations (provided that the Obligations in respect of Bank Products shall not be subject to this provision but shall instead be governed in this respect by the documents establishing such Bank Products) shall be made free and clear of and without deduction or withholding for or on account of, any setoff, counterclaim, defense, duties, taxes, levies, imposts, fees, deductions, charges, withholdings, liabilities, restrictions or conditions of any kind, excluding (i) in the case of each Lender, Issuing Bank, Swing Line Lender and Agent (A) taxes measured by its net income, and franchise taxes imposed on it, by the jurisdiction (or any political subdivision thereof) under the laws of which such Lender, Issuing Bank, Swing Line Lender or Agent (as the case may be) is organized and (B) any United States withholding taxes payable with respect to payments under the Financing Agreements under laws (including any statute, treaty or regulation) in effect on the Closing Date (or, in the case of an Eligible Transferee, the date of the Assignment and Acceptance) applicable to such Lender, Issuing Bank,

Swing Line Lender or Agent, as the case may be, but not excluding any United States withholding taxes payable as a result of any change in such laws occurring after the Closing Date (or the date of such Assignment and Acceptance) and (ii) in the case of each Lender, Issuing Bank, Swing Line Lender or Agent, taxes measured by its net income, and franchise taxes imposed on it as a result of a present or former connection between such Person and the jurisdiction of the Governmental Authority imposing such tax or any taxing authority thereof or therein (all such non-excluded taxes, levies, imposts, fees, deductions, charges, withholdings and liabilities being hereinafter referred to as “Taxes”).

(b) If any Taxes shall be required by law to be deducted from or in respect of any sum payable in respect of the Obligations to any Lender, Issuing Bank, Swing Line Lender or Agent (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 6.5), such Lender, Issuing Bank, Swing Line Lender or Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the relevant Borrower or Guarantor shall make such deductions, (iii) the relevant Borrower or Guarantor shall pay the full amount deducted to the relevant taxing authority or other authority in accordance with applicable law and (iv) the relevant Borrower or Guarantor shall deliver to Agent evidence of such payment.

(c) Subjection to Section 5.3(c) hereof, in addition, each Borrower and Guarantor agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies of the United States or any political subdivision thereof or any applicable foreign jurisdiction, and all liabilities with respect thereto, in each case arising from any payment made hereunder or under any of the other Financing Agreements or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any of the other Financing Agreements (collectively, “Other Taxes”).

(d) Subjection to Section 5.3(c) hereof, each Borrower and Guarantor shall indemnify each Lender, Issuing Bank, Swing Line Lender and Agent for the full amount of Taxes and Other Taxes (including any Taxes and Other Taxes imposed by any jurisdiction on amounts payable under this Section 6.5) paid by such Lender, Issuing Bank, Swing Line Lender or Agent (as the case may be) and any liability (including for penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. This indemnification shall be made within thirty (30) days from the date such Lender, Issuing Bank, Swing Line Lender or Agent (as the case may be) makes written demand therefor. A certificate as to the amount of such payment or liability delivered to Administrative Borrower by a Lender, an Issuing Bank, Swing Line Lender (with a copy to Agent) or by Agent on its own behalf or on behalf of a Lender or an Issuing Bank or Swing Line Lender, shall be conclusive absent manifest error.

(e) As soon as practicable after any payment of Taxes or Other Taxes by any Borrower or Guarantor, such Borrower or Guarantor shall furnish to Agent, at its address referred to herein, the original or a certified copy of a receipt evidencing payment thereof.

(f) Without prejudice to the survival of any other agreements of any Borrower or Guarantor hereunder or under any of the other Financing Agreements, the agreements and obligations of such Borrower or Guarantor contained in this Section 6.5 shall survive the termination of this Agreement and the payment in full of the Obligations.

(g) Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the applicable Borrower is resident for tax purposes, or any treaty to which such jurisdiction is a party, with respect to payments hereunder or under any of the other Financing Agreements shall deliver to Administrative Borrower (with a copy to Agent), at the time or times prescribed by applicable law or reasonably requested by Administrative Borrower or Agent (in such number of copies as is reasonably requested by the recipient), whichever of the following is applicable (but only if such

Foreign Lender is legally entitled to do so): (i) duly completed copies of Internal Revenue Service Form W-8BEN claiming exemption from, or a reduction to, withholding tax under an income tax treaty, or any successor form, (ii) duly completed copies of Internal Revenue Service Form 8-8ECI claiming exemption from withholding because the income is effectively connection with a U.S. trade or business or any successor form, (iii) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Sections 871(h) or 881(c) of the Code, (A) a certificate of the Lender to the effect that such Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of a Borrower within the meaning of Section 881(c)(3)(B) of the Code or a “controlled foreign corporation” described and Section 881(c)(3)(C) of the Code and (B) duly completed copies of Internal Revenue Service Form W-8BEN claiming exemption from withholding under the portfolio interest exemption or any successor form or (iv) any other applicable form, certificate or document prescribed by applicable law as a basis for claiming exemption from or a reduction in United States withholding tax duly completed together with such supplementary documentation as may be prescribed by applicable law to permit a Borrower to determine the withholding or deduction required to be made. Unless Administrative Borrower and Agent have received forms or other documents satisfactory to them indicating that payments hereunder or under any of the other Financing Agreements to or for a Foreign Lender are not subject to United States withholding tax or are subject to such tax at a rate reduced by an applicable tax treaty, Borrowers or Agent shall withhold amounts required to be withheld by applicable requirements of law from such payments at the applicable statutory rate. Borrowers and Guarantors shall not be required to indemnify any Foreign Lender or to pay any additional amounts to any Foreign Lender in respect of U.S. withholding tax pursuant to Section 6.5(b) or 6.5(d) above to the extent that the obligation to pay such additional amounts would not have arisen but for a failure by such Foreign Lender to comply with the provisions of this Section 6.5(g). Should a Lender become subject to Taxes because of its failure to deliver a form required hereunder, Borrowers and Guarantors shall, at such Lender’s expense, take such steps as such Lender shall reasonably request to assist such Lender to recover such Taxes.

(h) Any Lender claiming any additional amounts payable pursuant to this Section 6.5 shall use its reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to change the jurisdiction of its applicable lending office if the making of such a change would avoid the need for, or reduce the amount of, any such additional amounts that would be payable or may thereafter accrue and would not, in the sole determination of such Lender, be otherwise disadvantageous in any material respect to such Lender.

6.6 Authorization to Make Loans.

Agent and Lenders are authorized to make the Loans based upon telephonic or other instructions received from anyone purporting to be an officer of Administrative Borrower or any Borrower or other authorized person or, at the discretion of Agent, if such Loans are necessary to satisfy any Obligations. All requests for Loans or Letters of Credit hereunder shall specify the date on which the requested advance is to be made (which day shall be a Business Day) and the amount of the requested Loan. Requests received after 11:00 a.m. Central time on any day shall be deemed to have been made as of the opening of business on the immediately following Business Day. All Loans and Letters of Credit under this Agreement shall be conclusively presumed to have been made to, and at the request of and for the benefit of, any Borrower or Guarantor when deposited to the credit of any Borrower or Guarantor or otherwise disbursed or established in accordance with the instructions of any Borrower or Guarantor or in accordance with the terms and conditions of this Agreement.

6.7 Use of Proceeds.

Borrowers shall use the initial proceeds of the Loans and Letters of Credit hereunder only for: (a) payments to each of the persons listed in the disbursement direction letter furnished by Borrowers to Agent on or about the date hereof and (b) costs, expenses and fees in connection with the preparation, negotiation, execution and delivery of this Agreement and the other Financing Agreements. All other Loans made or Letters of

Credit provided to or for the benefit of any Borrower pursuant to the provisions hereof shall be used by such Borrower only to finance acquisitions by a Borrower or Guarantor to the extent permitted hereunder, or for general operating, working capital and other proper corporate purposes of such Borrower not otherwise prohibited by the terms hereof. None of the proceeds will be used, directly or indirectly, for the purpose of purchasing or carrying any margin security or for the purposes of reducing or retiring any indebtedness which was originally incurred to purchase or carry any margin security or for any other purpose which might cause any of the Loans to be considered a “purpose credit” within the meaning of Regulation U of the Board of Governors of the Federal Reserve System, as amended.

6.8 Appointment of Administrative Borrower as Agent for Requesting Loans and Receipts of Loans and Statements.

(a) Each Borrower hereby irrevocably appoints and constitutes Administrative Borrower as its agent and attorney-in-fact to request and receive Loans and Letters of Credit pursuant to this Agreement and the other Financing Agreements from Agent or any Lender in the name or on behalf of such Borrower. Agent and Lenders may disburse the Loans to such bank account of Administrative Borrower or a Borrower or otherwise make such Loans to a Borrower and provide such Letters of Credit to a Borrower as Administrative Borrower may designate or direct, without notice to any other Borrower or Guarantor. Notwithstanding anything to the contrary contained herein, Agent may at any time and from time to time require that Loans to or for the account of any Borrower be disbursed directly to an operating account of such Borrower.

(b) Administrative Borrower hereby accepts the appointment by Borrowers to act as the agent and attorney-in-fact of Borrowers pursuant to this Section 6.8. Administrative Borrower shall ensure that the disbursement of any Loans to each Borrower requested by or paid to or for the account of Parent, or the issuance of any Letter of Credit for the account of a Borrower hereunder, shall be paid to or for the account of such Borrower.

(c) Each Borrower and other Guarantor hereby irrevocably appoints and constitutes Administrative Borrower as its agent to receive statements on account and all other notices from Agent and Lenders with respect to the Obligations or otherwise under or in connection with this Agreement and the other Financing Agreements.

(d) Any notice, election, representation, warranty, agreement or undertaking by or on behalf of any other Borrower or any Guarantor by Administrative Borrower shall be deemed for all purposes to have been made by such Borrower or Guarantor, as the case may be, and shall be binding upon and enforceable against such Borrower or Guarantor to the same extent as if made directly by such Borrower or Guarantor.

(e) No purported termination of the appointment of Administrative Borrower as agent as aforesaid shall be effective, except after ten (10) days’ prior written notice to Agent.

6.9 Pro Rata Treatment.

Except to the extent otherwise provided in this Agreement or as otherwise agreed by Lenders: (a) the making and conversion of Loans shall be made among the Lenders based on their respective Pro Rata Shares as to such Loans and (b) each payment on account of any Obligations to or for the account of one or more of Lenders in respect of any Obligations due on a particular day shall be allocated among the Lenders entitled to such payments based on their respective Pro Rata Shares and shall be distributed accordingly.

6.10 Sharing of Payments, Etc.

(a) Subject to Section 5.3(c), each Borrower and Guarantor agrees that, in addition to (and without limitation of) any right of setoff, banker’s lien or counterclaim Agent or any Lender may otherwise have, each Lender shall be entitled, at its option (but subject, as among Agent and Lenders, to the provisions of Section 12.3(b) hereof), to offset balances held by it for the account of such Borrower or Guarantor at any of its offices, in dollars or in any other currency, against any principal of or interest on any Loans owed to such Lender or any other amount payable to such Lender hereunder, that is not paid when due (regardless of whether such balances are then due to such Borrower or Guarantor), in which case it shall concurrently notify Administrative Borrower and Agent thereof; provided, that, such Lender’s failure to give such notice shall not affect the validity thereof.

(b) If any Lender (including Agent) shall obtain from any Borrower or Guarantor payment of any principal of or interest on any Loan owing to it or payment of any other amount under this Agreement or any of the other Financing Agreements through the exercise of any right of setoff, banker’s lien or counterclaim or similar right or otherwise (other than from Agent as provided herein), and, as a result of such payment, such Lender shall have received more than its Pro Rata Share of the principal of the Loans or more than its share of such other amounts then due hereunder or thereunder by any Borrower or Guarantor to such Lender than the percentage thereof received by any other Lender, it shall promptly pay to Agent, for the benefit of Lenders, the amount of such excess and simultaneously purchase from such other Lenders a participation in the Loans or such other amounts, respectively, owing to such other Lenders (or such interest due thereon, as the case may be) in such amounts, and make such other adjustments from time to time as shall be equitable, to the end that all Lenders shall share the benefit of such excess payment (net of any expenses that may be incurred by such Lender in obtaining or preserving such excess payment) in accordance with their respective Pro Rata Shares or as otherwise agreed by Lenders. To such end all Lenders shall make appropriate adjustments among themselves (by the resale of participation sold or otherwise) if such payment is rescinded or must otherwise be restored.

(c) Each Borrower and Guarantor agrees that any Lender purchasing a participation (or direct interest) as provided in Section 6.10(b) may exercise, in a manner consistent with this Section, all rights of setoff, banker’s lien, counterclaim or similar rights with respect to such participation as fully as if such Lender were a direct holder of Loans or other amounts (as the case may be) owing to such Lender in the amount of such participation.

(d) Nothing contained herein shall require any Lender to exercise any right of setoff, banker’s lien, counterclaims or similar rights or shall affect the right of any Lender to exercise, and retain the benefits of exercising, any such right with respect to any other Indebtedness or obligation of any Borrower or Guarantor. If, under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a setoff to which this Section applies, such Lender shall, to the extent practicable, assign such rights to Agent for the benefit of Lenders and, in any event, exercise its rights in respect of such secured claim in a manner consistent with the rights of Lenders entitled under this Section to share in the benefits of any recovery on such secured claim.

6.11 Settlement Procedures.

(a) In order to administer the Credit Facility in an efficient manner and to minimize the transfer of funds between Agent and Lenders, Agent may, at its option, subject to the terms of this Section, make available, on behalf of Lenders, including a Swing Line Lender, the full amount of the Revolving Loans or Swing Line Loans requested or charged to any Borrower’s loan account(s) or otherwise to be advanced by Lenders pursuant to the terms hereof, without requirement of prior notice to Lenders of the proposed Loans.

(b) With respect to all Revolving Loans made by Agent on behalf of Lenders, or any Swing Line Loans made by a Swing Line Lender or Agent on behalf of a Swing Line Lender, the amount of each Lender’s Pro Rata Share of the outstanding Loans shall be computed weekly, and shall be adjusted upward or downward on the basis of the amount of the outstanding Loans as of 5:00 p.m. Central time on the Business Day immediately preceding the date of each settlement computation; provided, that, Agent retains the absolute right at any time or from time to time to make the above described adjustments at intervals more frequent than weekly, but in no event more than twice in any week. Agent shall deliver to each of the Lenders after the end of each week, or at such lesser period or periods as Agent shall determine, a summary statement of the amount of outstanding Loans for such period (such week or lesser period or periods being hereinafter referred to as a “Settlement Period”). If the summary statement is sent by Agent and received by a Lender prior to 12:00 p.m. Central time, then such Lender shall make the settlement transfer described in this Section by no later than 3:00 p.m. Central time on the same Business Day and if received by a Lender after 12:00 p.m. Central time, then such Lender shall make the settlement transfer by not later than 3:00 p.m. Central time on the next Business Day following the date of receipt. If, as of the end of any Settlement Period, the amount of a Lender’s Pro Rata Share of the outstanding Loans is more than such Lender’s Pro Rata Share of the outstanding Loans as of the end of the previous Settlement Period, then such Lender shall forthwith (but in no event later than the time set forth in the preceding sentence) transfer to Agent by wire transfer in immediately available funds the amount of the increase. Alternatively, if the amount of a Lender’s Pro Rata Share of the outstanding Loans in any Settlement Period is less than the amount of such Lender’s Pro Rata Share of the outstanding Loans for the previous Settlement Period, Agent shall forthwith transfer to such Lender by wire transfer in immediately available funds the amount of the decrease. The obligation of each of the Lenders to transfer such funds and effect such settlement shall be irrevocable and unconditional and without recourse to or warranty by Agent. Agent and each Lender agrees to mark its books and records at the end of each Settlement Period to show at all times the dollar amount of its Pro Rata Share of the outstanding Loans and Letters of Credit. Each Lender shall only be entitled to receive interest on its Pro Rata Share of the Loans to the extent such Loans have been funded by such Lender. Because the Agent on behalf of Lenders may be advancing and/or may be repaid Loans prior to the time when Lenders will actually advance and/or be repaid such Loans, interest with respect to Loans shall be allocated by Agent in accordance with the amount of Loans actually advanced by and repaid to each Lender and the Agent and shall accrue from and including the date such Loans are so advanced to but excluding the date such Loans are either repaid by Borrowers or actually settled with the applicable Lender as described in this Section.

(c) To the extent that Agent has made any such amounts available and the settlement described above shall not yet have occurred, upon repayment of any Loans by a Borrower, Agent may apply such amounts repaid directly to any amounts made available by Agent pursuant to this Section. In lieu of weekly or more frequent settlements, Agent may, at its option, at any time require each Lender to provide Agent with immediately available funds representing its Pro Rata Share of each Loan, prior to Agent’s disbursement of such Loan to Borrower. In such event, all Loans under this Agreement shall be made by the Lenders simultaneously and proportionately to their Pro Rata Shares. No Lender shall be responsible for any default by any other Lender in the other Lender’s obligation to make a Loan requested hereunder nor shall the Commitment of any Lender be increased or decreased as a result of the default by any other Lender in the other Lender’s obligation to make a Loan hereunder.

(d) If Agent is not funding a particular Loan to a Borrower (or Administrative Borrower for the benefit of such Borrower) pursuant to Sections 6.11(a) and 6.11(b) above on any day, but is requiring each Lender to provide Agent with immediately available funds on the date of such Loan as provided in Section 6.11(c) above, Agent may assume that each Lender will make available to Agent such Lender’s Pro Rata Share of the Loan requested or otherwise made on such day and Agent may, in its discretion, but shall not be obligated to, cause a corresponding amount to be made available to or for the benefit of such Borrower on such day. If Agent makes such corresponding amount available to a Borrower and such corresponding amount is not in fact made available to Agent by such Lender, Agent shall be entitled to recover such corresponding amount on demand from such Lender together with interest thereon for each day from the date such payment was due until the date such amount is paid to Agent at the Federal Funds Rate for each day during such period (as published by the Federal Reserve Bank of New York or at Agent’s option based on the arithmetic mean determined by Agent of the rates for the last transaction in overnight Federal funds arranged prior to 9:00 a.m. (Central time) on that day by each of the three leading brokers of Federal funds transactions in New York City selected by Agent) and if such amounts are not paid within three (3) days of

Agent’s demand, at the highest Interest Rate provided for in Section 3.1 hereof applicable to Base Rate Loans . During the period in which such Lender has not paid such corresponding amount to Agent, notwithstanding anything to the contrary contained in this Agreement or any of the other Financing Agreements, the amount so advanced by Agent to or for the benefit of any Borrower shall, for all purposes hereof, be a Loan made by Agent for its own account. Upon any such failure by a Lender to pay Agent, Agent shall promptly thereafter notify Administrative Borrower of such failure and Borrowers shall pay such corresponding amount to Agent for its own account within five (5) Business Days of Administrative Borrower’s receipt of such notice. A Lender who fails to pay Agent its Pro Rata Share of any Loans made available by the Agent on such Lender’s behalf, or any Lender who fails to pay any other amount owing by it to Agent, is a “Defaulting Lender”.

(e) Upon any failure by a Lender to pay Agent (or a Swing Line Lender) pursuant to the settlement described in Section 6.11(b) above or to pay Agent pursuant to Section 6.11(c) or 6.11(d), Agent shall promptly thereafter notify Administrative Borrower of such failure and Borrowers shall pay such corresponding amount to Agent for its own account within five (5) Business Days of Administrative Borrower’s receipt of such notice. The term “Defaulting Lender” shall mean (i) any Lender that has failed to fund any portion of the Revolving Loans, participations in Letter of Credit Obligations or participations in Swing Line Loans required to be funded by it hereunder within one (1) Business Day of the date required to be funded by it hereunder, or has otherwise failed to pay over to Agent or any other Lender any other amount required to be paid by it hereunder within one (1) Business Day of the date when due, and such failure has not been cured by the making of such funding or payment over to Agent or such Lender by such Lender with such one (1) Business Day period, (ii) any Lender that has notified Agent, any Lender, Issuing Bank, or any Borrower or Guarantor in writing that it will not or does not intend to comply with any of its funding obligations under this Agreement (and such Lender has not retracted such notification in writing) or has made a public statement in writing to the effect that it will not or does not intend to comply with its funding obligations under this Agreement (and such Lender has not retracted such public statement in writing), or (iii) any Lender that becomes or is insolvent or has a parent company that has become or is insolvent or becomes the subject of a bankruptcy or insolvency proceeding, or has a receiver, conservator, trustee or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment and has not obtained all required orders, approvals or consents of any court or other Governmental Authority to continue to fulfill its obligations hereunder, in form and substance reasonably satisfactory to Agent and Administrative Borrower.

(f) Agent shall not be obligated to transfer to a Defaulting Lender any payments received by Agent for such Defaulting Lender’s benefit, nor shall a Defaulting Lender be entitled to the sharing of any payments hereunder (including any principal or fees and whether in respect of Revolving Loans, participation interests or otherwise). No fees otherwise payable hereunder to a Lender shall accrue for the benefit of such Defaulting Lender (and Borrowers shall not be required to pay any such fees) for such period as it is a Defaulting Lender but interest on the portion of the then outstanding Loans (and any participations) for which such Defaulting Lender has provided funds prior to becoming a Defaulting Lender shall be payable to it in the same manner as for the other Lenders that are not Defaulting Lenders in accordance with the terms hereof. For purposes of voting or consenting to matters with respect to this Agreement and the other Financing Agreements and determining Pro Rata Shares (other than as to interest to the extent provided herein), such Defaulting Lender shall be deemed not to be a “Lender” and such Lender’s Commitment shall be deemed to be zero (0). So long as there is a Defaulting Lender, (i) the maximum amount of the Loans and Letter of Credit Obligations shall not exceed the aggregate amount of the Commitments of the Lenders that are not Defaulting Lenders plus the Pro Rata Share of the Defaulting Lender (determined immediately prior to its being a Defaulting Lender) of the Loans and Letters of Credit outstanding as of the date that the Defaulting Lender has become a Defaulting Lender, (ii) the maximum amount of the US Loans, US Letter of Credit Obligations, Puerto Rico Loans and Puerto Rico Letters of Credit shall not exceed the aggregate amount of the US Commitments of the US Lenders that are not Defaulting Lenders plus the Pro Rata Share of the Defaulting Lender (determined immediately prior to its being a Defaulting Lender) of the US Loans and US Letters of Credit outstanding as of the date that the Defaulting Lender has become a Defaulting Lender, and (iii) the maximum amount of the Canadian Loans and Canadian Letter of Credit Obligations shall not exceed the aggregate amount of the Canadian Commitments of the Canadian Lenders that are not Defaulting Lenders plus the Pro Rata Share of the Defaulting Lender (determined immediately prior to its being a Defaulting Lender) of the Canadian Loans and Canadian Letters of Credit outstanding as of the date that the Defaulting Lender has become a Defaulting Lender. At any time that there is a Defaulting Lender, payments received for application to the Obligations payable to Lenders in accordance with the terms of this Agreement shall be distributed to Lenders based on their Pro Rata Shares calculated after giving effect to the reduction of such Defaulting Lender’s Commitment to zero (0) as provided herein (other than as to interest as provided above) or at Agent’s option, Agent may instead receive and retain such amounts that would be otherwise attributable to the Pro Rata Share of such Defaulting Lender (which for such purpose shall be such Pro Rata Share as in effect immediately prior to its being a Defaulting Lender, but in no event shall Borrowers or Guarantors be obliged or liable to pay any fees to a Defaulting Lender). To the extent that Agent elects to receive and retain such amounts, Agent may hold such amounts (which shall not accrue interest) and, in its reasonable discretion, relend such amounts to a Borrower. To the extent that Agent exercises its option to relend such amounts, such amounts shall be treated as Revolving Loans for the account of Agent in addition to the Revolving Loans that are made by the Lenders other than such Defaulting Lender based on their respective Pro Rata Shares as calculated after giving effect to the reduction of such Defaulting Lender’s Commitment to zero (0) as provided herein but shall be repaid in the same order of priority as the principal amount of the Loans on a pro rata basis for purposes of Section 6.4 hereof. Agent shall determine whether any Revolving Loans requested shall be made from relending such amounts or from Revolving Loans from the Lenders (other than such Defaulting Lender) and any allocation of requested Revolving Loans between them. The rights of a Lender that is a Defaulting Lender shall be limited as provided herein until such time as such Defaulting Lender has made all payments to Agent of the amounts that it had failed to pay causing it to become a Defaulting Lender and such Lender is otherwise in compliance with the terms of this Agreement (including making any payments as it would have been required to make as a Lender during the period that it was a Defaulting Lender other than in respect of the principal amount of Revolving Loans, which payments as to the principal amount of Revolving Loans shall be made based on the outstanding balance thereof on the date of the cure by Defaulting Lender or at such other time thereafter as Agent may specify) or has otherwise provided evidence in form and substance reasonably satisfactory to Agent that such Defaulting Lender will be able to fund its Pro Rata Share (as in effect immediately prior to its being a Defaulting Lender) in accordance with the terms hereof. Upon the cure by any Lender that is a Defaulting Lender of the event that is the basis for it to be a Defaulting Lender by making such payment or payments and such Lender otherwise being in compliance with the terms hereof, such Lender shall cease to be a Defaulting Lender and shall only be entitled to payment of interest accrued during the period that such Lender was a Defaulting Lender to the extent previously received and retained by Agent from or for the account of Borrowers on the funds constituting Loans funded by such Lender prior to the date of it being a Defaulting Lender (and not previously paid to such Lender) and shall otherwise, on and after such cure, make Loans and settle in respect of the Loans and other Obligations in accordance with the terms hereof. The existence of a Defaulting Lender and the operation of this Section shall not be construed to increase or otherwise affect the Commitment of any Lender, or relieve or excuse the performance by any Borrower or Guarantor of its duties and obligations hereunder (including, but not limited to, the obligation of such Borrower or Guarantor to make any payments hereunder, whether in respect of Loans by a Defaulting Lender or otherwise), except as specifically set forth herein.

(g) Notwithstanding anything to the contrary contained in this Agreement, in the event that there is a Defaulting Lender, if there are any Letters of Credit outstanding, and (i) the aggregate amount of the Letter of Credit Obligations and the Loans exceed the aggregate amount of the Commitments of the Lenders that are not Defaulting Lenders plus the Pro Rata Share of the Defaulting Lender (determined immediately prior to its being a Defaulting Lender) of the Loans and Letter of Credit Obligations outstanding as of the date that the Defaulting Lender has become a Defaulting Lender, or (ii) the aggregate amount of the US Letter of Credit Obligations, US Loans, Puerto Rico Letter of Credit Obligations and Puerto Rico Loans

exceed the aggregate amount of the US Commitments of the US Lenders that are not Defaulting Lenders plus the Pro Rata Share of the Defaulting Lender (determined immediately prior to its being a Defaulting Lender) of the US Loans, US Letter of Credit Obligations, Puerto Rico Loans and Puerto Rico Letter of Credit Obligations outstanding as of the date that the Defaulting Lender has become a Defaulting Lender, or (iii) the aggregate amount of the Canadian Letter of Credit Obligations and the Canadian Loans exceed the aggregate amount of the Canadian Commitments of the Canadian Lenders that are not Defaulting Lenders plus the Pro Rata Share of the Defaulting Lender (determined immediately prior to its being a Defaulting Lender) of the Canadian Loans and Canadian Letter of Credit Obligations outstanding as of the date that the Defaulting Lender has become a Defaulting Lender, then (A) within one (1) Business Day after the written request of an Issuing Bank, Borrowers shall pay to Agent an amount equal to the Pro Rata Share of the Defaulting Lender (calculated as in effect immediately prior to such Lender becoming a Defaulting Lender) of the Letter of Credit Obligations then outstanding to be held by Agent on terms and conditions satisfactory to Agent and such Issuing Bank as cash collateral for the Obligations and (B) for so long as there is a Defaulting Lender, such Issuing Bank shall not be required to issue any Letter of Credit, or increase or extend or otherwise amend any Letter of Credit, unless upon the request of such Issuing Bank, Agent has cash collateral from Borrowers in an amount equal to the Pro Rata Share of the Defaulting Lender (calculated as in effect immediately prior to such Lender becoming a Defaulting Lender) of the Letter of Credit Obligations outstanding after giving effect to any such requested Letter of Credit (or increase, extension or other amendment) to be held by Agent on its behalf on terms and conditions satisfactory to Agent and such Issuing Bank or there are other arrangements reasonably satisfactory to such Issuing Bank with respect to the participation in Letters of Credit by such Defaulting Lender. Such cash collateral shall be applied first to the Letter of Credit Obligations before application to any other Obligations, notwithstanding anything to the contrary contained in Section 6.4 hereof.

(h) Nothing in this Section or elsewhere in this Agreement or the other Financing Agreements shall be deemed to require Agent to advance funds on behalf of any Lender or to relieve any Lender from its obligation to fulfill its Commitment hereunder or to prejudice any rights that any Borrower may have to commence any legal action against a Lender as a result of any default by such Lender hereunder in fulfilling its Commitment.

6.12 Promissory Notes.

Upon the request of any Lender made through the Agent, the Borrowers shall execute and deliver to such Lender (through the Agent) a Note, which shall evidence such Lender’s Loans in addition to any related accounts or records. Each Lender may attach schedules to its Note and endorse thereon the date, type (if applicable), amount and maturity of its Loans and payments with respect thereto. Upon receipt of an affidavit of a Lender as to the loss, theft, destruction or mutilation of such Lender’s Note and upon cancellation of such Note, the Borrowers will issue, in lieu thereof, a replacement Note in favor of such Lender, in the same principal amount thereof and otherwise of like tenor.

6.13 Obligations Several; Independent Nature of Lenders’ Rights.

The obligation of each Lender hereunder is several, and no Lender shall be responsible for the obligation or commitment of any other Lender hereunder. Nothing contained in this Agreement or any of the other Financing Agreements and no action taken by the Lenders pursuant hereto or thereto shall be deemed to constitute the Lenders to be a partnership, an association, a joint venture or any other kind of entity. The amounts payable at any time hereunder to each Lender shall be a separate and independent debt, and subject to Section 12.3 hereof, each Lender shall be entitled to protect and enforce its rights arising out of this Agreement and it shall not be necessary for any other Lender to be joined as an additional party in any proceeding for such purpose.

6.14. Bank Products.

Borrowers and Guarantors, or any of their Subsidiaries, may (but no such Person is required to) request that the Bank Product Providers provide or arrange for such Person to obtain Bank Products from Bank Product Providers, and each Bank Product Provider may, in its sole discretion, provide or arrange for such Person to obtain the requested Bank Products. Borrowers and Guarantors or any of their Subsidiaries that obtains Bank Products shall indemnify and hold Agent, each Lender and their respective Affiliates harmless from any and all obligations now or hereafter owing to any other Person by any Bank Product Provider in connection with any Bank Products other than for gross negligence or willful misconduct on the part of any such indemnified Person. This Section 6.14 shall survive the payment of the Obligations and the termination of this Agreement. Borrower and its Subsidiaries acknowledge and agree that the obtaining of Bank Products from Bank Product Providers (a) is in the sole discretion of such Bank Product Provider, and (b) is subject to all rules and regulations of such Bank Product Provider. Each Bank Product Provider shall be deemed a party hereto for purposes of any reference in a Financing Agreement to the parties for whom Agent is acting, provided, that, the rights of such Bank Product Provider hereunder and under any of the other Financing Agreements shall consist exclusively of such Bank Product Provider’s right to share in payments and collections out of the Collateral as set forth herein. The determination of amounts owed to Bank Product Providers, including with respect to indemnification for Taxes and Other Taxes, shall be governed by and determined pursuant to the documents establishing such Bank Products. In connection with any such distribution of payments and collections, Agent shall be entitled to assume that no amounts are due to any Bank Product Provider unless such Bank Product Provider has notified Agent in writing of any such liability owed to it as of the date of any such distribution.

SECTION 7. COLLATERAL REPORTING AND COVENANTS

7.1 Collateral Reporting.

(a) Borrowers shall provide Agent (and Agent shall provide copies thereof to such Lenders as may so request from time to time) with the following documents in a form reasonably satisfactory to Agent:

(i) as soon as possible after the end of each calendar month (but in any event within thirteen (13) Business Days after the end thereof), or, at any time that a Default or Event of Default exists or Excess Availability shall be less than the Excess Availability Threshold, as soon as possible after the end of each week (but in any event within three (3) Business Days after the end thereof), Borrowing Base Certificates setting forth the calculation of the US Borrowing Base, the Canadian Borrowing Base and the Puerto Rico Borrowing Base as of the last Business Day of the immediately preceding period, duly completed and executed by a Responsible Officer of Administrative Borrower, together with all schedules required pursuant to the terms of the Borrowing Base Certificate duly completed, including but not limited to an inventory summary report by category (and upon Agent’s request, letter of credit inventory) and identifying where Inventory is located;

(ii) as soon as possible after the end of each calendar month (but in any event within thirteen (13) Business Days after the end thereof), on a monthly basis or more frequently as Agent may request at any time after the occurrence of a Cash Dominion Event or when a Default or Event of Default exists,

(A) perpetual inventory summary reports by location and by Retail Division and Contract Division, in each case with respect to the operations in the United States (including the US Virgin Islands) of Borrowers and Guarantors (and including the amounts of Inventory and the value thereof at any leased locations and at premises of warehouses, processors or other third parties or is consigned inventory),

(B) agings of accounts receivable,

(C) summary aging of outstanding accounts payable (and including information indicating the amounts owing to owners and lessors of leased premises, warehouses, fulfillment centers, processors, custom brokers, freight forwarders and other third parties from time to time in possession of any Collateral),

(D) a certificate by a Responsible Officer of Administrative Borrower consisting of: (1) a statement confirming the payment of rent and other amounts due to owners and lessors of real property used by Borrower in the immediately preceding month, subject to year-end or monthly percentage rent payment adjustments, (2) the addresses of all new retail store or distribution center locations of Borrowers and Guarantors opened and existing retail store or distribution center locations closed or sold, in each case since the date of the most recent certificate delivered to Agent containing the information required under this clause, (3) a description of any material license agreements with respect to Intellectual Property of Borrowers and Guarantors (other than (I) licenses by a Borrower or Guarantor to a private label manufacturer entered into in the ordinary course of business for the production of Inventory on behalf of a Borrower or Guarantor or “click through” licenses to website hosts or providers in connection with on-line purchasing or licenses to a Borrower or Guarantor by a customer to use such customer’s trademarks for purposes of goods or services provided by such Borrower or Guarantor to or for such customer or (II) licenses of rights related to software, subscriptions, and similar commercially available products, in each case for which Borrower or Guarantor has a valid license) entered into since the date of the most recent certificate delivered to Agent listing the Intellectual Property subject to such license, the name and address of the licensee, the term of the license arrangement and the products and territory subject to such license and (4) a statement that all sales and use taxes have been paid when due as of the date of the certificate, except as specifically described in such certificate;

(E) as to any Indebtedness incurred after the date hereof in an amount less than the US Dollar Equivalent of $50,000,000 but more than the US Dollar Equivalent of $10,000,000 that is permitted hereunder, a certificate by a Responsible Officer of Administrative Borrower setting forth the Borrower or Guarantor that has incurred such Indebtedness, the amount of such Indebtedness, the person or persons to whom such Indebtedness will be owed, the interest rate, the schedule of repayments and maturity date with respect thereto and such other information as Agent may request with respect thereto,

(iii) upon Agent’s request, (A) reports of sales for each category of Inventory, (B) reports by retail store location of sales and operating profits for each such retail store location, (C) summary reports on sales and use tax collections, deposits and payments, including monthly sales and use tax accruals, (D) true, correct and complete copies of all agreements, documents and instruments relating to any Permitted Acquisition which Agent has not otherwise received and (E) true, correct and complete copies of all agreements, documents or instruments evidencing or otherwise related to Indebtedness that Agent has not otherwise received;

(iv) such other reports as to the Collateral as Agent shall reasonably request from time to time; and

(v) in connection with any Permitted Acquisition for which the consideration is less than the US Dollar Equivalent of $50,000,000 but more than the US Dollar Equivalent of $10,000,000, a certificate by a Responsible Officer of Administrative Borrower setting forth the date or proposed date and amount of such an acquisition that has occurred since the date of the most recent certificate delivered to Agent containing the information required under this clause or will occur prior to the date of the next such certificate to be delivered to Agent, together with a list and description of the assets or shares acquired or to be acquired, the total purchase price for the assets purchased or to be purchased (and the terms of payment of such purchase price), and a summary of the due diligence undertaken by Borrowers in connection with such acquisition.

(b) Nothing contained in any Borrowing Base Certificate shall be deemed to limit, impair or otherwise affect the rights of Agent contained herein and in the event of any conflict or inconsistency between the calculation of the Borrowing Base as set forth in any Borrowing Base Certificate and as determined by Agent in good faith, the determination of Agent shall govern and be conclusive and binding upon Borrowers and Guarantors. Without limiting the foregoing, Borrowers shall furnish to Agent any information which Agent may reasonably request regarding the determination and calculation of any of the amounts set forth in any Borrowing Base Certificate. The Borrowing Base may be adjusted based on the information set forth in the reports received by Agent under Section 7.1(a)(i) above. In no event shall any Borrower or Guarantor have any liability in connection with the calculation of the Reserves in the Borrowing Base to the extent the amount of such Reserve is provided by Agent to Borrowers or Guarantors for such purpose. If any Borrower’s or Guarantor’s records or reports of the Collateral are prepared or maintained by an accounting service, contractor, shipper or other agent, such Borrower and Guarantor hereby irrevocably authorizes such service, contractor, shipper or agent to deliver such records, reports, and related documents to Agent and to follow Agent’s instructions with respect to further services.

(c) All of the documents, reports and schedules provided by Borrowers to Agent hereunder for Receivables payable in any currency other than US Dollars and Inventory located outside the United States of America shall set forth the US Dollar Equivalent for the amount of the Receivables and Value of the Inventory included in any such documents, reports or schedules. For purposes hereof, Agent may, at its option, provide to Administrative Borrower, at least five (5) Business Days prior to the date any such documents, reports or schedules are required to be provided by Borrowers to Agent hereunder, the Exchange Rates required to set forth the US Dollar Equivalent in such documents, reports and schedules provided, that, in the event Agent does not do so, Borrowers shall use such rates of exchange with respect to the applicable currencies as Borrowers use for such purpose in the ordinary course of business consistent with current practices as of the date hereof and shall identify such rates of exchange in any such documents, reports and schedules.

7.2 Accounts Covenants.

(a) Borrowers shall notify Agent promptly of (i) the assertion of any claims, offsets, defenses or counterclaims by any account debtor, Credit Card Issuer or Credit Card Processor or any disputes with any of such persons or any settlement, adjustment or compromise thereof, to the extent any of the foregoing exceeds the US Dollar Equivalent of $10,000,000 in any one case or $50,000,000 in the aggregate and (ii) to the best knowledge of Borrowers, all material adverse information relating to the financial condition of any account debtor, Credit Card Issuer or Credit Card Processor. No credit, discount, allowance or extension or agreement for any of the foregoing shall be granted to any account debtor, Credit Card Issuer or Credit Card Processor except in the ordinary course of a Borrower’s business in accordance with the current practices of such Borrower as in effect on the date hereof. At any time that an Event of Default exists or has occurred and is continuing, Agent shall, at its option, have the exclusive right to settle, adjust or compromise any claim, offset, counterclaim or dispute with account debtors, Credit Card Issuers or Credit Card Processors or grant any credits, discounts or allowances.

(b) Borrowers shall notify Agent promptly of: (i) any notice of a material default by such Borrower under any of the Credit Card Agreements or of any default which has a reasonable likelihood of resulting in the Credit Card Issuer or Credit Card Processor ceasing to make payments or suspending payments to such Borrower under a Credit Card Agreement, (ii) any notice from any Credit Card Issuer or Credit Card Processor that such person is ceasing or suspending, or will cease or suspend, any present or future payments due or to become due to any Borrower from such person under a Credit Card Agreement, or that such person is terminating or will terminate any of the Credit Card Agreements, and (iii) the failure of such Borrower to comply with any material terms of the Credit Card Agreements or any terms thereof which has a reasonable likelihood of resulting in the Credit Card Issuer or Credit Card Processor ceasing or suspending payments to such Borrower under a Credit Card Agreement.

(c) With respect to each Eligible Trade Receivable: (i) the amounts shown on any invoice delivered to Agent or schedule thereof delivered to Agent shall be true and complete in all material respects, (ii) all payments made thereon after a Cash Dominion Event shall be immediately delivered to Agent pursuant to the terms of this Agreement, (iii) no credit, discount, allowance or extension or agreement for any of the foregoing shall be granted to any account debtor except as reported to Agent in accordance with this Agreement and except for credits, discounts, allowances or extensions made or given in the ordinary course of each Borrower’s business in accordance with practices and policies previously disclosed to Agent, (iv) there shall be no setoffs, deductions, contras, defenses, counterclaims or disputes existing or asserted with respect thereto except as reported to Agent in accordance with the terms of this Agreement, (v) none of the transactions giving rise thereto will violate any applicable foreign, Federal, State or local laws or regulations, all documentation relating thereto will be legally sufficient under such laws and regulations and all such documentation will be legally enforceable in accordance with its terms.

(d) Agent shall have the right at any time or times, in Agent’s name or in the name of a nominee of Agent, to verify the validity, amount or any other matter relating to any Receivables or other Collateral, by mail, telephone, facsimile transmission or otherwise.

7.3 Inventory Covenants.

With respect to the Inventory: (a) each Borrower and Guarantor shall at all times maintain inventory records reasonably satisfactory to Agent, keeping correct and accurate records itemizing and describing the kind, type, quality and quantity of Inventory, such Borrower’s or Guarantor’s cost therefor and daily withdrawals therefrom and additions thereto; (b) Borrowers and Guarantors shall conduct a physical count of the Inventory either through periodic cycle counts or wall to wall counts, so that all Inventory is subject to such counts at least once each year, but at any time or times as Agent may request at any time an Event of Default exists or has occurred and is continuing, and promptly following such physical inventory (whether through periodic cycle counts or wall to wall counts) shall supply Agent with a report in the form and with such specificity as may be reasonably satisfactory to Agent concerning such physical count; (c) Borrowers and Guarantors shall not remove any Inventory from the locations set forth or permitted herein, without the prior written consent of Agent, except for sales of Inventory in the ordinary course of its business and except to move Inventory directly from one location set forth or permitted herein to another such location and except for Inventory shipped from the manufacturer thereof to such Borrower or Guarantor which is in transit to the locations set forth or permitted herein; (d) upon Agent’s request, Borrowers shall, at their expense, deliver or cause to be delivered to Agent written appraisals as to the Inventory in form, scope and methodology acceptable to Agent and by an appraiser acceptable to Agent, addressed to Agent and Lenders and upon which Agent and Lenders are expressly permitted to rely, provided, that, Agent shall not request an appraisal more than: (i) one (1) time in any twelve (12) month period at the expense of Borrowers so long as Excess Availability is more than the greater of (A) twenty (20%) percent of the lesser of the Borrowing Base or the Maximum Credit or (B) $100,000,000, (ii) two (2) times in any twelve (12) month period at the expense of Borrowers if at any time Excess Availability is less than the applicable amount specified in clause (d)(i) but greater than the Excess Availability Threshold, and (iii) three (3) times in any twelve (12) month period at the expense of Borrowers if at any time Excess Availability is less than the Excess Availability Threshold and Agent may require such other appraisals at the cost and expense of Borrowers if a Default or Event of Default exists or any time at the expense of Agent and Lenders; (e) Borrowers and Guarantors shall produce, use, store and maintain the Inventory with all reasonable care and caution and in accordance with applicable standards of any insurance and in conformity with applicable laws (including the requirements of the Federal Fair Labor Standards Act of 1938, as amended and all rules, regulations and orders related thereto); (f) each Borrower and Guarantor assumes all responsibility and liability arising from or relating to the production, use, sale or other disposition of the Inventory; (g) Borrowers and Guarantors shall not sell Inventory to any customer on approval, or any other basis which entitles the customer to return or may obligate any Borrower or Guarantor to repurchase such Inventory except for the right of return given to customers of such Borrower or Guarantor in the ordinary course of the business of such Borrower or Guarantor in accordance with the then current return policy of such Borrower or Guarantor; (h) Borrowers and Guarantors shall keep the Inventory in good and marketable condition; and (i) Borrowers and Guarantors shall not acquire or accept any Inventory on consignment or approval unless such Inventory has been specifically identified in a report with respect thereto provided by Administrative Borrower to Agent pursuant to Section 7.1(a) hereof when required to be included in such report or Agent has otherwise received prior written notice thereof in form and substance satisfactory to Agent. Notwithstanding the foregoing, unless an Event of Default shall exist or have occurred and be continuing, Agent will not conduct any appraisals at any time that the sum of outstanding Revolving Loans and Letters of Credit is less than the Qualified Cash of Borrowers then on hand. Borrowers shall deliver such evidence of the amount of Qualified Cash in form and substance satisfactory to Agent from time to time promptly upon Agent’s request.

7.4 Power of Attorney.

Each Borrower and Guarantor hereby irrevocably designates and appoints Agent (and all persons designated by Agent) as such Borrower’s and Guarantor’s true and lawful attorney-in-fact, and authorizes Agent, in such Borrower’s, Guarantor’s or Agent’s name, to: (a) at any time an Event of Default exists (i) demand payment on any Collateral, (ii) enforce payment of any of the Collateral by legal proceedings or otherwise, (iii) exercise all of such Borrower’s or Guarantor’s rights and remedies to collect any Collateral, (iv) sell or assign any Collateral upon such terms, for such amount and at such time or times as the Agent deems advisable, (v) settle, adjust, compromise, extend or renew any of the Collateral, (vi) discharge and release any Collateral, (vii) prepare, file and sign such Borrower’s or Guarantor’s name on any proof of claim in bankruptcy or other similar document against an account debtor or other obligor in respect of any Collateral, (viii) notify the post office authorities to change the address for delivery of remittances from account debtors or other obligors in respect of Collateral to an address designated by Agent, and open and dispose of all mail addressed to such Borrower or Guarantor and handle and store all mail relating to the Collateral; and (ix) do all acts and things which are necessary, in Agent’s determination, to fulfill such Borrower’s or Guarantor’s obligations under this Agreement and the other Financing Agreements and (b) at any time after a Cash Dominion Event to (i) take control in any manner of any item of payment constituting Collateral or otherwise received in or for deposit in the Blocked Accounts and (ii) have access to any lockbox or postal box into which remittances from account debtors or other obligors in respect of Collateral are sent or received if a Cash Dominion Event has occurred, and (c) at any time to (i) take control of any item of payment constituting Collateral that is received by Agent or any Lender, (ii) endorse such Borrower’s or Guarantor’s name upon any items of payment in respect of Collateral received by Agent and any Lender and deposit the same in Agent’s account for application to the Obligations, (iii) endorse such Borrower’s or Guarantor’s name upon any chattel paper, document, instrument, invoice, or similar document or agreement relating to any Receivable or any goods pertaining thereto or any other Collateral, including any warehouse or other receipts, or bills of lading and other negotiable or non-negotiable documents, (iv) clear Inventory the purchase of which was financed with a Letter of Credit through U.S. Bureau of Customs and Border Protection, Canadian customs or foreign export control authorities in such Borrower’s or Guarantor’s name, Agent’s name or the name of Agent’s designee, and to sign and deliver to customs officials powers of attorney in such Borrower’s or Guarantor’s name for such purpose, and to complete in such Borrower’s or Guarantor’s or Agent’s name, any order, sale or transaction, obtain the necessary documents in connection therewith and collect the proceeds thereof, and (v) sign such Borrower’s or Guarantor’s name on any verification of amounts owing constituting Collateral and notices thereof to account debtors or any secondary obligors or other obligors in respect thereof. Each Borrower and Guarantor hereby releases Agent and Lenders and their respective officers, employees and designees from any liabilities arising from any act or acts under this power of attorney and in furtherance thereof, whether of omission or commission, except as a result of Agent’s or any Lender’s own gross negligence or willful misconduct as determined pursuant to a final non-appealable order of a court of competent jurisdiction.

7.5 Right to Cure.

Agent may, at its option, upon notice to Administrative Borrower, (a) cure any default by any Borrower or Guarantor under any material agreement with a third party that affects the Collateral, its value or the ability of Agent to collect, sell or otherwise dispose of the Collateral or the rights and remedies of Agent or any Lender therein or the ability of any Borrower or Guarantor to perform its obligations hereunder or under any of the other Financing Agreements, (b) pay or bond on appeal any judgment entered against any Borrower or Guarantor, (c) discharge taxes, liens, security interests or other encumbrances at any time levied on or existing with respect to the Collateral and (d) pay any amount, incur any expense or perform any act which, in Agent’s judgment, is necessary or appropriate to preserve, protect, insure or maintain the Collateral and the rights of Agent and Lenders with respect thereto. Agent may add any amounts so expended to the Obligations and charge any Borrower’s account therefor, such amounts to be repayable by Borrowers on demand. Agent and Lenders shall be under no obligation to effect such cure, payment or bonding and shall not, by doing so, be deemed to have assumed any obligation or liability of any Borrower or Guarantor. Any payment made or other action taken by Agent or any Lender under this Section shall be without prejudice to any right to assert an Event of Default hereunder and to proceed accordingly.

7.6 Access to Premises.

(a) From time to time as requested by Agent, at the cost and expense of Borrowers, Agent or its designee shall have complete access to all of each Borrower’s and Guarantor’s premises during normal business hours and after notice to Parent, or at any time and without notice to Administrative Borrower if an Event of Default exists or has occurred and is continuing, for the purposes of inspecting, verifying and auditing the Collateral and all of each Borrower’s and Guarantor’s books and records, including the Records; provided, that, Agent shall not conduct such an inspection, verification or audit more than: (i) one (1) time in any twelve (12) month period at the expense of Borrowers so long as Excess Availability is more than the greater of (A) twenty (20%) percent of the lesser of the Borrowing Base or the Maximum Credit or (B) $100,000,000, (ii) two (2) times in any twelve (12) month period at the expense of Borrowers if at any time Excess Availability is less than the applicable amount specified in clause (i) but greater than the Excess Availability Threshold, and (iii) three (3) times in any twelve (12) month period at the expense of Borrowers if at any time Excess Availability is less than the Excess Availability Threshold. Agent may conduct such other inspections, verifications and audits at the expense of Borrowers if a Default or Event of Default exists or any time at the expense of Agent and Lenders.

(b) From time to time as requested by Agent, at the cost and expense of Borrowers, each Borrower and Guarantor shall promptly furnish to Agent such copies of such books and records or extracts therefrom as Agent may request, and Agent or any Lender or Agent’s designee may use during normal business hours such of any Borrower’s and Guarantor’s personnel, equipment, supplies and premises as may be reasonably necessary for the foregoing and if an Event of Default exists or has occurred and is continuing for the collection of Receivables and realization of other Collateral.

SECTION 8. REPRESENTATIONS AND WARRANTIES

Each Borrower and Guarantor hereby represents and warrants to Agent, Lenders and Issuing Bank the following:

8.1 Corporate Existence, Power and Authority.

Each Borrower and Guarantor is a corporation duly organized and in good standing under the laws of its jurisdiction of organization and is duly qualified as a foreign corporation or an extra-provincial corporation and in good standing in all states or other jurisdictions where the nature and extent of the business transacted by it or the ownership of assets makes such qualification necessary, except for those jurisdictions in which the failure to so qualify would not have a material adverse effect on such Borrower’s or Guarantor’s financial condition, results of operation or business or the rights of Agent in or to any of the Collateral. The execution, delivery and performance of this Agreement, the other Financing Agreements and the transactions contemplated hereunder and thereunder (a) are all within each Borrower’s and Guarantor’s corporate powers, (b) have been duly authorized, (c) are not in any material respect in contravention of law or the terms of any Borrower’s or Guarantor’s certificate of incorporation, by laws, or other organizational documentation, or any indenture, agreement or undertaking to which any Borrower or Guarantor is a party or by which any Borrower or Guarantor or its property are bound and (d) except as expressly permitted hereunder, will not result in the creation or imposition of, or require or give rise to any obligation to grant, any lien, security interest, charge or other encumbrance upon any property of any Borrower or Guarantor. This Agreement and the other Financing Agreements to which any Borrower or Guarantor is a party constitute legal, valid and binding obligations of such Borrower and Guarantor enforceable in accordance with their respective terms.

8.2 Name; State of Organization; Chief Executive Office; Collateral Locations.

(a) As of the Closing Date, the exact legal name of each Borrower and Guarantor is as set forth on the signature page of this Agreement and in the Information Certificate. As of the Closing Date, no US Borrower, Puerto Rico Borrower or US Guarantor has, during the five years prior to the date of this Agreement and no Canadian Borrower or Canadian Guarantor has been known by or used any other corporate or fictitious name or been a party to any merger or consolidation, or acquired all or substantially all of the assets of any Person, or acquired any of its property or assets out of the ordinary course of business, except as set forth in the Information Certificate or otherwise expressly permitted hereunder.

(b) Except as otherwise disclosed in writing to Agent pursuant to the exercise by a Borrower or a Guarantor of a right expressly set forth or not otherwise prohibited hereunder, each Borrower and Guarantor is an organization of the type and organized in the jurisdiction set forth in the Information Certificate. Except as otherwise disclosed in writing to Agent pursuant to the exercise by a Borrower or a Guarantor of a right expressly set forth or not otherwise prohibited hereunder, the Information Certificate accurately sets forth the organizational identification number of each Borrower and Guarantor or accurately states that such Borrower or Guarantor has none and accurately sets forth the federal employer identification number of each Borrower and Guarantor organized under the laws of the United States or any of any State thereof.

(c) Except as otherwise disclosed in writing to Agent pursuant to the exercise by a Borrower or a Guarantor of a right expressly set forth or not otherwise prohibited hereunder, the chief executive office and mailing address of each Borrower and Guarantor and each Borrower’s and Guarantor’s Records concerning Accounts are located only at the address identified as such in Schedule 8.2 to the Information Certificate and its only other places of business and the only other locations of Collateral, if any, are the addresses set forth in Schedule 8.2 to the Information Certificate, subject to the rights of any Borrower or Guarantor to establish new locations in accordance with Section 9.2 below. Except as otherwise disclosed in writing to Agent pursuant to the exercise by a Borrower or a Guarantor of a right expressly set forth or not otherwise prohibited hereunder, the Information Certificate correctly identifies any of such locations which are not owned by a Borrower or Guarantor and sets forth the owners and/or operators thereof.

8.3 Financial Statements; No Material Adverse Change.

All financial statements relating to any Borrower or Guarantor which have been or may hereafter be delivered by any Borrower or Guarantor to Agent and Lenders have been prepared in accordance with GAAP (except as to any interim financial statements, to the extent such statements are subject to normal year-end adjustments) and fairly present in all material respects the financial condition and the results of operation of such Borrower and Guarantor as at the dates and for the periods set forth therein. Except as disclosed in any interim financial statements furnished by Borrowers and Guarantors to Agent prior to the date of this Agreement, there has been no act, condition or event which has had or is reasonably likely to have a Material Adverse Effect since the date of the most recent audited financial statements of any Borrower or Guarantor furnished by any Borrower or Guarantor to Agent prior to the date of this Agreement. The projections dated August 16, 2011 for the next four (4) fiscal years that have been delivered to Agent or any projections hereafter delivered to Agent have been prepared in light of the past operations of the businesses of Borrowers and Guarantors and are based upon estimates and assumptions stated therein, all of which Borrowers and Guarantors have determined to be reasonable and fair in light of the then current conditions and current facts and reflect the good faith and reasonable estimates of Borrowers and Guarantors at the time of such projections of the future financial performance of Parent and its Subsidiaries and of the other information projected therein for the periods set forth therein.

8.4 Priority of Liens; Title to Properties.

The security interests and liens granted to Agent under this Agreement and the other Financing Agreements constitute valid and perfected first priority liens and security interests in and upon the Collateral subject only to the liens indicated on Schedule 8.4 to the Information Certificate and the other liens permitted under Section 9.8 hereof. Each Borrower and Guarantor has good and marketable fee simple title to or valid leasehold interests in all of its Real Property and good, valid and merchantable title to all of its other properties and assets subject to no liens, mortgages, pledges, security interests, encumbrances or charges of any kind, except those granted to Agent and such others as are specifically listed on Schedule 8.4 to the Information Certificate or permitted under Section 9.8 hereof.

8.5 Tax Returns.

Each Borrower and Guarantor has filed, or caused to be filed, in a timely manner all tax returns, reports and declarations which are required to be filed by it. All information in such tax returns, reports and declarations is complete and accurate in all material respects. Each Borrower and Guarantor has paid or caused to be paid all taxes due and payable or claimed due and payable in any assessment received by it, except taxes the validity of which are being contested in good faith by appropriate proceedings diligently pursued and available to such Borrower or Guarantor and with respect to which adequate reserves have been set aside on its books. Adequate provision has been made for the payment of all accrued and unpaid Federal, State, county, local, foreign and other taxes whether or not yet due and payable and whether or not disputed.

8.6 Litigation.

Except as set forth on Schedule 8.6 to the Information Certificate, (a) there is no investigation by any Governmental Authority pending, or to the best of any Borrower’s or Guarantor’s knowledge threatened, against or affecting any Borrower or Guarantor, its or their assets or business and (b) there is no action, suit, proceeding or claim by any Person pending, or to the best of any Borrower’s or Guarantor’s knowledge threatened, against any Borrower or Guarantor or its or their assets or goodwill, or against or affecting any transactions contemplated by this Agreement, in each case, is likely to be adversely determined against such Borrower or Guarantor and which if adversely determined against such Borrower or Guarantor has or could reasonably be expected to have a Material Adverse Effect.

8.7 Compliance with Other Agreements and Applicable Laws.

(a) Borrowers and Guarantors are not in default in any material respect under, or in violation in any respect of the terms of, any agreement, contract, instrument, lease or other commitment to which it is a party or by which it or any of its assets are bound other than defaults and violations which could not reasonably be expected to cause a Material Adverse Effect. Borrowers and Guarantors are in compliance with the requirements of all material applicable laws, rules, regulations and orders of any Governmental Authority relating to their respective businesses, including, without limitation, those set forth in or promulgated pursuant to the Occupational Safety and Health Act of 1970, as amended, the Fair Labor Standards Act of 1938, as amended, ERISA, the Code, as amended, and the rules and regulations thereunder, and Canadian legislative equivalent thereof, and all Environmental Laws, other than noncompliance with which could not reasonably be expected to cause a Material Adverse Effect.

(b) Borrowers and Guarantors have obtained all permits, licenses, approvals, consents, certificates, orders or authorizations of any Governmental Authority required at this time for the lawful conduct of its business (the “Permits”) and all of the Permits are valid and subsisting and in full force and effect, in each case where the failure to obtain or to have any of them has or could reasonably be expected to have a Material Adverse Effect. There are no actions, claims or proceedings pending or to the best of any Borrower’s or Guarantor’s knowledge, threatened that seek the revocation, cancellation, suspension or modification of any of the Permits.

8.8 Environmental Compliance.

(a) Except as set forth on Schedule 8.8 to the Information Certificate, Borrowers, Guarantors and any Subsidiary of any Borrower or Guarantor have not generated, used, stored, treated, transported, manufactured, handled, produced or disposed of any Hazardous Materials, on or off its premises (whether or not owned by it) in any manner which at any time violates in any material respect any applicable Environmental Law or Permit, and the operations of Borrowers, Guarantors and any Subsidiary of any Borrower or Guarantor complies in all material respects with all Environmental Laws and all Permits.

(b) Except as set forth on Schedule 8.8 to the Information Certificate, there has been no investigation by any Governmental Authority or any proceeding, complaint, order, directive, claim, citation or notice by any Governmental Authority or any other person nor is any pending or to the best of any Borrower’s or Guarantor’s knowledge threatened, with respect to any non compliance with or violation of the requirements of any Environmental Law by any Borrower or Guarantor and any Restricted Subsidiary which could reasonably be expected to cause a Material Adverse Effect or the release, spill or discharge, threatened or actual, of any Hazardous Material or the generation, use, storage, treatment, transportation, manufacture, handling, production or disposal of any Hazardous Materials or any other environmental, health or safety matter, which adversely affects or could reasonably be expected to adversely affect in any material respect any Borrower or Guarantor or its or their business, operations or assets or any properties at which such Borrower or Guarantor has transported, stored or disposed of any Hazardous Materials.

(c) Except as set forth on Schedule 8.8 to the Information Certificate, Borrowers, Guarantors and their Restricted Subsidiaries have no material liability (contingent or otherwise) in connection with a release, spill or discharge, threatened or actual, of any Hazardous Materials or the generation, use, storage, treatment, transportation, manufacture, handling, production or disposal of any Hazardous Materials.

(d) Borrowers, Guarantors and their Restricted Subsidiaries have all Permits required to be obtained or filed in connection with the operations of Borrowers and Guarantors under any Environmental Law and all of such licenses, certificates, approvals or similar authorizations and other Permits are valid and in full force and effect except if the failure to have any such Permit, license, certificate approval, or authorization could not reasonably be expected to have a Material Adverse Effect.

8.9 Employee Benefits.

(a) Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other Federal or State law. Each Plan which is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service and to the best of any Borrower’s or Guarantor’s knowledge, nothing has occurred which would cause the loss of such qualification. Each Borrower and its ERISA Affiliates have made all required contributions to any Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan.

(b) There are no pending, or to the best of any Borrower’s or Guarantor’s knowledge, threatened claims, actions or lawsuits, or action (except as described in Schedule 8.9 to the Information Certificate) by any Governmental Authority, with respect to any Plan. There has been no prohibited transaction or material violation of the fiduciary responsibility rules with respect to any Plan.

(c) (i) No ERISA Event has occurred or is reasonably expected to occur; (ii) based on the latest valuation of each Pension Plan and on the actuarial methods and assumptions employed for such valuation (determined in accordance with the assumptions used for funding such Pension Plan pursuant to Section 412 of the Code), the aggregate current value of accumulated benefit liabilities of such Pension Plan under Section 4001(a)(16) of ERISA does not exceed the aggregate current value of the assets of such Pension Plan, except as described on Schedule 8.9 to the Information Certificate; (iii) each Borrower and Guarantor, and their ERISA Affiliates, have not incurred and do not reasonably expect to incur, any material liability under Title IV of ERISA with respect to any Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) each Borrower and Guarantor, and their ERISA Affiliates, have not incurred and do not reasonably expect to incur, any material liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (v) each Borrower and Guarantor, and their ERISA Affiliates, have not engaged in a transaction that would be subject to Section 4069 or 4212(c) of ERISA.

(d) With respect to any Canadian Pension Plan (i) the Canadian Pension Plans are duly registered under all applicable Federal, Provincial and Territorial pension benefits legislation and the Income Tax Act (Canada), (ii) all obligations of any Borrower or Guarantor required to be performed in connection with the Canadian Pension Plans or the funding agreements therefor have been performed in all material respects in a timely fashion and there are no outstanding disputes concerning the assets held pursuant to any such funding agreement, (iii) all contributions or premiums required to be made by any Borrower or Guarantor to the Canadian Pension Plans have been made in a timely fashion in accordance with the terms of the Canadian Pension Plans and applicable laws and regulations other than contributions and premiums which could not cause Material Adverse Effect if not made, (iv) all employee contributions to the Canadian Pension Plans required to be made by the employees of the Borrower or Guarantor by way of authorized payroll deduction have been properly withheld by any Borrower or Guarantor and fully paid into the Canadian Pension Plans in a timely fashion other than those the failure to withhold or pay could not reasonably be expected to cause a Material Adverse Effect, (v) all reports and disclosures relating to the Canadian Pension Plans required by any applicable laws or regulations have been filed or distributed in a timely fashion except those failures which could not cause a Material Adverse Effect, (vi) there have been no improper withdrawals, or applications of, the assets of any of the Canadian Pension Plans which could cause a Material Adverse Effect, (vii) no amount is owing by any of the Canadian Pension Plans under the Income Tax Act (Canada) or any Provincial or Territorial taxation statute, (viii) none of the Canadian Pension Plans is the subject of an investigation, proceeding, action or claim and there exists no state of facts which after notice or lapse of time or both could reasonably be expected to give rise to any such proceeding, action or claim which could cause a Material Adverse Effect, (ix) the Canadian Pension Plans are in compliance with the applicable terms thereof, any funding requirements and all applicable law, and (x) no material changes have occurred to a Canadian Pension Plan since the last filed actuarial valuation in respect of such plan or the financial statements of a Borrower or Guarantor, and the actuarial assumptions used in such actuarial valuation have not changed since the last filed valuation (other than as required under Canadian actuarial standards). No Borrower or Guarantor has any obligation to provide retiree welfare benefits (except as required by applicable Law) or retiree life insurance benefits or any other non-pension post-retirement benefits to any person other than as set forth on Schedule 8.9 to the Information Certificate.

8.10 Bank Accounts.

All of the deposit accounts, investment accounts or other accounts in the name of or used by any Borrower or Guarantor maintained at any bank or other financial institution are set forth on Schedule 8.10 to the Information Certificate, other than accounts established in accordance with Section 5.2 hereof.

8.11 Intellectual Property.

Each Borrower and Guarantor owns or licenses or otherwise has the right to use all Intellectual Property necessary for the operation of its business as presently conducted. As of the Closing Date, Borrowers and Guarantors do not have any Intellectual Property registered, or subject to pending applications, in the United States Patent and Trademark Office or any similar office or agency in the United States, any State thereof, any political subdivision thereof, the Canadian Intellectual Property Office or in any other country, other than those described in Schedule 8.11 to the Information Certificate and has not granted any material licenses with respect thereto other than as set forth in Schedule 8.11 to the Information Certificate. No event has occurred which permits or would permit after notice or passage of time or both, the revocation, suspension or termination of such rights, other than the expiration or non-renewal of registrations or applications with respect thereto as to Intellectual Property that is not necessary to the conduct of the business of Borrowers and Guarantors and which has an aggregate value for all such Intellectual Property during the term hereof not to exceed the US Dollar Equivalent of $7,500,000, except as Agent may otherwise agree in writing. To the best of any Borrower’s and Guarantor’s knowledge, no slogan or other advertising device, product, process, method, substance or other Intellectual Property or goods bearing or using any Intellectual Property presently contemplated to be sold by or employed by any Borrower or Guarantor infringes in any material respect any patent, trademark, servicemark, tradename, copyright, license or other Intellectual Property owned by any other Person presently and no material claim or litigation is pending or threatened against or affecting any Borrower or Guarantor contesting its right to sell or use any such Intellectual Property. Schedule 8.11 to the Information Certificate sets forth all of the agreements or other arrangements of each Borrower and Guarantor pursuant to which such Borrower or Guarantor has a material license or other material right to use any trademarks, logos, designs, representations or other material Intellectual Property (other than licenses or rights related to software, subscriptions, and similar commercially available products, in each case for which Borrower or Guarantor has a valid license) owned by another person as in effect on the Closing Date and the dates of the expiration of such agreements or other arrangements of such Borrower or Guarantor as in effect on the Closing Date (collectively, together with such agreements or other arrangements as may be entered into by any Borrower or Guarantor after the Closing Date, collectively, the “License Agreements” and individually, a “License Agreement”). No trademark, servicemark, copyright or other Intellectual Property at any time used by any Borrower or Guarantor which is owned by another person, or owned by such Borrower or Guarantor subject to any security interest, lien, collateral assignment, pledge or other encumbrance in favor of any person other than Agent, is affixed to any Eligible Inventory or Eligible LC Inventory, except (a) to the extent permitted under the term of the License Agreements; provided, that, Borrowers shall have delivered to Agent true, complete and correct copies of such License Agreements promptly upon entering into them or, if in existence on the Closing Date, on or prior to the Closing Date and (b) to the extent the sale of Inventory to which such Intellectual Property is affixed is permitted to be sold by such Borrower or Guarantor under applicable law (including the United States Copyright Act of 1976).

8.12 Subsidiaries; Affiliates; Capitalization; Solvency.

(a) Each Borrower and Guarantor does not have any direct or indirect Subsidiaries or Affiliates and is not engaged in any joint venture or partnership except as set forth in Schedule 8.12 to the Information Certificate or disclosed by Borrowers to Agent in writing in connection with the exercise by Borrowers or Guarantors of a right expressly set forth herein.

(b) Each Borrower and Guarantor is the record and beneficial owner of all of the issued and outstanding shares of Capital Stock of each of the Subsidiaries listed on Schedule 8.12 to the Information Certificate as being owned by such Borrower or Guarantor, except to the extent such ownership has changed as a result of the exercise by Borrower or Guarantor of a right expressly set forth hereunder and there are no proxies, irrevocable or otherwise, with respect to such shares and no equity securities of any of the Subsidiaries are or may become required to be issued by reason of any options, warrants, rights to subscribe to, calls or commitments of any kind or nature and there are no contracts, commitments, understandings or arrangements by which any Subsidiary is or may become bound to issue additional shares of it Capital Stock or securities convertible into or exchangeable for such shares.

(c) The issued and outstanding shares of Capital Stock of each Borrower (other than Parent) and Guarantor are directly and beneficially owned and held by the persons indicated in the Information Certificate, except to the extent such ownership has changed as a result of the exercise by Borrower or Guarantor of a right expressly set forth hereunder, and in each case all of such shares have been duly authorized and are fully paid and non-assessable, free and clear of all claims, liens, pledges and encumbrances of any kind, except liens permitted under Section 9.8(b) and Section 9.8(n) and except as disclosed in writing to Agent prior to the Closing Date or thereafter in connection with the exercise by Borrowers of a right expressly set forth herein in accordance with the terms hereof.

(d) Each Borrower and Guarantor is Solvent and will continue to be Solvent after the creation of the Obligations, the security interests of Agent and the other transaction contemplated hereunder.

(e) No Borrower, Guarantor or Restricted Subsidiary has any obligation or liability (contingent or otherwise) with respect to any of the Unrestricted Subsidiaries.

(f) The Inactive Subsidiaries do not own any material assets or have any material liabilities and are not engaged in any business or commercial activities, do not own any assets with a book value of more than $100,000 in the aggregate and are not obligated or liable, directly or indirectly, contingently or otherwise, in respect of any Indebtedness or other obligations.

8.13 Labor Disputes.

(a) Set forth on Schedule 8.13 to the Information Certificate is a list (including dates of termination) of all collective bargaining or similar agreements between or applicable to each Borrower and Guarantor and any union, labor organization or other bargaining agent in respect of the employees of any Borrower or Guarantor on the Closing Date.

(b) There is (i) no significant unfair labor practice complaint pending against any Borrower or Guarantor or, to the best of any Borrower’s or Guarantor’s knowledge, threatened against it, before the National Labor Relations Board, and no significant grievance or significant arbitration proceeding arising out of or under any collective bargaining agreement is pending on the date hereof against any Borrower or Guarantor or, to best of any Borrower’s or Guarantor’s knowledge, threatened against it, and (ii) no significant strike, labor dispute, slowdown or stoppage is pending against any Borrower or Guarantor or, to the best of any Borrower’s or Guarantor’s knowledge, threatened against any Borrower or Guarantor.

8.14 Restrictions on Subsidiaries.

Except for restrictions contained in this Agreement or any other agreement with respect to Indebtedness of any Borrower or Guarantor permitted hereunder as in effect on the Closing Date, there are no contractual or consensual restrictions on any Borrower or Guarantor or any of its Restricted Subsidiaries which prohibit or otherwise restrict (a) the transfer of cash or other assets (i) between any Borrower or Guarantor and any of its or their Restricted Subsidiaries or (ii) between any Restricted Subsidiaries of any Borrower or Guarantor or (b) the ability of any Borrower or Guarantor or any of its or their Restricted Subsidiaries to incur Indebtedness or grant security interests to Agent or any Lender in the Collateral.

8.15 Material Contracts.

Schedule 8.15 to the Information Certificate sets forth all Material Contracts to which any Borrower or Guarantor is a party or is bound as of the Closing Date. Borrowers and Guarantors have delivered true, correct and complete copies of such Material Contracts to Agent on or before the Closing Date. Borrowers and Guarantors are not in breach or in default in any material respect of or under any Material Contract and have not received any notice of the intention of any other party thereto to terminate any Material Contract.

8.16 Credit Card Agreements.

Set forth in Schedule 8.16 to the Information Certificate is a correct and complete list of all of the Credit Card Agreements and related agreements existing as of the Closing Date between or among any Borrower, Guarantor or Restricted Subsidiaries on the one hand, and the Credit Card Issuers and the Credit Card Processors on the other hand. The Credit Card Agreements constitute all of such agreements necessary for each Borrower to operate its business as presently conducted with respect to credit cards and debit cards and no Receivables of any Borrower arise from purchases by customers of Inventory with credit cards or debit cards, other than those which are issued by Credit Card Issuers with whom such Borrower has entered into one of the Credit Card Agreements set forth on Schedule 8.16 to the Information Certificate or with whom Borrower has entered into a Credit Card Agreement in accordance with Section 9.20 hereof. Each of the Credit Card Agreements constitutes the legal, valid and binding obligations of the Borrower that is party thereto and to the best of each Borrower’s and Guarantor’s knowledge, the other parties thereto, enforceable in accordance with their respective terms and is in full force and effect. No material default or material event of default, or act, condition or event which after notice or passage of time or both, would constitute a material default or a material event of default under any of the Credit Card Agreements exists that would entitle the other party thereto to suspend, withhold or reduce amounts that would otherwise be payable to a Borrower. Each Borrower and the other parties thereto have complied in all material respects with all of the terms and conditions of the Credit Card Agreements to the extent necessary for such Borrower to be entitled to receive all payments thereunder in accordance with the terms thereof. Borrowers have delivered, or caused to be delivered to Agent, true, correct and complete copies of all of the Credit Card Agreements.

8.17 Interrelated Businesses.

Borrowers and Guarantors make up a related organization of various entities constituting a single economic and business enterprise so that Borrowers and Guarantors share an identity of interests such that any benefit received by any one of them benefits the others. Borrowers and Guarantors render services to or for the benefit of the other Borrowers and/or Guarantors, as the case may be, purchase or sell and supply goods to or from or for the benefit of the others, make loans, advances and provide other financial accommodations to or for the benefit of the other Borrowers and Guarantors (including inter alia, the payment by Borrowers and Guarantors of creditors of the other Borrowers or Guarantors and guarantees by Borrowers and Guarantors of indebtedness of the other Borrowers and Guarantors and provide administrative, marketing, payroll and management services to or for the benefit of the other Borrowers and Guarantors). Borrowers have a central merchandising group that purchases substantially all of the Inventory on behalf of all Borrowers. Borrowers and Guarantors have the same chief executive office, centralized accounting and legal services, certain common officers and directors and generally do not provide consolidating financial statements to creditors. Canadian Borrowers have a central merchandising group that purchases substantially all of the Inventory on behalf of such Borrowers. Canadian Borrowers and Canadian Guarantors have the same chief executive office, centralized accounting and legal services, and certain common officers and directors. Puerto Rico Borrowers have a central merchandising group that purchases substantially all of the Inventory on behalf of such Borrowers. Puerto Rico Borrowers and Puerto Rico Guarantors have the same chief executive office, centralized accounting and legal services, and certain common officers and directors.

8.18 Payable Practices.

Each Borrower and Guarantor has not made any material change in its customary accounts payable practices from those in effect immediately prior to the Closing Date.

8.19 OFAC.

None of Borrowers, Guarantors or any of their Subsidiaries or Affiliates: (a) is a Sanctioned Person or Sanctioned Entity, (b) has any of its assets in Sanctioned Entities, or (c) derives any operating income from investments in or transactions (in the case of its retail store and e-commerce customers, to the best of its knowledge) with, Sanctioned Persons or Sanctioned Entities. The proceeds of any Loan will not be used and have not been used to fund any operations in, finance any investments or activities in, or make any payments to, a Sanctioned Person or a Sanctioned Entity.

8.20 Anti-Terrorism Laws.

No Borrower, Guarantor or any of their Restricted Subsidiaries is an “enemy” or an “ally of the enemy” within the meaning of Section 2 of the Trading with the Enemy Act of the United States of America (50 U.S.C. App. §§ 1 et seq.), as amended. No Borrower, Guarantor or any of their Restricted Subsidiaries is in violation of (a) the Trading with the Enemy Act, as amended, (b) any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto or (c) the Patriot Act. No Borrower, Guarantor or any of their Subsidiaries is a blocked person described in Section 1 of the Executive Order or, to the best of its knowledge, engages in any dealings or transactions, or is otherwise associated, with any such blocked person. No Borrower or Guarantor or any of their Restricted Subsidiaries shall engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Canadian Anti-Terrorism Laws. Each Borrower or Guarantor shall deliver to Agent, Issuing Banks and Lenders any certification or other evidence requested from time to time by Agent, any Issuing Bank or any Lender in its sole discretion, confirming compliance with this Section 8.20.

8.21 Accuracy and Completeness of Information.

All information furnished by or on behalf of any Borrower or Guarantor in writing to Agent or any Lender in connection with this Agreement or any of the other Financing Agreements or any transaction contemplated hereby or thereby, including all information on the Information Certificate is true and correct in all material respects on the date as of which such information is dated or certified and does not omit any material fact necessary in order to make such information not misleading under the circumstances under which it has been furnished. No event or circumstance has occurred which has had or could reasonably be expected to have a Material Adverse Effect, which has not been fully and accurately disclosed to Agent in writing prior to the Closing Date.

8.22 Survival of Warranties; Cumulative.

All representations and warranties contained in this Agreement or any of the other Financing Agreements shall survive the execution and delivery of this Agreement and shall be deemed to have been made again to Agent and Lenders on the date of each additional borrowing or Letter of Credit issued hereunder (or any amendment to any Letter of Credit), except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and accurate on and as of such earlier date) and shall be conclusively presumed to have been relied on by Agent and Lenders regardless of any investigation made or information possessed by Agent or any Lender. The representations and warranties set forth herein shall be cumulative and in addition to any other representations or warranties which any Borrower or Guarantor shall now or hereafter give, or cause to be given, to Agent or any Lender.

SECTION 9. AFFIRMATIVE AND NEGATIVE COVENANTS

9.1 Maintenance of Existence.

(a) Each Borrower and Guarantor shall at all times preserve, renew and keep in full force and effect its corporate existence and rights and franchises with respect thereto and maintain in full force and effect all licenses, trademarks, tradenames, approvals, authorizations, leases, contracts and Permits necessary to carry on the business as presently conducted, other than as permitted in Section 9.7 hereto.

(b) No Borrower or Guarantor shall change its name unless each of the following conditions is satisfied: (i) Agent shall have received not less than thirty (30) days prior written notice from Administrative Borrower of such proposed change in its corporate name, which notice shall accurately set forth the new name; and (ii) Agent shall have received a copy of the amendment to the Certificate of Incorporation of such Borrower or Guarantor providing for the name change certified by the Secretary of State of the jurisdiction of incorporation or organization, or the equivalent governmental authority in Canada or in a Province or Territory of Canada, of such Borrower or Guarantor as soon as it is available.

(c) No Borrower or Guarantor shall change its chief executive office or its mailing address or organizational identification number (or if it does not have one, shall not by its own action or that of any agent on its behalf, acquire one) unless Agent shall have received not less than thirty (30) days’ prior written notice from Administrative Borrower of such proposed change, which notice shall set forth such information with respect thereto as Agent may require and Agent shall have received such agreements as Agent may reasonably require in connection therewith. No Borrower or Guarantor shall change its type of organization, jurisdiction of organization or other legal structure without the Agent’s prior written consent.

9.2 New Collateral Locations.

Each Borrower and Guarantor may only open any new location so long as (a) such locations are within Canada, the United States, Puerto Rico or United States Virgin Islands or Canada, (b) if it is a retail store, warehouse or distribution center such location is set forth in the applicable report provided for in Section 7.1(a) to the extent required under such Section or for any other location, Agent has received ten (10) Business Days’ prior written notice of the intended opening of any such new location and (c) upon Agent’s request, such Borrower or Guarantor executes and delivers, or causes to be executed and delivered, to Agent such agreements, documents, and instruments as Agent may deem reasonably necessary or desirable to protect its interests in the Collateral at such location.

9.3 Compliance with Laws, Regulations, Etc.

(a) Each Borrower and Guarantor shall, and shall cause any Restricted Subsidiary to, at all times, comply in all respects with all laws, rules, regulations, licenses, approvals, orders and other Permits applicable to it and duly observe all requirements of any foreign, Federal, State, Provincial, Territorial or local Governmental Authority where the failure to so comply or observe has or could reasonably be expected to have a Material Adverse Effect.

(b) Borrowers and Guarantors shall give written notice to Agent immediately upon any Borrower’s or Guarantor’s receipt of any notice of, or any Borrower’s or Guarantor’s otherwise obtaining knowledge of, (i) the occurrence of any material event involving the release, spill or discharge, threatened or actual, of any Hazardous Material or (ii) any investigation, proceeding, complaint, order, directive, claims, citation or notice with respect to: (A) any material non-compliance with or material violation of any Environmental Law by any Borrower or Guarantor or (B) the release, spill or discharge, threatened or actual, of any Hazardous Material other than in the ordinary course of business and other than as permitted under any applicable Environmental Law. Copies of all environmental surveys, audits, assessments, feasibility studies and results of remedial investigations shall be promptly furnished, or caused to be furnished, by such Borrower or Guarantor to Agent. Each Borrower and Guarantor shall take prompt action to respond to any material non-compliance with any of the Environmental Laws and shall regularly report to Agent on such response.

(c) Without limiting the generality of the foregoing, whenever Agent reasonably determines that there is material non-compliance, or any material condition which requires any action by or on behalf of any Borrower or Guarantor in order to avoid any non compliance, with any Environmental Law, Borrowers shall, at Agent’s request and Borrowers’ expense: (i) cause an independent environmental engineer reasonably acceptable to Agent to conduct such tests of the site where material non-compliance or alleged non compliance with such Environmental Laws has occurred as to such material non-compliance and prepare and deliver to Agent a report as to such non-compliance setting forth the results of such tests, a proposed plan for responding to any environmental problems described therein, and an estimate of the costs thereof and (ii) provide to Agent a supplemental report of such engineer whenever the scope of such material non-compliance, or such Borrower’s or Guarantor’s response thereto or the estimated costs thereof, shall change in any material respect.

(d) Each Borrower and Guarantor shall indemnify and hold harmless Agent and Lenders and their respective directors, officers, employees, agents, invitees, representatives, successors and assigns, from and against any and all losses, claims, damages, liabilities, costs, and expenses (including reasonable attorneys’ fees and expenses) directly or indirectly arising out of or attributable to the use, generation, manufacture, reproduction, storage, release, threatened release, spill, discharge, disposal or presence of a Hazardous Material, including the costs of any required or necessary repair, cleanup or other remedial work with respect to any property of any Borrower or Guarantor and the preparation and implementation of any closure, remedial or other required plans (provided, that, amounts in respect of such remedial or other required plans are documented) with respect to any property of any Borrower or Guarantor, other than losses, claims, damages, liabilities, costs and expenses, to the extent resulting from the gross negligence or willful misconduct of such indemnified party as determined pursuant to a final, non-appealable order of a court of competent jurisdiction. All representations, warranties, covenants and indemnifications in this Section 9.3 shall survive the payment of the Obligations and the termination of this Agreement.

9.4 Payment of Taxes and Claims.

Each Borrower and Guarantor shall, and shall cause any Restricted Subsidiary to, duly pay and discharge all taxes, assessments, contributions and governmental charges upon or against it or its properties or assets, except for taxes the validity of which are being contested in good faith by appropriate proceedings diligently pursued and available to such Borrower, Guarantor or Subsidiary, as the case may be, and with respect to which adequate reserves have been set aside on its books to the extent required by GAAP.

9.5 Insurance.

(a) Each Borrower and Guarantor shall, and shall cause any Restricted Subsidiary to, at all times, maintain with insurers with an A.M. Best Rating of at least A-VII, insurance with respect to the Collateral against loss or damage and all other insurance of the kinds and in the amounts customarily insured against or carried by corporations of established reputation engaged in the same or similar businesses and similarly situated. Said policies of insurance shall be reasonably satisfactory to Agent as to form and amount, and Agent agrees that each Borrower’s and Guarantor’s policies of insurance as they exist as of the Closing Date are satisfactory to Agent in form and amount. Borrowers and Guarantors shall furnish certificates, policies or endorsements to Agent as Agent shall reasonably require as proof of such insurance, and, if any Borrower or Guarantor fails to do so, Agent is authorized, but not required, to obtain such insurance at the expense of Borrowers. All policies shall provide for at least thirty (30) days prior written notice to Agent of any cancellation other than for non-payment of premium or reduction of coverage and that Agent may act as attorney for each Borrower and Guarantor in obtaining, and at any time an Event of Default exists or has occurred and is continuing, adjusting, settling, amending and canceling such insurance.

Borrowers and Guarantors shall cause Agent to be named as a loss payee as its interests may appear on its property policies and an additional insured (but without any liability for any premiums) under liability insurance policies and Borrowers and Guarantors shall obtain non-contributory lender’s loss payable endorsements to property insurance policies, or may have property insurance policies with the equivalent of such endorsement included in the policy, in any event in form and substance satisfactory to Agent. Such lender’s loss payable endorsements (or applicable provisions of the policy, as the case may be) shall specify that the proceeds of such insurance shall be payable to Agent as its interests may appear. Without limiting any other rights of Agent or Lenders, any insurance proceeds received by Agent at any time may be applied to payment of the Obligations, whether or not then due, in any order and in such manner as Agent may determine. Upon application of such proceeds to the Revolving Loans, Revolving Loans may be available subject and pursuant to the terms hereof to be used for the costs of repair or replacement of the Collateral lost or damages resulting in the payment of such insurance proceeds.

(b) Unless you provide Agent with evidence of the insurance coverage required by this Agreement, Agent or any Lender may purchase insurance at Borrowers’ expense to protect its interests and that of secured Parties in the Collateral. This insurance may, but need not, protect the interests of Borrowers or Guarantors. Such coverage may not pay any claim that any Borrower or Guarantor makes or any claim that is made against any Borrower or Guarantor in connection with the Collateral. Borrowers may later cancel any insurance purchased by Agent, but only after providing Agent with evidence that Borrowers have obtained insurance as required by this Agreement. If Agent or any Lender purchases insurance with respect to the Collateral, Borrowers will be responsible for the costs of that insurance, including interest and any other charges Agent or any Lender imposes in connection with the placement of the insurance, until the effective date of the cancellation or expiration of the insurance. The costs of the insurance may be added to the total outstanding balance of the Obligations. The costs of the insurance may be more than the cost of insurance Borrowers may be able to obtain on their own.

9.6 Financial Statements and Other Information.

(a) Each Borrower and Guarantor shall, and shall cause any Restricted Subsidiary to, keep proper books and records in which true and complete entries shall be made of all dealings or transactions of or in relation to the Collateral and the business of such Borrower, Guarantor and its Subsidiaries in accordance with GAAP. Borrowers and Guarantors shall promptly furnish to Agent and Lenders all such financial and other information as Agent shall reasonably request relating to the Collateral and the assets, business and operations of Borrowers and Guarantors, and Borrower shall notify the auditors and accountants of Borrowers and Guarantors that Agent is authorized to obtain such information directly from them. Without limiting the foregoing, Borrowers shall furnish or cause to be furnished to Agent, the following:

(i) at any time after a Cash Dominion Event has occurred, within thirty (30) days after the end of each fiscal month that is not the end of a fiscal quarter of Borrowers and Guarantors and within forty-five (45) days after the end of each fiscal month that is the end of a fiscal quarter of Borrowers and Guarantors, monthly unaudited consolidated financial statements and unaudited consolidating financial statements (including in each case balance sheets, statements of income and loss, statements of cash flow, and statements of shareholders’ equity), all in reasonable detail, fairly presenting in all material respects the financial position and the results of the operations of Borrowers and Guarantors as of the end of and through such fiscal month, certified to be correct by a Responsible Officer of Parent, subject to normal year-end adjustments and accompanied by a compliance certificate substantially in the form of Exhibit C hereto, along with a schedule in form reasonably satisfactory to Agent of the calculations used in determining, as of the end of such month, whether Borrowers and Guarantors were in compliance with the covenant set forth in Section 9.17 of this Agreement for such month, and

(ii) within forty-five (45) days after the end of each fiscal quarter (other than the end of a fiscal quarter that is also the end of a fiscal year) of Borrowers and Guarantors, quarterly unaudited consolidated financial statements (including in each case balance sheets, statements of income and loss, statements of cash flow, and statements of shareholders’ equity), all in reasonable detail, fairly presenting in all material respects the financial position and the results of the operations of Parent and its Subsidiaries as of the end of and through such fiscal quarter, certified to be correct by a Responsible Officer of Parent, subject to normal year-end adjustments and accompanied by a compliance certificate substantially in the form of Exhibit C hereto, along with a schedule in form reasonably satisfactory to Agent of the calculations used in determining, as of the end of such quarter, whether Borrowers and Guarantors were in compliance with the covenant set forth in Section 9.17 of this Agreement for such quarter, and

(iii) within ninety (90) days after the end of each fiscal year, audited consolidated financial statements of Parent and its Subsidiaries (including in each case balance sheets, statements of income and loss, statements of cash flow and statements of shareholders’ equity), and the accompanying notes thereto, all in reasonable detail, fairly presenting in all material respects the financial position and the results of the operations of Parent and its Subsidiaries as of the end of and for such fiscal year, together with the unqualified opinion of independent certified public accountants with respect to the audited consolidated financial statements, which accountants shall be an independent accounting firm selected by Administrative Borrower and acceptable to Agent, that such audited consolidated financial statements have been prepared in accordance with GAAP, and present fairly in all material respects the results of operations and financial condition of Parent and its Subsidiaries as of the end of and for the fiscal year then ended, and

(iv) at such time as available, with respect to each fiscal year, but in any event prior to the end of February of each calendar year, projected consolidated financial statements (including in each case, forecasted balance sheets and statements of income and loss, statements of cash flow, statements of shareholders’ equity and projected Excess Availability) of Parent and its Subsidiaries for such fiscal year, all in reasonable detail, and in a format consistent with the projections delivered by Borrowers to Agent prior to the Closing Date, together with such supporting information as Agent may reasonably request. Such projected financial statements shall be prepared on a quarterly basis. Such projections shall represent the reasonable best estimate by Borrowers and Guarantors of the future financial performance of Parent and its Subsidiaries for the periods set forth therein and shall have been prepared on the basis of the assumptions set forth therein which Borrowers and Guarantors believe are fair and reasonable as of the date of preparation in light of current and reasonably foreseeable business conditions (it being understood that actual results may differ from those set forth in such projected financial statements).

(b) Borrowers and Guarantors shall promptly notify Agent in writing of the details of (i) any loss, damage, investigation, action, suit, proceeding or claim relating to Collateral a value of more than the US Dollar Equivalent of $5,000,000 or which if adversely determined would result in any material adverse change in any Borrower’s or Guarantor’s business, properties, assets or condition, financial or otherwise, (ii) any Material Contract being terminated or amended or any new Material Contract entered into (in which event Borrowers and Guarantors shall provide Agent with a copy of such Material Contract), (iii) any order, judgment or decree in excess of the US Dollar Equivalent of $5,000,000 shall have been entered against any Borrower or Guarantor any of its or their properties or assets, (iv) any notification of a material violation of laws or regulations received by any Borrower or Guarantor, (v) any ERISA Event, (vi) any Canadian Pension Event and (vii) the occurrence of any Default or Event of Default.

(c) Borrowers and Guarantors shall furnish to Agent prior notice in writing of the details of (A) any Permitted Disposition under clause (c) of the definition of such term if the sale price is more than the US Dollar Equivalent of $50,000,000, (B) the intention of any Subsidiaries of Parent to merge, amalgamate or consolidate as permitted under Section 9.7(a), together with such other information with respect thereto as Agent may request, (C) the issuance and sale by a Borrower, Guarantor or Subsidiary of Capital Stock as permitted under Section 9.7(b), together with such other information with respect thereto as Agent may reasonably request, (D) the intention of a Guarantor or Subsidiary to wind up, liquidate or dissolve as permitted under Section 9.7(c), together with such other information with respect thereto as Agent may reasonably request, (E) as to any Indebtedness permitted hereunder in excess of the US Dollar Equivalent of $50,000,000, all notices or demands in connection with such Indebtedness either received by any Borrower or Guarantor or on its behalf promptly after the receipt thereof, or sent by any Borrower or Guarantor or on its behalf concurrently with the sending thereof, as the case may be, (F) all notices or demands in connection with any loans and advances as permitted under clause (j) of the definition of “Permitted Investments” hereof either received by any Borrower or Guarantor or on its behalf, promptly after the receipt thereof, or sent by any Borrower or Guarantor or on its behalf, concurrently with the sending thereof, as the case may be, (G) as to any Indebtedness permitted under Section 9.9(f) in excess of the US Dollar Equivalent of $50,000,000, the intention of such Borrower or Guarantor to incur such Indebtedness, and (H) in the case of any prepayment, redemption, retirement or repurchase permitted under Section 9.20(c), the intention to make any payment in respect of such prepayment, redemption, retirement or repurchase of Indebtedness, together with such other information with respect thereto as Agent may reasonably request.

(d) Borrowers shall promptly make available to Agent upon request after the sending or filing thereof copies of (i) all reports which Parent sends to its security holders generally and (ii) all reports and registration statements which Parent or any of its Subsidiaries files with the Securities Exchange Commission, any national or foreign securities exchange or the National Association of Securities Dealers, Inc., and such other reports as Agent may hereafter specifically identify to Administrative Borrower that Agent may reasonably require be provided to Agent.

(e) Borrowers and Guarantors shall furnish or cause to be furnished to Agent such budgets, forecasts, projections and other information respecting the Collateral and the business of Borrowers and Guarantors, as Agent may, from time to time, reasonably request. Agent is hereby authorized to deliver a copy of any financial statement or any other information relating to the business of Borrowers and Guarantors to any court or other Governmental Authority or to any Lender or Participant or prospective Lender or Participant or any Affiliate of any Lender or Participant. Each Borrower and Guarantor hereby irrevocably authorizes and directs all accountants or auditors to deliver to Agent, at Borrowers’ expense, copies of the financial statements of any Borrower and Guarantor prepared by such accountants or auditors on behalf of any Borrower or Guarantor and to disclose to Agent and Lenders such information as they may have regarding the business of any Borrower and Guarantor. Any documents, schedules, invoices or other papers delivered to Agent or any Lender may be destroyed or otherwise disposed of by Agent or such Lender one (1) year after the same are delivered to Agent or such Lender, except as otherwise designated by Administrative Borrower to Agent or such Lender in writing.

(f) Notwithstanding anything to the contrary in this Section 9.6, reports and other financial information required to be delivered pursuant to this Section 9.6 shall be deemed to have been delivered on the date on which such report is posted on the SEC’s website at www.sec.gov or on the Parent’s website at www.officemax.com, and such posting and notification of the posting to Agent shall be deemed to satisfy the reporting requirements of this Section 9.6 with respect to such reports and financial information to the extent such information is available to Agent from the website.

9.7 Sale of Assets, Consolidation, Merger, Amalgamation, Dissolution, Etc.

Each Borrower and Guarantor shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly,

(a) merge into or with or amalgamate with or consolidate with any other Person or permit any other Person to merge into or with or amalgamate with or consolidate with it; except, that, Parent may merge with and into or amalgamate with or consolidate with another Person or permit another Person to merge with and into it if such merger or consolidation is a Permitted Acquisition, and any wholly-owned Subsidiary of Parent (other than any Borrower) may merge with and into or consolidate with any other wholly-owned Subsidiary of Parent (other than any Borrower, and including any such Subsidiary that only becomes a Subsidiary after giving effect to such merger, amalgamation or consolidation subject to the conditions set forth herein) and any Borrower may merge with and into or amalgamate or consolidate with any other Borrower; provided, that, in each case each of the following conditions is satisfied as determined by Agent: (i) as of the effective date of the merger, amalgamation or consolidation and after giving effect thereto, no Default or Event of Default shall exist, (ii) Agent shall have received, true, correct and complete copies of all agreements, documents and instruments relating to such merger, amalgamation or consolidation, including, but not limited to, the certificate or certificates of merger to be filed with each appropriate Secretary of State (with a copy as filed promptly after such filing) or the articles of amalgamation to be filed with the relevant Canadian governmental authority, (iii) the surviving corporation shall expressly confirm, ratify and assume the Obligations and the Financing Agreements to which it is a party in writing, in form and substance satisfactory to Agent, and Borrowers and Guarantors shall execute and deliver such other agreements, documents and instruments as Agent may reasonably request in connection therewith and (iv) in the case of a merger with a Person that is not a wholly-owned Subsidiary immediately prior to such merger or amalgamation, if such Person is the surviving entity of such merger, or amalgamation such merger shall not be permitted unless such Person becomes a wholly-owned Subsidiary and Borrowers comply with Section 9.10 hereof to the extent applicable;

(b) sell, issue, assign, lease, license, transfer, abandon or otherwise dispose of any Capital Stock or Indebtedness to any other Person or any of its assets to any other Person, except for:

(i) Permitted Dispositions,

(ii) the sale or other disposition of unnecessary, worn-out, obsolete, and damaged property and assets; provided, that, in the case of Inventory, all net cash proceeds from any such sale or other disposition shall be promptly paid to the Agent for application to the Obligations in accordance with Section 6 hereof and provided, further, that, if a Cash Dominion Event exists, such sales and other dispositions in any fiscal year shall not involve property and assets having a fair market value in excess of $10,000,000 or as Agent may otherwise agree,

(iii) the issuance and sale, or sale, by any Borrower, Guarantor or Restricted Subsidiary of Capital Stock of such Borrower, Guarantor or Subsidiary; provided, that, (A) such Borrower, Guarantor or Subsidiary shall not be required to pay any cash dividends or repurchase or redeem such Capital Stock or make any other payments in respect thereof, except as otherwise permitted in Section 9.11 hereof, (B) except as Agent may otherwise agree in writing, at any time a Cash Dominion Event exists, all of the net cash proceeds of such issuance and sale, or sale of such Capital Stock shall be paid to Agent for application to the Obligations in accordance with the terms hereof and (C) as of the date of the issuance and sale, or sale and after giving effect thereto, no Default or Event of Default shall exist,

(iv) the issuance of Capital Stock of any Borrower, Guarantor or Subsidiary consisting of common stock pursuant to an employee stock option or grant or similar equity plan or 401(k) plans of such Borrower or Guarantor for the benefit of its employees, directors and consultants; provided, that, in no event shall such Borrower or Guarantor be required to issue, or shall such Borrower or Guarantor issue, Capital Stock pursuant to such stock plans or 401(k) plans which would result in a Change of Control or other Event of Default,

(v) the issuance or sale of Capital Stock of Parent consisting of common stock pursuant to an employee stock purchase plan or similar plan;

(vi) the issuance of Capital Stock of any Borrower, Guarantor or Subsidiary consisting of common stock, to a Borrower or Guarantor;

(vii) the issuance of rights that attach to Capital Stock of Parent consisting of common stock or preferred stock, including rights exchangeable or convertible into stock of Parent (e.g. pursuant to a registration rights plan or similar plan);

(viii) the contribution by Nevada to an existing Foreign Subsidiary or a Foreign Subsidiary to be established, of the intercompany promissory notes payable by Foreign Subsidiaries to Nevada outstanding as of the date hereof in the aggregate principal amount not to exceed the US Dollar Equivalent of $150,000,000 in the aggregate, or

(c) wind up, liquidate or dissolve; except, that, any Guarantor or Subsidiary of Parent (other than a Borrower) may wind up, liquidate and dissolve; provided, that, each of the following conditions is satisfied, (i) the winding up, liquidation and dissolution of such Guarantor or other Subsidiary shall not violate any law or any order or decree of any court or other Governmental Authority in any material respect and shall not conflict with or result in the breach of, or constitute a default under, any indenture, mortgage, deed of trust, or any other agreement or instrument to which any Borrower or Guarantor is a party or may be bound, (ii) such winding up, liquidation or dissolution shall be done in accordance with the requirements of all applicable laws and regulations, (iii) effective upon such winding up, liquidation or dissolution, all of the assets and properties of such Guarantor or other Subsidiary shall be duly and validly transferred and assigned to its shareholders, free and clear of any security interests, liens, hypothecs, restrictions or encumbrances other than the security interest, lien and hypothec of Agent and as permitted under Section 9.8 hereof (and Agent shall have received such evidence thereof as Agent may require) and Agent shall have received such deeds, assignments or other agreements as Agent may request to evidence and confirm the transfer of such assets of such Guarantor or other Subsidiary to a Borrower, (iv) Agent shall have received all documents and agreements that any Borrower or Guarantor has filed with any Governmental Authority or as are otherwise required to effectuate such winding up, liquidation or dissolution, (v) no Borrower or Guarantor shall assume any Indebtedness, obligations or liabilities as a result of such winding up, liquidation or dissolution, or otherwise become liable in respect of any obligations or liabilities of the entity that is winding up, liquidating or dissolving, unless such Indebtedness is otherwise expressly permitted hereunder, and (vi) as of the date of such winding up, liquidation or dissolution and after giving effect thereto, no Default or Event of Default shall exist.

9.8 Encumbrances.

Each Borrower and Guarantor shall not, and shall not permit any Restricted Subsidiary to, create, incur, assume or suffer to exist any security interest, mortgage, pledge, lien, hypothec, charge or other encumbrance of any nature whatsoever on any of its assets or properties, including the Collateral, or file or permit the filing of, or permit to remain in effect, any financing statement or other similar notice of any security interest or lien with respect to any such assets or properties, except:

(a) the security interests, liens and hypothecs of Agent for itself and the benefit of the Secured Parties and the rights of setoff of Secured Parties provided for herein or under applicable law;

(b) liens securing the payment of taxes, assessments or other governmental charges or levies either not yet overdue or the validity of which are being contested in good faith by appropriate proceedings diligently pursued and available to such Borrower, or Guarantor or Subsidiary, as the case may be and with respect to which adequate reserves have been set aside on its books;

(c) non-consensual statutory liens (other than liens securing the payment of taxes) arising in the ordinary course of such Borrower’s, Guarantor’s or Subsidiary’s business to the extent: (i) such liens secure Indebtedness which is not overdue or (ii) such liens secure Indebtedness relating to claims or liabilities which are fully insured and being defended at the sole cost and expense and at the sole risk of the insurer or being contested in good faith by appropriate proceedings diligently pursued and available to such Borrower, Guarantor or such Subsidiary, in each case prior to the commencement of foreclosure or other similar proceedings and with respect to which adequate reserves have been set aside on its books;

(d) zoning restrictions, easements, licenses, covenants and other restrictions and defects in title affecting the use of Real Property which do not interfere in any material respect with the use of such Real Property or ordinary conduct of the business of such Borrower, Guarantor or such Subsidiary as presently conducted thereon or materially impair the value of the Real Property which may be subject thereto;

(e) purchase money security interests to secure Indebtedness permitted under Sections 9.9(b) hereof;

(f) pledges and deposits of cash by any Borrower, Guarantor or Subsidiary in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security benefits;

(g) pledges and deposits of cash by any Borrower, Guarantor or Subsidiary to secure the performance of tenders, bids, leases, trade contracts (other than for the repayment of Indebtedness), statutory obligations, surety and performance bonds, and other similar obligations in each case in the ordinary course of business;

(h) pledges and deposits of cash by any Borrower, Guarantor or Subsidiary of up to the US Dollar Equivalent of $20,000,000 in the aggregate at any time to secure the obligations of such Borrower or Guarantor or Subsidiary under Hedging Agreements to protect against or manage exposure to fluctuations in commodity prices or currency exchange rates to the extent the Indebtedness under such Hedging Agreements are permitted under Section 9.9 hereof;

(i) liens arising from (i) operating leases and the precautionary UCC or PPSA financing statement filings in respect thereof and (ii) equipment or other materials which are not owned by any Borrower, Guarantor or Subsidiary located on the premises of such Borrower, Guarantor or Subsidiary (but not in connection with, or as part of, the financing thereof) from time to time in the ordinary course of business and precautionary UCC and PPSA financing statement filings in respect thereof;

(j) liens on amounts of any Borrower, Guarantor or Subsidiary deposited with or held by, and escrow arrangements or rights of setoff against credit balances or escrow arrangements of, Borrowers, Guarantors or any Subsidiary with, Credit Card Issuers or Credit Card Processors or amounts owing by such Credit Card Issuers or Credit Card Processors to any Borrower, Guarantor or Subsidiary, in the ordinary course of business, but not liens on or rights of setoff against any other property or assets of Borrowers, pursuant to the Credit Card Agreements to secure the obligations of Borrowers to the Credit Card Issuers or Credit Card Processors as a result of fees and chargebacks;

(k) statutory or common law liens or rights of setoff of depository banks with respect to funds of any Borrower, Guarantor or Subsidiary at such banks to secure fees and charges in connection with returned items or the standard fees and charges of such banks in connection with the deposit accounts maintained by such Borrower, Guarantor or Subsidiary at such banks (but not any other Indebtedness or obligations) or other liens or rights of setoff of such depository banks with respect to any accounts of Borrowers, Guarantors or Subsidiaries at such depository banks, to the extent acceptable to Agent;

(l) security interests in assets of a Borrower, Guarantor or Subsidiary existing at the time such Borrower, Guarantor or Subsidiary is acquired or security interest in assets at the time such assets are acquired, in either case pursuant to a Permitted Acquisition after the date hereof; provided, that, each of the following conditions is satisfied as determined by Agent: (i) such security interests were not granted and did not arise in connection with, or in anticipation or contemplation of, such Permitted Acquisition and (ii) the assets subject to such security interests do not include assets used in the determination of the Borrowing Base of any Borrower and do not apply to any assets or properties of any Borrower or other Guarantor other than assets or properties of the Borrower, Guarantor or Subsidiary, or the assets thereof so acquired;

(m) security interests in cash collateral and pledged securities of Borrowers and/or Guarantors to secure Indebtedness in respect of senior notes referred to in Section 9.20(c)(iii) hereof to the extent permitted under such Section 9.20(c)(iii).

(n) judgments and other similar liens arising in connection with court proceedings that do not constitute an Event of Default; provided, that, (i) such liens are being contested in good faith and by appropriate proceedings diligently pursued, (ii) adequate reserves or other appropriate provision, if any, as are required by GAAP have been made therefor, (iii) a stay of enforcement of any such liens is in effect or is being sought for a period not to exceed five (5) Business Days; provided, that, no enforcement proceedings shall have been commenced by any Person with respect to such liens during such period, and (iv) Agent may establish a Reserve with respect thereto;

(o) the security interests and liens in assets of Parent and its Subsidiaries to secure the Indebtedness permitted under Section 9.9(g); provided, that, such assets shall not include assets used in the determination of the Borrowing Base of any Borrower, investment property consisting of equity interests in subsidiaries, deposit accounts and securities accounts, cash, checks and other negotiable instruments, funds and other evidences of payment held therein, to the extent evidencing, governing, securing or otherwise related to any of the foregoing, documents, general intangibles (and in any event, including all Intellectual Property), instruments, investment property, supporting obligations, letters of credit, letter of credit rights and commercial tort claims, all books, records and documents related to the foregoing (including databases, customers lists and other records, whether tangible or electronic, which contain any information relating to any of the same) or proceeds of any and all of the foregoing in whatever form received, including proceeds of insurance (including business interruption insurance); and

(p) rights of setoff of Boise White Paper, L.L.C. pursuant to the Paper Purchase Agreement dated June 25, 2011 between Boise White Paper, L.L.C. and OfficeMax Incorporated;

(q) the security interests and liens set forth on Schedule 8.4 to the Information Certificate (and the substitution of such Collateral permitted under Section 9.20(c));

(r) Liens not otherwise permitted hereunder, security only assets not in excess of $10,000,000 in the aggregate; provided, that such collateral does not include assets used in the determination of the Borrowing Base of any Borrower.

9.9 Indebtedness.

Each Borrower and Guarantor shall not, and shall not permit any Restricted Subsidiary to, incur, create, assume, become or be liable in any manner with respect to, or permit to exist, any Indebtedness, or guarantee, assume, endorse, or otherwise become responsible for (directly or indirectly), the Indebtedness, performance, obligations or dividends of any other Person, except:

(a) the Obligations;

(b) purchase money Indebtedness (including Capital Leases) to the extent secured by purchase money security interests in Equipment (including Capital Leases) and purchase money mortgages on Real Property so long as such security interests and mortgages do not apply to any property of such Borrower, Guarantor or Subsidiary other than the Equipment or Real Property so acquired, and the Indebtedness secured thereby does not exceed the cost of the Equipment or Real Property so acquired, as the case may be;

(c) the Indebtedness of any Borrower or Guarantor to any other Borrower or Guarantor or any other Subsidiary of Parent arising after the date hereof pursuant to Investments consisting of loans and advances constituting Permitted Investments; provided, that, as to any such Indebtedness at any time owing by a Borrower to a Guarantor or any other Subsidiary of Parent (other than a Borrower), (i) the Indebtedness arising pursuant to such Investment shall be subject to, and subordinate in right of payment to, the right of Agent, Issuing Banks, Lenders and Bank Product Providers to receive the prior final payment and satisfaction in full of all of the Obligations on terms and conditions acceptable to Agent, (ii) in the case of any Indebtedness owing by a Borrower or Guarantor in an aggregate amount in excess of the US Dollar Equivalent of $10,000,000 (or regardless of the amount at any time a Default or Event of Default exists or has occurred and is continuing), promptly upon Agent’s request, Agent shall have received a subordination agreement, in form and substance satisfactory to Agent, providing for the terms of the subordination in right of payment of such Indebtedness of such Borrower (or such Guarantor, in the case of Indebtedness owing by a Guarantor to a Subsidiary of Parent that is not a Borrower or Guarantor) to the prior final payment and satisfaction in full of all of the Obligations, duly authorized, executed and delivered by such Guarantor and such Borrower, (iii) at any time an Event of Default exists, such Borrower shall not, directly or indirectly make, or be required to make, any payments in respect of such Indebtedness prior to the end of the then current term of this Agreement and (iv) in the case of any Indebtedness owing to a Borrower or Guarantor in an aggregate amount in excess of the US Dollar Equivalent of $10,000,000 (or regardless of the amount at any time a Default or Event of Default exists or has occurred and is continuing), the Indebtedness arising pursuant to any such loan shall not be evidenced by a promissory note or other instrument, unless the single original of such note or other instrument is promptly delivered to Agent upon its request to hold as part of the Collateral, with such endorsement and/or assignment by the payee of such note or other instrument as Agent may require, (v) as of the date any such Indebtedness, the Borrower or Guarantor making the loan or other Investment giving rise to such Investment shall be Solvent, and (vi) as of the date any such Indebtedness is incurred and after giving effect thereto, no Default or Event of Default shall exist;

(d) unsecured guarantees of Indebtedness or performance obligations of Subsidiaries and Affiliates of Parent; provided, that, (i) the aggregate amount of the liability for all such Indebtedness and performance obligations under such guarantees shall not exceed the US Dollar Equivalent of $250,000,000 in the aggregate outstanding at any time, (ii) if the amount of the liability with respect to such Indebtedness or performance obligations exceeds the US Dollar Equivalent of $25,000,000 in any case, Agent shall have received five (5) days’ prior written notice thereof, and (iii) as of the date on which such guarantee is issued or performance obligation incurred no Event of Default exists;

(e) Indebtedness of any Borrower or Guarantor or Subsidiary entered into in the ordinary course of business pursuant to a Hedge Agreement; provided, that, (i) such arrangements are not for speculative purposes, (ii) such Indebtedness shall be unsecured, except to the extent such Indebtedness constitutes part of the Obligations arising under or pursuant to Hedge Agreements with any Bank Product Provider that are secured under the terms hereof or except to the extent secured by pledges or deposits of cash as permitted under Section 9.8 hereof and (iii) the terms and amounts of such Indebtedness, to the extent such Indebtedness is in excess of the US Dollar Equivalent of $25,000,000 in the aggregate at the time the Borrower or Guarantor of Subsidiary enters into such Hedge Agreement, shall be reasonably acceptable to Agent;

(f) unsecured Indebtedness of any Borrower or Guarantor arising after the date hereof to any third person (but not to any other Borrower or Guarantor or other Subsidiary of Parent); provided, that, each of the following conditions is satisfied as determined by Agent: (i) such Indebtedness shall be on commercially reasonable terms and conditions which are reasonably acceptable to Agent, (ii) as to any such Indebtedness in excess of $50,000,000, Agent shall have received true, correct and complete copies of all agreements, documents or instruments evidencing or otherwise related to such Indebtedness, (iii) except as Agent may otherwise agree in writing, all of the proceeds of the loans or other accommodations giving rise to such Indebtedness shall be paid to Agent for application to the Obligations in accordance with the terms hereof at any time that a Cash Dominion Event exists, (iv) Borrowers will furnish to Agent all demands or material notices in connection with such Indebtedness received by or on behalf of any Borrower or Guarantor promptly after receipt thereof, or sent by any Borrower or Guarantor or on its behalf concurrently with the sending thereof, (v) as of the incurrence thereof and after giving effect thereto, no Default or Event of Default shall exist or have occurred and be continuing, (vi) if after giving effect to such Indebtedness, the aggregate amount of such unsecured Indebtedness that has been incurred and is outstanding at any one time is greater than the US Dollar Equivalent of $300,000,000 (without regard to Indebtedness incurred under any other clause of this Section 9.9), in each case on a pro forma basis giving effect to the incurrence of such Indebtedness as if incurred at the beginning of the applicable period, (A) using the most recent calculation of the Borrowing Base immediately prior to any such incurrence, the Excess Availability shall be not less than fifteen (15%) percent of the Borrowing Base, (B) the Fixed Charge Coverage Ratio for the immediately preceding four (4) fiscal quarter period ending on the last day of the fiscal quarter (or at such time as Borrowers are required to deliver financial statements on a monthly basis under Section 9.6, for the immediately preceding twelve (12) month period ending on the last day of the fiscal month) prior to the date of such incurrence for which Agent has received financial statements shall be equal to or greater than 1.00 to 1.00, and (C) Agent shall have received current, updated satisfactory projections for the six (6) month period (excluding the month in which the event or transaction occurs for this purpose) after the date of incurring such Indebtedness, in a form reasonably satisfactory to Agent, representing Borrowers’ reasonable best estimate of the future performance of Parent and its Subsidiaries for the period set forth therein, on the basis of the assumptions set forth therein which Borrowers believe are fair and reasonable as of the date of preparation in light of current and reasonably foreseeable business conditions,, showing minimum Excess Availability at all times during such period of not less than the amount specified in clause (vi)(A) above and a Fixed Charge Coverage Ratio during such period equal to or greater than 1.00 to 1.00;

(g) secured Indebtedness of any Borrower or Guarantor arising after the date hereof to any third person (but not to any other Borrower or Guarantor or other Subsidiary of Parent); provided, that, each of the following conditions is satisfied as determined by Agent: (i) such Indebtedness shall be on commercially reasonable terms and conditions which are acceptable to Agent, (ii) Agent shall have received true, correct and complete copies of all agreements, documents or instruments evidencing or otherwise related to such Indebtedness, (iii) except as Agent may otherwise agree in writing, all of the proceeds of the loans or other accommodations giving rise to such Indebtedness shall be paid to Agent for application to the Obligations in accordance with the terms hereof, (iv) Borrowers will furnish to Agent all demands or material notices in connection with such Indebtedness received by or on behalf of any Borrower or Guarantor promptly after receipt thereof, or sent by any Borrower or Guarantor or on its behalf concurrently with the sending thereof, (v) as of the incurrence thereof and after giving effect thereto, no Default or Event of Default shall exist or have occurred and be continuing, (vi) Agent shall have received an intercreditor agreement, in form and substance satisfactory to Agent, executed and delivered by the holder of the security interest, lien or hypothec securing such Indebtedness and by the Borrower or Guarantor that has granted such security interest, lien or hypothec and incurred such Indebtedness, (vii) the security interests, liens or hypothecs to secure such Indebtedness shall be permitted under Section 9.8(o) above, (viii) the aggregate amount of all such Indebtedness (without regard to Indebtedness incurred under any other clause of this Section 9.9) outstanding at any time shall not exceed $100,000,000;

(h) guarantees by any Borrower or Guarantor of the Obligations of the other Borrowers or Guarantors in favor of Agent for the benefit of the Secured Parties;

(i) Indebtedness of any Foreign Subsidiary; provided, that, (i) the occurrence of a default or event of default with respect thereto shall not result in, or permit any holder of any Indebtedness of any Borrower or Guarantor to declare, a default or event of default on Indebtedness of any Borrower or Guarantor (other than the Indebtedness of a Borrower or Guarantor arising pursuant to a guarantee by such Borrower or Guarantor of such Indebtedness of the Foreign Subsidiary to the extent such guarantee is permitted under Section 9.9(d) above) or cause the payment thereof to be accelerated or payable prior to its stated maturity and (ii) Borrowers and Guarantors shall not directly or indirectly have any obligation or liability (whether contingent or otherwise) in respect of such Indebtedness, except to the extent arising under a guarantee of such Indebtedness to the extent permitted under Section 9.9(d) above;

(j) Indebtedness with respect to performance obligations, performance and surety bonds, tenders, bids, leases (other than capital leases), trade contracts (other than for the repayment of borrowed money), statutory obligations and similar obligations, in each case in the ordinary course of business of such Borrower, Guarantor or Subsidiary as of the Closing Date;

(k) the Indebtedness set forth on Schedule 9.9 to the Information Certificate; and

(l) Indebtedness of any Borrower, Guarantor, or Subsidiary with respect to loans made or the cash surrender value of life insurance policies or employee and former employees of any Borrower, Guarantor, or Subsidiary in the ordinary course of the business of Borrowers, Guarantors or Subsidiaries.

9.10 Investments.

Each Borrower and Guarantor shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, purchase, hold or acquire (including pursuant to any merger with any Person that was not a wholly owned Subsidiary immediately prior to such merger) any Capital Stock, evidences of indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing) of, make or permit to exist any loans or advances to, or make or permit to exist any investment or any other interest in, any other Person, or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other Person constituting a business unit or all or a substantial part of the assets or property of any other Person (whether through purchase of assets, merger or otherwise), or form or acquire any Subsidiaries, or agree to do any of the foregoing (each of the foregoing an “Investment”), except:

(a) Permitted Investments;

(b) Permitted Acquisitions.

9.11 Restricted Payments.

Each Borrower and Guarantor shall not, and shall not permit any Restricted Subsidiary to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, except:

(a) Parent may make Restricted Payments with respect to its Capital Stock payable solely in additional shares of its Capital Stock that satisfies the requirements for issuance of Capital Stock by Parent under Section 9.7(b)(ii) hereof;

(b) Subsidiaries of Parent may make Restricted Payments to Parent;

(c) Borrowers, Guarantors and Restricted Subsidiaries may repurchase Capital Stock consisting of common stock held by employees pursuant to any employee stock ownership plan thereof upon the termination, retirement or death of any such employee in accordance with the provisions of such plan or pursuant to, and in accordance with the terms of, the odd-lot buyback program to repurchase Capital Stock from the holders thereof established by Borrowers prior to the date hereof, provided, that, as to any such repurchase, each of the following conditions is satisfied: (i) as of the date of the payment for such repurchase and after giving effect thereto, no Default or Event of Default shall exist or have occurred and be continuing, (ii) such repurchase shall be paid with funds legally available therefor, and (iii) such repurchase shall not violate any law or regulation or the terms of any indenture, agreement or undertaking to which such Borrower or Guarantor is a party or by which such Borrower or Guarantor or its or their property are bound;

(d) Parent may make Restricted Payments for the purpose of paying dividends and paying other distributions in respect of its Capital Stock or the repurchase of its Capital Stock; provided, that, each of the following conditions is satisfied as determined by Agent, (i) in the case of dividends (other than dividends with respect to Parent’s Preferred Stock paid in the ordinary course of business and consistent with past practice), Agent shall have received from Administrative Borrower a copy of the public notice issued by Parent of the declaration of its dividends (which notice will specify the date of payment thereof) and as to any dividends that may not be subject to such public notice or any other distributions or repurchases, Agent shall have received from Administrative Borrower not less than ten (10) Business Days’ written notice prior to the date of the payment of any other dividends or other distributions or any other repurchases (specifying the amount to be paid by Parent), (ii) such dividends, distributions or repurchases shall be paid with funds legally available therefor, (iii) such dividends, distributions or repurchases shall not violate any law or regulation or the terms of any indenture, agreement or undertaking to which Parent is a party or by which Parent or its property is bound, (iv) as of the date of any such payment and after giving effect thereto, the Payment Conditions are satisfied, and (v) as of the date of any such payment and after giving effect thereto, no Default or Event of Default shall exist or have occurred and be continuing; and

(e) Borrowers and Guarantors may make Restricted Payments to the extent constituting Permitted Investments.

9.12 Transactions with Affiliates.

Each Borrower and Guarantor shall not, directly or indirectly, purchase, acquire or lease any property from, or sell, transfer or lease any property to, any officer, director or other Affiliates of such Borrower or Guarantor, except (a) in the ordinary course of and pursuant to the reasonable requirements of such Borrower’s or Guarantor’s business (as the case may be) and upon fair and reasonable terms no less favorable to such Borrower or Guarantor than such Borrower or Guarantor would obtain in a comparable arm’s length transaction with an unaffiliated person and (b) as otherwise disclosed to and approved by Agent (provided, that, this Section 9.12 shall not apply to such transactions between Borrowers and Guarantors).

9.13 Compliance with ERISA; Canadian Pension Plans.

(a) Each Borrower and Guarantor shall, and shall cause each of its ERISA Affiliates to perform the following covenants (unless the failure to comply would not have or could not reasonably be expected to have a Material Adverse Effect): (i) maintain each Plan in compliance with the applicable provisions of ERISA, the Code and other Federal and State law; (ii) cause each Plan which is qualified under Section 401(a) of the Code to maintain such qualification; (iii) not terminate any Pension Plan so as to incur any liability to the Pension Benefit Guaranty Corporation; (iv) not allow or suffer to exist any prohibited transaction involving any Plan or any trust created thereunder which would subject such Borrower, Guarantor or such ERISA Affiliate to a tax or other liability on prohibited transactions imposed under Section 4975 of the Code or ERISA; (v) make all required contributions to any Plan which it is obligated to pay under Section 302 of ERISA, Section 412 of the Code or the terms of such Plan; (vi) not allow or suffer to exist any accumulated funding deficiency, whether or not waived, with respect to any such Pension Plan; (vii) not engage in a transaction that could be subject to Section 4069 or 4212(c) of ERISA; or (viii) not allow or suffer to exist any occurrence of a reportable event or any other event or condition which presents a risk of termination by the Pension Benefit Guaranty Corporation of any Plan that is a single employer plan, which termination could result in any liability to the Pension Benefit Guaranty Corporation.

(b) Each Borrower and Guarantor shall (i) cause each of the Canadian Pension Plans of which a Borrower or a Guarantor is the administrator or plan sponsor, to be administered in accordance with the requirements of the applicable pension plan texts, funding agreements, the Income Tax Act (Canada) and applicable Federal, Provincial or Territorial pension benefits legislation, (ii) not voluntarily terminate, or cause to be voluntarily terminated, any Canadian Pension Plan of which a Borrower or a Guarantor is the administrator or plan sponsor, if such plan would have a solvency deficiency or wind up deficiency on termination, (iii) promptly provide Agent with any documentation relating to the Canadian Pension Plans as Agent may reasonably request, subject to applicable law, (iv) notify Agent within thirty (30) days of becoming aware of (A) a material increase in the liabilities of any Canadian Pension Plan, (B) the establishment of a new registered pension plan or (C) the commencement of payments of contributions to any Canadian Pension Plan to which any Borrower or Guarantor had not previously been paying or contributing, (v) promptly notify Agent on becoming aware of any order or notice of intention to issue an order from the applicable pension standards regulator that could reasonably be expected to cause the termination (in whole or in part) of any Canadian Pension Plan, and (vi) promptly notify Agent on becoming aware of the occurrence of any event with respect to a Canadian Pension Plan that is reasonably likely to result in the occurrence by Borrower or Guarantor, of any material liability, fine or penalty, and in the notice to Agent thereof, provide copies of all documentation in the possession of Borrower or Guarantor (or documentation which the Borrower or Guarantor may reasonably request) relating thereto.

(c) No Borrower or Guarantor shall, without the prior consent of Agent, (i) establish any Defined Benefit Plan, (ii) contribute to any new Defined Benefit Plan, or (iii) acquire an interest in any Person if such Person sponsors, administers, maintains or contributes to, or has any liability in respect of any Defined Benefit Plan.

9.14 End of Fiscal Years; Fiscal Quarters.

Parent shall, for financial reporting purposes, cause its (a) fiscal years to end on (i) the last Saturday in December of each year, in the case of Subsidiaries organized under the laws of any jurisdiction in the United States of America and (ii) December 31 of each year, in the case of Subsidiaries organized under the laws of a jurisdiction outside the United States of America, and (b) fiscal quarters to end on the dates consistent with a fiscal year ending on the last Saturday of each December with fiscal quarters ending in March, June, September and December on the basis of fiscal quarters consisting of four (4) fiscal weeks, four (4) fiscal weeks and five (5) fiscal weeks as to each such fiscal quarter (or in the case of those fiscal years with fifty-three (53) weeks, four (4) fiscal weeks, five (5) fiscal weeks and five (5) fiscal weeks as to the last fiscal quarter of such fifty-three (53) week fiscal year), or in any case as specified by Administrative Borrower to Agent within thirty (30) days prior to the commencement of each fiscal year.

9.15 Change in Business.

Each Borrower and Guarantor shall not engage in any business other than the business of such Borrower or Guarantor on the Closing Date and any business reasonably related, ancillary or complimentary to the business in which such Borrower or Guarantor is engaged on the Closing Date.

9.16 Limitation of Restrictions Affecting Subsidiaries.

Each Borrower and Guarantor shall not, directly, or indirectly, create or otherwise cause or suffer to exist any encumbrance or restriction which prohibits or limits the ability of any Restricted Subsidiary of such Borrower or Guarantor to (a) pay dividends or make other distributions or pay any Indebtedness owed to such Borrower or Guarantor or any Restricted Subsidiary of such Borrower or Guarantor; (b) make loans or advances to such Borrower or Guarantor or any Restricted Subsidiary of such Borrower or Guarantor, (c) transfer any of its properties or assets to such Borrower or Guarantor or any Restricted Subsidiary of such Borrower or Guarantor; or (d) create, incur, assume or suffer to exist any lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, except for encumbrances and restrictions arising under (i) applicable law, (ii) this Agreement, (iii) customary provisions restricting subletting or assignment of any lease governing a leasehold interest of such Borrower or Guarantor or any Subsidiary of such Borrower or Guarantor, (iv) customary restrictions on dispositions of real property interests found in reciprocal easement agreements of such Borrower or Guarantor or any Subsidiary of such Borrower or Guarantor, (v) any agreement relating to Indebtedness permitted to be incurred hereunder, and (vi) the extension or continuation of contractual obligations in existence on the Closing Date; provided, that, any such encumbrances or restrictions contained in such extension or continuation are no less favorable to Agent and Lenders than those encumbrances and restrictions under or pursuant to the contractual obligations so extended or continued.

9.17 Minimum Excess Availability.

Borrowers shall at all times maintain Excess Availability equal to or greater than the greater of (a) $30,000,000 or (b) seven and one-half (7 1/2%) percent of the lesser of the Borrowing Base or the Maximum Credit.

9.18 License Agreements.

(a) With respect to a License Agreement applicable to Intellectual Property that is owned by a third party and licensed to a Borrower or Guarantor and that is affixed to or otherwise used in connection with the manufacture, sale or distribution of any Inventory (other than an off-the-shelf product with a shrink wrap license), each Borrower and Guarantor shall (i) give Agent not less than sixty (60) days prior written notice of its intention to not renew or to terminate, cancel, surrender or release its rights under any such License Agreement, or to amend any such License Agreement or related arrangements to limit the scope of the right of such Borrower or Guarantor to use the Intellectual Property subject to such License Agreement in any material respect, either with respect to product, territory, term or otherwise, or to increase in any material respect the amounts to be paid by such Borrower or Guarantor thereunder or in connection therewith (and Agent may establish such Reserves as a result of any of the foregoing as Agent may reasonably determine), (ii) give Agent prompt written notice of any such License Agreement entered into by such Borrower or Guarantor after the Closing Date, or any material amendment to any such License Agreement existing on the Closing Date, in each case together with a true, correct and complete copy thereof and such other information with respect thereto as Agent may in good faith request, (iii) give Agent prompt written notice of any material breach of any obligation, or any default, by the third party that is the licensor or by the Borrower or Guarantor that is the licensee or any other party under any such License Agreement, and deliver to Agent (promptly upon the receipt thereof by such Borrower or Guarantor in the case of a notice to such Borrower or Guarantor and concurrently with the sending thereof in the case of a notice from such Borrower or Guarantor) a copy of each notice of default and any other notice received or delivered by such Borrower or Guarantor in connection with any such a License Agreement that relates to the scope of the right, or the continuation of the right, of such Borrower or Guarantor to use the Intellectual Property subject to such License Agreement or the amounts required to be paid thereunder.

(b) With respect to a License Agreement applicable to Intellectual Property that is owned by a third party and licensed to a Borrower or Guarantor and that is affixed to or otherwise used in connection with the manufacture, sale or distribution of any Inventory (other than an off-the-shelf product with a shrink wrap license), at any time an Event of Default shall exist or if after giving effect to any Reserves, or the reduction in the applicable Borrowing Base as a result of Eligible Inventory or Eligible LC Inventory using such licensed Intellectual Property ceasing to be Eligible Inventory or Eligible LC Inventory, the aggregate amount of the Excess Availability is less than $5,000,000, Agent shall have, and is hereby granted, the irrevocable right and authority, at its option, to renew or extend the term of such License Agreement, whether in its own name and behalf, or in the name and behalf of a designee or nominee of Agent or in the name and behalf of such Borrower or Guarantor, subject to and in accordance with the terms of such License Agreement. Agent may, but shall not be required to, perform any or all of such obligations of such Borrower or Guarantor under any of the License Agreements, including, but not limited to, the payment of any or all sums due from such Borrower or Guarantor thereunder. Any sums so paid by Agent shall constitute part of the Obligations.

9.19 Credit Card Agreements.

Each Borrower shall (a) observe and perform all material terms, covenants, conditions and provisions of the Credit Card Agreements to be observed and performed by it at the times set forth therein; and (b) at all times maintain in full force and effect the Credit Card Agreements, except, that, any Borrower may terminate or cancel any of the Credit Card Agreements in the ordinary course of the business of such Borrower; provided, that, Borrowers give Agent prior written notice of its intention to so terminate or cancel. Upon entering into any new Credit Card Agreements with a new Credit Card Issuer, a Borrower shall furnish to Agent prior written notice of the intention of such Borrower to enter into such agreement (together with such other information with respect thereto as Agent may request) and a Credit Card Notification which has been executed on behalf of such Borrower for delivery to the Credit Card Issuer, subject to and in accordance with Section 6.3(a)(ii) hereof. Promptly upon the request of Agent, Borrowers shall furnish to Agent such information and evidence as Agent may reasonably require from time to time concerning the observance, performance and compliance by such Borrower or the other party or parties thereto with the terms, covenants or provisions of the Credit Card Agreements.

9.20 Modifications of Indebtedness, Organizational Documents and Certain Other Agreements; Certain Payments of Indebtedness, Etc.

Borrowers and Guarantors shall not, and shall not permit any Restricted Subsidiary to:

(a) without the prior written consent of Agent, except pursuant to and in accordance with the provisions of Section 9.1(b) and Section 9.7 hereof in connection with a transaction permitted thereby, amend, modify or otherwise change its certificate of incorporation, articles of association, certificate of formation, limited liability agreement or other organizational documents, as applicable, including, without limitation, entering into any new agreement with respect to any of its Capital Stock, except for amendments, modifications or other changes that do not adversely affect the rights and privileges of any Borrower or Guarantor, or its Restricted Subsidiaries and do not adversely affect the ability of a Borrower or Guarantor to amend, modify, renew or supplement the terms of this Agreement or any of the other Financing Agreements, or otherwise adversely affect the interests of Agent or Lenders and so long as at the time of any such amendment, modification or change, no Default or Event of Default shall exist;

(b) without the prior written consent of Agent, amend, modify or otherwise change (or permit the amendment, modification or other change in any manner of) any of the provisions of any of Note Documents or the agreements related to the Indebtedness permitted under Sections 9.9(g) hereof; except, that, Borrowers and Guarantors, and any Subsidiary, may amend, modify, alter or change the terms thereof so as to extend the maturity thereof, or defer the timing of any payments in respect thereof, or to forgive or cancel any portion of such Indebtedness (other than pursuant to payments thereof), substitute collateral as provided in Section 9.20(c) below, or to reduce the interest rate or any fees in connection therewith;

(c) make or agree to make any payment, prepayment, redemption, retirement, defeasance, purchase or sinking fund payment or other acquisition for value of any of its Indebtedness (including, without limitation, by way of depositing money or securities with the trustee therefor before the date required for the purpose of paying any portion of such Indebtedness when due), or otherwise set aside or deposit or invest any sums for such purpose; except, that, Borrowers, Guarantors or any such Subsidiary may (i) make payments of regularly scheduled principal and interest or other mandatory payments as and when due in respect of Indebtedness permitted under Section 9.9 hereof, and (ii) prepay, redeem, retire or repurchase such Indebtedness in cash or other immediately available funds (including funds from Indebtedness permitted under Section 9.9 hereof); provided, that, in the case of any such prepayment, redemption, retirement or repurchase by any Borrower or Guarantor, and after giving effect thereto, (A) in the case of a prepayment, redemption, retirement or repurchase of Indebtedness of a US Borrower, a Canadian Borrower or a Puerto Rico Borrower, the Excess Availability Condition shall be satisfied and (B) no Default or Event of Default shall exist.

9.21 Inactive Subsidiaries.

(a) Except as otherwise provided in Section 9.21(b) below, Borrowers and Guarantors will not permit any Inactive Subsidiary to (i) engage in any business or conduct any operations, (ii) own assets with a book value of more than the US Dollar Equivalent of $100,000 in the aggregate (except for assets owned as of the Closing Date and as set forth on Schedule 9.21 to the Information Certificate) and (iii) incur any material obligations or liabilities in respect of any Indebtedness or otherwise.

(b) In the event that a Borrower or Guarantor intends to have any then Inactive Subsidiary commence any business or operations or own assets with a book value of more than the US Dollar Equivalent of $100,000 in the aggregate (or as otherwise permitted under Section 9.21(a) above) or incur any obligations or liabilities in respect of any Indebtedness or otherwise, unless Administrative Borrower desires to designate such Inactive Subsidiary as an Unrestricted Subsidiary in accordance with the terms hereof, (i) Borrowers and Guarantors shall give Agent not less than ten (10) Business Days’ prior written notice thereof with reasonable detail and specificity and such other information with respect thereto as Agent may request and (ii) at any time thereafter, promptly upon the request of Agent, Borrowers and Guarantors shall cause such Inactive Subsidiary to execute and deliver to Agent, in form and substance reasonably satisfactory to Agent, (A) an absolute and unconditional guarantee of payment of any and all Obligations, (B) a security agreement granting to Agent a first security interest and lien (except as otherwise consented to in writing by Agent) upon all of the assets of such Subsidiary of the types or categories constituting Collateral, and (C) such other agreements, documents and instruments as Agent may reasonably require in connection with the documents referred to above in order to make such Subsidiary a party to this Agreement as a “Guarantor”, including, but not limited to, supplements and amendments hereto, authorization to file UCC and PPSA financing statements, Collateral Access Agreements and other consents, waivers, acknowledgments and other agreements from third persons which Agent may deem necessary or desirable in order to permit, protect and perfect its security interests in and liens upon the assets of such Subsidiary, corporate resolutions and other organization and authorizing documents of such Person, and favorable opinions of counsel to such person and (iii) upon the satisfaction of each of the conditions set forth in this Section 9.21(b), such Inactive Subsidiary shall cease to be deemed an Inactive Subsidiary for purposes of this Agreement.

9.22 Foreign Assets Control Regulations, Etc.

None of the requesting or borrowing of the Loans or the requesting or issuance, extension or renewal of any Letter of Credit or the use of the proceeds of any thereof will violate the Trading With the Enemy Act (50 USC §1 et seq., as amended) (the “Trading With the Enemy Act”) or any of the foreign assets control regulations of the United States Treasury Department (31 C.F.R., Subtitle B, Chapter V, as amended) (the “Foreign Assets Control Regulations”) or any enabling legislation or executive order relating thereto (including, but not limited to (a) Executive order 13224 of September 21, 2001 Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (2001)) (the “Executive Order”) and (b) the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Public Law 107-56). None of Borrowers or any of their Subsidiaries or other Affiliates is or will become a “blocked person” as described in the Executive Order, the Trading with the Enemy Act or the Foreign Assets Control Regulations or, to its knowledge with respect to its retail store and e-commerce customers, or otherwise with respect to any other Person, engages or will engage in any dealings or transactions, or be otherwise associated, with any such “blocked person”.

9.23 Costs and Expenses.

Borrowers and Guarantors shall pay to Agent on demand all reasonable and documented costs and out-of-pocket expenses, filing fees and taxes paid or payable in connection with the preparation, negotiation, execution, delivery, recording, syndication, administration, collection, liquidation, enforcement and defense of the Obligations, Agent’s rights in the Collateral, this Agreement, the other Financing Agreements and all other documents related hereto or thereto, including any amendments, supplements or consents which may hereafter be contemplated (whether or not executed) or entered into in respect hereof and thereof, including:

(a) all costs and expenses of filing or recording (including UCC and PPSA financing statement filing taxes and fees, documentary taxes, intangibles taxes and mortgage recording taxes and fees, if applicable); (b) costs and expenses and fees for insurance premiums, environmental audits, title insurance premiums, surveys, assessments, engineering reports and inspections, appraisal fees and search fees, background checks, costs and expenses of remitting loan proceeds, collecting checks and other items of payment, and establishing and maintaining the Blocked Accounts, together with Agent’s customary charges and fees with respect thereto; (c) charges, fees or expenses charged by any Issuing Bank in connection with any Letter of Credit; (d) costs and expenses of preserving and protecting the Collateral; (e) costs and expenses paid or incurred in connection with obtaining payment of the Obligations, enforcing the security interests and liens of Agent, selling or otherwise realizing upon the Collateral, and otherwise enforcing the provisions of this Agreement and the other Financing Agreements or defending any claims made or threatened against Agent or any Lender arising out of the transactions contemplated hereby and thereby (including preparations for and consultations concerning any such matters); (f) all reasonable and documented out-of-pocket expenses and costs heretofore and from time to time hereafter incurred by Agent during the course of periodic field examinations of the Collateral and such Borrower’s or Guarantor’s operations, plus a per diem charge at Agent’s then standard rate for Agent’s examiners in the field and office (which current rate, as of the Closing Date, equals the US Dollar Equivalent of $1,000 per person per day); (g) any VAT incurred by Agent or any Lender; and (h) the reasonable and documented fees and disbursements of counsel (including legal assistants) to Agent in connection with any of the foregoing; provided, that, except with respect to clause (e) of this Section 9.23, the obligation of Borrowers and Guarantors to reimburse legal fees and expenses shall be limited to one counsel in the United States of America, one counsel in Canada and, in addition, one local counsel in each other appropriate jurisdiction.

9.24 Further Assurances.

(a) In the case of the formation or acquisition by a Borrower or Guarantor of any Subsidiary after the date hereof (other than a Foreign Subsidiary or Unrestricted Subsidiary), as to any such Subsidiary, (i) the Borrower or Guarantor forming such Subsidiary shall cause any such Subsidiary to execute and deliver to Agent, the following (each in form and substance satisfactory to Agent), (A) an absolute and unconditional guarantee of payment of the Obligations, (B) a security agreement granting to Agent a first security interest and lien (except as otherwise consented to in writing by Agent) upon all of the assets of any such Subsidiary that constitutes Collateral as if such Guarantor had originally executed and delivered this Agreement on the date hereof, and (C) such other agreements, documents and instruments as Agent may reasonably require in connection with the documents referred to above in order to make such Subsidiary a party to this Agreement as a “Borrower” or as a “Guarantor”, including, but not limited to, supplements and amendments hereto, authorization to file UCC and PPSA financing statements, Collateral Access Agreements and other consents, waivers, acknowledgments and other agreements from third persons which Agent may reasonably deem necessary or desirable in order to permit, protect and perfect its security interests in and liens upon the assets purchased, corporate resolutions and other organization and authorizing documents of such Person, and favorable opinions of counsel to such Person and (ii) if requested by Agent, the Borrower or Guarantor forming such Subsidiary shall (A) execute and deliver to Agent, a pledge and security agreement, in form and substance reasonably satisfactory to Agent, granting to Agent a first pledge of and lien on all of the issued and outstanding shares of Capital Stock of any such Subsidiary, and (B) deliver the original stock certificates evidencing such shares of Capital Stock (or such other evidence as may be issued in the case of a limited liability company), together with stock powers with respect thereto duly executed in blank (or the equivalent thereof in the case of a limited liability company in which such interests are certificated, or otherwise take such actions as Agent shall require with respect to Agent’s security interests therein).

(b) In the case of an acquisition of assets (other than Capital Stock) by a Borrower or Guarantor after the date hereof that constitutes an Acquired Business, Agent shall have received, in form and substance satisfactory to Agent, (A) evidence that Agent has valid and perfected security interests in and liens upon all purchased assets to the extent such assets constitute Collateral hereunder, (B) all Collateral Access Agreements and other consents, waivers, acknowledgments and other agreements from third persons which Agent may reasonably deem necessary or desirable in order to permit, protect and perfect its security interests in and liens upon the assets purchased, (C) the agreement of the seller consenting to the collateral assignment by the Borrower or Guarantor purchasing such assets of all rights and remedies and claims for damages of such Borrower or Guarantor relating to the Collateral (including, without limitation, any bulk sales indemnification) under the agreements, documents and instruments relating to such acquisition and (D) such other agreements, documents and instruments as Agent may require reasonably in connection with the documents referred to above, including, but not limited to, supplements and amendments hereto, corporate resolutions and other organization and authorizing documents and favorable opinions of counsel to such person.

(c) At the request of Agent at any time and from time to time, Borrowers and Guarantors shall, at their expense, duly execute and deliver, or cause to be duly executed and delivered, such further agreements, documents and instruments, and do or cause to be done such further acts as may be necessary or proper to evidence, perfect, maintain and enforce the security interests and the priority thereof in the Collateral and to otherwise effectuate the provisions or purposes of this Agreement or any of the other Financing Agreements. Agent may at any time and from time to time request a certificate from an officer of any Borrower or Guarantor representing that all conditions precedent to the making of Loans and providing Letters of Credit contained herein are satisfied. In the event of such request by Agent, Agent and Lenders may, at Agent’s option, cease to make any further Loans or provide any further Letters of Credit until Agent has received such certificate and, in addition, Agent has determined that such conditions are satisfied.

9.25 Applications under Insolvency Statutes.

Each Borrower and Guarantor acknowledges that its business and financial relationships with Agent, Lenders and Issuing Banks are unique from its relationship with any other of its creditors, and agrees that it shall not file any plan of arrangement under the CCAA or make any proposal under the BIA which provides for, or would permit directly or indirectly, Agent, any Lender or Issuing Bank to be classified with any other creditor as an “affected” creditor for purposes of such plan or proposal or otherwise.

9.26 Super Garnishment Order. Each Canadian Borrower and Canadian Guarantor shall promptly notify Agent in writing if (a) it is required by the Minister of National Revenue to pay pursuant to Section 224 or any successor section of the Income Tax Act (Canada), or Section 317 or any successor section of the Excise Tax Act (Canada), or any comparable provision of similar legislation or (b) they become aware that such a requirement has been received by Agent or any Lender or any other Person or otherwise issued in respect of Agent or any Lender involving an amount in excess of the US Dollar Equivalent of $5,000,000.

SECTION 10. EVENTS OF DEFAULT AND REMEDIES

10.1 Events of Default.

The occurrence or existence of any one or more of the following events are referred to herein individually as an “Event of Default”, and collectively as “Events of Default”:

(a) (i) any Borrower fails to pay any of the Obligations when due or (ii) any Borrower or Guarantor fails to perform any of the covenants contained in Sections 9.3, 9.4, 9.6, 9.13, 9.14, 9.15, and 9.16 of this Agreement and such failure shall continue for fifteen (15) days; provided, that, such fifteen (15) day period shall not apply in the case of: (A) any failure to observe any such covenant which is not capable of being cured at all or within such fifteen (15) day period or which has been the subject of a prior failure within a six (6) month period or (B) an intentional breach by any Borrower or Guarantor of any such covenant or (iii) any Borrower or Guarantor fails to perform any of the terms, covenants, conditions or provisions contained in this Agreement or any of the other Financing Agreements other than those described in Sections 10.1(a)(i) and 10.1(a)(ii) above;

(b) any representation, warranty or statement of fact made by any Borrower or Guarantor to Agent in this Agreement, the other Financing Agreements or any other written agreement, schedule, confirmatory assignment or otherwise that are qualified as to materiality or Material Adverse Effect shall when made or deemed made be false or misleading and any other such representation, warranty or statement of fact made by any Borrower or Guarantor to Agent shall when made or deemed made be false or misleading in any material respect;

(c) any Guarantor revokes or terminates or purports to revoke or terminate or fails to perform any of the terms, covenants, conditions or provisions of any guarantee, endorsement or other agreement of such party in favor of Agent or any Lender;

(d) any judgment for the payment of money is rendered against any Borrower or Guarantor in excess of $50,000,000 in the aggregate (to the extent not covered by insurance where the insurer has assumed responsibility in writing for such judgment) and the payment thereof would reduce Excess Availability to amount less than the US Dollar Equivalent of $450,000,000 and execution shall at any time not be effectively stayed (or such Borrower or Guarantor shall be seeking for a period not to exceed five (5) Business Days a stay with respect thereto; provided, that, no enforcement proceedings shall have been commenced by any Person during such period with respect to such judgment) or notwithstanding any such stay, the holder of any such judgment shall commence any enforcement proceedings pursuant to such judgment, or any judgment other than for the payment of money, or injunction, attachment, garnishment or execution is rendered against any Borrower or Guarantor or any of the Collateral having a value in excess of the US Dollar Equivalent of $50,000,000;

(e) any Borrower or Guarantor dissolves or suspends or discontinues doing business, other than as permitted under Section 9.7 hereof;

(f) any Borrower or Guarantor makes an assignment for the benefit of creditors, makes or sends notice of a bulk transfer or calls a meeting of its creditors or principal creditors in connection with a moratorium or adjustment of the Indebtedness due to them;

(g) a case or proceeding under the bankruptcy laws of the United States of America now or hereafter in effect or a petition, case, application or proceeding under any bankruptcy or insolvency laws of Canada (including the BIA and the CCAA) or under any insolvency, reorganization, receivership, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction now or hereafter in effect (whether at law or in equity) is filed against any Borrower or Guarantor or all or any part of its properties and such petition, application, case or proceeding is not dismissed within sixty (60) days after the date of its filing or any Borrower or Guarantor shall file any answer admitting or not contesting such petition, application, case or proceeding or indicates its consent to, acquiescence in or approval of, any such action or proceeding or the relief requested is granted sooner;

(h) (i) a case or proceeding under the bankruptcy laws of the United States of America now or hereafter in effect or under any insolvency, reorganization, receivership, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction now or hereafter in effect (whether at a law or equity) is filed by any Borrower or Guarantor or for all or any part of its property or (ii) a petition, case, application or proceeding under any bankruptcy or insolvency laws of Canada (including the BIA and the CCAA), or any similar law now or hereafter in effect in any jurisdiction or under any insolvency, arrangement, plan of arrangement, relief, other corporate proceeding involving an affecting its creditors, reorganization, moratorium, administration, receivership, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction now or hereafter in effect (whether at a law or equity) is filed, taken or commenced after the date hereof by any Borrower or Guarantor or for all or any part of its property, including, without limitation, if any Borrower or Obligor or any direct or indirect owner of any Equity Interest in Parent shall: (A) apply for, request or consent to the appointment of a receiver, administrative receiver, receiver and manager, examiner, judicial custodian, trustee, liquidator, official manager, administrator, controller or any other similar official of it or of all or a substantial part of its property and assets, (B) be generally unable, or admit in writing its inability, to pay its debts as they become due, (C) make a general assignment for the benefit of creditors, (D) file a voluntary petition or assignment in bankruptcy or a proposal seeking a reorganization, compromise, moratorium or arrangement with its creditors, (E) take advantage of any insolvency or other similar law pertaining to arrangements, moratoriums, compromises or reorganizations, or admit the material allegations of a petition or application filed in respect of it in any bankruptcy, reorganization or insolvency proceeding, or (F) take any corporate action for the purpose of effecting any of the foregoing;

(i) any default in respect of any Indebtedness of any Borrower or Guarantor in any case in an amount in excess of the US Dollar Equivalent of $25,000,000 (including under any of the Note Documents), which default continues for more than the applicable cure period, if any, with respect thereto, which results in the acceleration of the payment obligations with respect to such Indebtedness, including any default by any Borrower or Guarantor under any Material Contract, which default continues for more than the applicable cure period, if any, with respect thereto and/or is not waived in writing by the other parties thereto or any Credit Card Issuer or Credit Card Processor (other than with a Credit Card Issuer or Credit Card Processor where the sales using the applicable card are less than ten (10%) percent of all such sales in the immediately preceding fiscal year) withholds payment of amounts otherwise payable to a Borrower to fund a reserve account or otherwise hold as collateral, or shall require a Borrower to pay funds into a reserve account or for such Credit Card Issuer or Credit Card Processor to otherwise hold as collateral, or any Borrower shall provide a letter of credit, guarantee, indemnity or similar instrument to or in favor of such Credit Card Issuer or Credit Card Processor such that in the aggregate all of such funds in the reserve account, other amounts held as collateral and the amount of such letters of credit, guarantees, indemnities or similar instruments shall exceed the US Dollar Equivalent of $10,000,000 or any such Credit Card Issuer or Credit Card Processor shall debit or deduct any amounts in excess of the US Dollar Equivalent of $25,000,000 in the aggregate in any fiscal year of Borrowers and Guarantors from any deposit account of any Borrower;

(j) any Credit Card Issuer or Credit Card Processor (other than American Express or Discover; provided, that, for the twelve consecutive calendar month period most recently then ended, the aggregate sales by Borrowers to customers utilizing American Express and Discover Cards shall have been not greater than thirty-three (33%) percent of all sales by Borrowers in such period) shall send notice to Borrower that it is ceasing to make or suspending payments to Borrower of amounts due or to become due to Borrower or shall cease or suspend such payments, or shall send notice to Borrower that it is terminating its arrangements with Borrower or such arrangements shall terminate as a result of any event of default by a Borrower or Guarantor under such arrangements, which continues for more than the applicable cure period, if any, with respect thereto, unless Borrower shall have entered into arrangements with another Credit Card Issuer or Credit Card Processor, as the case may be, within sixty (60) days after the date of any such notice;

(k) any bank at which any deposit account of Borrower or Guarantor is maintained shall fail to comply with any of the material terms of any Deposit Account Control Agreement to which such bank is a party or any securities intermediary, commodity intermediary or other financial institution at any time in custody, control or possession of any investment property of Borrower or Guarantor shall fail to comply with any of the material terms of any Investment Property Control Agreement to which such person is a party;

(l) any material provision hereof or of any of the other Financing Agreements shall for any reason cease to be valid, binding and enforceable with respect to any party hereto or thereto (other than Agent) in accordance with its terms, or any such party shall challenge the enforceability hereof or thereof, or shall assert in writing, or take any action or fail to take any action based on the assertion that any provision hereof or of any of the other Financing Agreements has ceased to be or is otherwise not valid, binding or enforceable in accordance with its terms, or any security interest provided for herein or in any of the other Financing Agreements shall cease to be a valid and perfected first priority security interest in any of the Collateral purported to be subject thereto (except as otherwise permitted herein or therein);

(m) an ERISA Event or a Canadian Pension Event shall occur which results in or could reasonably be expected to result in liability of any Borrower in an aggregate amount in excess of the US Dollar Equivalent of $10,000,000;

(n) any Change of Control;

(o) the indictment by any Governmental Authority, or as Agent may reasonably and in good faith determine, the threatened indictment by any Governmental Authority of any Borrower or Guarantor of which any Borrower, Guarantor or Agent receives notice, in either case, as to which there is a reasonable possibility of an adverse determination, in the good faith determination of Agent, under any criminal statute, or commencement or threatened commencement of criminal or civil proceedings against such Borrower or Guarantor, pursuant to which statute or proceedings the penalties or remedies sought or available include forfeiture of (i) any of the Collateral having a value in excess of $10,000,000 or (ii) any other property of any Borrower or Guarantor which is necessary or material to the conduct of its business; or

(p) there shall be a material adverse change in the business, assets or prospects of Borrowers (taken as whole) after the date hereof.

10.2 Remedies.

(a) At any time an Event of Default exists or has occurred and is continuing, Agent and Lenders shall have all rights and remedies provided in this Agreement, the other Financing Agreements, the UCC, the PPSA and other applicable law, all of which rights and remedies may be exercised without notice to or consent by any Borrower or Guarantor, except as such notice or consent is expressly provided for hereunder or required by applicable law. All rights, remedies and powers granted to Agent and Lenders hereunder, under any of the other Financing Agreements, the UCC, the PPSA or other applicable law, are cumulative, not exclusive and enforceable, in Agent’s discretion, alternatively, successively, or concurrently on any one or more occasions, and shall include, without limitation, the right to apply to a court of equity for an injunction to restrain a breach or threatened breach by any Borrower or Guarantor of this Agreement or any of the other Financing Agreements. Subject to Section 12 hereof, Agent may, and at the direction of the Required Lenders shall, at any time or times, proceed directly against any Borrower or Guarantor to collect the Obligations without prior recourse to the Collateral.

(b) Without limiting the generality of the foregoing, at any time an Event of Default exists or has occurred and is continuing, Agent may, at its option and shall upon the direction of the Required Lenders, (i) upon notice to Administrative Borrower, accelerate the payment of all Obligations (other than in respect of Bank Products) and demand immediate payment thereof to Agent for itself and the benefit of Lenders (provided, that, upon the occurrence of any Event of Default described in Sections 10.1(g) and 10.1(h), all Obligations shall automatically become immediately due and payable), and (ii) terminate the Commitments whereupon the obligation of each Lender to make any Loan and an Issuing Bank to issue any Letter of Credit shall immediately terminate (provided, that, upon the occurrence of any Event of Default described in Sections 10.1(g) and 10.1(h), the Commitments and any other obligation of the Agent or a Lender hereunder shall automatically terminate).

(c) Without limiting the foregoing, at any time an Event of Default exists or has occurred and is continuing, Agent may, in its discretion (i) with or without judicial process or the aid or assistance of others, enter upon any premises on or in which any of the Collateral may be located and take possession of the

Collateral or complete processing, manufacturing and repair of all or any portion of the Collateral, (ii) require any Borrower or Guarantor, at Borrowers’ expense, to assemble and make available to Agent any part or all of the Collateral at any place and time designated by Agent, (iii) collect, foreclose, receive, appropriate, setoff and realize upon any and all Collateral, (iv) remove any or all of the Collateral from any premises on or in which the same may be located for the purpose of effecting the sale, foreclosure or other disposition thereof or for any other purpose, (v) sell, lease, transfer, assign, deliver or otherwise dispose of any and all Collateral (including entering into contracts with respect thereto, public or private sales at any exchange, broker’s board, at any office of Agent or elsewhere) at such prices or terms as Agent may deem reasonable, for cash, upon credit or for future delivery, with the Agent having the right to purchase the whole or any part of the Collateral at any such public sale, all of the foregoing being free from any right or equity of redemption of any Borrower or Guarantor, which right or equity of redemption is hereby expressly waived and released by Borrowers and Guarantors and/or (vi) terminate this Agreement. If any of the Collateral is sold or leased by Agent upon credit terms or for future delivery, the Obligations shall not be reduced as a result thereof until payment therefor is finally collected by Agent. If notice of disposition of Collateral is required by law, ten (10) days prior notice by Agent to Administrative Borrower designating the time and place of any public sale or the time after which any private sale or other intended disposition of Collateral is to be made, shall be deemed to be reasonable notice thereof and Borrowers and Guarantors waive any other notice. In the event Agent institutes an action to recover any Collateral or seeks recovery of any Collateral by way of prejudgment remedy, each Borrower and Guarantor waives the posting of any bond which might otherwise be required. At any time an Event of Default exists or has occurred and is continuing, upon Agent’s request, Borrowers will either, as Agent shall specify, furnish cash collateral to each Issuing Bank to be used to secure and fund the reimbursement obligations to such Issuing Bank in connection with any Letter of Credit Obligations or furnish cash collateral to Agent for the Letter of Credit Obligations. Such cash collateral shall be in the amount equal to one hundred ten (110%) percent of the amount of the Letter of Credit Obligations plus the amount of any fees and expenses payable in connection therewith through the end of the latest expiration date of the Letters of Credit giving rise to such Letter of Credit Obligations.

(d) At any time or times that an Event of Default exists or has occurred and is continuing, Agent may, in its discretion, enforce the rights of any Borrower or Guarantor against any account debtor, secondary obligor or other obligor in respect of any of the Accounts or other Receivables. Without limiting the generality of the foregoing, Agent may, in its discretion, at such time or times (i) notify any or all account debtors, secondary obligors or other obligors in respect thereof that the Receivables have been assigned to Agent and that Agent has a security interest therein and Agent may direct any or all account debtors, secondary obligors and other obligors to make payment of Receivables directly to Agent, (ii) extend the time of payment of, compromise, settle or adjust for cash, credit, return of merchandise or otherwise, and upon any terms or conditions, any and all Receivables or other obligations included in the Collateral and thereby discharge or release the account debtor or any secondary obligors or other obligors in respect thereof without affecting any of the Obligations, (iii) demand, collect or enforce payment of any Receivables or such other obligations, but without any duty to do so, and Agent and Lenders shall not be liable for any failure to collect or enforce the payment thereof nor for the negligence of its agents or attorneys with respect thereto and (iv) take whatever other action Agent may deem necessary or desirable for the protection of its interests and the interests of Lenders. At any time that an Event of Default exists or has occurred and is continuing, at Agent’s request, all invoices and statements sent to any account debtor shall state that the Accounts and such other obligations have been assigned to Agent and are payable directly and only to Agent and Borrowers and Guarantors shall deliver to Agent such originals of documents evidencing the sale and delivery of goods or the performance of services giving rise to any Accounts as Agent may require. In the event any account debtor returns Inventory when an Event of Default exists or has occurred and is continuing, Borrowers shall, upon Agent’s request, hold the returned Inventory in trust for Agent, segregate all returned Inventory from all of its other property, dispose of the returned Inventory solely according to Agent’s instructions, and not issue any credits, discounts or allowances with respect thereto without Agent’s prior written consent.

(e) To the extent that applicable law imposes duties on Agent or any Lender to exercise remedies in a commercially reasonable manner (which duties cannot be waived under such law), each Borrower and Guarantor acknowledges and agrees that it is not commercially unreasonable for Agent or any Lender (i) to fail to incur expenses reasonably deemed significant by Agent or any Lender to prepare Collateral for disposition or otherwise to complete raw material or work in process into finished goods or other finished products for disposition, (ii) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain consents of any Governmental Authority or other third party for the collection or disposition of Collateral to be collected or disposed of, (iii) to fail to exercise collection remedies against account debtors, secondary obligors or other persons obligated on Collateral or to remove liens or encumbrances on or any adverse claims against Collateral, (iv) to exercise collection remedies against account debtors and other persons obligated on Collateral directly or through the use of collection agencies and other collection specialists, (v) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (vi) to contact other persons, whether or not in the same business as any Borrower or Guarantor, for expressions of interest in acquiring all or any portion of the Collateral, (vii) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the collateral is of a specialized nature, (viii) to dispose of Collateral by utilizing Internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets, (ix) to dispose of assets in wholesale rather than retail markets, (x) to disclaim disposition warranties, (xi) to purchase insurance or credit enhancements to insure Agent or Lenders against risks of loss, collection or disposition of Collateral or to provide to Agent or Lenders a guaranteed return from the collection or disposition of Collateral, or (xii) to the extent deemed appropriate by Agent, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist Agent in the collection or disposition of any of the Collateral. Each Borrower and Guarantor acknowledges that the purpose of this Section is to provide non-exhaustive indications of what actions or omissions by Agent or any Lender would not be commercially unreasonable in the exercise by Agent or any Lender of remedies against the Collateral and that other actions or omissions by Agent or any Lender shall not be deemed commercially unreasonable solely on account of not being indicated in this Section. Without limitation of the foregoing, nothing contained in this Section shall be construed to grant any rights to any Borrower or Guarantor or to impose any duties on Agent or Lenders that would not have been granted or imposed by this Agreement or by applicable law in the absence of this Section.

(f) For the purpose of enabling Agent to exercise the rights and remedies hereunder, each Borrower and Guarantor hereby grants to Agent, to the extent assignable, an irrevocable, non-exclusive license (exercisable at any time an Event of Default shall exist or have occurred and for so long as the same is continuing) without payment of royalty or other compensation to any Borrower or Guarantor, to use, assign, license or sublicense any of the trademarks, service-marks, trade names, business names, trade styles, designs, logos and other source of business identifiers and other Intellectual Property and general intangibles now owned or hereafter acquired by any Borrower or Guarantor, wherever the same maybe located, including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer programs used for the compilation or printout thereof.

(g) At any time an Event of Default exists or has occurred and is continuing, Agent may apply the cash proceeds of Collateral actually received by Agent from any sale, lease, foreclosure or other disposition of the Collateral to payment of the Obligations, in whole or in part and in accordance with the terms hereof, whether or not then due or may hold such proceeds as cash collateral for the Obligations. Borrowers and Guarantors shall remain liable to Agent and Lenders for the payment of any deficiency with interest at the highest rate provided for herein and all costs and expenses of collection or enforcement, including attorneys’ fees and expenses.

(h) Without limiting the foregoing, upon the occurrence of a Default or an Event of Default, (i) Agent and Lenders may, at Agent’s option, and upon the occurrence of an Event of Default at the direction of the Required Lenders, Agent and Lenders shall, without notice, (A) cease making Loans or arranging for Letters of Credit or reduce the lending formulas or amounts of Loans and Letters of Credit available to Borrowers and/or (B) terminate any provision of this Agreement providing for any future Loans to be made by Agent and Lenders or Letters of Credit to be issued by an Issuing Bank and (ii) Agent may, at its option, establish such Reserves as Agent determines, without limitation or restriction, notwithstanding anything to the contrary contained herein.

(i) Agent may seek the appointment of a receiver, receiver-manager or keeper (a “Receiver”) under the laws of Canada or any Province thereof to take possession of all or any portion of the Collateral of any Canadian Borrower or any Canadian Guarantor or to operate same and, to the maximum extent permitted by law, may seek the appointment of such a receiver without the requirement of prior notice or a hearing. Any such Receiver shall, so far as concerns responsibility for his/her acts, be deemed agent of such Canadian Borrower or such Canadian Guarantor and not Agent and the Lenders, and Agent and the Lenders shall not be in any way responsible for any misconduct, negligence or non-feasance on the part of any such Receiver, his/her servants or employees. Subject to the provisions of the instrument appointing him/her, any such Receiver shall have power to take possession of Collateral of any Canadian Borrower or any Canadian Guarantor, to preserve Collateral of any Canadian Borrower or any Canadian Guarantor or its value, to carry on or concur in carrying on all or any part of the business of any Canadian Borrower or any Canadian Guarantor and to sell, lease, license or otherwise dispose of or concur in selling, leasing, licensing or otherwise disposing of Collateral of any Canadian Borrower or any Canadian Guarantor. To facilitate the forgoing powers, any such Receiver may, to the exclusion of all others, including any Canadian Borrower or any Canadian Guarantor, enter upon, use and occupy all premises owned or occupied by such Canadian Borrower or such Canadian Guarantor wherein Collateral of such Canadian Borrower or such Canadian Guarantor may be situated, maintain Collateral of any Canadian Borrower of any Canadian Guarantor upon such premises, borrow money on a secured or unsecured basis and use Collateral of any Canadian Borrower or any Canadian Guarantor directly in carrying on a Canadian Guarantor’s business or as security for loans or advances to enable the Receiver to carry on such Canadian Borrower or such Canadian Guarantor’s business or otherwise, as such Receiver shall, in its discretion, determine. Except as may be otherwise directed by Agent, all money received from time to time by such Receiver in carrying out his/her appointment shall be received in trust for and paid over to Agent. Every such Receiver may, in the discretion of Agent, be vested with all or any of the rights and powers of Agent and the Canadian Lenders. Agent may, either directly or through its nominees, exercise any or all powers and rights given to a receiver by virtue of the foregoing provisions of this paragraph.

(j) Lenders hereby irrevocably authorize the Agent, with the consent of the Required Lenders, to submit a bid at a public or private sale in connection with the purchase of all or any portion of the Collateral, in which any of the Obligations may be used and applied as a credit on account of the purchase price (a “credit bid”) and purchase at any such sale (either directly or through one or more entities established for such purpose) all or any portion of the Collateral on behalf of and for the benefit of the Lenders (but not as agent for any individual Lender or Lenders, unless the Required Lenders shall otherwise agree in writing). Each Lender agrees that, except with the written consent of the Agent and the Required Lenders, it will not exercise any right that it might otherwise have to credit bid at any sales of all or any portion of the Collateral conducted under the provisions of the UCC or the Bankruptcy Code, foreclosure sales or other similar dispositions of Collateral.

SECTION 11. JURY TRIAL WAIVER; OTHER WAIVERS AND CONSENTS; GOVERNING LAW

11.1 Governing Law; Choice of Forum; Service of Process; Jury Trial Waiver.

(a) The validity, interpretation and enforcement of this Agreement and the other Financing Agreements (except as otherwise provided therein) and any dispute arising out of the relationship between the parties hereto, whether in contract, tort, equity or otherwise, shall be governed by the internal laws of the State of Illinois but excluding any principles of conflicts of law or other rule of law that would cause the application of the law of any jurisdiction other than the laws of the State of Illinois.

(b) Borrowers, Guarantors, Agent, Lenders and each Issuing Bank irrevocably consent and submit to the non-exclusive jurisdiction of the Circuit Court of Cook County, Illinois and the United States District Court for the Northern District of Illinois, whichever Agent may elect, and waive any objection based on venue or forum non conveniens with respect to any action instituted therein arising under this Agreement or any of the other Financing Agreements or in any way connected with or related or incidental to the dealings of the parties hereto in respect of this Agreement or any of the other Financing Agreements or the transactions related hereto or thereto, in each case whether now existing or hereafter arising, and whether in contract, tort, equity or otherwise, and agree that any dispute with respect to any such matters shall be heard only in the courts described above (except, that, Agent and Lenders shall have the right to bring any action or proceeding against any Borrower or Guarantor or its or their property in the courts of any other jurisdiction which Agent deems necessary or appropriate in order to realize on the Collateral or to otherwise enforce its rights against any Borrower or Guarantor or its or their property).

(c) Each Borrower and Guarantor hereby waives personal service of any and all process upon it and consents that all such service of process may be made by certified mail (return receipt requested) directed to its address set forth herein and service so made shall be deemed to be completed five (5) days after the same shall have been so deposited in the U.S. mails, or, at Agent’s option, by service upon any Borrower or Guarantor (or Administrative Borrower on behalf of such Borrower or Guarantor) in any other manner provided under the rules of any such courts. Within thirty (30) days after such service, such Borrower or Guarantor shall appear in answer to such process, failing which such Borrower or Guarantor shall be deemed in default and judgment may be entered by Agent against such Borrower or Guarantor for the amount of the claim and other relief requested.

(d) BORROWERS, GUARANTORS, AGENT, LENDERS AND EACH ISSUING BANK EACH HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER THIS AGREEMENT OR ANY OF THE OTHER FINANCING AGREEMENTS OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS AGREEMENT OR ANY OF THE OTHER FINANCING AGREEMENTS OR THE TRANSACTIONS RELATED HERETO OR THERETO IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE. BORROWERS, GUARANTORS, AGENT, LENDERS AND ANY ISSUING BANK EACH HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT ANY BORROWER, ANY GUARANTOR, AGENT, ANY LENDER OR ISSUING BANK MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

(e) Agent and Secured Parties shall not have any liability to any Borrower or Guarantor (whether in tort, contract, equity or otherwise) for losses suffered by such Borrower or Guarantor in connection with, arising out of, or in any way related to the transactions or relationships contemplated by this Agreement, or any act, omission or event occurring in connection herewith, unless it is determined by a final and non-appealable judgment or court order binding on Agent, such Lender and Issuing Bank, that the losses were the result of acts or omissions constituting gross negligence or willful misconduct. In any such litigation, Agent, Lenders and each Issuing Bank shall be entitled to the benefit of the rebuttable presumption that it acted in good faith and with the exercise of ordinary care in the performance by it of the terms of this Agreement. Each Borrower and Guarantor: (i) certifies that neither Agent, any Lender, any Issuing Bank nor any representative, agent or attorney acting for or on behalf of Agent, any Lender or Issuing Bank has represented, expressly or otherwise, that Agent, Lenders and each Issuing Bank would not, in the event of litigation, seek to enforce any of the waivers provided for in this Agreement or any of the other Financing Agreements and (ii) acknowledges that in entering into this Agreement and the other Financing Agreements, Agent, Lenders and each Issuing Bank are relying upon, among other things, the waivers and certifications set forth in this Section 11.1 and elsewhere herein and therein.

11.2 Waiver of Notices.

Each Borrower and Guarantor hereby expressly waives demand, presentment, protest and notice of protest and notice of dishonor with respect to any and all instruments and chattel paper, included in or evidencing any of the Obligations or the Collateral, and any and all other demands and notices of any kind or nature whatsoever with respect to the Obligations, the Collateral and this Agreement, except such as are expressly provided for herein. No notice to or demand on any Borrower or Guarantor which Agent or any Lender may elect to give shall entitle such Borrower or Guarantor to any other or further notice or demand in the same, similar or other circumstances.

11.3 Amendments and Waivers.

(a) Neither this Agreement nor any other Financing Agreement nor any terms hereof or thereof may be amended, waived, discharged or terminated unless such amendment, waiver, discharge or termination is in writing signed by Agent and the Required Lenders or at Agent’s option, by Agent with the authorization or consent of the Required Lenders, and as to amendments to any of the Financing Agreements (other than with respect to any provision of Section 12 hereof), by any Borrower and such amendment, waiver, discharger or termination shall be effective and binding as to all Lenders and each Issuing Bank only in the specific instance and for the specific purpose for which given; except, that, no such amendment, waiver, discharge or termination shall:

(i) reduce the interest rate or any fees or extend the time of payment of principal, interest or any fees or reduce the principal amount of any Loan or Letters of Credit, in each case without the consent of each Lender directly affected thereby,

(ii) increase the Commitment of any Lender over the amount thereof then in effect or provided hereunder, in each case without the consent of the Lender directly affected thereby,

(iii) increase the amount of the Maximum Credit without the consent of all Lenders (provided, that, the increase provided for in Section 2.6 hereof shall not be deemed an increase requiring the consent of any Lender) or the Letter of Credit Limit without the consent of Agent and all of Lenders;

(iv) release any Collateral (except as expressly required hereunder or under any of the other Financing Agreements or applicable law and except as permitted under Section 12.12(b) hereof) or the Obligations of any Guarantor, without the consent of Agent and all of Lenders,

(v) reduce any percentage specified in the definition of Required Lenders, without the consent of Agent and all of Lenders,

(vi) consent to the assignment or transfer by any Borrower or Guarantor of any of their rights and obligations under this Agreement, without the consent of Agent and all of Lenders,

(vii) amend, modify or waive any terms of Section 6.4 hereof or this Section 11.3 hereof, without the consent of Agent and all of Lenders,

(viii) increase the amount of the dollar limits in Section 12.9(a) or Section 12.12(a)(ii) hereof without the consent of Agent and all of Lenders; or

(ix) increase the advance rates constituting part of the Borrowing Base (other than as provided for in the definition of such term), or amend, modify or waive any provisions of the definition of the term Borrowing Base or any of the defined terms referred to in the definition of the term Borrowing Base, in each case as to any of the foregoing if the effect thereof increases the amount of the Borrowing Base, without the consent of Agent and all of Lenders.

(b) Agent, Lenders and each Issuing Bank shall not, by any act, delay, omission or otherwise be deemed to have expressly or impliedly waived any of its or their rights, powers and/or remedies unless such waiver shall be in writing and signed as provided herein. Any such waiver shall be enforceable only to the extent specifically set forth therein. A waiver by Agent, any Lender or Issuing Bank of any right, power and/or remedy on any one occasion shall not be construed as a bar to or waiver of any such right, power and/or remedy which Agent, any Lender or Issuing Bank would otherwise have on any future occasion, whether similar in kind or otherwise.

(c) Notwithstanding anything to the contrary contained in Section 11.3(a) above, in connection with any amendment, waiver, discharge or termination, in the event that any Lender whose consent thereto is required shall fail to consent or fail to consent in a timely manner (such Lender being referred to herein as a “Non-Consenting Lender”), but the consent of any other Lenders to such amendment, waiver, discharge or termination that is required are obtained, if any, then Wells Fargo or Administrative Borrower shall have the right, but not the obligation, at any time thereafter, and upon the exercise by Wells Fargo or Administrative Borrower of such right, such Non-Consenting Lender shall have the obligation, to sell, assign and transfer to Wells Fargo Capital or such Eligible Transferee as Wells Fargo may specify, the Commitment of such Non-Consenting Lender and all rights and interests of such Non-Consenting Lender pursuant thereto. Wells Fargo shall provide the Non-Consenting Lender with prior written notice of its intent to exercise its right under this Section (or if Wells Fargo does not exercise such right, Administrative Borrower shall provide Agent and the Non-Consenting Lender with prior written notice of its intent to exercise its right under this Section), which notice shall specify the date on which such purchase and sale shall occur. Such purchase and sale shall be pursuant to the terms of an Assignment and Acceptance (whether or not executed by the Non-Consenting Lender); except, that, on the date of such purchase and sale, Wells Fargo, or such Eligible Transferee specified by Wells Fargo shall pay to the Non-Consenting Lender (except as Wells Fargo and such Non-Consenting Lender may otherwise agree) the amount equal to: (i) the principal balance of the Loans held by the Non-Consenting Lender outstanding as of the close of business on the business day immediately preceding the effective date of such purchase and sale, plus (ii) amounts accrued and unpaid in respect of interest and fees payable to the Non-Consenting Lender to the effective date of the purchase (but in no event shall the Non-Consenting Lender be deemed entitled to any early termination fee). Such purchase and sale shall be effective on the date of the payment of such amount to the Non-Consenting Lender and the Commitment of the Non-Consenting Lender shall terminate on such date.

(d) The consent of Agent shall be required for any amendment, waiver or consent affecting the rights or duties of Agent hereunder or under any of the other Financing Agreements, in addition to the consent of the Lenders otherwise required by this Section and the exercise by Agent of any of its rights hereunder with respect to Reserves or Eligible Trade Receivables, Eligible Credit Card Receivables, Eligible Inventory or Eligible LC Inventory shall not be deemed an amendment to the advance rates provided for in this Section 11.3. The consent of an Issuing Bank shall be required for any amendment, waiver or consent affecting the rights or duties of such Issuing Bank hereunder or under any of the other Financing Agreements, in addition to the consent of the Lenders otherwise required by this Section; provided, that, the consent of any Issuing Bank shall not be required for any other amendments, waivers or consents. Notwithstanding anything to the contrary contained in Section 11.3(a) above, (i) in the event that Agent shall agree that any items otherwise required to be delivered to Agent as a condition of the initial Loans and Letters of Credit hereunder may be delivered after the date hereof, Agent may, in its discretion, agree to extend the date for delivery of such items or take such other action as Agent may deem appropriate as a result of the failure to receive such items as Agent may determine or may waive any Event of Default as a result of the failure to receive such items, in each case without the consent of any Lender and (ii) Agent may consent to any change in the type of organization, jurisdiction of organization or other legal structure of any Borrower, Guarantor or any of their Subsidiaries and amend the terms hereof or of any of the other Financing Agreements as may be necessary or desirable to reflect any such change, in each case without the approval of any Lender.

(e) The consent of Agent and any Bank Product Provider that is providing Bank Products and has outstanding any such Bank Products at such time that are secured hereunder shall be required for any amendment to the priority of payment of Obligations arising under or pursuant to any Hedge Agreements of a Borrower or Guarantor or other Bank Products as set forth in Section 6.4(a) hereof.

11.4 Waiver of Counterclaims.

Each Borrower and Guarantor waives all rights to interpose any claims, deductions, setoffs or counterclaims of any nature (other then compulsory counterclaims) in any action or proceeding with respect to this Agreement, the Obligations, the Collateral or any matter arising therefrom or relating hereto or thereto.

11.5 Indemnification.

Each Borrower and Guarantor shall, jointly and severally, indemnify and hold Agent, each Lender and Issuing Bank, and their respective officers, directors, agents, employees, advisors and counsel and their respective Affiliates (each such person being an “Indemnitee”), harmless from and against any and all losses, claims, damages, liabilities, costs or expenses (including attorneys’ fees and expenses) imposed on, incurred by or asserted against any of them in connection with any litigation, investigation, claim or proceeding commenced or threatened related to the negotiation, preparation, execution, delivery, enforcement, performance or administration of this Agreement, any other Financing Agreements, or any undertaking or proceeding related to any of the transactions contemplated hereby or any act, omission, event or transaction related or attendant thereto, including amounts paid in settlement, court costs, and the fees and expenses of counsel; except, that, Borrowers and Guarantors shall not have any obligation under this Section 11.5 to indemnify an Indemnitee with respect to a matter covered hereby resulting from the gross negligence or willful misconduct of such Indemnitee as determined pursuant to a final, non-appealable order of a court of competent jurisdiction (but without limiting the obligations of Borrowers or Guarantors as to any other Indemnitee). To the extent that the undertaking to indemnify, pay and hold harmless set forth in this Section may be unenforceable because it violates any law or public policy, subject to Section 5.3(c) hereof, Borrowers and Guarantors shall pay the maximum portion which it is permitted to pay under applicable law to Agent and Lenders in satisfaction of indemnified matters under this Section. To the extent permitted by applicable law, no Borrower or Guarantor shall assert, and each Borrower and Guarantor hereby waives, any claim against any Indemnitee, on any theory of liability for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any of the other Financing Agreements or any undertaking or transaction contemplated hereby. No Indemnitee referred to above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or any of the other Financing Agreements or the transaction contemplated hereby or thereby, except to the extent resulting from the gross negligence or willful misconduct of the Indemnitee, as determined pursuant to a final, non-appealable order of a court of competent jurisdiction. All amounts due under this Section shall be payable upon demand. The foregoing indemnity shall survive the payment of the Obligations and the termination or non-renewal of this Agreement.

11.6 Currency Indemnity.

If, for the purposes of obtaining judgment in any court in any jurisdiction with respect to this Agreement or any of the other Financing Agreements, it becomes necessary to convert into the currency of such jurisdiction (the “Judgment Currency”) any amount due under this Agreement or under any of the other Financing Agreements in any currency other than the Judgment Currency (the “Currency Due”), then conversion shall be made at the Exchange Rate at which Agent is able, on the relevant date, to purchase the Currency Due with the Judgment Currency prevailing on the Business Day before the day on which judgment is given. In the event that there is a change in the rate of Exchange Rate prevailing between the Business Day before the day on which the judgment is given and the date of receipt by Agent of the amount due, Borrowers will, on the date of receipt by Agent, pay such additional amounts, if any, or be entitled to receive reimbursement of such amount, if any, as may be necessary to ensure that the amount received by Agent on such date is the amount in the Judgment Currency which when converted at the rate of exchange prevailing on the date of receipt by Agent is the amount then due under this Agreement or such other of the Financing Agreements in the Currency Due. If the amount of the Currency Due which Agent is able to purchase is less than the amount of the Currency Due originally due to it, Borrowers shall indemnify and save Agent harmless from and against loss or damage arising as a result of such deficiency. The indemnity contained herein shall constitute an obligation separate and independent from the other obligations contained in this Agreement and the other Financing Agreements, shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted by Agent from time to time and shall continue in full force and effect notwithstanding any judgment or order for a liquidated sum in respect of an amount due under this Agreement or any of the other Financing Agreements or under any judgment or order.

SECTION 12. THE AGENT

12.1 Appointment, Powers and Immunities.

Each Secured Party irrevocably designates, appoints and authorizes Wells Fargo to act as Agent hereunder and under the other Financing Agreements with such powers as are specifically delegated to Agent by the terms of this Agreement and of the other Financing Agreements, together with such other powers as are reasonably incidental thereto. Agent (a) shall have no duties or responsibilities except those expressly set forth in this Agreement and in the other Financing Agreements, and shall not by reason of this Agreement or any other Financing Agreement be a trustee or fiduciary for any Secured Party; (b) shall not be responsible to Secured Parties for any recitals, statements, representations or warranties contained in this Agreement or in any of the other Financing Agreements, or in any certificate or other document referred to or provided for in, or received by any of them under, this Agreement or any other Financing Agreement, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Financing Agreement or any other document referred to or provided for herein or therein or for any failure by any Borrower or any Guarantor or any other Person to perform any of its obligations hereunder or thereunder; and (c) shall not be responsible to Secured Parties for any action taken or omitted to be taken by it hereunder or under any other Financing Agreement or under any other document or instrument referred to or provided for herein or therein or in connection herewith or therewith, except for its own gross negligence or willful misconduct as determined by a final non-appealable judgment of a court of competent jurisdiction. Agent may employ agents and attorneys in fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys in fact selected by it in good faith. Agent may deem and treat the payee of any note as the holder thereof for all purposes hereof unless and until the assignment thereof pursuant to an agreement (if and to the extent permitted herein) in form and substance satisfactory to Agent shall have been delivered to and acknowledged by Agent.

12.2 Reliance by Agent.

Agent shall be entitled to rely upon any certification, notice or other communication (including any thereof by telephone, telecopy, telex, telegram or cable) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by Agent. As to any matters not expressly provided for by this Agreement or any other Financing Agreement, Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder or thereunder in accordance with instructions given by the Required Lenders or all of Lenders as is required in such circumstance, and such instructions of such Agents and any action taken or failure to act pursuant thereto shall be binding on all Lenders.

12.3 Appointment for the Province of Québec.

Without prejudice to Section 14.1 above, all of the Secured Parties hereby appoints Agent as the person holding the power of attorney (fondé pouvoir) of the Secured Parties as contemplated under Article 2692 of the Civil Code of Québec, to enter into, to take and to hold on their behalf, and for their benefit, any deed of hypothec (“Deed of Hypothec”) to be executed by any of the Borrowers or Guarantors granting a hypothec pursuant to the laws of the Province of Québec (Canada) and to exercise such powers and duties which are conferred thereupon under such deed. All of the Secured Parties hereby additionally appoints Agent as agent, mandatary, custodian and depositary for and on behalf of the Secured Parties (a) to hold and to be the sole registered holder of any bond (“Bond”) issued under the Deed of Hypothec, the whole notwithstanding Section 32 of the Act respecting the Special Powers of Legal Persons (Québec) or any other applicable law, and (b) to enter into, to take and to hold on their behalf, and for their benefit, a bond pledge agreement (“Pledge”) to be executed by such Borrower or Guarantor pursuant to the laws of the Province of Québec and creating a pledge of the Bond as security for the payment and performance of, inter alia, the Obligations. In this respect, (i) Agent as agent, mandatary, custodian and depositary for and on behalf of the Secured Parties, shall keep a record indicating the names and addresses of, and the pro rata portion of the obligations and indebtedness secured by the Pledge, owing to each of the Secured Parties for and on behalf of whom the Bond is so held from time to time, and (ii) each of the Secured Parties will be entitled to the benefits of any property or assets charged under the Deed of Hypothec and the Pledge and will participate in the proceeds of realization of any such property or assets. Agent, in such aforesaid capacities shall (A) have the sole and exclusive right and authority to exercise, except as may be otherwise specifically restricted by the terms hereof, all rights and remedies given to Agent with respect to the property or assets charged under the Deed of Hypothec and Pledge, any other applicable law or otherwise, and (B) benefit from and be subject to all provisions hereof with respect to the Agent mutatis mutandis, including, without limitation, all such provisions with respect to the liability or responsibility to and indemnification by the Secured Parties, the Borrowers or the Guarantors. The execution prior to the date hereof by Agent of any Deed of hypothec, Pledge or other security documents made pursuant to the laws of the Province of Québec (Canada) is hereby ratified and confirmed. The constitution of Agent as the Person holding the power of attorney (fondé de pouvoir), and of Agent, as agent, mandatary, custodian and depositary with respect to any bond that may be issued and pledged from time to time to Agent for the benefit of the Secured Parties, shall be deemed to have been ratified and confirmed by each Person accepting an assignment of, a participation in or an arrangement in respect of, all or any potion of any of the Secured Parties’ rights and obligations under this Agreement by the execution of an assignment, including an Assignment and Acceptance Agreement or other agreement pursuant to which it becomes such assignee or participant, and by each successor Agent by the execution of an assignment agreement or other agreement, or by the compliance with other formalities, as the case may be, pursuant to which it becomes a successor Agent hereunder.

12.4 Events of Default.

(a) Agent shall not be deemed to have knowledge or notice of the occurrence of a Default or an Event of Default or other failure of a condition precedent to the Loans and Letters of Credit hereunder, unless and until Agent has received written notice from a Lender, or Borrower specifying such Event of Default or any unfulfilled condition precedent, and stating that such notice is a “Notice of Default or Failure of Condition”. In the event that Agent receives such a Notice of Default or Failure of Condition, Agent shall give prompt notice thereof to the Lenders. Agent shall (subject to Section 12.8) take such action with respect to any such Event of Default or failure of condition precedent as shall be directed by the Required Lenders to the extent provided for herein; provided, that, unless and until Agent shall have received such directions, Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to or by reason of such Event of Default or failure of condition precedent, as it shall deem advisable in the best interest of Lenders. Without limiting the foregoing, and notwithstanding the existence or occurrence and continuance of an Event of Default or any other failure to satisfy any of the conditions precedent set forth in Section 4 of this Agreement to the contrary, unless and until otherwise directed by the Required Lenders, Agent may, but shall have no obligation to, continue to make Loans and an Issuing Bank may, but shall have no obligation to, issue or cause to be issued any Letter of Credit for the ratable account and risk of Lenders from time to time if Agent believes making such Loans or issuing or causing to be issued such Letter of Credit is in the best interests of Lenders.

(b) Except with the prior written consent of Agent, no Secured Party may assert or exercise any enforcement right or remedy in respect of the Loans, Letter of Credit Obligations or other Obligations, as against any Borrower or Guarantor or any of the Collateral or other property of any Borrower or Guarantor.

12.5 Wells Fargo in its Individual Capacity.

With respect to its Commitment and the Loans made and Letters of Credit issued or caused to be issued by it (and any successor acting as Agent), so long as Wells Fargo shall be a Lender hereunder, it shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not acting as Agent, and the term “Lender” or “Lenders” shall, unless the context otherwise indicates, include Wells Fargo in its individual capacity as Lender hereunder. Wells Fargo (and any successor acting as Agent) and its Affiliates may (without having to account therefor to any Lender) lend money to, make investments in and generally engage in any kind of business with Borrowers (and any of its Subsidiaries or Affiliates) as if it were not acting as Agent, and Wells Fargo and its Affiliates may accept fees and other consideration from any Borrower or Guarantor and any of its Subsidiaries and Affiliates for services in connection with this Agreement or otherwise without having to account for the same to Lenders.

12.6 Indemnification.

Lenders agree to indemnify Agent and each Issuing Bank (to the extent not reimbursed by Borrowers hereunder and without limiting any obligations of Borrowers hereunder) ratably, in accordance with their Pro Rata Shares, for any and all claims of any kind and nature whatsoever that may be imposed on, incurred by or asserted against Agent (including by any Lender) arising out of or by reason of any investigation in or in any way relating to or arising out of this Agreement or any other Financing Agreement or any other documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby (including the costs and expenses that Agent is obligated to pay hereunder) or the enforcement of any of the terms hereof or thereof or of any such other documents; provided, that, no Lender shall be liable for any of the foregoing to the extent it arises from the gross negligence or willful misconduct of the party to be indemnified as determined by a final non-appealable judgment of a court of competent jurisdiction. The foregoing indemnity shall survive the payment of the Obligations and the termination or non-renewal of this Agreement.

12.7 Non-Reliance on Agent and Other Lenders.

(a) Each Secured Party agrees that it has, independently and without reliance on Agent or any other Secured Party, and based on such documents and information as it has deemed appropriate, made its own credit analysis of Borrowers and Guarantors and has made its own decision to enter into this Agreement and that it will, independently and without reliance upon Agent or any other Secured Party, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement or any of the other Financing Agreements. Agent shall not be required to keep itself informed as to the performance or observance by any Borrower or Guarantor of any term or provision of this Agreement or any of the other Financing Agreements or any other document referred to or provided for herein or therein or to inspect the properties or books of any Borrower or Guarantor. Agent will use reasonable efforts to provide Lenders with any information received by Agent from any Borrower or Guarantor which is required to be provided to Lenders or deemed to be requested by Lenders hereunder and with a copy of any Notice of Default or Failure of Condition received by Agent from any Borrower or any Lender; provided, that, Agent shall not be liable to any Lender for any failure to do so, except to the extent that such failure is attributable to Agent’s own gross negligence or willful misconduct as determined by a final non-appealable judgment of a court of competent jurisdiction. Except for notices, reports and other documents expressly required to be furnished to Lenders by Agent or deemed requested by Lenders hereunder (including the documents provided for in Section 12.11 hereof), Agent shall not have any duty or responsibility to provide any Lender with any other credit or other information concerning the affairs, financial condition or business of any Borrower or Guarantor that may come into the possession of Agent.

12.8 Failure to Act.

Except for action expressly required of Agent hereunder and under the other Financing Agreements, Agent shall in all cases be fully justified in failing or refusing to act hereunder and thereunder unless it shall receive further assurances to its satisfaction from Lenders of their indemnification obligations under Section 12.6 hereof against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action.

12.9 Additional Loans.

Agent and Swing Line Lender (or Agent on behalf of Swing Line Lender) shall not make any Loans or an Issuing Bank provide any Letter of Credit to any Borrower on behalf of Lenders intentionally and with actual knowledge that such Loans or Letter of Credit would cause the aggregate amount of the total outstanding Loans and Letters of Credit to exceed the Borrowing Base, without the prior consent of all Lenders, except, that, Agent may make such additional Revolving Loans or an Issuing Bank may provide such additional Letter of Credit on behalf of Lenders, intentionally and with actual knowledge that such Revolving Loans or Letter of Credit will cause the total outstanding Loans and Letters of Credit to exceed the Borrowing Base, as Agent may deem necessary or advisable in its discretion; provided, that: (a) the total principal amount of the additional Revolving Loans or additional Letters of Credit to any Borrower which Agent may make or provide after obtaining such actual knowledge that the aggregate principal amount of the Loans equal or exceed the Borrowing Bases of Borrowers, plus the amount of Special Agent Advances made pursuant to Section 12.12(a)(ii) hereof then outstanding, shall not exceed the aggregate amount of $25,000,000 and shall not cause the total principal amount of the Loans and Letters of Credit to exceed the Maximum Credit and (b) no such additional Revolving Loan or Letter of Credit shall be outstanding more than ninety (90) days after the date such additional Revolving Loan or Letter of Credit is made or issued (as the case may be), except as the Required Lenders may otherwise agree. Each Lender shall be obligated to pay Agent the amount of its Pro Rata Share of any such additional Revolving Loans or Letters of Credit.

12.10 Concerning the Collateral and the Related Financing Agreements.

Each Secured Party authorizes and directs Agent to enter into this Agreement and the other Financing Agreements. Each Secured Party agrees that any action taken by Agent or Required Lenders (or such greater percentage as may be required hereunder) in accordance with the terms of this Agreement or the other Financing Agreements and the exercise by Agent or Required Lenders (or such greater percentage as may be required hereunder) of their respective powers set forth therein or herein, together with such other powers that are reasonably incidental thereto, shall be binding upon all Secured Parties.

12.11 Field Audit, Examination Reports and other Information; Disclaimer by Lenders.

By signing this Agreement, each Lender:

(a) is deemed to have requested that Agent furnish such Lender (and Agent agrees that it will furnish to such Lender), promptly after it becomes available, a copy of each field audit or examination report and report with respect to the Borrowing Base prepared or received by Agent (each field audit or examination report and report with respect to the Borrowing Base being referred to herein as a “Report” and collectively, “Reports”), appraisals with respect to the Collateral and financial statements with respect to Parent and its Subsidiaries received by Agent;

(b) expressly agrees and acknowledges that Agent (i) does not make any representation or warranty as to the accuracy of any Report, appraisal or financial statement or (ii) shall not be liable for any information contained in any Report, appraisal or financial statement;

(c) expressly agrees and acknowledges that the Reports are not comprehensive audits or examinations, that Agent or any other party performing any audit or examination will inspect only specific information regarding Borrowers and Guarantors and will rely significantly upon Borrowers’ and Guarantors’ books and records, as well as on representations of Borrowers’ and Guarantors’ personnel; and

(d) agrees to keep all Reports confidential and strictly for its internal use in accordance with the terms of Section 13.5 hereof, and not to distribute or use any Report in any other manner.

12.12 Collateral Matters.

(a) Agent may, at its option, from time to time, at any time on or after an Event of Default and for so long as the same is continuing or upon any other failure of a condition precedent to the Loans and Letters of Credit hereunder, make such disbursements and advances (“Special Agent Advances”) which Agent, in its sole discretion, (i) deems necessary or desirable either to preserve or protect the Collateral or any portion thereof or (ii) to enhance the likelihood or maximize the amount of repayment by Borrowers and Guarantors of the Loans and other Obligations, provided, that, (A) the aggregate principal amount of the Special Agent Advances pursuant to this clause (ii) outstanding at any time, plus the then outstanding principal amount of the additional Loans and Letters of Credit which Agent may make or provide as set forth in Section 12.8 hereof, shall not exceed the US Dollar Equivalent of $25,000,000 and (B) the aggregate principal amount of the Special Agent Advances pursuant to this clause (ii) outstanding at any time, plus the then outstanding principal amount of the Loans and the Letter of Credit Obligations, shall not exceed the Maximum Credit, or (iii) to pay any other amount chargeable to any Borrower or Guarantor pursuant to the terms of this Agreement or any of the other Financing Agreements consisting of (A) costs, fees and expenses and (B) payments to Issuing Bank in respect of any Letter of Credit Obligations. The Special Agent Advances shall be repayable on demand (but not later than ninety (90) days following the making thereof, unless otherwise so approved by Required Lenders) and together with all interest thereon shall constitute Obligations secured by the Collateral. Special Agent Advances shall not constitute Loans but shall otherwise constitute Obligations hereunder. Interest on Special Agent Advances shall be payable at the Interest Rate then applicable to Base Rate Loans and shall be payable on demand. Without limitation of its obligations pursuant to Section 6.11, each Lender agrees that it shall make available to Agent, upon Agent’s demand, in immediately available funds, the amount equal to such Lender’s Pro Rata Share of each such Special Agent Advance. If such funds are not made available to Agent by such Lender, such Lender shall be deemed a Defaulting Lender and Agent shall be entitled to recover such funds, on demand from such Lender together with interest thereon for each day from the date such payment was due until the date such amount is paid to Agent at the Federal Funds Rate for each day during such period (as published by the Federal Reserve Bank of New York or at Agent’s option based on the arithmetic mean determined by Agent of the rates for the last transaction in overnight Federal funds arranged prior to 9:00 a.m. (Central time) on that day by each of the three leading brokers of Federal funds transactions in New York City selected by Agent) and if such amounts are not paid within three (3) days of Agent’s demand, at the highest Interest Rate provided for in Section 3.1 hereof applicable to Base Rate Loans.

(b) Lenders hereby irrevocably authorize Agent, at its option and in its discretion to release any security interest in, mortgage or lien upon, any of the Collateral (i) upon termination of the Commitments and payment and satisfaction of all of the Obligations and delivery of cash collateral to the extent required under Section 13.1 below, or (ii) constituting property being sold or disposed of if Administrative Borrower or any Borrower or Guarantor certifies to Agent that the sale or disposition is made in compliance with Section 9.7 hereof (and Agent may rely conclusively on any such certificate, without further inquiry), or (iii) constituting property in which any Borrower or Guarantor did not own an interest at the time the security interest, mortgage or lien was granted or at any time thereafter, or (iv) having a value in the aggregate in any twelve (12) month period of less than the US Dollar Equivalent of $20,000,000, and to the extent Agent may release its security interest in and lien upon any such Collateral pursuant to the sale or other disposition thereof, such sale or other disposition shall be deemed consented to by Lenders, or (v) if required or permitted under the terms of any of the other Financing Agreements, including any intercreditor agreement, or (vi) approved, authorized or ratified in writing by all of Lenders. Except as provided above, Agent will not release any security interest in, mortgage or lien upon, any of the Collateral without the prior written authorization of all of Lenders. Upon request by Agent at any time, Lenders will promptly confirm in writing Agent’s authority to release particular types or items of Collateral pursuant to this Section. In no event shall the consent or approval of an Issuing Bank to any release of Collateral be required. Nothing contained herein shall be construed to require the consent of any Bank Product Provider to any release of any Collateral or termination of security interests in any Collateral.

(c) Without any manner limiting Agent’s authority to act without any specific or further authorization or consent by the Required Lenders, each Lender agrees to confirm in writing, upon request by Agent, the authority to release Collateral conferred upon Agent under this Section. Agent shall (and is hereby irrevocably authorized by Lenders to) execute such documents as may be necessary to evidence the release of the security interest, mortgage or liens granted to Agent upon any Collateral to the extent set forth above; provided, that, (i) Agent shall not be required to execute any such document on terms which, in Agent’s opinion, would expose Agent to liability or create any obligations or entail any consequence other than the release of such security interest, mortgage or liens without recourse or warranty and (ii) such release shall not in any manner discharge, affect or impair the Obligations or any security interest, mortgage or lien upon (or obligations of any Borrower or Guarantor in respect of) the Collateral retained by such Borrower or Guarantor.

(d) Agent shall have no obligation whatsoever to any Secured Party or any other Person to investigate, confirm or assure that the Collateral exists or is owned by any Borrower or Guarantor or is cared for, protected or insured or has been encumbered, or that any particular items of Collateral meet the eligibility criteria applicable in respect of the Loans or Letters of Credit hereunder, or whether any particular reserves are appropriate, or that the liens and security interests granted to Agent pursuant hereto or any of the Financing Agreements or otherwise have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to Agent in this Agreement or in any of the other Financing Agreements, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, subject to the other terms and conditions contained herein, Agent may act in any manner it may deem appropriate, in its discretion, given Agent’s own interest in the Collateral as a Lender and that Agent shall have no duty or liability whatsoever to any other Lender or Issuing Bank.

12.13 Agency for Perfection.

Each Secured Party hereby appoints Agent and each other Secured Party as agent and bailee for the purpose of perfecting the security interests in and liens upon the Collateral of Agent in assets which, in accordance with Article 9 of the UCC can be perfected only by possession (or where the security interest of a secured party with possession has priority over the security interest of another secured party) and Agent and each Secured Party hereby acknowledges that it holds possession of any such Collateral for the benefit of Agent as secured party. Should any Secured Party obtain possession of any such Collateral, such Lender shall notify Agent thereof, and, promptly upon Agent’s request therefor shall deliver such Collateral to Agent or in accordance with Agent’s instructions.

12.14 Agent May File Proofs of Claim.

(a) In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Borrower or Guarantor, Agent (irrespective of whether the principal of any Loan or Letter of Credit Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether Agent shall have made any demand on the Borrowers) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(i) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, Letter of Credit Obligations and all other Obligations (other than obligations under Bank Products to which Agent is not a party) that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of Lenders, Issuing Bank and Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of Lenders, Issuing Bank and Agent and their respective agents and counsel and all other amounts due Lenders, Issuing Bank and Agent allowed in such judicial proceeding; and

(ii) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and Issuing Bank to make such payments to Agent and, in the event that Agent shall consent to the making of such payments directly to Lenders and Issuing Bank, to pay to Agent any amount due for the reasonable compensation, expenses, disbursements and advances of Agent and its agents and counsel, and any other amounts due Agent.

(b) Nothing contained herein shall be deemed to authorize Agent to authorize or consent to or accept or adopt on behalf of any Lender or Issuing Bank any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize Agent to vote in respect of the claim of any Lender in any such proceeding.

12.15 Successor Agent.

Agent may resign as Agent upon thirty (30) days’ notice to Lenders and Parent. If Agent resigns under this Agreement, the Required Lenders shall appoint from among the Lenders a successor agent for Lenders. If no successor agent is appointed prior to the effective date of the resignation of Agent, Agent may appoint, after consulting with Lenders and Parent, a successor agent from among Lenders. Upon the acceptance by the Lender so selected of its appointment as successor agent hereunder, such successor agent shall succeed to all of the rights, powers and duties of the retiring Agent and the term “Agent” as used herein and in the other Financing Agreements shall mean such successor agent and the retiring Agent’s appointment, powers and duties as Agent shall be terminated. After any retiring Agent’s resignation hereunder as Agent, the provisions of this Section 12 shall inure to its benefit as to any actions taken or omitted by it while it was Agent under this Agreement. If no successor agent has accepted appointment as Agent by the date which is thirty (30) days after the date of a retiring Agent’s notice of resignation, the retiring Agent’s resignation shall nonetheless thereupon become effective and Lenders shall perform all of the duties of Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above.

12.16 Legal Representation of Agent.

In connection with the negotiation, drafting, and execution of this Agreement and the other Financing Agreements, or in connection with future legal representation relating to loan administration, amendments, modifications, waivers, or enforcement of remedies, Otterbourg, Steindler, Houston & Rosen, P.C. has only represented and shall only represent Wells Fargo in its capacity as Issuing Bank and Wells Fargo in its capacity as Agent and as a Lender. Each other Lender hereby acknowledges that such firm does not represent it in connection with any such matters.

12.17 Other Agent Designations.

Agent may at any time and from time to time determine that a Lender may, in addition, be a “Co-Agent”, “Syndication Agent”, “Documentation Agent” or similar designation hereunder and enter into an agreement with such Lender to have it so identified for purposes of this Agreement. Any such designation shall be effective upon written notice by Agent to Administrative Borrower of any such designation. Any Lender that is so designated as a Co-Agent, Syndication Agent, Documentation Agent or such similar designation by Agent shall have no right, power, obligation, liability, responsibility or duty under this Agreement or any of the other Financing Agreements other than those applicable to all Lenders as such. Without limiting the foregoing, the Lenders so identified shall not have or be deemed to have any fiduciary relationship with any Lender and no Lender shall be deemed to have relied, nor shall any Lender rely, on a Lender so identified as a Co-Agent, Syndication Agent, Documentation Agent or such similar designation in deciding to enter into this Agreement or in taking or not taking action hereunder. None of the Arrangers, Bookrunners, Co-Syndication Agents, Co-Documentation Agents or Senior Managing Agents listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Financing Agreements, except in its capacity, as applicable, as the Agent, a Lender or an Issuing Bank hereunder.

12.18 Delegation of Duties. Agent may execute any of its rights and remedies under this Agreement by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel and other consultants or experts concerning all matters pertaining to such rights and remedies. Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by Agent with reasonable care. Agent may also from time to time, when the Agent deems it to be necessary or desirable, appoint one or more trustees, co-trustees, collateral co-agents, collateral subagents or attorneys-in-fact (each, a “Subagent”) with respect to all or any part of the Collateral; provided, that, no such Subagent shall be authorized to take any action with respect to any Collateral unless and except to the extent expressly authorized in writing by Agent. Should any instrument in writing from Agent be required by any Subagent so appointed by Agent to more fully or certainly vest in and confirm to such Subagent such rights, powers, privileges and duties, Borrowers and Guarantors shall execute, acknowledge and deliver any and all such instruments promptly upon request by Agent. If any Subagent, or successor thereto, shall die, become incapable of acting, resign or be removed, all rights, powers, privileges and duties of such Subagent, to the extent permitted by law, shall automatically vest in and be exercised by Agent until the appointment of a new Subagent. Agent shall not be responsible for the negligence or misconduct of any agent, attorney-in-fact or Subagent that it selects in accordance with the foregoing provisions of this Section in the absence of Agent’s gross negligence or willful misconduct as determined pursuant to a final, non-appealable order of a court of competent jurisdiction.

SECTION 13. TERM OF AGREEMENT; MISCELLANEOUS

13.1 Term.

(a) This Agreement and the other Financing Agreements shall become effective as of the date set forth on the first page hereof and shall continue in full force and effect for a term ending on October 7, 2016 (the “Maturity Date”), unless sooner terminated pursuant to the terms hereof. In addition, Borrowers may terminate this Agreement at any time upon ten (10) days prior written notice to Agent (which notice shall be irrevocable) and Agent may, at its option, and shall at the direction of Required Lenders, terminate this Agreement at any time on or after an Event of Default. Upon the Maturity Date or any other effective date of termination of the Financing Agreements, Borrowers shall pay to Agent all outstanding and unpaid Obligations and shall furnish cash collateral to Agent (or at Agent’s option, a letter of credit issued for the account of Borrowers and at Borrowers’ expense, in form and substance satisfactory to Agent, by an issuer acceptable to Agent and payable to Agent as beneficiary) in such amounts as Agent determines are reasonably necessary to secure Agent and Lenders from loss, cost, damage or expense, including attorneys’ fees and expenses, in connection with any contingent Obligations, including issued and outstanding Letter of Credit Obligations and checks or other payments provisionally credited to the Obligations and/or as to which Agent or any Lender has not yet received final and indefeasible payment (and including any contingent liability of Agent to any bank at which deposit accounts of Borrowers and Guarantors are maintained under any Deposit Account Control Agreement) and for any of the Obligations arising under or in connection with any Bank Products in such amounts as the party providing such Bank Products may require (unless such Obligations arising under or in connection with any Bank Products are paid in full in cash and terminated in a manner satisfactory to such other party). The amount of such cash collateral (or letter of credit, as Agent may determine) as to any Letter of Credit Obligations shall be in the amount equal to one hundred ten (110%) percent of the amount of the Letter of Credit Obligations plus the amount of any fees and expenses payable in connection therewith through the end of the latest expiration date of the then outstanding Letters of Credit. Such payments in respect of the Obligations and cash collateral shall be remitted by wire transfer in Federal funds to the Agent Payment Account or such other bank account of Agent, as Agent may, in its discretion, designate in writing to Administrative Borrower for such purpose. Interest shall be due until and including the next Business Day, if the amounts so paid by Borrowers to the Agent Payment Account or other bank account designated by Agent are received in such bank account later than 12:00 noon, Central time.

(b) No termination of the Commitments, this Agreement or any of the other Financing Agreements shall relieve or discharge any Borrower or Guarantor of its respective duties, obligations and covenants under this Agreement or any of the other Financing Agreements until all Obligations have been fully and finally discharged and paid, and Agent’s continuing security interest in the Collateral and the rights and remedies of Agent and Lenders hereunder, under the other Financing Agreements and applicable law, shall remain in effect until all such Obligations have been fully and finally discharged and paid. Accordingly, each Borrower and Guarantor waives any rights it may have under the UCC or PPSA to demand the filing of termination statements with respect to the Collateral and Agent shall not be required to send such termination statements to Borrowers or Guarantors, or to file them with any filing office, unless and until this Agreement shall have been terminated in accordance with its terms and all Obligations paid and satisfied in full in immediately available funds.

13.2 Interpretative Provisions.

(a) All terms used herein which are defined in Article 1, Article 8 or Article 9 of the UCC shall have the meanings given therein unless otherwise defined in this Agreement.

(b) All references to the plural herein shall also mean the singular and to the singular shall also mean the plural unless the context otherwise requires.

(c) All references to any Borrower, Guarantor, Agent and Lenders pursuant to the definitions set forth in the recitals hereto, or to any other person herein, shall include their respective successors and assigns.

(d) The words “hereof”, “herein”, “hereunder”, “this Agreement” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not any particular provision of this Agreement and as this Agreement now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

(e) The word “including” when used in this Agreement shall mean “including, without limitation” and the word “will” when used in this Agreement shall be construed to have the same meaning and effect as the word “shall”.

(f) An Event of Default shall exist or continue or be continuing until such Event of Default is waived in accordance with Section 11.3 or is cured in a manner satisfactory to Agent, if such Event of Default is capable of being cured as determined by Agent.

(g) All references to the term “good faith” used herein when applicable to Agent or any Lender shall mean, notwithstanding anything to the contrary contained herein or in the UCC, honesty in fact in the conduct or transaction concerned. Borrowers and Guarantors shall have the burden of proving any lack of good faith on the part of Agent or any Lender alleged by any Borrower or Guarantor at any time.

(h) Any accounting term used in this Agreement shall have, unless otherwise specifically provided herein, the meaning customarily given in accordance with GAAP, and all financial computations hereunder shall be computed unless otherwise specifically provided herein, in accordance with GAAP as consistently applied and using the same method for inventory valuation as used in the preparation of the financial statements of Parent most recently received by Agent prior to the date hereof. Notwithstanding anything to the contrary contained in GAAP or any interpretations or other pronouncements by the Financial Accounting Standards Board or otherwise, the term “unqualified opinion” as used herein to refer to opinions or reports provided by accountants shall mean an opinion or report that is unqualified and also does not include any explanation, supplemental comment or other comment concerning the ability of the applicable person to continue as a going concern or the scope of the audit.

(i) Unless otherwise indicated herein, all references to time of day refer to Central Standard Time or Central daylight saving time, as in effect in Chicago, Illinois on such day. In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”, the words “to” and “until” each mean “to but excluding” and the word “through” means “to and including”.

(j) Unless otherwise expressly provided herein, (i) references herein to any agreement, document or instrument shall be deemed to include all subsequent amendments, modifications, supplements, extensions, renewals, restatements or replacements with respect thereto, but only to the extent the same are not prohibited by the terms hereof or of any other Financing Agreement, and (ii) references to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, recodifying, supplementing or interpreting the statute or regulation.

(k) The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.

(l) This Agreement and other Financing Agreements may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are cumulative and shall each be performed in accordance with their terms.

(m) This Agreement and the other Financing Agreements are the result of negotiations among and have been reviewed by counsel to Agent and the other parties, and are the products of all parties. Accordingly, this Agreement and the other Financing Agreements shall not be construed against Agent or Lenders merely because of Agent’s or any Lender’s involvement in their preparation.

(n) In determining compliance with any covenants herein referencing a monetary limitation, the US Dollar Equivalent of any amounts shall be determined at the time of the occurrence of the relevant event or as close to such time as it is practical to make such determination.

(o) For all purposes pursuant to which the interpretation or construction of this Agreement may be subject to the laws of the Province of Quebec or a court or tribunal exercising jurisdiction in the Province of Quebec, (i) “personal property” shall include “movable property”, (ii) “real property” shall include “immovable property”, (iii) “tangible property” shall include “corporeal property”, (iv) “intangible property”

shall include “incorporeal property”, (v) “security interest”, “mortgage” and “lien” shall include a “hypothec”, “prior claim” and a “resolutory clause”, (vi) all references to filing, registering or recording under the UCC or PPSA shall include publication under the Civil Code of Quebec, (vii) all references to “perfection” of or “perfected” liens or security interest shall include a reference to an “opposable” or “set up” lien or security interest as against third parties, (viii) any “right of offset”, “right of setoff” or similar expression shall include a “right of compensation”, (ix) “goods” shall include corporeal movable property” other than chattel paper, documents of title, instruments, money and securities, (x) an “agent” shall include a “mandatary”, (xi) “construction liens” shall include “legal hypothecs”, (xii) “joint and several” shall include solidary, (xiii) “gross negligence or willful misconduct” shall be deemed to be “intentional or gross fault”, (xiv) “beneficial ownership” shall include “ownership on behalf of another as mandatary”, (xv) “easement” shall include “servitude”, (xvi) “priority” shall include “prior claim”, (xvii) “survey” shall include “certificate of location and plan”, and (xviii) “fee simple title” shall include “absolute ownership”.

(p) The parties hereto confirm that it is their wish that this Agreement and any other document executed in connection with the transactions contemplated hereby be drawn up in the English language only and that all other documents contemplated hereunder or relating hereto, including notices, shall also be drawn up in the English language only. Les parties aux présentes confirment que c’est leur volonté que cette convention et les autres documents de crédit soient rédigés en langue anglaise seulement et que tous les documents, y compris tous avis, envisagés par cette convention et les autres documents peuvent être rédigés en langue anglaise seulement.

13.3 Notices.

(a) All notices, requests and demands hereunder shall be in writing and deemed to have been given or made: if delivered in person, immediately upon delivery; if by telex, telegram or facsimile transmission, immediately upon sending and upon confirmation of receipt; if by nationally recognized overnight courier service with instructions to deliver the next Business Day, one (1) Business Day after sending; and if by certified mail, return receipt requested, five (5) days after mailing. Notices delivered through electronic communications shall be effective to the extent set forth in Section 13.3(b) below. All notices, requests and demands upon the parties are to be given to the following addresses (or to such other address as any party may designate by notice in accordance with this Section):

If to any Borrower or Guarantor:	OfficeMax Incorporated 263 Shuman Boulevard Naperville, Illinois 60563 Attention: Mr. Tony Giuliano Vice-President and Treasurer Telephone No.: 630-864-6820 Telecopy No.: 630-864-4229

With a copy to:	OfficeMax Incorporated 263 Shuman Boulevard Naperville, Illinois 60563 Attention: General Counsel Telecopy No. 630-864-4526 and

K&L Gates LLP 70 West Madison Street Suite 3300 Chicago, Illinois 60602-4207

Attention: Kenneth A. Peterson, Esq. Telephone No.: 312-807-4395 Telecopy No.: 312-827-8147

If to Agent or Issuing Bank:	Wells Fargo Bank, N.A. One Boston Place, 18th Floor Boston, Massachusetts 02108 Attention: Portfolio Manager Telephone No.: 617-854-7225 Telecopy No 617-523-4029

(b) Notices and other communications to Lenders and an Issuing Bank hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by Agent or as otherwise determined by Agent; provided, that, the foregoing shall not apply to notices to any Lender or Issuing Bank pursuant to Section 2 hereof if such Lender or Issuing Bank, as applicable, has notified Agent that it is incapable of receiving notices under such Section by electronic communication. Unless Agent otherwise requires, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided, that, if such notice or other communication is not given during the normal business hours of the recipient, such notice shall be deemed to have been sent at the opening of business on the next Business Day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communications is available and identifying the website address therefor.

13.4 Partial Invalidity.

If any provision of this Agreement is held to be invalid or unenforceable, such invalidity or unenforceability shall not invalidate this Agreement as a whole, but this Agreement shall be construed as though it did not contain the particular provision held to be invalid or unenforceable and the rights and obligations of the parties shall be construed and enforced only to such extent as shall be permitted by applicable law.

13.5 Confidentiality.

(a) Agent, each Lender and Issuing Bank shall use all reasonable efforts to keep confidential, in accordance with its customary procedures for handling confidential information and safe and sound lending practices, any non-public information supplied to it by any Borrower pursuant to this Agreement which is clearly and conspicuously marked as confidential at the time such information is furnished by such Borrower to Agent, such Lender or Issuing Bank; provided, that, nothing contained herein shall limit the disclosure of any such information: (i) to the extent required by statute, rule, regulation, subpoena or court order, (ii) to bank examiners and other regulators, auditors and/or accountants, in connection with any litigation to which Agent, such Lender or Issuing Bank is a party, (iii) to any Lender or Participant (or prospective Lender or Participant) or Issuing Bank or to any Affiliate of any Lender so long as such Lender, Participant (or prospective Lender or Participant), Issuing Bank or Affiliate shall have been instructed to treat such information as confidential in accordance with this Section 13.5, or (iv) to representatives who have been instructed to treat such information as confidential in accordance with this Section 13.5 and to counsel for Agent, any Lender, Participant (or prospective Lender or Participant) or Issuing Bank.

(b) In the event that Agent, any Lender or Issuing Bank receives a request or demand to disclose any confidential information pursuant to any subpoena or court order, Agent or such Lender or Issuing Bank, as the case may be, agrees (i) to the extent permitted by applicable law or if permitted by applicable law, to the extent Agent or such Lender or Issuing Bank determines in good faith that it will not create any risk of liability to Agent or such Lender or Issuing Bank, Agent or such Lender or Issuing Bank will promptly notify Administrative Borrower of such request so that Administrative Borrower may seek a protective order or other appropriate relief or remedy and (ii) if disclosure of such information is required, disclose such information and, subject to reimbursement by Borrowers of Agent’s or such Lender’s or Issuing Bank’s expenses, cooperate with Administrative Borrower in the reasonable efforts to obtain an order or other reliable assurance that confidential treatment will be accorded to such portion of the disclosed information which Administrative Borrower so designates, to the extent permitted by applicable law or if permitted by applicable law, to the extent Agent or such Lender or Issuing Bank determines in good faith that it will not create any risk of liability to Agent or such Lender or Issuing Bank.

(c) In no event shall this Section 13.5 or any other provision of this Agreement, any of the other Financing Agreements or applicable law be deemed: (i) to apply to or restrict disclosure of information that has been or is made public by any Borrower, Guarantor or any third party or otherwise becomes generally available to the public other than as a result of a disclosure in violation hereof, (ii) to apply to or restrict disclosure of information that was or becomes available to Agent, any Lender (or any Affiliate of any Lender) or Issuing Bank on a non-confidential basis from a person other than a Borrower or Guarantor, (iii) to require Agent, any Lender or Issuing Bank to return any materials furnished by a Borrower or Guarantor to Agent, a Lender or Issuing Bank or prevent Agent, a Lender or Issuing Bank from responding to routine informational requests in accordance with the Code of Ethics for the Exchange of Credit Information promulgated by The Robert Morris Associates or other applicable industry standards relating to the exchange of credit information. The obligations of Agent, Lenders and Issuing Bank under this Section 13.5 shall supersede and replace the obligations of Agent, Lenders and Issuing Bank under any confidentiality letter signed prior to the date hereof or any other arrangements concerning the confidentiality of information provided by any Borrower or Guarantor to Agent or any Lender.

(d) Agent and Lenders may share with their respective Affiliates any information relating to the Credit Facility and Borrowers and Guarantors. Agent and Lenders may disclose information relating to the Credit Facility to Gold Sheets and other similar bank trade publications with such information to consist of deal terms and other information customarily found in such publications. In addition, Agent and Lenders and their respective Affiliates may otherwise use the corporate names, logos and other insignia of Borrowers and Guarantors in “tombstones” or other advertisements or public statements or other marketing materials of Agent and Lenders and their respective Affiliates.

13.6 Successors.

This Agreement, the other Financing Agreements and any other document referred to herein or therein shall be binding upon and inure to the benefit of and be enforceable by Agent, Secured Parties, Borrowers, Guarantors and their respective successors and assigns; except, that, no Borrower may assign its rights under this Agreement, the other Financing Agreements and any other document referred to herein or therein without the prior written consent of Agent and Lenders. Any such purported assignment without such express prior written consent shall be void. No Secured Party may assign its rights and obligations under this Agreement without the prior written consent of Agent, except as provided in Section 13.7 below. The terms and provisions of this Agreement and the other Financing Agreements are for the purpose of defining the relative rights and obligations of Borrowers, Guarantors, Agent and Secured Parties with respect to the transactions contemplated hereby and there shall be no third party beneficiaries of any of the terms and provisions of this Agreement or any of the other Financing Agreements.

13.7 Assignments; Participations.

(a) Each Lender may, with the prior written consent of Agent, assign all or, if less than all, a portion equal to at least $10,000,000 in the aggregate for the assigning Lender, of such rights and obligations under this Agreement to one or more Eligible Transferees (but not including for this purpose any assignments in the form of a participation), each of which assignees shall become a party to this Agreement as a Lender by execution of an Assignment and Acceptance; provided, that, (i) such transfer or assignment will not be effective until recorded by Agent on the Register and (ii) Agent shall have received for its sole account payment of a processing fee from the assigning Lender or the assignee in the amount of $3,500. Agent shall notify Administrative Borrower of any assignment as provided herein upon Agent’s receipt of written notice of the intention of a Lender to make any such assignment.

(b) Agent shall maintain a register of the names and addresses of Lenders, their Commitments and the principal amount of their Loans (the “Register”). Agent shall also maintain a copy of each Assignment and Acceptance delivered to and accepted by it and shall modify the Register to give effect to each Assignment and Acceptance. The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and any Borrowers, Guarantors, Agent and Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by Administrative Borrower and any Lender at any reasonable time and from time to time upon reasonable prior notice.

(c) Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, the assignee thereunder shall be a party hereto and to the other Financing Agreements and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations (including, without limitation, the obligation to participate in Letter of Credit Obligations) of a Lender hereunder and thereunder and the assigning Lender shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement.

(d) By execution and delivery of an Assignment and Acceptance, the assignor and assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, the assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or any of the other Financing Agreements or the execution, legality, enforceability, genuineness, sufficiency or value of this Agreement or any of the other Financing Agreements furnished pursuant hereto, (ii) the assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Borrower, Guarantor or any of their Subsidiaries or the performance or observance by any Borrower or Guarantor of any of the Obligations; (iii) such assignee confirms that it has received a copy of this Agreement and the other Financing Agreements, together with such other documents and information it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance, (iv) such assignee will, independently and without reliance upon the assigning Lender, Agent and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Financing Agreements, (v) such assignee appoints and authorizes Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Financing Agreements as are delegated to Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto, and (vi) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement and the other Financing Agreements are required to be performed by it as a Lender. Agent and Lenders may furnish any information concerning any Borrower or Guarantor in the possession of Agent or any Lender from time to time to assignees and Participants.

(e) Each Lender may sell participations to one or more banks or other entities in or to all or a portion of its rights and obligations under this Agreement and the other Financing Agreements (including, without limitation, all or a portion of its Commitments and the Loans owing to it and its participation in the Letter of Credit Obligations, without the consent of Agent or the other Lenders); provided, that, (i) such Lender’s obligations under this Agreement (including, without limitation, its Commitment hereunder) and the other Financing Agreements shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, and Borrowers, Guarantors, the other Lenders and Agent shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement and the other Financing Agreements, and (iii) the Participant shall not have any rights under this Agreement or any of the other Financing Agreements (the Participant’s rights against such Lender in respect of such participation to be those set forth in the agreement executed by such Lender in favor of the Participant relating thereto; provided that in no event shall any such Participant have voting rights other than with respect to matters requiring the consent of those Lenders affected thereby under Section 11.3 hereof) and all amounts payable by any Borrower or Guarantor hereunder shall be determined as if such Lender had not sold such participation.

(f) Nothing in this Agreement shall prevent or prohibit any Lender from pledging its Loans hereunder to a Federal Reserve Bank in support of borrowings made by such Lenders from such Federal Reserve Bank; provided, that, no such pledge shall release such Lender from any of its obligations hereunder or substitute any such pledgee for such Lender as a party hereto.

(g) Borrowers and Guarantors shall assist Agent or any Lender permitted to sell assignments or participations under this Section 13.7 in whatever manner reasonably necessary in order to enable or effect any such assignment or participation, including (but not limited to) the execution and delivery of any and all agreements, notes and other documents and instruments as shall be requested and the delivery of informational materials, appraisals or other documents for, and the participation of relevant management in meetings and conference calls with, potential Lenders or Participants. Borrowers shall certify the correctness, completeness and accuracy, in all material respects, of all descriptions of Borrowers and Guarantors and their affairs provided, prepared or reviewed by any Borrower or Guarantor that are contained in any selling materials and all other information provided by it and included in such materials.

(h) Any Lender that is an Issuing Bank may at any time assign all of its Commitments pursuant to this Section 13.7. If such Issuing Bank ceases to be Lender, it may, at its option, resign as Issuing Bank and such Issuing Bank’s obligations to issue Letters of Credit shall terminate but it shall retain all of the rights and obligations of Issuing Bank hereunder with respect to Letters of Credit outstanding as of the effective date of its resignation and all Letter of Credit Obligations with respect thereto (including the right to require Lenders to make Revolving Loans or fund risk participations in outstanding Letter of Credit Obligations), shall continue.

13.8 Entire Agreement.

This Agreement, the other Financing Agreements, any supplements hereto or thereto, and any instruments or documents delivered or to be delivered in connection herewith or therewith represents the entire agreement and understanding concerning the subject matter hereof and thereof between the parties hereto, and supersede all other prior agreements, understandings, negotiations and discussions, representations, warranties, commitments, proposals, offers and contracts concerning the subject matter hereof, whether oral or written. In the event of any inconsistency between the terms of this Agreement and any schedule or exhibit hereto, the terms of this Agreement shall govern.

13.9 USA Patriot Act.

Each Lender subject to the USA PATRIOT Act (Title III of Pub.L. 107-56 (signed into law October 26, 2001) (the “Act”) hereby notifies Borrowers and Guarantors that pursuant to the requirements of the Act, it is required to obtain, verify and record information that identifies each person or corporation who opens an account and/or enters into a business relationship with it, which information includes the name and address of Borrowers and Guarantors and other information that will allow such Lender to identify such person in accordance with the Act and any other applicable law. Borrowers and Guarantors are hereby advised that any Loans or Letters of Credit hereunder are subject to satisfactory results of such verification.

13.10 Counterparts, Etc.

This Agreement or any of the other Financing Agreements may be executed in any number of counterparts, each of which shall be an original, but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Agreement or any of the other Financing Agreements by telefacsimile or other electronic method of transmission shall have the same force and effect as the delivery of an original executed counterpart of this Agreement or any of such other Financing Agreements. Any party delivering an executed counterpart of any such agreement by telefacsimile or other electronic method of transmission shall also deliver an original executed counterpart, but the failure to do so shall not affect the validity, enforceability or binding effect of such agreement.

13.11 Anti-Money Laundering Legislation.

(a) Each Borrower and Guarantor acknowledges that, pursuant to the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada) and other applicable anti-money laundering, anti-terrorist financing, government sanction and “know your client” laws, whether within Canada or elsewhere (collectively, including any guidelines or orders thereunder, “AML Legislation”), Agent and Lenders may be required to obtain, verify and record information regarding each Borrower and Guarantor, its respective directors, authorized signing officers, direct or indirect shareholders or other Persons in control of such Borrower or Guarantor, and the transactions contemplated hereby. Borrower shall promptly provide all such information, including supporting documentation and other evidence, as may be reasonably requested by Agent or any Lender, or any prospective assign or participant of Agent or a Lender, in order to comply with any applicable AML Legislation, whether now or hereafter in existence.

(b) If Agent has ascertained the identity of Borrowers and Guarantors or any authorized signatories of Borrowers and Guarantors for the purposes of applicable AML Legislation, then Agent:

(i) shall be deemed to have done so as an agent for each Lender, and this Agreement shall constitute a “written agreement” in such regard between each Lender and Agent within the meaning of applicable AML Legislation; and

(ii) shall provide to each Lender copies of all information obtained in such regard without any representation or warranty as to its accuracy or completeness.

(c) Notwithstanding the above and except as may otherwise be agreed in writing, each Lender agrees that Agent has no obligation to ascertain the identity of any Borrower or Guarantor or any authorized signatories of any Borrower or Guarantor on behalf of any Lender, or to confirm the completeness or accuracy of any information it obtains from any Borrower or Guarantor or any such authorized signatory in doing so.

SECTION 14. ACKNOWLEDGMENT AND RESTATEMENT

14.1 Existing Obligations.

Each Borrower hereby acknowledges, confirms and agrees that such Borrower is indebted (a) in the case of Canadian Borrower, to the Canadian Lenders for loans and advances to such Borrower under the Canadian Existing Agreement, as of the close of business on October 6, 2011, in the aggregate principal amount of $0.00; (b) in the case of US Borrowers, to the US Lenders for loans and advances to such Borrowers under the US Existing Agreement, as of the close of business on October 6, 2011, in the aggregate principal amount of $0.00; (c) in the case of Canadian Borrower, to Canadian Issuing Bank, for letters of credit incurred at the request or for the benefit of such Borrower in the aggregate principal amount of $0.00; (d) in the case of US Borrowers, to US Issuing Bank, for letters of credit incurred at the request or for the benefit of such Borrowers in the aggregate principal amount of $51,959,527.00; and in each case, together with all interest accrued and accruing thereon (to the extent applicable), and all fees, costs, expenses and other charges relating thereto, all of which are unconditionally owing by Borrowers to Agent and Lenders as provided above, without offset, defense or counterclaim of any kind, nature or description whatsoever.

14.2 Acknowledgment of Security Interests.

Each Borrower hereby acknowledges, confirms and agrees that Agent, for itself and the benefit of Lenders, has and shall continue to have a security interest in and lien upon the Collateral heretofore granted to Agent pursuant to the Existing Agreement to secure the Obligations, as well as any Collateral granted under this Agreement or under any of the other Financing Agreements or otherwise granted to or held by Agent or any Lender. The liens and security interests of Agent, for itself and the benefit of Lenders, in the Collateral shall be deemed to be continuously granted and perfected from the earliest date of the granting and perfection of such liens and security interests, whether under the Existing Agreements, this Agreement or any other Financing Agreements.

14.3 Existing Agreements.

Each Borrower hereby acknowledges, confirms and agrees that: (a) each Existing Agreement has been duly executed and delivered by the Borrower party thereto and is in full force and effect as of the date hereof and (b) the agreements and obligations of Borrowers contained in each Existing Agreement constitute the legal, valid and binding obligations of such Borrowers enforceable against it in accordance with their respect terms and each Borrower has no valid defense to the enforcement of such obligations and (c) Agent and Lenders are entitled to all of the rights and remedies provided for in the Existing Agreements.

14.4 Restatement.

(a) Except as otherwise stated in Section 14.2 hereof and this Section 14.4, as of the date hereof, the terms, conditions, agreements, covenants, representations and warranties set forth in the Existing Agreements are hereby amended and restated in their entirety, and as so amended and restated, replaced and superseded, by the terms, conditions, agreements, covenants, representations and warranties set forth in this Agreement and the other Financing Agreements; except, that, nothing herein or in the other Financing Agreements shall impair or adversely affect the continuation of the liability of Borrowers for the Obligations heretofore granted, pledge and/or assigned to Agent or any Lender. The amendment and restatement contained herein shall not, in any manner, be construed to constitute payment of, or impair, limit, cancel or extinguish, or constitute a novation in respect of, the Indebtedness and other obligations and liabilities of Borrowers evidenced by or arising under the Existing Agreement, and the liens and security interests securing such Indebtedness and other obligations and liabilities, which shall not in any manner be impaired, limited, terminated, waived or released.

(b) The principal amount of the Loans and Letters of Credit outstanding as of the date hereof under the Existing Agreements shall be allocated to the Loans and Letters of Credit hereunder in such manner and in such amounts as Agent shall determine.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, Agent, Lenders, Borrowers and Guarantors have caused these presents to be duly executed as of the day and year first above written.

BORROWERS

OFFICEMAX INCORPORATED

By:	/s/ Anthony Giuiliano
	Name:	Anthony Giuliano
	Title:	Treasurer

OFFICEMAX NORTH AMERICA, INC.

By:	/s/ Anthony Giuiliano
	Name:	Anthony Giuliano
	Title:	Treasurer

BIZMART, INC.

By:	/s/ Anthony Giuiliano
	Name:	Anthony Giuliano
	Title:	Treasurer

BIZMART (TEXAS), INC.

By:	/s/ Anthony Giuiliano
	Name:	Anthony Giuliano
	Title:	Treasurer

GRAND & TOY LIMITED/GRAND & TOY LIMITÉE

By:	/s/ Anthony Giuiliano
	Name:	Anthony Giuliano
	Title:	Treasurer

OFFICEMAX PUERTO RICO, INC.

By:	/s/ Anthony Giuiliano
	Name:	Anthony Giuliano
	Title:	Treasurer

[SIGNATURES CONTINUE ON NEXT PAGE]

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GUARANTORS

OFFICEMAX CORP.

By:	/s/ Anthony Giuiliano
	Name:	Anthony Giuliano
	Title:	Treasurer

PICABO HOLDINGS, INC.

By:	/s/ Anthony Giuiliano
	Name:	Anthony Giuliano
	Title:	Treasurer

OFFICEMAX NEVADA COMPANY

By:	/s/ Anthony Giuiliano
	Name:	Anthony Giuliano
	Title:	Treasurer

OFFICEMAX SOUTHERN COMPANY

By:	/s/ Anthony Giuiliano
	Name:	Anthony Giuliano
	Title:	Treasurer

OMX, INC.

By:	/s/ Anthony Giuiliano
	Name:	Anthony Giuliano
	Title:	Treasurer

HONOLULU PAPER COMPANY, LIMITED

By:	/s/ Anthony Giuiliano
	Name:	Anthony Giuliano
	Title:	Treasurer

RELIABLE EXPRESS CORPORATION

By:	/s/ Anthony Giuiliano
	Name:	Anthony Giuliano
	Title:	Treasurer

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LENDERS

WELLS FARGO BANK, N.A., as Agent, Joint Lead Arranger, Joint Bookrunner, and a US Lender

By:	/s/ Jason B. Searle
	Name:	Jason B. Searle
	Title:	Director

WELLS FARGO CAPITAL FINANCE CORPORATION CANADA, as a Canadian Lender

By:	/s/ Domenic Cosentino
	Name:	Domenic Cosentino
	Title:	Vice President

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BANK OF AMERICA, N.A., as Syndication Agent and a US Lender

By:	/s/ Joseph Becker
	Name:	Joseph Becker
	Title:	Managing Director

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JPMORGAN CHASE BANK, N.A., as Documentation Agent and a US Lender

By:	/s/ Bradford R. Kuhn
	Name:	Bradford R. Kuhn
	Title:	Vice President

[SIGNATURES CONTINUE ON NEXT PAGE]

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U.S. BANK NATIONAL ASSOCIATION, as a US Lender

By:	/s/ Christopher Fudge
	Name:	Christopher Fudge
	Title:	Vice President

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FIFTH THIRD BANK, as a US Lender

By:	/s/ Kim Puszczewicz
	Name:	Kim Puszczewicz
	Title:	Vice President

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RBS BUSINESS CAPITAL, a division of RBS Asset Finance, Inc., a subsidiary of RBS Citizens, N.A., as a US Lender

By:	/s/ Francis Garvin
	Name:	Francis Garvin
	Title:	Senior Vice President

[SIGNATURES CONTINUE ON NEXT PAGE]

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THE TORONTO DOMINION BANK, as a Canadian Lender

By:	/s/ Barry Walsh
	Name:	Barry Walsh
	Title:	Vice President

By:	/s/ Dan Flaro
	Name:	Dan Flaro
	Title:	Vice President

Second A/R Loan and Security Agreement

EXHIBIT A

to

Second Amended and Restated Loan and Security Agreement

FORM OF ASSIGNMENT AND ACCEPTANCE AGREEMENT

This ASSIGNMENT AND ACCEPTANCE AGREEMENT (this “Assignment and Acceptance”) dated as of                  , 201     is made between                          (the “Assignor”) and                          (the “Assignee”).

W I T N E S S E T H:

WHEREAS, Wells Fargo Bank, National Association, in its capacity as agent pursuant to the Loan Agreement (as hereinafter defined) acting for and on behalf of the parties thereto as lenders (in such capacity, “Agent”), and the parties to the Loan Agreement as lenders (individually, each a “Lender” and collectively, “Lenders”) have entered or are about to enter into financing arrangements pursuant to which Agent and Lenders (or Agent on behalf of Lenders) may make loans and advances and provide other financial accommodations to OfficeMax Incorporated, a Delaware corporation (“Parent”), OfficeMax North America, Inc., an Ohio corporation (“North America”), BizMart, Inc., a Delaware corporation (“BizMart”), BizMart (Texas), Inc., a Delaware corporation (“BizMart Texas”), Grand & Toy Limited/Grand & Toy Limitee (“Grand”), and OfficeMax Puerto Rico, Inc. “Puerto Rico” and, together with Parent, North America, Bizmart, Texas, and Grand, each individually a “Borrower” and collectively, “Borrowers”) as set forth in the Second Amended and Restated Loan and Security Agreement, dated October __, 2011, by and among Borrowers, certain of their affiliates, Agent and Lenders (as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, the “Loan Agreement”), and the other agreements, documents and instruments referred to therein or at any time executed and/or delivered in connection therewith or related thereto (all of the foregoing, together with the Loan Agreement, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, being collectively referred to herein as the “Financing Agreements”);

WHEREAS, as provided under the Loan Agreement, Assignor committed to making Loans (the “Committed Loans”) to Borrowers in an aggregate amount not to exceed $                 (the “Commitment”);

WHEREAS, Assignor wishes to assign to Assignee part of the rights and obligations of Assignor under the Loan Agreement in respect of its Commitment in an amount equal to $                 (the “Assigned Commitment Amount”) on the terms and subject to the conditions set forth herein and Assignee wishes to accept assignment of such rights and to assume such obligations from Assignor on such terms and subject to such conditions;

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, the parties hereto agree as follows:

1. Assignment and Acceptance.

(a) Subject to the terms and conditions of this Assignment and Acceptance, Assignor hereby sells, transfers and assigns to Assignee, and Assignee hereby purchases, assumes and undertakes from Assignor, without recourse and without representation or warranty (except as provided in this Assignment and Acceptance) an interest in (i) the Commitment and each of the Committed Loans of Assignor and (ii) all related rights, benefits, obligations, liabilities and indemnities of the Assignor under and in connection with the Loan Agreement and the other Financing Agreements, so that after giving effect thereto, the Commitment of Assignee shall be as set forth below and the Pro Rata Share of Assignee shall be                  (    %) percent.

(b) With effect on and after the Effective Date (as defined in Section 5 hereof), Assignee shall be a party to the Loan Agreement and succeed to all of the rights and be obligated to perform all of the obligations of a Lender under the Loan Agreement, including the requirements concerning confidentiality and the payment of indemnification, with a Commitment in an amount equal to the Assigned Commitment Amount. Assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Loan Agreement are required to be performed by it as a Lender. It is the intent of the parties hereto that the Commitment of Assignor shall, as of the Effective Date, be reduced by an amount equal to the Assigned Commitment Amount and Assignor shall relinquish its rights and be released from its obligations under the Loan Agreement to the extent such obligations have been assumed by Assignee; provided, that, Assignor shall not relinquish its rights under Sections 2, 6.4, 6.9, 11.5 and 12.6 of the Loan Agreement to the extent such rights relate to the time prior to the Effective Date.

(c) After giving effect to the assignment and assumption set forth herein, on the Effective Date Assignee’s Commitment will be $                .

(d) After giving effect to the assignment and assumption set forth herein, on the Effective Date Assignor’s Commitment will be $                 (as such amount may be further reduced by any other assignments by Assignor on or after the date hereof).

2. Payments.

(a) As consideration for the sale, assignment and transfer contemplated in Section 1 hereof, Assignee shall pay to Assignor on the Effective Date in immediately available funds an amount equal to $                , representing Assignee’s Pro Rata Share of the principal amount of all Committed Loans.

(b) Assignee shall pay to Agent the processing fee in the amount specified in Section 13.7(a) of the Loan Agreement.

3. Reallocation of Payments. Any interest, fees and other payments accrued to the Effective Date with respect to the Commitment, Committed Loans and outstanding Letters of Credit shall be for the account of Assignor. Any interest, fees and other payments accrued on and after the Effective Date with respect to the Assigned Commitment Amount shall be for the account of Assignee. Each of Assignor and Assignee agrees that it will hold in trust for the other party any interest, fees and other amounts which it may receive to which the other party is entitled pursuant to the preceding sentence and pay to the other party any such amounts which it may receive promptly upon receipt.

4. Independent Credit Decision. Assignee acknowledges that it has received a copy of the Loan Agreement and the Schedules and Exhibits thereto, together with copies of the most recent financial statements of OfficeMax Incorporated and its Subsidiaries, and such other documents and information as it has deemed appropriate to make its own credit and legal analysis and decision to enter into this Assignment and Acceptance and agrees that it will, independently and without reliance upon Assignor, Agent or any Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit and legal decisions in taking or not taking action under the Loan Agreement.

5. Effective Date; Notices.

(a) As between Assignor and Assignee, the effective date for this Assignment and Acceptance shall be                  , 201_ (the “Effective Date”); provided, that, the following conditions precedent have been satisfied on or before the Effective Date:

(i) this Assignment and Acceptance shall be executed and delivered by Assignor and Assignee;

(ii) the consent of Agent as required for an effective assignment of the Assigned Commitment Amount by Assignor to Assignee shall have been duly obtained and shall be in full force and effect as of the Effective Date;

(iii) written notice of such assignment, together with payment instructions, addresses and related information with respect to Assignee, shall have been given to Administrative Borrower and Agent;

(iv) Assignee shall pay to Assignor all amounts due to Assignor under this Assignment and Acceptance; and

(v) the processing fee referred to in Section 2(b) hereof shall have been paid to Agent.

(b) Promptly following the execution of this Assignment and Acceptance, Assignor shall deliver to Administrative Borrower and Agent for acknowledgment by Agent, a Notice of Assignment in the form attached hereto as Schedule 1.

6. Agent. [Intentionally Deleted]

7. Withholding Tax. Assignee (a) represents and warrants to Assignor, Agent and Borrowers that under applicable law and treaties no tax will be required to be withheld by Assignee, Agent or Borrowers with respect to any payments to be made to Assignee hereunder or under any of the Financing Agreements, (b) agrees to furnish (if it is organized under the laws of any jurisdiction other than the United States or any State thereof) to Agent and Borrowers prior to the time that Agent or Borrowers are required to make any payment of principal, interest or fees hereunder, duplicate executed originals of either U.S. Internal Revenue Service Form W-8BEN or W-8ECI, as applicable (wherein Assignee claims entitlement to the benefits of a tax treaty that provides for a complete exemption from U.S. federal income withholding tax on all payments hereunder) and agrees to provide new such forms upon the expiration of any previously delivered form or comparable statements in accordance with applicable U.S. law and regulations and amendments thereto, duly executed and completed by Assignee, and (c) agrees to comply with all applicable U.S. laws and regulations with regard to such withholding tax exemption.

8. Representations and Warranties.

(a) Assignor represents and warrants that (i) it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any security interest, lien, encumbrance or other adverse claim, (ii) it is duly organized and existing and it has the full power and authority to take, and has taken, all action necessary to execute and deliver this Assignment and Acceptance and any other documents required or permitted to be executed or delivered by it in connection with this Assignment and Acceptance and to fulfill its obligations hereunder, (iii) no notices to, or consents, authorizations or approvals of, any Person are required (other than any already given or obtained) for its due execution, delivery and performance of this Assignment and Acceptance, and apart from any agreements or undertakings or filings required by the Loan Agreement, no further action by, or notice to, or filing with, any Person is required of it for such execution, delivery or performance, and (iv) this Assignment and Acceptance has been duly executed and delivered by it and constitutes the legal, valid and binding obligation of Assignor, enforceable against Assignor in accordance with the terms hereof, subject, as to enforcement, to bankruptcy, insolvency, moratorium, reorganization and other laws of general application relating to or affecting creditors’ rights and to general equitable principles.

(b) Assignor makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Loan Agreement or any of the other Financing Agreements or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Agreement or any other instrument or document furnished pursuant thereto. Assignor makes no representation or warranty in connection with, and assumes no responsibility with respect to, the solvency, financial condition or statements of Borrowers, Guarantors or any of their respective Affiliates, or the performance or observance by Borrowers, Guarantors or any other Person, of any of its respective obligations under the Loan Agreement or any other instrument or document furnished in connection therewith.

(c) Assignee represents and warrants that (i) it is duly organized and existing and it has full power and authority to take, and has taken, all action necessary to execute and deliver this Assignment and Acceptance and any other documents required or permitted to be executed or delivered by it in connection with this Assignment and Acceptance, and to fulfill its obligations hereunder, (ii) no notices to, or consents, authorizations or approvals of, any Person are required (other than any already given or obtained) for its due execution, delivery and performance of this Assignment and Acceptance, and apart from any agreements or undertakings or filings required by the Loan Agreement, no further action by, or notice to, or filing with, any Person is required of it for such execution, delivery or performance; and (iii) this Assignment and Acceptance has been duly executed and delivered by it and constitutes the legal, valid and binding obligation of Assignee, enforceable against Assignee in accordance with the terms hereof, subject, as to enforcement, to bankruptcy, insolvency, moratorium, reorganization and other laws of general application relating to or affecting creditors’ rights to general equitable principles.

9. Further Assurances. Assignor and Assignee each hereby agree to execute and deliver such other instruments, and take such other action, as either party may reasonably request in connection with the transactions contemplated by this Assignment and Acceptance, including the delivery of any notices or other documents or instruments to Borrowers or Agent, which may be required in connection with the assignment and assumption contemplated hereby.

10. Miscellaneous.

(a) Any amendment or waiver of any provision of this Assignment and Acceptance shall be in writing and signed by the parties hereto. No failure or delay by either party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof and any waiver of any breach of the provisions of this Assignment and Acceptance shall be without prejudice to any rights with respect to any other for further breach thereof.

(b) All payments made hereunder shall be made without any set-off or counterclaim.

(c) Assignor and Assignee shall each pay its own costs and expenses incurred in connection with the negotiation, preparation, execution and performance of this Assignment and Acceptance.

(d) This Assignment and Acceptance may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

(e) THIS ASSIGNMENT AND ACCEPTANCE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF ILLINOIS. Assignor and Assignee each irrevocably submits to the non-exclusive jurisdiction of any State or Federal court sitting in Cook County, over any suit, action or proceeding arising out of or relating to this Assignment and Acceptance and irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such Illinois State or Federal court. Each party to this Assignment and Acceptance hereby irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding.

(f) ASSIGNOR AND ASSIGNEE EACH HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS ASSIGNMENT AND ACCEPTANCE, THE LOAN AGREEMENT, ANY OF THE OTHER FINANCING AGREEMENTS OR ANY RELATED DOCUMENTS AND AGREEMENTS OR ANY COURSE OF CONDUCT, COURSE OF DEALING, OR STATEMENTS (WHETHER ORAL OR WRITTEN).

[INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, Assignor and Assignee have caused this Assignment and Acceptance to be executed and delivered by their duly authorized officers as of the date first above written.

By:
Title:

By:
Title:

SCHEDULE 1

NOTICE OF ASSIGNMENT AND ACCEPTANCE

                 , 20__

Wells Fargo Bank, National Association,

as Agent

One Boston Place, 18th Floor

Boston, Massachusetts 02108

Attn.: Portfolio Manager

Re:	OfficeMax Incorporated

Ladies and Gentlemen:

Wells Fargo Bank, National Association, in its capacity as agent pursuant to the Loan Agreement (as hereinafter defined) acting for and on behalf of the parties thereto as lenders (in such capacity, “Agent”), and the parties to the Loan Agreement as lenders (individually, each a “Lender” and collectively, “Lenders”) have entered or are about to enter into financing arrangements pursuant to which Agent and Lenders may make loans and advances and provide other financial accommodations to OfficeMax Incorporated, a Delaware corporation (“Parent”), OfficeMax North America, Inc., an Ohio corporation (“North America”), BizMart, Inc., a Delaware corporation (“BizMart”), BizMart (Texas), Inc., a Delaware corporation (“BizMart Texas”), Grand & Toy Limited/Grand & Toy Limitee (“Grand’), and OfficeMax Puerto Rico, Inc. “Puerto Rico” and, together with Parent, North America, Bizmart, Texas, and Grand, each individually a “Borrower” and collectively, “Borrowers”) as set forth in the Second Amended and Restated Loan and Security Agreement, dated October __, 2011, by and among Borrowers, certain of their affiliates, Agent and Lenders (as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, the “Loan Agreement”), and the other agreements, documents and instruments referred to therein or at any time executed and/or delivered in connection therewith or related thereto (all of the foregoing, together with the Loan Agreement, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, being collectively referred to herein as the “Financing Agreements”). Capitalized terms not otherwise defined herein shall have the respective meanings ascribed thereto in the Loan Agreement.

1. We hereby give you notice of, and request your consent to, the assignment by                      (the “Assignor”) to                      (the “Assignee”) such that after giving effect to the assignment Assignee shall have an interest equal to                  (    %) percent of the total Commitments pursuant to the Assignment and Acceptance Agreement attached hereto (the “Assignment and Acceptance”). We understand that the Assignor’s Commitment shall be reduced by $                , as the same may be further reduced by other assignments on or after the date hereof.

2. Assignee agrees that, upon receiving the consent of Agent to such assignment, Assignee will be bound by the terms of the Loan Agreement as fully and to the same extent as if the Assignee were the Lender originally holding such interest under the Loan Agreement.

3. Notice and other administrative details have already been provided to Agent.

4. You are entitled to rely upon the representations, warranties and covenants of each of Assignor and Assignee contained in the Assignment and Acceptance.

[INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, Assignor and Assignee have caused this Notice of Assignment and Acceptance to be executed by their respective duly authorized officials, officers or agents as of the date first above mentioned.

Very truly yours,

By:
Title:

By:
Title:

ACKNOWLEDGED AND ASSIGNMENT CONSENTED TO: WELLS FARGO BANK, NATIONAL ASSOCIATION, as Agent

By:
Title:

EXHIBIT B

to

Second Amended and Restated Loan and Security Agreement

Form of Borrowing Base Certificate

CONSOLIDATING BORROWING BASE CERTIFICATE

Borrowing Base Certificate (USD 000’s)

As Of Date:	mm/dd/yy
Report Number:	_________________	OfficeMax Incorporated A/C# ___________

US BORROWING BASE		RETAIL	CONTRACT	CONSOLIDATED
TRADE ACCOUNTS RECEIVABLE as of	mm/dd/yy
MONTH END A/R AGING		$—	$—	$—

LESS: INELIGIBLES (see Schedule I)		—	—	—

ELIGIBLE ACCOUNTS		$—	—	—

A/R Advance Rate @		90%	90%	90%

TRADE A/R AVAILABILITY		$—	$—	$—
CREDIT CARD ACCOUNTS RECEIVABLE as of	mm/dd/yy
MONTH END A/R AGING		$—	$—	$—

LESS: INELIGIBLES (see Schedule I)		—	—	—

ELIGIBLE ACCOUNTS		—	—	—

A/R Advance Rate @		90%	90%	90%

CREDIT CARD A/R AVAILABILITY		$—	$—	$—
INVENTORY as of	mm/dd/yy
MONTH END STOCK LEDGER		$—	$—	$—

LESS: INELIGIBLES (see Schedule I)		—	—	—

ELIGIBLE INVENTORY		—	—	—

Inventory Advance Rate @		xx %	xx %	xx	%

GROSS INVENTORY AVAILABILITY		—	—	—

DOCUMENTARY L/C’S INVENTORY		$—	$—	$—
LESS: INELIGIBLES (see Schedule I)		—	—	—

ELIGIBLE L/C INVENTORY		—	—	—

L/C Inventory Advance Rate @		xx %	xx %	xx	%

GROSS L/C INVENTORY AVAILABILITY		—	—	—

LESS: AVAILABILITY RESERVES see (Schedule I)		—	—	—
Gross US Borrowing Base Availability (prior to cap)		—	—	—

TOTAL US AVAILABILITY		—	—	—

Revolver				$—
Documentary Letters of Credit				—
Standby Letters of Credit				$—

TOTAL US OBLIGATIONS				$—

US EXCESS AVAILABILITY				$—

PUERTO RICO BORROWING BASE		RETAIL	CONTRACT	CONSOLIDATED
TRADE ACCOUNTS RECEIVABLE as of	mm/dd/yy
MONTH END A/R AGING		$—	$—	$—

LESS: INELIGIBLES (see Schedule II)		—	—	—

ELIGIBLE ACCOUNTS		—	—	—

A/R Advance Rate @		90.0%	90.0%	90.0%

GROSS TRADE A/R AVAILABILITY		$—	$—	$—

CREDIT CARD ACCOUNTS RECEIVABLE as of	mm/dd/yy
MONTH END A/R AGING		$—	$—	$—

LESS: INELIGIBLES (see Schedule II)		—	—	—

ELIGIBLE ACCOUNTS		$—	$—	—

A/R Advance Rate @		90.0%	90.0%	90%

CREDIT CARD A/R AVAILABILITY		$—	$—	$—

INVENTORY as of	mm/dd/yy
MONTH END STOCK LEDGER		$—	$—	$—

LESS: INELIGIBLES (see Schedule II)		—	—	—

ELIGIBLE INVENTORY		—	—	—

Inventory Advance Rate @		xx %	xx %	xx	%

GROSS INVENTORY AVAILABILITY		—	—	—

DOCUMENTARY L/C’S INVENTORY

LESS: INELIGIBLES (see Schedule II)				—

ELIGIBLE L/C INVENTORY				—

L/C Inventory Advance Rate @				xx	%

GROSS L/C INVENTORY AVAILABILITY				—

LESS: AVAILABILITY RESERVES (see Schedule II)				—

TOTAL PR AVAILABILITY (USD$20MM Cap)				—

Revolver	mm/dd/yy			$—
Documentary Letters of Credit				—
Standby Letters of Credit				—

TOTAL PUERTO RICO OBLIGATIONS				$—

PR EXCESS AVAILABILITY				—

TOTAL U.S. AND PUERTO RICO BORROWING AVAILABILITY (Before USD$600MM Cap)				—

TOTAL U.S. AND PR BORROWING BASE (USD$600MM Cap)				—

CANADIAN BORROWING BASE			CAD		USD
ACCOUNTS RECEIVABLE as of	mm/dd/yy
MONTH END A/R AGING	Conversion Rate	—	$—		—

LESS: INELIGIBLES (see Schedule III)			—		—

ELIGIBLE ACCOUNTS			—		—

A/R Advance Rate @			90%		90%

GROSS A/R AVAILABILITY			$—		—

CREDIT CARD ACCOUNTS RECEIVABLE as of

MONTH END A/R AGING			$—		—

LESS: INELIGIBLES (see Schedule III)			—		—

ELIGIBLE ACCOUNTS			—		—

A/R Advance Rate @			90%		90%

CREDIT CARD A/R AVAILABILITY			$—		—

INVENTORY as of

MONTH END STOCK LEDGER			$—		—

LESS: INELIGIBLES (see Schedule III)			—		—

ELIGIBLE INVENTORY			—		—

Inventory Advance Rate @			xx	%	xx	%

GROSS INVENTORY AVAILABILITY			—		—

DOCUMENTARY L/C’S INVENTORY			$—		—
LESS: INELIGIBLES (see Schedule III)			—		—

ELIGIBLE L/C INVENTORY			—		—

L/C Inventory Advance Rate @			xx	%	xx	%

GROSS L/C INVENTORY AVAILABILITY			—		—

LESS: AVAILABILITY RESERVES (see Schedule III)			—		—

TOTAL CANADIAN AVAILABILITY (USD$50MM Cap)			—		—

Revolver	mm/dd/yy				$—
Documentary Letters of Credit					—
Standby Letters of Credit					—

TOTAL CANADIAN OBLIGATIONS					$—

CANADIAN EXCESS AVAILABILITY					—

TOTAL BORROWING BASE AVAILABILITY					—

Less: TOTAL OBLIGATIONS					$—

TOTAL EXCESS AVAILABILITY					—

MINIMUM EXCESS AVAILBILITY (the greater of $30MM or 7.5% of the lesser of the BBC and Max Credit)					—

As of the date of this Certificate, no Event of Default exists or has occurred and is continuing. Borrowers acknowledge that the Loans and Letter of Credit Accommodations by Lender to Borrowers are based upon Lender’s reliance on the information contained herein and all representations and warranties with respect to the Inventory included in this Certificate. The reliance by Lender on this Certificate should not be deemed to limit the right of Lender to establish or revise criteria of eligibility or Availability Reserves or otherwise limit, impair or affect in any manner the rights of Lender under the Loan Agreement. In the event of any conflict between the determination of Lender of the amount of Loans and Letter of Credit Accommodations to Borrowers in accordance with the terms of the Loan Agreement and the determination by Borrower of such amounts the determination of the Lender shall govern. All capitalized terms used in this Certificate shall have the meaning assigned to them in the Loan Agreement.

mm/dd/yy
OfficeMax Incorporated on behalf of all the Borrowers	Report Date

EXHIBIT C

to

Second Amended and Restated Loan and Security Agreement

Form of Compliance Certificate

Wells Fargo Bank, National Association,

as Agent

One Boston Place, 18th Floor

Boston, Massachusetts 02108

Attn.: Portfolio Manager

Ladies and Gentlemen:

I hereby certify to you pursuant to Section 9.6 of the Loan Agreement (as defined below) as follows:

1. I am a duly elected Responsible Officer of OfficeMax Incorporated, a Delaware corporation. Capitalized terms used herein without definition shall have the meanings given to such terms in the Second Amended and Restated Loan and Security Agreement, dated October 7, 2011, by and among Wells Fargo Bank, National Association, as agent for the financial institutions party thereto as lenders (in such capacity, “Agent”) and the financial institutions party thereto as lenders (collectively, “Lenders”), Borrowers and certain of their affiliates (as such Second Amended and Restated Loan and Security Agreement is amended, modified, supplemented, extended, renewed, restated or replaced from time to time, the “Loan Agreement”).

2. I have reviewed the terms of the Loan Agreement, and have made, or have caused to be made under my supervision, a review in reasonable detail of the transactions and the financial condition of Borrowers and Guarantors, during the immediately preceding fiscal [month][quarter].

3. The review described in Section 2 above did not disclose the existence during or at the end of such fiscal [month][quarter], and I have no knowledge of the existence and continuance on the date hereof, of any condition or event which constitutes a Default or an Event of Default, except as set forth on Schedule I attached hereto. Described on Schedule I attached hereto are the exceptions, if any, to this Section 3 listing, in detail, the nature of the condition or event, the period during which it has existed and the action which any Borrower or Guarantor has taken, is taking, or proposes to take with respect to such condition or event.

4. I further certify that, based on the review described in Section 2 above, no Borrower or Guarantor has at any time during or at the end of such fiscal [month][quarter], except as specifically described on Schedule II attached hereto or as permitted by the Loan Agreement, done any of the following:

(a) Changed its respective corporate name, or transacted business under any trade name, style, or fictitious name, other than those previously described to you and set forth in the Financing Agreements or as permitted under the Financing Agreement and disclosed herewith.

(b) Changed the location of its chief executive office, changed its jurisdiction of incorporation, changed its type of organization or changed the location of or disposed of any of its properties or assets (other than pursuant to the sale of Inventory in the ordinary course of its business or as otherwise permitted by Section 9.7 of the Loan Agreement), or established any new asset locations.

(c) Materially changed the terms upon which it sells goods (including sales on consignment) or provides services, nor has any vendor or trade supplier to any Borrower or Guarantor during or at the end of such period materially adversely changed the terms upon which it supplies goods to any Borrower or Guarantor.

(d) Permitted or suffered to exist any security interest in or liens on any of its properties, whether real or personal, other than as specifically permitted in the Financing Agreements.

(e) Received any notice of, or obtained knowledge of any of the following not previously disclosed to Agent: (i) the occurrence of any event involving the release, spill or discharge of any Hazardous Material in violation of applicable Environmental Law or Permit in a material respect, or (ii) any investigation, proceeding, complaint, order, directive, claim, citation or notice by any Governmental Authority with respect to: (A) any non-compliance with or violation of any applicable Environmental Laws by any Borrower, Guarantor or Restricted Subsidiary which could reasonably be expected to cause a Material Adverse Effect or (B) the release, spill or discharge, threatened or actual, of any Hazardous Material or the generation, use, storage, treatment, transportation, manufacture, handling, production or disposal of any Hazardous Materials or any other environmental, health or safety matter which adversely affects or could reasonably be expected to adversely affect in any material respect any Borrower or Guarantor or its or their business, operations or assets or any properties at which such Borrower or Guarantor has transported, stored or disposed of any Hazardous Materials.

(f) Become aware of, obtained knowledge of, or received notification of, any breach or violation by any Borrower or Guarantor in respect of Indebtedness for money borrowed by any Borrower or Guarantor or Material Contract of any Borrower, in either case as contemplated by clause (i) of Section 10.1 of the Loan Agreement, or of any withholding of payments under any agreement with any Credit Card Issuer or Credit Card Processor, as contemplated by clause (i) of Section 10.1 of the Loan Agreement.

5. Attached hereto as Schedule III are the calculations used in determining, as of the end of such fiscal [month][quarter] whether Borrowers and Guarantors are in compliance with the covenants set forth in Section 9.17 of the Loan Agreement for such fiscal [month][quarter], irrespective of whether compliance with such Section 9.17 is then subject to testing under the terms of the Loan Agreement.

The foregoing certifications are made and delivered this day of                 , 20__.

Very truly yours, OFFICEMAX INCORPORATED

By:
Title:

EXHIBIT D-1

to

Second Amended and Restated Loan and Security Agreement

FORM OF PROMISSORY NOTE

$_____________	___________, 2011

FOR VALUE RECEIVED, the undersigned (individually, a “US Borrower” and, collectively, the “US Borrowers”), jointly and severally promise to pay to the order of                          (hereinafter, with any subsequent holders, the “Lender”), c/o Wells Fargo Bank, National Association, [                                ], the principal sum of                          ($                    ), or, if less, the aggregate unpaid principal balance of Committed Loans made by the Lender to or for the account of any Borrower pursuant to the Second Amended and Restated Loan and Security Agreement (the “Loan Agreement”) dated as of                         , 2011 (as amended, modified, supplemented or restated and in effect from time to time, the “Loan Agreement”) by and among (i) the Borrowers, (ii) Wells Fargo Bank, National Association, as administrative and collateral agent (in such capacities, the “Agent”) for its own benefit and the benefit of the other Secured Parties referred to therein, (iii) Wells Fargo Bank, National Association, an Issuing Bank, and (iv) the lenders from time to time party thereto (individually, a “Lender” and, collectively, the “Lenders”), with interest at the rate and payable in the manner stated therein.

This is a “Note” to which reference is made in the Loan Agreement and is subject to all terms and provisions thereof. The principal of, and interest on, this Note shall be payable at the times, in the manner, and in the amounts as provided in the Loan Agreement and shall be subject to prepayment and acceleration as provided therein. Capitalized terms used herein and not defined herein shall have the meanings assigned to such terms in the Loan Agreement.

The Agent’s books and records concerning the Commitments, the accrual of interest thereon, and the repayment of such Commitments, shall be prima facie evidence of the indebtedness to the Lender hereunder.

No delay or omission by Agent or the Lender in exercising or enforcing any of Agent’s or the Lender’s powers, rights, privileges, remedies, or discretions hereunder shall operate as a waiver thereof on that occasion nor on any other occasion. No waiver of any Event of Default shall operate as a waiver of any other Event of Default, nor as a continuing waiver of any such Event of Default.

Each Borrower, and each endorser and guarantor of this Note, waives presentment, demand, notice, and protest, and also waives any delay on the part of the holder hereof. Each Borrower assents to any extension or other indulgence (including, without limitation, the release or substitution of Collateral) permitted by Agent and/or the Lender with respect to this Note and/or any Collateral or any extension or other indulgence with respect to any other liability or any collateral given to secure any other liability of any Borrower or any other Person obligated on account of this Note.

This Note shall be binding upon each Borrower, and each endorser and guarantor hereof, and upon their respective successors, assigns, and representatives, and shall inure to the benefit of the Lender and its successors, endorsees, and assigns.

The liabilities of each Borrower, and of any endorser or guarantor of this Note, are joint and several, provided, that, the release by Agent or the Lender of any one or more such Persons shall not release any other Person obligated on account of this Note. Each reference in this Note to any Borrower, any endorser, and any guarantor, is to such Person individually and also to all such Persons jointly. No Person obligated on account of this Note may seek contribution from any other Person also obligated unless and until all of the Obligations have been paid in full in cash.

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THEREOF.

EACH OF THE BORROWERS IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND ANY FEDERAL COURT SITTING THEREIN, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE BORROWERS IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE BORROWERS AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS NOTE OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE AGENT OR THE LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS NOTE OR ANY OTHER LOAN DOCUMENT AGAINST ANY OF THE BORROWERS OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

EACH OF THE BORROWERS IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO ABOVE. EACH OF THE BORROWERS HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

Each Borrower makes the following waiver knowingly, voluntarily, and intentionally, and understands that the Agent and the Lender, in the establishment and maintenance of their respective relationship with the Borrowers contemplated by this Note, are each relying thereon. EACH BORROWER, EACH GUARANTOR, ENDORSER AND SURETY, AND THE LENDER, BY ITS ACCEPTANCE HEREOF, HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS NOTE OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH BORROWER

(A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT THE AGENT AND THE LENDER HAVE BEEN INDUCED TO ENTER INTO THE CREDIT AGREEMENT AND THIS NOTE BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS HEREIN.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the US Borrowers have caused this Note to be duly executed as of the date set forth above.

US BORROWERS: OFFICEMAX INCORPORATED

By:

Title:

OFFICEMAX NORTH AMERICA, INC.

By:

Title:

BIZMART, INC.

By:

Title:

BIZMART (TEXAS), INC.

By:

Title:

RELIABLE EXPRESS CORPORATION

By:

Title:

EXHIBIT D-2

to

Second Amended and Restated Loan and Security Agreement

FORM OF SWING LINE NOTE

$	, 2011

FOR VALUE RECEIVED, the undersigned (individually, a “US Borrower” and, collectively, the “US Borrowers”), jointly and severally promise to pay to the order of WELLS FARGO BANK, NATIONAL ASSOCIATION (hereinafter, with any subsequent holders, the “Swing Line Lender”), [                                                         ], the principal sum of                                      DOLLARS ($                        ), or, if less, the aggregate unpaid principal balance of Swing Line Loans made by the Swing Line Lender to or for the account of any Borrower pursuant to the Second Amended and Restated Loan and Security Agreement (the “Loan Agreement”) dated as of             , 2011 (as amended, modified, supplemented or restated and in effect from time to time, the “Loan Agreement”) by and among (i) the Borrowers, (ii) Wells Fargo Bank, National Association, as administrative and collateral agent (in such capacities, the “Agent”) for its own benefit and the benefit of the other Secured Parties referred to therein, (iii) Wells Fargo Bank, National Association, an Issuing Bank, and (iv) the lenders from time to time party thereto (individually, a “Lender” and, collectively, the “Lenders”), with interest at the rate and payable in the manner stated therein.

This is a “Swing Line Note” to which reference is made in the Loan Agreement and is subject to all terms and provisions thereof. The principal of, and interest on, this Swing Line Note shall be payable at the times, in the manner, and in the amounts as provided in the Loan Agreement and shall be subject to prepayment and acceleration as provided therein. Capitalized terms used herein and not defined herein shall have the meanings assigned to such terms in the Loan Agreement.

The Agent’s books and records concerning the Swing Line Loans, the accrual of interest thereon, and the repayment of such Swing Line Loans, shall be prima facie evidence of the indebtedness to the Lender hereunder.

No delay or omission by Agent or the Swing Line Lender in exercising or enforcing any of Agent’s or the Swing Line Lender’s powers, rights, privileges, remedies, or discretions hereunder shall operate as a waiver thereof on that occasion nor on any other occasion. No waiver of any Event of Default shall operate as a waiver of any other Event of Default, nor as a continuing waiver of any such Event of Default.

Each Borrower, and each endorser and guarantor of this Swing Line Note, waives presentment, demand, notice, and protest, and also waives any delay on the part of the holder hereof. Each Borrower assents to any extension or other indulgence (including, without limitation, the release or substitution of Collateral) permitted by Agent and/or the Lender with respect to this Swing Line Note and/or any Collateral or any extension or other indulgence with respect to any other liability or any collateral given to secure any other liability of any Borrower or any other Person obligated on account of this Swing Line Note.

This Swing Line Note shall be binding upon each Borrower, and each endorser and guarantor hereof, and upon their respective successors, assigns, and representatives, and shall inure to the benefit of the Lender and its successors, endorsees, and assigns.

The liabilities of each Borrower, and of any endorser or guarantor of this Swing Line Note, are joint and several, provided, that, the release by Agent or the Lender of any one or more such Persons shall not release any other Person obligated on account of this Swing Line Note. Each reference in this Swing Line Note to any Borrower, any endorser, and any guarantor, is to such Person individually and also to all such Persons jointly. No Person obligated on account of this Swing Line Note may seek contribution from any other Person also obligated unless and until all of the Obligations have been paid in full in cash.

THIS SWING LINE NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THEREOF.

EACH OF THE BORROWERS IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND ANY FEDERAL COURT SITTING THEREIN, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS SWING LINE NOTE OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE BORROWERS IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE BORROWERS AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS SWING LINE NOTE OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE AGENT OR THE SWING LINE LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS SWING LINE NOTE OR ANY OTHER LOAN DOCUMENT AGAINST ANY OF THE BORROWERS OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

EACH OF THE BORROWERS IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS SWING LINE NOTE OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO ABOVE. EACH OF THE BORROWERS HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

Each Borrower makes the following waiver knowingly, voluntarily, and intentionally, and understands that the Agent and the Lender, in the establishment and maintenance of their respective relationship with the Borrowers contemplated by this Swing Line Note, are each relying thereon. EACH BORROWER, EACH GUARANTOR, ENDORSER AND SURETY, AND THE SWING LINE LENDER, BY ITS ACCEPTANCE HEREOF, HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS SWING LINE NOTE OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS

CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH BORROWER (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT THE AGENT AND THE SWING LINE LENDER HAVE BEEN INDUCED TO ENTER INTO THE CREDIT AGREEMENT AND THIS NOTE BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS HEREIN.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the US Borrowers have caused this Swing Line Note to be duly executed as of the date set forth above.

US BORROWERS: OFFICEMAX INCORPORATED

By:

Title:

OFFICEMAX NORTH AMERICA, INC.

By:

Title:

BIZMART, INC.

By:

Title:

BIZMART (TEXAS), INC.

By:

Title:

RELIABLE EXPRESS CORPORATION

By:

Title:

EXHIBIT E

to

Second Amended and Restated Loan and Security Agreement

FORM OF CREDIT CARD NOTIFICATION

PREPARE ON BORROWER LETTERHEAD - ONE FOR EACH PROCESSOR AND ISSUER

                ,

To:	[Name and Address of Credit Card Processor or Issuer] (The “Processor”)

Re:	[ ] (the “Company”)
Merchant Account Number:

Dear Sir/Madam:

Under various agreements between and among the Company, certain affiliates of the Company, Wells Fargo Bank, National Association, a national banking association with offices at One Boston Place, Boston, MA 02108, as administrative and collateral agent (the “Agent”) for a syndicate of lenders and other credit parties (the “Credit Parties”) party to a Second Amended and Restated Loan and Security Agreement dated as of October [__], 2011 (as amended, modified or supplemented from time to time, the “Loan Agreement”), the Company has granted to the Agent, for its own benefit and the benefit of the other Credit Parties, a security interest in and to the Company’s inventory, accounts, general intangibles, equipment, and other assets, including, without limitation, all amounts due or to become due from the Processor to the Company.

Under such agreements, the Company is obligated to deliver (or cause to be delivered) all proceeds of the Company’s accounts, accounts receivable, and inventory to the Agent. Such proceeds include all payments with respect to credit card charges (the “Charges”) submitted by the Company to the Processor for processing and the amounts which the Processor owes to the Company on account thereof (the “Credit Card Proceeds”).

Until the Processor receives written notification from an officer of the Agent to the contrary, all amounts as may become due from time to time from the Processor to the Company shall continue to be transferred only as follows:

By ACH, Depository Transfer Check, or Electronic Depository Transfer to:

[Name of Bank]

ABA #

Account No.

Re:

or

As the Processor may be instructed from time to time in writing by an officer of the Agent.

Upon request of the Agent, a copy of each periodic statement provided by the Processor to the Company should be provided to the Agent at the following address (which address may be changed upon seven (7) days’ written notice given to the Processor by the Agent):

Wells Fargo Bank, National Association

One Boston Place

Boston, MA 02108

Attention: Portfolio Manager

Re:     OfficeMax

The Processor shall be fully protected in acting on any order or direction by the Agent respecting the Charges and the Credit Card Proceeds without making any inquiry whatsoever as to the Agent’s right or authority to give such order or direction or as to the application of any payment made pursuant thereto.

This letter may be amended only by the written agreement of the Processor, the Company, and an officer of the Agent and may be terminated solely by written notice signed by an officer of the Agent.

Very truly yours, [ ], as the Company

By:
Name:
Title:

cc:	Wells Fargo Bank, National Association

Signature Page to Credit Card Notification

Schedule 1.29

to

Second Amended and Restated Loan and Security Agreement

Canadian Commitments

Canadian Lender	Canadian Commitments
(US Dollar Amount)
The Toronto-Dominion Bank	$40,000,000.00
Wells Fargo Capital Finance Corporation Canada	$10,000,000.00

TOTAL CANADIAN COMMITMENTS	$50,000,000.00

Schedule 1.209

to

Second Amended and Restated Loan and Security Agreement

US and Puerto Rico Commitments

Lenders	US and Puerto Rico Commitments
Wells Fargo Bank, National Association	$220,000,000
Bank of America, N.A.	$125,000,000
JPMorgan Chase Bank, N.A.	$125,000,000
U.S. Bank National Association	$60,000,000
Fifth Third Bank	$35,000,000
RBS Business Capital, a division of RBS Asset Finance, Inc., a subsidiary of RBS Citizens, N.A.	$35,000,000

TOTAL US COMMITMENTS	$600,000,000.00